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As filed with the Securities and Exchange Commission on May 20, 2004

Registration No. 333-104783

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 6
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENTRAL PACIFIC FINANCIAL CORP.
(formerly CPB INC.)
(Exact name of registrant as specified in its charter)

Hawaii (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code Number)	99 0212597 (I.R.S. Employer Identification Number)
220 South King Street Honolulu, Hawaii 96813 (808) 544-0500 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Neal K. Kanda Vice President and Treasurer 220 South King Street Honolulu, Hawaii 96813 (808) 544-0500 (Name and address, including zip code, of agent for service)

Copies to:
Alison S. Ressler, Esq. Sullivan & Cromwell LLP 1888 Century Park East Los Angeles, California 90067-1725 (310) 712-6600	Fred B. White, III Esq. Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036 (212) 735-3000
Gordon Bava, Esq. Manatt Phelps & Phillips, LLP 11355 West Olympic Boulevard Los Angeles, California 90064-1614 (310) 312-4000

        Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the transactions described in the joint proxy statement-prospectus.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common Stock, No Par Value (including associated preferred share purchase rights)	12,500,000	N/A	$290,885,789	$12,444.13(4)

(1)
This Registration Statement relates to securities of Central Pacific Financial Corp. exchangeable for shares of common stock, par value $1.00 per share, of CB Bancshares, Inc., a Hawaii corporation, in the merger with CB Bancshares.

(2)
The number of shares registered pursuant to this Registration Statement is based upon the approximate number of shares of CB Bancshares common stock presently outstanding or reserved for issuance under various plans or otherwise expected to be issued upon the consummation of the proposed transaction to which this Registration Statement relates (less the 97,615 shares held by Central Pacific) multiplied by the exchange ratio of 2.6752 shares of Central Pacific common stock for each CB Bancshares share.

(3)
Computed solely for purposes of calculating the registration fee. The registration fee was calculated pursuant to Rules 457(f)(1) and 457(f)(3) under the Securities Act of 1933, as amended, based on the average of the high and low prices for shares of CB Bancshares common stock as reported on the Nasdaq National Market on May 18, 2004 ($81.83) and the maximum number of such shares (approximately 4,704,606) that may be exchanged for the securities being registered, minus the maximum cash consideration payable for such shares.

(4)
Central Pacific paid a registration fee of $15,586.89 on April 28, 2003 based on the number of shares expected to be issued in a proposed exchange offer at that time, with a proposed maximum aggregate offering price, computed solely for purposes of calculating the registration fee, of $192,668,508. This Amendment No. 6 increases the number of shares expected to be issued in connection with the merger and increases the proposed maximum aggregate offering price, computed solely for purposes of calculating the registration fee, to $290,885,789. The difference between the April 23, 2003 proposed maximum aggregate offering price and the proposed maximum aggregate offering price computed for purposes of this Amendment No. 6 is $98,217,281, which is the amount on which an additional registration fee must be paid. Therefore, an additional registration fee in the amount of $12,444.13 is due.

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, Dated May 20, 2004

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

        The board of directors of each of Central Pacific Financial Corp. and CB Bancshares, Inc. has approved a merger of CB Bancshares into Central Pacific with Central Pacific as the surviving corporation. We are sending you this document to ask you to vote on the approval of the merger agreement between Central Pacific and CB Bancshares.

        If the merger is completed each share of CB Bancshares common stock will be converted into the right to receive either (1) cash consideration in an amount equal to $20.00 plus the product of 2.6752 times the average of the closing prices of Central Pacific stock over the 10 consecutive trading day period ending one day before completion of the transaction, which average we refer to as the measuring price, or (2) a number of shares of Central Pacific common stock equal to the cash consideration divided by the measuring price. This formula is designed to ensure that all shares of CB Bancshares stock will receive merger consideration of equal value, based on the measuring price, regardless of whether they are converted into cash or Central Pacific shares.

        On    •    , 2004, Central Pacific common stock closed at $    •    per share. Assuming that $    •    was the measuring price, a CB Bancshares shareholder would receive in the merger, for each share of CB Bancshares common stock held, either $    •    in cash or    •    shares of Central Pacific common stock. A chart showing the per share cash consideration and per share stock consideration to be received by CB Bancshares shareholders at various measuring prices of Central Pacific stock is provided on page 39 of this document.

        A CB Bancshares shareholder will be entitled to elect to receive merger consideration in the form of Central Pacific common stock or cash for each CB Bancshares share held. However, because the total amount of cash consideration payable in the merger and the total amount of Central Pacific common stock to be issued in the merger will be fixed at the time the merger is completed, a CB Bancshares shareholder may receive consideration in a form other than the one elected with respect to some of his or her shares. Based on the average of the closing prices for Central Pacific's common stock for the five trading days prior to the announcement of the merger on April 23, 2004, approximately 78% of the currently outstanding shares of CB Bancshares common stock would be converted into the right to receive Central Pacific common stock and the remaining 22% would be converted into the right to receive cash. Former CB Bancshares shareholders will own approximately 42% of Central Pacific's outstanding common stock immediately after the merger.

        CB Bancshares common stock is quoted on the Nasdaq National Market under the symbol "CBBI" and Central Pacific common stock is listed on the New York Stock Exchange under the symbol "CPF".

        This joint proxy statement-prospectus gives you detailed information about the special meetings of Central Pacific and CB Bancshares shareholders, the merger and other related matters. You should read carefully this entire document, including all of its annexes. Please see page 19 for risk factors relating to the merger which you should consider.

Your Vote is Very Important

        Your respective board of directors has determined that the merger and the merger agreement are in the best interests of the corporation and its shareholders and recommends that you vote "FOR" approval of the merger agreement. The merger cannot be completed unless three-fourths of the outstanding shares of each of Central Pacific's common stock and CB Bancshares' common stock vote to approve the merger agreement. Whether or not you plan to attend your special meeting, please take the time to vote by submitting a valid proxy, by completing the enclosed proxy card and mailing it in the enclosed self-addressed stamped envelope. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote "FOR" approval of the merger agreement.

        We appreciate your interest in and consideration of this matter.

Clint Arnoldus Chairman, President and Chief Executive Officer Central Pacific Financial Corp.	Ronald K. Migita President and Chief Executive Officer CB Bancshares, Inc.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this joint proxy statement-prospectus. Any representation to the contrary is a criminal offense. The securities offered hereby are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. The joint proxy statement-prospectus is dated    •    , 2004, and is first being mailed to you on or about    •    , 2004.

 ADDITIONAL INFORMATION

        This joint proxy statement-prospectus incorporates important business and financial information about Central Pacific and CB Bancshares and their respective subsidiaries from documents filed with the Securities and Exchange Commission, or the SEC, that have not been included in, or delivered with, this joint proxy statement-prospectus. This information is available on the SEC's website at http://www.sec.gov and from other sources. See "Where Can I Find More Information?" on page 121. This information is available without charge to security holders upon written or oral request. If you request any incorporated documents, we will mail the documents and all exhibits specifically incorporated by reference in the requested documents to you by first class mail, or other equally prompt means.

        In order to receive timely delivery of the documents, you must make requests no later than    •    , 2004 (five business days before the date of the Central Pacific and CB Bancshares special meetings).

For documents relating to Central Pacific, direct requests to:

Central Pacific Financial Corp. 220 South King Street Honolulu, Hawaii 96813 Attn: David Morimoto (808) 544-0500	or	D.F. King & Co., Inc. 48 Wall Street New York, NY 10005 Toll-Free: 1-888-644-5854

For documents relating to CB Bancshares, direct requests to:

CB Bancshares, Inc.
201 Merchant Street
Honolulu, Hawaii 96813
Attn: Investor Relations
(808) 535-2500

220 South King Street
Honolulu, Hawaii 96813

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Central Pacific Financial Corp.:

        NOTICE IS HEREBY GIVEN that a special meeting of Central Pacific shareholders will be held on    •    ,    •    , 2004 at    •    , Hawaii Standard Time, at    •    for the purpose of considering and voting on the following matters:

          1.     To approve the Agreement and Plan of Merger, dated April 22, 2004, by and between Central Pacific Financial Corp. and CB Bancshares, Inc. providing for the merger of CB Bancshares with and into Central Pacific, including the issuance of Central Pacific common stock in connection with the merger.

          2.     To approve an amendment to Central Pacific's Restated Articles of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance.

          3.     To approve the Central Pacific Financial Corp. 2004 Stock Compensation Plan.

          4.     To approve the Central Pacific Financial Corp. 2004 Annual Executive Incentive Plan.

          5.     To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

        The merger proposal is described in more detail in the accompanying joint proxy statement-prospectus, which you should read carefully in its entirety before voting. A copy of the merger agreement is attached as Annex A to the joint proxy statement-prospectus. The other proposals Central Pacific shareholders are being asked to vote on are also described in more detail in the accompanying joint proxy statement-prospectus.

        Central Pacific's board of directors is not aware of any other business to come before the special meeting. Only Central Pacific shareholders of record at the close of business on     •    , 2004 are entitled to notice of and to vote at the special meeting, or any adjournment or postponement thereof. Three-fourths of the shares of Central Pacific common stock outstanding on the record date must be voted in favor of approval of the merger agreement in order for the merger to proceed. Therefore, your vote is very important.

        All Central Pacific shareholders are cordially invited to attend the special meeting. However, we encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. You may vote by written proxy card using the instructions provided on your proxy card, or by authorizing the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card or voting instruction form. Of course, this will not prevent you from voting in person at the meeting. Your failure to vote your shares is the same as voting against approval of the merger agreement and against the proposal to amend the articles of incorporation. Failure to vote will have no effect on the outcome of the vote on the proposal to approve the 2004 Stock Compensation Plan or the proposal to approve the 2004 Annual Executive Incentive Plan.

        In connection with the proposed merger, Central Pacific shareholders will be given the opportunity to exercise dissenters' rights in accordance with certain procedures specified in Sections 414-341 through 414-372 of the Hawaii Business Corporation Act. A copy of the relevant sections of the Hawaii Business Corporation Act is attached as Appendix B to the joint proxy statement-prospectus accompanying this notice and is incorporated by reference into this notice.

By order of the Board of Directors,
Glenn K. C. Ching Vice President and Secretary

Honolulu, Hawaii
    •    , 2004

YOUR VOTE IS IMPORTANT

        After careful consideration, Central Pacific's board of directors has determined that the merger agreement and the merger are in the best interests of Central Pacific and its shareholders, has adopted the merger agreement and recommends that Central Pacific shareholders vote "FOR" approval of the merger agreement.

        Central Pacific's board of directors also recommends that Central Pacific shareholders vote "FOR" approval of the amendment to Central Pacific's articles of incorporation, "FOR" approval of the 2004 Stock Compensation Plan and "FOR" approval of the 2004 Annual Executive Incentive Plan.

201 Merchant Street
Honolulu, Hawaii 96813

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of CB Bancshares, Inc.:

        NOTICE IS HEREBY GIVEN that a special meeting of CB Bancshares shareholders will be held on    •    ,    •    , 2004 at     •    , Hawaii Standard Time, at    •    , for the purpose of considering and voting on the following matters:

          1.     To approve the Agreement and Plan of Merger, dated April 22, 2004, by and between Central Pacific Financial Corp. and CB Bancshares, Inc. providing for the merger of CB Bancshares with and into Central Pacific.

          2.     To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        The merger is described in more detail in the accompanying joint proxy statement-prospectus, which you should read carefully in its entirety before voting. A copy of the merger agreement is attached as Annex A to the joint proxy statement-prospectus.

        CB Bancshares' board of directors is not aware of any other business to come before the special meeting. Only CB Bancshares shareholders of record at the close of business on     •    , 2004 are entitled to notice of and to vote at the special meeting, or any adjournment or postponement thereof. Three-fourths of the shares of CB Bancshares common stock outstanding on the record date must be voted in favor of approval of the merger agreement in order for the merger to proceed. Therefore, your vote is very important.

        All CB Bancshares shareholders are cordially invited to attend the special meeting. However, we encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. You may vote by written proxy card using the instructions provided on your proxy card, or by authorizing the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card or voting instruction form. Of course, this will not prevent you from voting in person at the meeting. Your failure to vote your shares is the same as voting against approval of the merger agreement.

        In connection with the proposed merger, CB Bancshares shareholders will be given the opportunity to exercise dissenters' rights in accordance with certain procedures specified in Sections 414-341 through 414-372 of the Hawaii Business Corporation Act. A copy of the relevant sections of the Hawaii Business Corporation Act is attached as Appendix B to the joint proxy statement-prospectus accompanying this notice and is incorporated by reference into this notice.

By order of the Board of Directors,
Caryn S. Morita Corporate Secretary

Honolulu, Hawaii
    •    , 2004

YOUR VOTE IS IMPORTANT

        After careful consideration, CB Bancshares' board of directors has determined that the merger agreement and the merger are in the best interests of CB Bancshares and its shareholders, has adopted the merger agreement and recommends that CB Bancshares shareholders vote "FOR" approval of the merger agreement.

Appendix A	Agreement and Plan of Merger
Appendix B	Part XIV of the Hawaii Business Corporation Act
Appendix C	Opinion of Bear, Stearns & Co. Inc.
Appendix D	Opinion of Sandler O'Neill & Partners, L.P.
Appendix E	Central Pacific Financial Corp. 2004 Stock Compensation Plan
Appendix F	Central Pacific Financial Corp. 2004 Annual Executive Incentive Plan

 QUESTIONS AND ANSWERS

Q.
What am I being asked to vote on?

A.
Shareholders of both CB Bancshares and Central Pacific will vote on a proposal to approve the merger agreement by and between Central Pacific and CB Bancshares. Central Pacific shareholders will also vote on a proposal to amend Central Pacific's articles of incorporation to increase the number of shares of common stock available for issuance, a proposal to adopt the Central Pacific Financial Corp. 2004 Stock Compensation Plan and a proposal to approve the Central Pacific Financial Corp. 2004 Annual Executive Incentive Plan.

Q.
What do I need to do now?

A.
First, carefully read this document in its entirety. Then, vote your shares by one of the following methods:

•
marking, signing, dating and returning your proxy card in the enclosed prepaid envelope,

•
authorizing the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card or voting instruction card, or

•
attending the special meeting and submitting a properly executed proxy or ballot. If a broker holds your shares in "street name", you will need to get a proxy from your broker to vote your shares in person.

Q.
If my shares are held in "street name" by my broker, will my broker automatically vote my shares for me?

A.
No. If you do not provide your broker with instruction on how to vote your shares that are held in street name, your broker will not be permitted to vote them. Therefore, you should be sure to provide your broker with instructions on how to vote these shares. If you do not give voting instructions to your broker, you will, in effect, be voting against approval of the merger agreement, and, if you are a Central Pacific shareholder, against the proposal to amend the Central Pacific articles of incorporation as well.

Q.
Why is my vote important?

A.
The Hawaii Business Corporation Act provides that with respect to corporations incorporated before July 1, 1987, like Central Pacific and CB Bancshares, a plan of merger must generally be approved by the affirmative vote of the holders of three-fourths of all the issued and outstanding shares having voting power. Approval of the merger agreement by shareholders of Central Pacific and CB Bancshares is a condition to completion of the merger.

Q.
Can I change my vote?

A.
If you have not voted through your broker, there are several ways you can change your vote after you have submitted a proxy.

•
First, you may send a written notice to the Corporate Secretary of Central Pacific or CB Bancshares, as the case may be, stating that you would like to revoke your proxy;

•
Second, you may complete and submit a new proxy card or change your vote through the telephone or Internet. Any earlier proxy will be revoked automatically; or

•
Third, you may attend the meeting and vote in person. Any earlier proxy will be revoked. However, simply attending the meeting without voting will not revoke your earlier proxy.

  If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change your vote.

Q.
Can I vote if I hold shares of Central Pacific common stock in the Central Pacific Bank 401(k) Retirement Savings Plan?

A.
If you hold shares of Central Pacific common stock in an account under the Central Pacific Bank 401(k) Retirement Savings Plan, you will receive with this document a separate voting instruction card for shares of Central Pacific common stock allocated to your account as a participant or beneficiary under this plan. The voting instruction cards will direct the plan's trustee to vote shares allocated to your account in accordance with the instructions noted on the card. You should return this voting instruction card to the plan's trustee, The Vanguard Group, as indicated in the instructions that accompany the card. See "Central Pacific Special Meeting—Central Pacific Bank 401(k) Retirement Savings Plan Account Holders."

Q.
Can I vote if I hold shares of CB Bancshares common stock in the CB Bancshares, Inc. Employee Stock Ownership Plan?

A.
If you hold shares of CB Bancshares common stock in an account under the CB Bancshares, Inc. Employee Stock Ownership Plan, you will receive with this document a separate voting instruction card for shares of CB Bancshares common stock allocated to your account as a participant or beneficiary under this plan. The voting instruction cards will direct the plan's trustee to vote shares allocated to your account in accordance with the instructions noted on the card. You should return this voting instruction card to the plan's trustee, Bank of Hawaii, as indicated in the instructions that accompany the card. Shares of CB Bancshares common stock for which proper voting instructions have not been received or properly completed, and shares of CB Bancshares common stock which are not yet allocated to participant accounts under the ESOP, will be voted by the plan's trustee as directed by the plan's committee. See "CB Bancshares Special Meeting—Participants in CB Bancshares, Inc. Employee Stock Ownership Plan."

Q.
If I am a CB Bancshares shareholder, what will I receive in the merger?

A.
For each share of CB Bancshares common stock you own, you will have the right to elect, on a share-by-share basis, to receive either:

•
cash, or

•
Central Pacific common stock.

  A CB Bancshares shareholder may elect to receive a combination of cash and Central Pacific common stock in exchange for his or her total shares of CB Bancshares common stock, but with respect to each individual share of CB Bancshares stock, a shareholder must elect to receive the per share consideration in either cash or in Central Pacific common stock. The amount of cash or Central Pacific common stock a CB Bancshares shareholder will receive will be determined based on a formula described on page 39.

Q.
If I am a CB Bancshares shareholder, will I always receive the form of consideration I elect to receive?

A.
No. A fixed number of shares of Central Pacific common stock will be issued and a fixed amount of cash paid in the merger. Accordingly, there is no assurance that you will receive the form of consideration that you elect with respect to all shares of CB Bancshares common stock you hold. If the elections result in an oversubscription of the pool of cash or Central Pacific common stock, the exchange agent will allocate between cash and Central Pacific common stock following the proration procedures described beginning on page 41 of this joint proxy statement-prospectus.

Q.
If I am a CB Bancshares shareholder, is the value of the per share consideration that I receive expected to be substantially equivalent regardless of which election I make?

A.
Yes. The formula that will be used to calculate the per share consideration is designed to equalize the value of the consideration to be received for each share of CB Bancshares common stock in the merger based on the market price of Central Pacific stock as measured during a valuation period ending immediately prior to closing, regardless of whether you elect to receive cash or stock.

Q.
As a holder of CB Bancshares common stock, how do I elect the form of payment I prefer?

A.
We are sending a letter of transmittal and election form to each CB Bancshares shareholder in a separate mailing. If you wish to make an election, you should complete the appropriate form and send it in the envelope provided with the form of election to American Stock Transfer & Trust Company, which is the exchange agent. For you to make an effective election, your properly executed election form must be received by the exchange agent before the election deadline, which is the date two trading days prior to the closing date, which date we will publicly announce at least two weeks before the closing of the merger. You must include your CB Bancshares stock certificates with your letter of transmittal and election form. Please read the instructions to the letter of transmittal and election form for information on completing it. Those instructions will also explain what you need to do if your stock certificates have been lost, stolen or destroyed.

  Do not send your CB Bancshares stock certificates in the envelope provided for returning your proxy card. The stock certificates should only be forwarded to the exchange agent with the letter of transmittal and election form which will be provided in a separate mailing.

  Copies of this joint proxy statement-prospectus and the letter of transmittal and election form will be provided upon request to all persons who become CB Bancshares shareholders after the record date and prior to the election deadline in order to permit them to make an election.

Q.
If I am a CB Bancshares shareholder, what happens if I don't make an election for cash or shares of Central Pacific common stock?

A.
If you fail to make an election prior to the election deadline, other than because you are exercising your dissenters' rights, the actual form of merger consideration that will be paid to you will depend upon how many CB Bancshares shareholders elect shares of Central Pacific common stock versus how many elect cash. If one form of consideration has been oversubscribed, you will receive the other form of consideration in exchange for all of your shares. For more information concerning the merger consideration and election procedures, see "The Merger" on page 39.

Q.
When do you expect the merger to be completed?

A.
We currently expect to complete the merger in the third quarter of 2004, assuming all the conditions to completion of the merger, including obtaining the approval of Central Pacific and CB Bancshares shareholders at their respective special meetings and other customary conditions, have been fulfilled. Fulfilling some of these conditions, such as receiving certain governmental approvals, is not entirely within our control.

Q.
Whom do I call if I have questions about the special meeting or the merger?

A.
You should direct any questions regarding the special shareholders meeting or the merger to:

CENTRAL PACIFIC SHAREHOLDERS:

Central Pacific Financial Corp. 220 South King Street Honolulu, Hawaii 96813 Attn: David Morimoto (808) 544-0500	or	D.F. King & Co., Inc. 48 Wall Street New York, NY 10005 Toll-Free: 1-888-644-5854

CB BANCSHARES SHAREHOLDERS:

  CB Bancshares, Inc.
  201 Merchant Street
  Honolulu, Hawaii 96813
  Attn: Investor Relations
  (808) 535-2500

 SUMMARY

Information about Central Pacific and CB Bancshares (Page 101).

  Central Pacific Financial Corp.

  Central Pacific Financial Corp.
  220 South King Street
  Honolulu, Hawaii 96813
  (808) 544-0500

        Central Pacific is a Hawaii bank holding company with $2.28 billion in assets as of March 31, 2004. Central Pacific Bank, a wholly owned subsidiary of Central Pacific, is the third largest commercial bank in the State of Hawaii based on assets, with 24 branch offices statewide.

        Central Pacific was organized in 1982 to serve as a holding company for Central Pacific Bank. Central Pacific Bank was incorporated in its present form in 1982 in connection with Central Pacific's holding company reorganization, and its predecessor entity was incorporated in the State of Hawaii in 1954. Central Pacific Bank was initially founded by Japanese Americans to meet the banking needs of the Japanese American community and World War II veterans in Hawaii. Since its founding, Central Pacific Bank has developed into a financial institution with 24 branches offering a full range of banking services and products to businesses, professionals and individuals in Hawaii. Central Pacific Bank's deposits are insured by the Federal Deposit Insurance Corporation, or FDIC, up to applicable limits.

  CB Bancshares, Inc.

  CB Bancshares, Inc.
  201 Merchant Street
  Honolulu, Hawaii 96813
  (808) 535-2500

        CB Bancshares is a bank holding company with $1.87 billion in assets as of March 31, 2004. CB Bancshares was incorporated in the State of Hawaii in 1980 and currently has three wholly owned subsidiaries, City Bank, Datatronix Financial Services, Inc. and O.R.E., Inc., which is inactive.

        City Bank is a state-chartered bank which was organized under the laws of the State of Hawaii in 1959. City Bank is insured by the FDIC and provides full commercial banking services through 17 branches on the Island of Oahu, two branches on the Island of Hawaii, two branches on the Island of Maui and one branch on the Island of Kauai. These services include receiving demand, savings and time deposits; making commercial, real estate and consumer loans; financing leases and leasing activities; financing international trade activities; issuing letters of credit; handling domestic and foreign collections; selling travelers' checks and bank money orders; and renting safe deposit boxes. With assets of $1.90 billion as of March 31, 2004, City Bank is the fourth-largest commercial bank in the State of Hawaii. City Bank's primary focus has been corporate lending to small to medium-sized businesses.

Special meeting of CB Bancshares shareholders (Page 32).

        The special meeting of CB Bancshares shareholders will be held on    •    , 2004 at    •    , Hawaii Standard Time, at    •    at    •    , Honolulu, Hawaii    •    . At the special meeting, you will be asked to approve the merger agreement by and between Central Pacific and CB Bancshares.

        The affirmative vote, in person or by properly executed proxy, of three-fourths of the shares of CB Bancshares common stock outstanding on the record date, is required to approve the merger agreement.

Special meeting of Central Pacific shareholders (Page 35).

        The special meeting of Central Pacific shareholders will be held    •    , 2004 at    •    , Hawaii Standard Time, at    •    at    •    , Honolulu, Hawaii    •    . At the special meeting, you will be asked to:

  •
  approve the merger agreement between Central Pacific and CB Bancshares, including the issuance of Central Pacific common stock to shareholders of CB Bancshares,

  •
  approve an amendment to Central Pacific's articles of incorporation to increase the number of authorized shares of common stock of Central Pacific,

  •
  approve the Central Pacific Financial Corp. 2004 Stock Compensation Plan, and

  •
  approve the Central Pacific Financial Corp. 2004 Annual Executive Incentive Plan.

        The affirmative vote, in person or by properly executed proxy, of three-fourths of the shares of Central Pacific common stock outstanding on the record date, is required to approve the merger agreement. The affirmative vote, in person or by properly executed proxy, of two-thirds of the shares of Central Pacific common stock outstanding on the record date, is required to approve the amendment to Central Pacific's articles of incorporation. The affirmative vote, in person or by properly executed proxy, of a majority of the shares represented at the meeting, is required to approve the 2004 Stock Compensation Plan and approve the 2004 Annual Executive Incentive Plan.

The merger (Page 39).

        If the merger is approved by the shareholders of each of Central Pacific and CB Bancshares and all of the other conditions to the merger are satisfied or waived, then CB Bancshares will be merged with and into Central Pacific with Central Pacific being the surviving corporation in the merger.

Consideration paid in the merger (Page 39).

        If the merger is completed each share of CB Bancshares common stock will be converted into the right to receive either (1) cash consideration in an amount equal to $20.00 plus the product of 2.6752 times the average of the closing prices of Central Pacific stock over the 10 consecutive trading day period prior to completion of the transaction (we refer to this average as the "measuring price"), or (2) a number of shares of Central Pacific common stock equal to the cash consideration divided by the measuring price. This formula is designed to ensure that all shares of CB Bancshares stock will receive merger consideration of equal value, based on the measuring price, regardless of whether they are converted into cash or Central Pacific shares. However, CB Bancshares shareholders may actually receive a form of consideration different from what they elected to receive with respect to some of their shares because the total amount of cash consideration payable in the merger is fixed at an amount equal to the product of $20.00 and the number of CB Bancshares shares outstanding immediately prior to the effective time of the merger and the total amount of stock consideration is fixed at a number of shares of Central Pacific common stock equal to the product of 2.6752 and the number of CB Bancshares shares outstanding immediately prior to the effective time of the merger.

Ownership of Central Pacific following the merger (Page 43).

        Existing CB Bancshares shareholders will own approximately 42% of the shares of Central Pacific common stock outstanding immediately after the merger.

The board of directors of CB Bancshares recommends shareholder approval of the merger agreement (Page 56).

        After careful consideration, the board of directors of CB Bancshares determined that the merger is in the best interests of CB Bancshares and its shareholders and adopted the merger agreement.

        Based on CB Bancshares' reasons for the merger described in this document, the CB Bancshares board of directors recommends that you vote "FOR" the proposal to approve the merger agreement.

The board of directors of Central Pacific recommends shareholder approval of the merger agreement (Page 47).

        After careful consideration, the board of directors of Central Pacific determined that the merger is in the best interests of Central Pacific and its shareholders and adopted the merger agreement.

        Based on Central Pacific's reasons for the merger described in this document, the Central Pacific board of directors recommends that you vote "FOR" the proposal to approve the merger agreement, including the issuance of shares of Central Pacific common stock pursuant to the merger.

Opinions of Central Pacific's and CB Bancshares' financial advisors (Pages 49 and 58).

        At the April 22, 2004 meeting at which Central Pacific's board considered and adopted the merger agreement, Bear, Stearns & Co. Inc. delivered to the board its oral opinion (which was confirmed in a written opinion, dated as of April 22, 2004) that, as of such date, the merger consideration was fair to Central Pacific's shareholders from a financial point of view. The full text of the opinion of Bear, Stearns & Co. Inc., which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with such opinion, is attached to this joint proxy statement-prospectus as Annex C and is incorporated herein by reference. Central Pacific shareholders are urged to, and should, read such opinion in its entirety.

        On April 22, 2004, Sandler O'Neill & Partners, L.P., financial advisor to CB Bancshares, delivered its opinion to the CB Bancshares board of directors that, as of such date, the consideration to be received by holders of CB Bancshares common stock pursuant to the merger agreement is fair from a financial point of view to such holders. Sandler O'Neill & Partners, L.P. has confirmed that opinion by delivering an opinion dated the date of this joint proxy statement-prospectus. The full text of the updated opinion of Sandler O'Neill & Partners, L.P., which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with such opinion, is attached to this joint proxy statement-prospectus as Annex D and is incorporated herein by reference. CB Bancshares shareholders are urged to, and should, read such opinion in its entirety.

Regulatory approvals (Page 68).

        In order to complete the merger, we must first obtain the approval of the Board of Governors of the Federal Reserve System, or Federal Reserve Board, and the Commissioner of Financial Institutions, Division of Financial Institutions, Hawaii Department of Commerce and Consumer Affairs, or Commissioner of Financial Institutions. Central Pacific filed applications for approval to acquire control of CB Bancshares with the Federal Reserve Board and the Commissioner of Financial Institutions on April 28, 2003. Central Pacific's applications were approved by the Federal Reserve Board on December 15, 2003 and by the Commissioner of Financial Institutions on February 3, 2004, each subject to certain conditions and limitations and on the basis of the information and terms provided to it. Central Pacific has submitted further information with respect to the merger and the merger agreement to the Federal Reserve Board and the Commissioner of Financial Institutions and intends to submit an additional application with respect to the merger to the Commissioner of Financial

Institutions. The Federal Reserve Board's approval order requires us to complete the merger by June 15, 2004. We expect to submit a request for an extension of that order.

Material United States federal income tax considerations (Page 68).

        CB Bancshares and Central Pacific will each, as a condition for each party's obligation to complete the merger, receive an opinion of counsel substantially to the effect that, based on the facts, representations, covenants and assumptions set forth or referred to in the opinion, the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. As a result, CB Bancshares shareholders who exchange their shares solely for Central Pacific common stock pursuant to the merger will not recognize gain or loss for United States federal income tax purposes except to the extent of any cash received in lieu of fractional shares. CB Bancshares shareholders who receive cash in exchange for all or a portion of their shares pursuant to the merger (other than cash paid in lieu of fractional shares) will recognize gain in an amount equal to the lesser of (1) the excess of the sum of the fair market value of the Central Pacific common stock and the amount of cash received over such holder's tax basis in the CB Bancshares common stock surrendered in the merger, and (2) the amount of cash received in the merger. CB Bancshares shareholders should consult their own tax advisors to determine the particular United States federal, state, local or foreign income or other tax consequences to them of the merger.

Directors and executive officers have financial interests in the merger (Page 71).

        The directors and executive officers of Central Pacific and CB Bancshares have financial interests in the merger in addition to their interests as shareholders. Each of the Central Pacific board of directors and the CB Bancshares board of directors considered these interests in its decision to enter into the merger.

        For some CB Bancshares executive officers, the merger will result in payment of benefits under existing change-in-control agreements and supplemental executive retirement agreements, while other CB Bancshares executive officers will be integrated into the management of the combined company without triggering such payments. Some executive officers of both Central Pacific and CB Bancshares will have the opportunity to enter into employment agreements (and in the case of one director, a consulting agreement) with the combined company, and some Central Pacific executive officers will be entitled to receive retention bonuses.

        Other interests of directors and executive officers of Central Pacific and CB Bancshares may include rights under stock-based benefit programs, the expectation of continued directorship with the combined company and the right to continued indemnification and insurance coverage for acts before the merger.

        In addition, in the interest of retaining talented employees and incentivizing management in integrating the banks, Central Pacific approved retention bonuses for certain executive officers.

Composition of the board of directors and officers of Central Pacific following the merger (Page 89).

        After the merger, the board of directors of the combined company will consist of all nine current Central Pacific directors and six current CB Bancshares directors.

        Clint Arnoldus, currently Chairman of the board of directors, Chief Executive Officer and President of Central Pacific, will serve as Chief Executive Officer of the combined company. Ronald Migita, currently Chief Executive Officer and President of CB Bancshares, will serve as non-executive Chairman of the board of directors of the combined company. Other executive officers of both Central Pacific and CB Bancshares will be offered positions at the combined company.

Stock ownership by directors and executive officers of CB Bancshares and Central Pacific and vote required (Pages 32 and 36).

        Directors, executive officers and affiliates of CB Bancshares hold    •    % of CB Bancshares' outstanding common stock, including shares held in the CB Bancshares Employee Stock Ownership Plan, and the vote required for approval of the merger agreement is the affirmative vote of at least three-fourths of CB Bancshares' outstanding common stock.

        Directors, executive officers and affiliates of Central Pacific hold    •    % of Central Pacific's outstanding common stock, including shares held in the Central Pacific 401(k) Retirement Savings Plan, and the vote required for approval of the merger agreement is the affirmative vote of at least three-fourths of Central Pacific's outstanding common stock. The vote required for approval of the amendment to Central Pacific's articles of incorporation is the affirmative vote of two-thirds of Central Pacific's outstanding common stock. The vote required for approval of the 2004 Stock Compensation Plan and the 2004 Annual Executive Incentive Plan is the affirmative vote of a majority of Central Pacific common stock represented at the special meeting.

        CB Bancshares' largest shareholder, TON Finance, B.V., representing approximately 8.8% of CB Bancshares' outstanding shares, has entered into an agreement with CB Bancshares agreeing to vote those shares in a manner consistent with the recommendation of the CB Bancshares board of directors on all matters voted upon by CB Bancshares shareholders.

NYSE listing (Page 80).

        If we complete the merger, existing CB Bancshares shareholders will be able to trade the shares of Central Pacific they receive in the merger on the NYSE.

The merger agreement (Page 81).

        The merger agreement is attached as Annex A to this joint proxy statement-prospectus. We encourage you to read the merger agreement in its entirety. It is the most important legal document governing the merger.

Conditions to the merger (Page 86).

        The merger will be completed only if several conditions are satisfied or, if permissible, waived. The conditions include:

  •
  approval of the merger agreement by the holders of three-fourths of the outstanding shares of each of Central Pacific and CB Bancshares;

  •
  all regulatory approvals required to complete the merger having been obtained and all statutory waiting periods having expired;

  •
  no governmental authority having enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order which is in effect and prohibits or makes illegal the consummation of the merger; and

  •
  the accuracy of the representations and warranties made by Central Pacific and CB Bancshares, provided that, subject to limited exceptions, no representation or warranty will be deemed untrue or deemed to be breached as a consequence of any fact, event or circumstance unless the fact, event or circumstance, taken individually or with other facts or events, has had or is reasonably likely to have a material adverse effect on CB Bancshares or Central Pacific, as the case may be.

        We cannot be certain when (or if) the conditions to the merger will be satisfied or that the merger will be completed.

Termination (Page 88).

        Central Pacific and CB Bancshares can agree to terminate the merger agreement without completing the merger, and either company can terminate the merger agreement if any of the following occurs:

  •
  the other party breaches any of its representations, warranties, covenants or agreements contained in the merger agreement and fails to or is unable to timely cure such breach, provided that, subject to limited exceptions, a representation or warranty is not deemed to have been breached as a consequence of any fact or event unless such fact or event, individually or taken with other facts and events, has had or is reasonably likely to have a material adverse effect on CB Bancshares or Central Pacific, as the case may be;

  •
  either party's shareholders do not approve the merger;

  •
  the other party's board of directors withdraws or materially and adversely modifies its recommendation to its shareholders to approve the merger, recommends a competing acquisition proposal or negotiates for more than five days with a third party regarding a competing acquisition proposal;

  •
  the merger is not completed by September 30, 2004; or

  •
  a required governmental approval is denied.

Termination fee (Page 88).

        CB Bancshares has agreed to pay Central Pacific a termination fee equal to $12,520,000 under certain circumstances. In general, the termination fee is due if there is a competing acquisition proposal for CB Bancshares, the merger agreement is thereafter terminated for specified reasons and within 18 months following termination of the merger agreement, CB Bancshares is merged with another company or there is an acquisition of a substantial portion of CB Bancshares' assets, deposits or voting stock or CB Bancshares enters into a definitive agreement for such a transaction.

There are dissenters' rights in connection with the merger (Page 116).

        If the merger is consummated, shareholders of CB Bancshares and Central Pacific will have certain rights under the Hawaii Business Corporation Act to dissent and to receive payment in cash of the fair value of their shares. Shareholders who perfect such rights by complying with the procedures set forth in Sections 414-352 and 414-354 of the Hawaii Business Corporation Act will be paid their corporation's estimate of the fair value of the dissenting shareholder's shares. Section 414-341 defines "fair value" as the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

        Pursuant to Section 414-359, if the dissenter is not satisfied with their corporation's payment or offer of payment, the dissenter may estimate the fair value of his or her shares and demand payment of the dissenter's estimate. If a demand for payment under Section 414-359 remains unsettled, CB Bancshares or Central Pacific, as the case may be, must commence a proceeding in a Hawaii circuit court pursuant to Section 414-371 and petition the court to determine the fair value of the shares and accrued interest, or pay each dissenter whose demand remains unsettled the amount of the demand. In determining the fair value of the shares, the court may appoint appraisers to receive evidence and recommend a decision on the question of fair value. Each dissenter made a party to the proceeding would be entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by CB Bancshares or Central Pacific, as the case may be.

        A copy of Part XIV of the Hawaii Business Corporation Act, which contains the sections described above, is provided in Annex B of this joint proxy statement-prospectus.

 SELECTED UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

        The Selected Unaudited Pro Forma Condensed Combined Financial Information set forth below is based upon the historical financial statements of Central Pacific and CB Bancshares adjusted to give effect to the merger. The pro forma financial information for the year ended December 31, 2003 has been developed from (a) the audited consolidated financial statements of Central Pacific contained in its Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in this joint proxy statement-prospectus, and (b) the audited consolidated financial statements of CB Bancshares contained in its Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in this joint proxy statement-prospectus. The pro forma financial information as of and for the three months ended March 31, 2004 is derived from Central Pacific's and CB Bancshares' unaudited financial statements contained in their Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2004, which are incorporated by reference in this document.

        The final determination and allocation of the purchase price paid for the merger may differ from the amounts assumed in the Selected Unaudited Pro Forma Condensed Combined Financial Information set forth below.

        The Selected Unaudited Pro Forma Condensed Combined Financial Information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Central Pacific would have been had the merger occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations or financial position.

        The Selected Unaudited Pro Forma Condensed Combined Financial Information does not include the realization of cost savings from operating efficiencies, synergies or other restructurings resulting from the merger, nor does it reflect the costs to be incurred to integrate the two companies.

        The Selected Unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Central Pacific and CB Bancshares that are incorporated by reference in this joint proxy statement-prospectus and the Unaudited Pro Forma Condensed Combined Financial Information beginning on page 23.

 Selected Unaudited Pro Forma Condensed Combined Financial Information
(Dollars in thousands, except per share data)

As of March 31, 2004
Selected Balance Sheet Data
Total assets	$4,348,384
Net loans	2,734,068
Total deposits	3,113,845
Shareholders' equity	526,373
Basic book value per share	$18.83
Shares outstanding	27,948
	Quarter ended March 31, 2004	Year ended December 31, 2003
Selected Operating Data
Total interest income	$53,627	$210,084
Total interest expense	10,757	44,794

Net interest income	42,870	165,290
Provision for loan losses	800	7,880

Net interest income after provision for loan losses	42,070	157,410
Total other operating income	11,356	39,120
Total other operating expense	29,678	122,802

Income before income taxes	23,748	73,728
Income taxes	7,297	23,951

Net income	$16,451	$49,777

Basic earnings per share from continuing operations	$0.59	$1.79
Diluted earnings per share from continuing operations	$0.57	$1.74
Weighted average basic shares outstanding	27,934	27,859
Weighted average diluted shares outstanding	28,638	28,615

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
Central Pacific Financial Corp.

        The following selected consolidated financial information for Central Pacific has been derived from, and is qualified by reference to, the audited consolidated financial statements and notes thereto contained in Central Pacific's Annual Reports on Form 10-K for the years ended December 31, 2003, 2002, 2001, 2000 and 1999, and the unaudited consolidated financial statements and notes thereto contained in Central Pacific's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2004, and March 31, 2003, which were filed with the SEC. See "Where Can I Find More Information?" on page 121 for information on where these documents are available. You should read this summary financial information together with the financial statements and notes thereto referred to above.

Selected Consolidated Financial Information
(Dollars in thousands, except per share data)

	As of or For the Three Months Ended March 31,		As of or For the Year Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
Consolidated statements of income data:
Total interest income	$27,612	$27,873	$110,231	$118,462	$129,873	$126,783	$112,840
Total interest expense	4,911	5,467	20,178	29,483	51,421	55,559	44,418

Net interest income	22,701	22,406	90,053	88,979	78,452	71,224	68,422
Provision for loan losses	300	—	700	1,000	3,000	4,500	3,700

Net interest income after provision for loan losses	22,401	22,406	89,353	87,979	75,452	66,724	64,722
Total other operating income	3,911	3,665	15,834	15,282	14,113	12,887	13,103
Total other operating expense	14,528	13,055	55,578	55,023	50,683	49,592	53,448

Income before income taxes	11,784	13,016	49,609	48,238	38,882	30,019	24,377
Income taxes	3,874	4,440	15,669	14,955	10,177	10,585	8,051

Net income	$7,910	$8,576	$33,940	$33,283	$28,705	$19,434	$16,326

Net income available for common stock	$7,910	$8,576	$33,940	$33,283	$28,705	$19,434	$16,326

Per share amounts:
Basic earnings per share	$0.49	$0.54	$2.12	$2.09	$1.75	$1.09	$0.85
Diluted earnings per share	0.48	0.52	2.07	2.04	1.72	1.07	0.84
Balance sheet data at period end:
Total assets	$2,284,325	$2,033,442	$2,170,268	$2,028,163	$1,835,641	$1,816,918	$1,646,491
Cash and due from banks	70,854	53,533	63,851	62,273	39,820	52,207	83,425
Total investment securities	649,367	528,300	554,957	540,924	391,947	384,619	321,670
Loans	1,459,442	1,339,338	1,443,154	1,289,892	1,266,949	1,290,145	1,167,466
Allowance for loan losses	24,848	25,109	24,774	24,197	24,564	22,612	20,768
Other real estate	—	547	—	1,903	812	1,792	1,366
Total deposits	1,805,267	1,654,386	1,753,284	1,641,101	1,450,925	1,363,066	1,305,654
Long term debt	228,425	161,790	184,184	147,155	175,572	220,970	98,279
Total shareholders' equity	203,513	178,630	194,599	173,443	147,070	143,312	144,079

CB Bancshares, Inc.

        The following selected consolidated financial information for CB Bancshares has been derived from, and is qualified by reference to, the audited consolidated financial statements and notes thereto contained in CB Bancshares' Annual Reports on Form 10-K for the years ended December 31, 2003, 2002, 2001, 2000 and 1999, and the unaudited consolidated financial statements and notes thereto contained in CB Bancshares' Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2004, and March 31, 2003, which were filed with the SEC. See "Where Can I Find More Information?" on page 121 for information on where these documents are available. You should read this summary financial information together with the financial statements and notes thereto referred to above.

Selected Consolidated Financial Information
(Dollars in thousands, except per share data)

	As of or For the Three Months Ended March 31,		As of or For the Year Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
Consolidated statements of income data:
Total interest income	$26,803	$24,933	$103,010	$106,945	$128,254	$132,472	$111,233
Total interest expense	5,546	6,631	23,416	30,292	57,448	71,478	52,717

Net interest income	21,257	18,302	79,594	76,653	70,806	60,994	58,516
Provision for loan losses	500	4,330	7,180	17,110	13,628	7,539	4,975

Net interest income after provision for loan losses	20,757	13,972	72,414	59,543	57,178	53,455	53,541
Total other operating income	7,445	5,511	23,286	12,815	2,817	10,024	10,328
Total other operating expense	14,542	13,642	64,927	52,618	50,595	46,679	58,336

Income before income taxes	13,660	5,841	30,773	19,740	9,400	16,800	5,533
Income taxes	3,858	1,869	10,025	6,258	3,250	5,582	5,227

Net income	$9,802	$3,972	$20,748	$13,482	$6,150	$11,218	$306

Net income available for common stock	$9,802	$3,972	$20,748	$13,482	$6,150	$11,218	$306

Per share amounts:
Basic earnings per share	$2.27	$0.93	$4.86	$3.17	$1.45	$2.62	$0.07
Diluted earnings per share	2.21	0.92	4.72	3.11	1.43	2.62	0.07
Balance sheet data at period end:
Total assets	$1,873,523	$1,656,759	$1,903,661	$1,674,358	$1,586,040	$1,721,602	$1,619,549
Cash and due from banks	56,577	34,410	46,566	75,069	22,395	40,172	66,918
Total investment securities	419,086	407,112	468,385	370,234	261,969	330,519	348,225
Loans	1,328,160	1,046,633	1,286,072	1,064,780	1,192,342	1,267,972	1,145,024
Allowance for loan losses	28,686	31,210	28,490	27,123	19,464	17,447	17,942
Other real estate	—	771	173	2,193	4,674	3,458	6,385
Total deposits	1,308,578	1,146,094	1,205,725	1,163,227	1,138,435	1,218,463	1,106,145
Long term debt	244,385	319,402	194,389	319,407	214,424	181,563	225,140
Total shareholders' equity	177,953	154,526	169,210	151,009	133,762	123,162	114,691

COMPARATIVE PER SHARE DATA

        The following table sets forth selected historical and pro forma per share consolidated financial information for Central Pacific and CB Bancshares. The historical information presented for Central Pacific and CB Bancshares as of and for the year ended December 31, 2003 is derived from the audited historical consolidated financial statements of Central Pacific and CB Bancshares contained in Central Pacific's Annual Report on Form 10-K for the year ended December 31, 2003, and CB Bancshares' Annual Report on Form 10-K for the year ended December 31, 2003, which are incorporated by reference in this joint proxy statement-prospectus. The historical information for Central Pacific and CB Bancshares as of and for the three months ended March 31, 2004 is derived from the unaudited historical consolidated financial statements of Central Pacific and CB Bancshares contained in Central Pacific's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, and CB Bancshares' Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, which are incorporated by reference in this joint proxy statement-prospectus.

        The pro forma combined information, which gives effect to the merger under the purchase method of accounting, is presented for informational purposes only. The pro forma information should not be construed as indicative of the actual results of operations that would have occurred had the merger occurred at the dates or at the beginning of the periods indicated or that may be obtained in the future. The pro forma information assumes that the merger had been completed on the dates and at the beginning of the earliest period presented.

        You should read the information set forth below in conjunction with the audited and unaudited consolidated financial statements of Central Pacific and CB Bancshares incorporated by reference in this joint proxy statement-prospectus. See "Where Can I Find More Information?" on page 120 for information on how you can get a copy of the financial reports of Central Pacific and CB Bancshares.

	Historical
	Central Pacific	CB Bancshares	Pro Forma Combined(1)	CB Bancshares Equivalent Pro Forma(2)
Basic earnings per share:
Three months ended March 31, 2004	$0.49	$2.27	$0.59	$2.03
Year ended December 31, 2003	2.12	4.86	1.79	6.17
Diluted earnings per share:
Three months ended March 31, 2004	0.48	2.21	0.57	1.97
Year ended December 31, 2003	2.07	4.72	1.74	6.00
Cash dividends declared—Common
Three months ended March 31, 2004	0.16	0.36	0.16	0.55
Year ended December 31, 2003	0.64	0.95	0.64	2.21
Book value per share—Basic(3)
As of March 31, 2004	12.65	41.22	18.83	64.94
As of December 31, 2003	12.11	39.35	18.58	64.08

(1)
The pro forma earnings per share are computed by dividing the pro forma net income for the relevant period by the pro forma weighted average number of shares outstanding for the relevant period. The pro forma combined book value per share is computed by dividing total pro forma shareholders' equity at the end of the relevant period by the pro forma number of common shares outstanding at the end of the relevant period.

Common stock issued and outstanding as of March 31, 2004 was 16,093,999 for Central Pacific, 4,353,213 for CB Bancshares, and 27,948,185 for the pro forma combined entity. Pro forma share calculations are provided below:

CB Bancshares common stock outstanding	4,353,213
Exercise of CB Bancshares stock options outstanding*	175,542
Less: CB Bancshares stock owned by Central Pacific	(97,615)

Total CB Bancshares shares subject to merger	4,431,140
Exchange ratio per share	2.6752

Total Central Pacific shares to be issued	11,854,186
Central Pacific common stock outstanding	16,093,999

Total pro forma shares outstanding	27,948,185

  *
  Assumes that 50% of outstanding CB Bancshares stock options will be exercised and 50% will be rolled over into Central Pacific stock options.

Common stock issued and outstanding as of December 31, 2003 was 16,063,957 for Central Pacific, 4,337,211 for CB Bancshares, and 27,896,345 for the pro forma combined entity. Pro forma share calculations are provided below:

CB Bancshares common stock outstanding	4,337,211
Exercise of CB Bancshares stock options outstanding*	183,396
Less: CB Bancshares stock owned by Central Pacific	(97,615)

Total CB Bancshares shares subject to merger	4,422,992
Exchange ratio per share	2.6752

Total Central Pacific shares to be issued	11,832,388
Central Pacific common stock outstanding	16,063,957

Total pro forma shares outstanding	27,896,345

  *
  Assumes that 50% of outstanding CB Bancshares stock options will be exercised and 50% will be rolled over into Central Pacific stock options.

(2)
Equivalent pro forma per share data represent the pro forma per share amounts attributed to one share of CB Bancshares common stock that has been exchanged for stock consideration. Equivalent pro forma per share amounts are calculated by multiplying the pro forma combined amounts by an implied exchange ratio of 3.4489. The implied exchange ratio was determined using the average of the closing stock prices of Central Pacific common stock over a five-day trading period beginning on April 21, 2004, and ending on April 27, 2004, or two trading days before and after the public announcement of the merger.

(3)
Historical book value per share amounts were calculated using period end shares outstanding.

MARKET PRICE DATA AND DIVIDEND INFORMATION

Comparative Market Data

        Central Pacific's common stock trades on the NYSE under the symbol "CPF" and CB Bancshares' common stock trades on the Nasdaq National Market under the symbol "CBBI". The following table presents the closing prices for Central Pacific and CB Bancshares common stock on:

  •
  April 22, 2004—the day before the public announcement of the proposed merger between Central Pacific and CB Bancshares, and

  •
  •    , 2004—the day before the date of this joint proxy statement-prospectus.

        The April 22, 2004 CB Bancshares equivalent per share amount and the    •    , 2004 CB Bancshares equivalent per share amount are calculated by multiplying each of the closing prices of Central Pacific common stock on April 22, 2004 and    •    , 2004, respectively, by 2.6752, the number of shares of Central Pacific common stock that will be issued for each share of CB Bancshares common stock in the merger, and adding $20.00. You should read the information presented below in conjunction with the next subsection, "—Historical Market Price and Dividend Information".

	Central Pacific Common Stock		CB Bancshares Common Stock		CB Bancshares Equivalent Per Share
April 22, 2004		$26.85		$73.13		$91.83
•, 2004	$	•	$	•	$	•

        You should obtain current market quotations for Central Pacific common stock. The market price of Central Pacific common stock will fluctuate between the date of this joint proxy statement-prospectus and the date the merger is completed. Because the amount of cash and/or stock you receive will be determined by reference to the average of the closing prices of Central Pacific common stock over a ten consecutive day trading period ending on the day before the closing of the merger, fluctuations in Central Pacific's stock price will affect the value of the consideration you receive in the merger. In addition, if you receive any portion of the consideration in Central Pacific common stock, the value of the consideration you receive will fluctuate based on changes in the market price of Central Pacific common stock.

Historical Market Price and Dividend Information

        The table below sets forth, for the calendar quarters indicated, the high and low sales prices per share reported on the NYSE and/or Nasdaq National Market(1) for Central Pacific common stock and the Nasdaq National Market for CB Bancshares common stock and the dividends declared on Central Pacific common stock and on CB Bancshares common stock.

	Central Pacific Common Stock(2)			CB Bancshares Common Stock(3)
	High	Low	Dividends	High	Low	Dividends
2002
March 31, 2002	$17.43	$14.63	$0.09	$31.12	$27.69	$0.09
June 30, 2002	23.38	17.00	0.10	37.15	30.47	0.09
September 30, 2002	23.68	13.82	0.10	36.56	30.05	0.10
December 31, 2002	31.24	22.16	0.11	39.09	31.84	0.10
2003
March 31, 2003	$31.08	$25.14	$0.16	$45.91	$37.18	$0.10
June 30, 2003	29.76	23.92	0.16	63.03	40.78	0.11
September 30, 2003	27.98	24.00	0.16	63.48	58.74	0.36
December 31, 2003	30.50	24.52	0.16	65.50	59.95	0.36
2004
March 31, 2004	$30.34	$25.71	$0.16	$73.51	$62.50	$0.36
June 30, 2004 (through •, 2004)	•	•	•	•	•	•

(1)
On December 31, 2002, Central Pacific transferred its common stock listing to the NYSE from the Nasdaq National Market; therefore all prices included above for dates prior to December 31, 2002 are per share prices as reported on the Nasdaq National Market.

(2)
Adjusted for a 2-for-1 stock split effected on November 8, 2002.

(3)
Adjusted for 10% stock dividends paid on June 28, 2001, June 27, 2002 and June 27, 2003.

        On    •    , 2004, the last day prior to the date of this joint proxy statement-prospectus, the last sale price per share of Central Pacific's common stock on the NYSE was $    •    , and the last sale price per share of CB Bancshares common stock on the Nasdaq National Market was $    •    .

        We urge you to obtain current market quotations for Central Pacific and CB Bancshares common stock before making any decision regarding the merger.

Dividend Policies

        Central Pacific.    Central Pacific and its predecessor have paid regular semi-annual cash dividends on its common stock since 1958. Beginning in 1988, Central Pacific commenced paying regular quarterly cash dividends. Central Pacific expects to continue to pay regular quarterly cash dividends. However, since substantially all of the funds available for the payment of dividends are derived from Central Pacific Bank, future dividends will depend upon Central Pacific Bank's earnings, its financial condition, its capital needs, applicable governmental policies and regulations and such other matters as Central Pacific's board of directors may deem to be appropriate.

        Central Pacific's ability to pay dividends is also limited by certain restrictions imposed on Hawaii corporations. Central Pacific may pay dividends out of funds legally available at such times as its board of directors determines are appropriate.

        CB Bancshares.    CB Bancshares' ability to pay dividends is limited by certain restrictions generally imposed on Hawaii corporations. CB Bancshares may pay dividends out of funds legally available at such times as its board of directors determines are appropriate.

        Effect of Regulatory Restrictions on Central Pacific's and CB Bancshares' Dividend Policies.    The principal source of Central Pacific's and CB Bancshares' cash flow has been dividend payments received from Central Pacific Bank and City Bank, respectively. Under the laws of Hawaii, payment of dividends by Central Pacific Bank and City Bank to Central Pacific and CB Bancshares, respectively, is subject to certain restrictions, and payment of dividends by Central Pacific and CB Bancshares to their respective shareholders is likewise subject to certain restrictions.

        Federal Reserve Board policy provides that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common shareholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with the holding company's capital needs, asset quality and overall financial condition. Under federal law, a depository institution is prohibited from paying a dividend if the depository institution would thereafter be "undercapitalized" as determined by the federal bank regulatory agencies. The relevant federal regulatory agencies and the state regulatory agency also have authority to prohibit a bank or bank holding company from engaging in what, in the opinion of those regulatory bodies, constitutes an unsafe or unsound practice in conducting its business. The payment of dividends could, depending upon the financial condition of Central Pacific or CB Bancshares, be deemed to constitute such an unsafe or unsound practice.

RISK FACTORS

        In deciding whether to approve the merger agreement, you should read carefully this joint proxy statement-prospectus and all other documents attached to or incorporated by reference into this joint proxy statement-prospectus. You should, in particular, read and consider the following risk factors, as well as the other risks associated with each of the businesses of CB Bancshares and Central Pacific, because these risks also will affect the combined businesses should the merger be completed. These other risks associated with the businesses of CB Bancshares and Central Pacific can be found in CB Bancshares' Annual Report on Form 10-K for the year ended December 31, 2003, and Central Pacific's Annual Report on Form 10-K for the year ended December 31, 2003, and CB Bancshares' and Central Pacific's documents filed subsequent thereto with the SEC and incorporated by reference into this joint proxy statement-prospectus. Additional risks and uncertainties not presently known to Central Pacific or CB Bancshares also may adversely affect the merger and Central Pacific following the merger.

Risks Related to the Merger

Central Pacific's stock price has fluctuated over the past twelve months, and decreases in Central Pacific's stock price will adversely affect the value of the consideration a CB Bancshares shareholder receives in the merger.

        The trading price of Central Pacific common stock has been and will continue to be subject to fluctuations, which will affect the value of the consideration a CB Bancshares shareholder receives in the merger. As of    •    , 2004, Central Pacific's 52-week high and low stock prices were $    •    and $    •    , respectively. Central Pacific's stock price may fluctuate in response to a number of events and factors, such as quarterly variations in operating results, changes in financial estimates and recommendations by securities analysts, the operating and stock price performance of other companies that investors may deem comparable, and news reports relating to trends in Central Pacific's markets. In addition, the stock market in general, and the market prices for financial services companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of Central Pacific's stock, regardless of its operating performance.

        Central Pacific will calculate the consideration that a shareholder will receive for each share of CB Bancshares by reference to the average of the closing prices of Central Pacific common stock over a 10 consecutive trading day period ending one trading day prior to the date the merger closes, or the measuring price. Fluctuations in Central Pacific's common stock price will affect the measuring price and, therefore, affect the per share consideration that is determined. If a CB Bancshares shareholder elects to receive stock or receives stock as a result of proration, the value of the stock portion of the consideration that such CB Bancshares shareholder receives will fluctuate based on changes in the price of Central Pacific common stock.

CB Bancshares shareholders may not receive the form of merger consideration that they elect.

        Because Central Pacific will pay no more than a set amount of cash in exchange for CB Bancshares shares as part of the total consideration for the merger and issue no more than a set number of shares of Central Pacific common stock in exchange for CB Bancshares shares as part of the total consideration for the merger, if elections are made by CB Bancshares shareholders that would result in CB Bancshares shareholders as a group receiving more cash for their shares than that set amount of cash or more shares than that set amount of shares, shareholders may have the consideration in the form they elected reduced by a pro rata amount and will receive a portion of their consideration in the form they did not elect. CB Bancshares shareholders' receipt of a portion of the merger consideration in a form that they did not elect could result in, among other things, tax consequences that differ from those that would have resulted had they received the form of consideration they elected, including the recognition of taxable gain to the extent cash is received. See "The Merger—Material United States Federal Income Tax Considerations of the Merger".

If we do not successfully integrate Central Pacific's and CB Bancshares' business operations, and those of their respective subsidiary banks, the anticipated benefits of the merger may not be fully realized or may not occur for an extended period of time.

        If we do not successfully integrate the two companies and their subsidiary banks upon completion of the merger, the anticipated benefits of the merger, including expected cost saves, may not be fully realized or may not occur for an extended period of time. No assurance can be given that we will be able to integrate the two companies' operations without encountering difficulties, including, without limitation, the loss of key employees and customers, the disruption of respective ongoing businesses or possible inconsistencies in standards, controls, procedures and policies.

        The combined company's business, results of operations and earnings may also be negatively affected if:

  •
  the integration of the businesses of Central Pacific and CB Bancshares and those of their subsidiary banks takes longer, or is more difficult, time consuming or costly to accomplish than expected,

  •
  the diversion of the attention of management from normal daily operations of the business to the integration effort and any difficulties encountered in connection with such efforts is significant, or

  •
  operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, are greater than expected.

        Successful integration of CB Bancshares' consolidated operations will depend primarily on Central Pacific's ability and the ability of its subsidiary bank, Central Pacific Bank, to consolidate operations, systems and procedures with CB Bancshares and its subsidiary bank, City Bank, and eliminate redundancies and costs. There can be no assurance that we will succeed in these consolidation efforts.

There can be no assurance that the costs of the merger will not be greater than Central Pacific has anticipated, which could adversely affect Central Pacific's business and results of operations.

        The aggregate costs of the merger may be greater than Central Pacific has anticipated. Direct costs to Central Pacific, which will be included as part of the total purchase price for accounting purposes, are estimated at approximately $64 million, consisting of transaction costs, such as fees for investment bankers, attorneys, accountants, public relations, proxy solicitation and other consultants, change-in-control payments, and other merger-related costs, such as lease terminations and severance payments. Approximately $59 million of these costs are reflected as adjustments in the Unaudited Pro Forma Condensed Combined Balance Sheet as transaction costs, change-in-control payments and accrued merger-related costs. An additional $5 million in merger-related costs are expected to be incurred as restructuring charges following consummation of the merger and are not included in the pro forma adjustments. Central Pacific also believes the combined company may incur charges to operations, which are not currently reasonably estimable, in the quarter in which the merger is completed or the following quarters to reflect costs associated with integrating the business and the operations of Central Pacific and CB Bancshares. The combined company could incur additional material charges in subsequent quarters to reflect additional costs associated with the merger. If these aggregate costs are greater than anticipated, they could adversely affect Central Pacific's business, results of operations and financial condition.

Integration of the two companies and banks may prove more difficult than we anticipate.

        The merger with CB Bancshares would be Central Pacific's first merger with a bank holding company. Although Central Pacific believes that CB Bancshares' business is fundamentally similar to its own and that it will be able to integrate CB Bancshares and City Bank with its current operations, there can be no assurance that it will not encounter unforeseen difficulties in integrating the companies.

Risks Related to Central Pacific Following Completion of the Merger

References to "we", "our" and "us" in this subsection mean Central Pacific.

Our business is subject to interest rate risk, and variations in interest rates may negatively affect our financial performance.

        Changes in the interest rate environment may reduce the combined entity's net interest income. After the merger, it is expected that Central Pacific will continue to realize income from the differential or "spread" between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. Net interest spreads are affected by the difference between the maturities and repricing characteristics of interest-earning assets and interest-bearing liabilities. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. Central Pacific cannot assure you that we can minimize our interest rate risk. In addition, an increase in the general level of interest rates may adversely affect the ability of certain borrowers to pay the interest on and principal of their obligations. Accordingly, changes in levels of market interest rates could materially and adversely affect our net interest spread, asset quality, loan origination volume and overall profitability.

Changes in economic conditions, in particular an economic slowdown in Hawaii, could hurt our business materially.

        Our business is directly affected by factors such as economic, political and market conditions, broad trends in industry and finance, legislative and regulatory changes, changes in government monetary and fiscal policies and inflation, all of which are beyond our control. A deterioration in economic conditions, in particular an economic slowdown in Hawaii, could result in the following consequences, any of which could hurt our business materially:

  •
  loan delinquencies may increase,

  •
  problem assets and foreclosures may increase,

  •
  demand for our products and services may decline,

  •
  low cost or non-interest bearing deposits may decrease, and

  •
  collateral for loans made by us, especially real estate, may decline in value, in turn reducing customers' borrowing power, and reducing the value of assets and collateral associated with our existing loans.

CB Bancshares' recent expansion in California loan production, which has positively affected CB Bancshares' results of operations, may not be sustainable.

        Sustaining the expansion of loan production in California depends on a number of factors, including CB Bancshares' current loan staff remaining with Central Pacific after the merger and the continued strength of the California real estate market. If some or all of the loan officers leave Central Pacific after the merger, it could adversely affect the expansion of California operations. In addition, the strength of the Southern California real estate market could be negatively affected by anticipated increases in interest rates and any economic downturn, and results of operation could be negatively impacted.

Future results of the combined company may materially differ from the pro forma financial information presented in this document.

        Future results of the combined company may be materially different from those shown in the pro forma financial statements, which only show a combination of our historical results. We have estimated that the combined company will record approximately $365 million for transaction costs, merger-related charges and purchase accounting adjustments. The charges may be higher or lower than we have estimated, depending upon how costly or difficult it is to integrate our two companies. Furthermore, these charges may decrease capital of the combined company that could be used for profitable, income-earning investments in the future. Approximately $24 million of transaction costs, $35 million of merger-related costs and $301 million of purchase accounting adjustments will be recorded upon completion of the merger. The remaining $5 million of merger-related costs is expected to be recorded after completion of the merger in years 2004 through 2006 and are not reflected in the pro forma financial information. Costs associated with integrating the business and the operations of Central Pacific and CB Bancshares, which are not currently estimable and are not reflected in the pro forma financial information, are also expected to be recorded as charges against future earnings in years 2004 and 2005.

Resales of our common stock in the public market following the merger may cause its market price to fall.

        We expect that we will issue a maximum of 12,500,000 shares in connection with the merger. The issuance of these new shares and the sale of additional shares of our common stock that, upon the exercise of options, may become eligible for sale in the public market from time to time could have the effect of depressing the market price for our common stock.

The potential loss of significant customer deposits and revenues from branch consolidations could adversely affect our business and results of operations.

        Following the merger, we expect to consolidate and integrate the operations of certain branches of City Bank and Central Pacific Bank that are located within close proximity of each other. If the loss of customer deposits and revenues from branch consolidations exceeds our anticipated savings from such consolidations, our business and results of operations could be harmed.

 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The Unaudited Pro Forma Condensed Combined Financial Statements presented below are derived from the historical consolidated financial statements of each of Central Pacific and CB Bancshares. The Unaudited Pro Forma Condensed Combined Financial Statements are prepared using the purchase method of accounting, with Central Pacific treated as the acquiror and as if the merger had been completed as of the beginning of the periods presented for statement of income purposes and as of March 31, 2004 for balance sheet purposes. For a summary of the merger, see "The Merger" beginning on page 39.

        The Unaudited Pro Forma Condensed Combined Financial Statements are based upon the historical financial statements of Central Pacific and CB Bancshares adjusted to give effect to the merger. The pro forma adjustments are described in the accompanying notes presented on the following pages. The pro forma financial statements have been developed from (a) the audited consolidated financial statements of Central Pacific contained in its Annual Report on Form 10-K for the year ended December 31, 2003 and Central Pacific's unaudited consolidated financial statements contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, which are incorporated by reference in this joint proxy statement-prospectus, and (b) the audited consolidated financial statements of CB Bancshares contained in its Annual Report on Form 10-K for the year ended December 31, 2003, and its unaudited consolidated financial statements contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, which are incorporated by reference in this joint proxy statement-prospectus.

        The merger agreement provides that all outstanding and unexercised employee and director options to purchase shares of CB Bancshares common stock will be converted automatically into options to purchase Central Pacific common stock. For purposes of the pro forma financial statements, we assume that 50% of the outstanding CB Bancshares stock options will be exercised prior to consummation of the merger, and will therefore become outstanding shares of CB Bancshares common stock, while the remaining 50% of the outstanding CB Bancshares stock options will be converted into options to purchase Central Pacific common stock.

        In determining the estimated purchase price for the purposes of the pro forma financial statements, we have calculated a value of $25.85 for each share of Central Pacific common stock to be issued in the merger based on the average closing price of Central Pacific common stock over a five-day trading period beginning on April 21, 2004, two trading days before the public announcement of the merger, and ending on April 27, 2004, two trading days after the public announcement of the merger. Because the stock price of Central Pacific common stock will fluctuate, the value of the shares of Central Pacific common stock issued in the merger will also fluctuate. Central Pacific cannot predict what the closing price for Central Pacific common stock will be upon consummation of the merger.

        Once Central Pacific determines the required purchase price allocations and identifies any necessary conforming changes for CB Bancshares, such pro forma financial statements will be subject to adjustment. Such adjustments will likely result in changes to the pro forma balance sheets to reflect the final allocations of purchase price and the pro forma statements of income, and there can be no assurance that such adjustments will not be material.

        The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Central Pacific would have been had the merger occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

        The Unaudited Pro Forma Condensed Combined Financial Statements do not include the realization of cost savings from operating efficiencies, synergies or other restructurings that may result from the combination of Central Pacific and CB Bancshares. The Unaudited Pro Forma Condensed Combined Financial Statements include adjustments for the costs associated with Central Pacific's anticipated consolidation of certain branches of Central Pacific Bank or City Bank where the branches are nearby or adjacent. We estimate that approximately 10 such branches will be consolidated. Consolidation of branches may result in revenue and deposit run-off, which could result from, among other things, reduced interest income and service fees and lower deposit balances. We have assumed that there will be no material revenue or deposit run-off as a result of consolidations based on our historical experience with retention rates upon consolidating branches and the similarity in interest rates on deposits offered by Central Pacific and CB Bancshares. These assumptions may or may not turn out to be accurate.

        The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Central Pacific and CB Bancshares that are incorporated by reference in this joint proxy statement-prospectus.

 Unaudited Pro Forma Condensed Combined
Balance Sheet
As of March 31, 2004

	Historical		Pro Forma
	Central Pacific	CB Bancshares	Adjustments		Combined
	(Dollars in thousands)
ASSETS
Cash and due from banks	$70,854	$56,577	$(28,526	)(A)	$98,905
Interest bearing deposits in other banks	2,645	1,109			3,754
Federal funds sold	—	2,300			2,300
Investment securities:
Held to maturity, at cost	33,642	105,441			139,083
Available for sale, at fair value	615,725	313,645	(71,824	)(B)	857,546

Total investment securities	649,367	419,086	(71,824)		996,629

Loans held for sale	2,337	21,352			23,689
Loans	1,459,442	1,328,160			2,787,602
Less allowance for loan losses	24,848	28,686			53,534

Net loans	1,434,594	1,299,474	—		2,734,068

Premises and equipment	57,355	16,712			74,067
Other real estate	—	—			—
Intangible assets	—	—	300,980	(C)	300,980
Other assets	67,173	56,913	(10,094	)(D)	113,992

Total assets	$2,284,325	$1,873,523	$190,536		$4,348,384

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest bearing deposits	$369,151	$205,336			574,487
Interest bearing deposits	1,436,116	1,103,242			2,539,358

Total deposits	1,805,267	1,308,578	—		3,113,845

Short-term borrowings	12,851	115,400			128,251
Long-term debt	228,425	244,385	30,000	(E)	502,810
Minority interest	10,362	2,720			13,082
Other liabilities	23,907	24,487	15,629	(F)	64,023

Total liabilities	2,080,812	1,695,570	45,629		3,822,011

Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares, none issued	—	—			—
Common stock, no par value, authorized 50,000,000 shares; issued and outstanding 27,948,185 shares on a pro forma combined basis as of March 31, 2004	9,907	4,353	(4,353	)(G)	316,338
			306,431	(H)
Surplus	45,848	103,466	(103,466	)(G)	63,950
			18,102	(I)
Retained earnings	147,972	64,778	(64,778	)(G)	147,972
Deferred stock awards	(47)	—			(47)
Unreleased shares to employee stock ownership plan	—	(1,284)	1,284	(G)	—
Accumulated other comprehensive income (loss)	(167)	6,640	(6,640	)(G)	(1,840)
			(1,673	)(J)

Total shareholders' equity	203,513	177,953	144,907		526,373

Total liabilities and shareholders' equity	$2,284,325	$1,873,523	$190,536		$4,348,384

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2004

(A)
Represents net cash used in merger transaction. Cash used includes $88.6 million for the cash component of the merger consideration, $27.9 million in change-in-control and supplemental executive retirement payments and $13.5 million for transaction costs. Sources of cash include $65.0 million from maturities and sales of investment securities, $30.0 million from the issuance of trust preferred securities and $6.5 million from the exercise of outstanding CB Bancshares stock options.

  Pursuant to the merger agreement, each CB Bancshares shareholder will be entitled to receive merger consideration in the form of Central Pacific common stock or cash for each CB Bancshares share held. The total amount of stock consideration payable in the merger is limited to 2.6752 shares of Central Pacific common stock multiplied by the number of shares of CB Bancshares outstanding immediately before the effective time of the merger, and the total amount of cash consideration payable in the merger is limited to $20.00 multiplied by the number of shares of CB Bancshares outstanding immediately before the effective time of the merger. For purposes of the pro forma financial statements, the total number of CB Bancshares shares entitled to receive the merger consideration is estimated to be 4,431,140 as calculated in Note (1) to the Comparative Per Share Data information on page 14. Based on the estimated value of Central Pacific common stock of $25.85, the total consideration to be paid in connection with the merger is as follows (dollars in thousands):

Stock consideration	$306,431
Cash consideration	88,623

Total estimated purchase price	$395,054

  Certain executive officers of CB Bancshares will receive change-in-control severance benefits and supplemental executive retirement benefits pursuant to existing agreements with CB Bancshares. A portion of the change-in-control severance benefits and supplemental executive retirement benefits will be paid in lump-sum payments prior to the closing of the merger, while other benefits will be deferred until the termination or retirement of the executive officers. For purposes of the pro forma financial statements, the total amount of change-in-control and supplemental executive retirement benefits payable at the time of closing is expected to be $27.9 million, although the actual amount payable will depend on, among other things, Central Pacific's stock price prior to closing and the actual discount rate applied in the calculations.

  Total estimated transaction costs, which include investment banking, legal, accounting, proxy solicitation and related costs, are projected to be $23.6 million, of which $10.1 million has been paid and capitalized as of the balance sheet date as discussed in Note (D), while the remaining $13.5 million is expected to be paid at or near the closing of the merger.

  As of the balance sheet date, CB Bancshares had 351,084 stock options outstanding at a weighted average exercise price of $36.90. Central Pacific assumes that 50% of outstanding options, or 175,542 options, will be exercised prior to completion of the merger at the weighted average exercise price of $36.90, for a total of $6.5 million in option exercise proceeds.

(B)
Represents elimination of $6.8 million carrying value of CB Bancshares common stock owned by Central Pacific and $65.0 million in maturities and sales proceeds used to fund the cash requirements of the merger transaction.

(C)
Represents goodwill of $276.7 million and core deposit premium of $24.3 million. For pro forma purposes only, we have estimated the core deposit premium at approximately 3% of CB Bancshares' core deposits to be amortized over an estimated useful life of 10 years.

(D)
Represents transaction costs paid and capitalized as of the balance sheet date. Total transaction costs are estimated to be $23.6 million, of which $10.1 million has been paid and capitalized to date. Remaining $13.5 million is included in net cash used in merger transaction per Note (A).

(E)
Represents trust preferred securities to be issued prior to closing.

(F)
Represents $7.0 million in accrued merger-related costs, net of taxes, $9.7 million deferred tax liability on core deposit premium and reduction of deferred tax liability of $1.1 million related to the unrealized gain on CB Bancshares common stock owned by Central Pacific.

  The following table presents Central Pacific's current estimate of the aggregate costs, excluding merger consideration, expected to be incurred in connection with the merger. $10.1 million of the transaction costs have been paid and capitalized as of the balance sheet date as discussed in Note (D). $27.9 million in change-in-control and supplemental executive retirement benefits and $13.5 million in transaction costs are expected to be paid in cash at or near the merger closing as discussed in Note (A). The remaining $11.7 million in costs, net of $4.7 million in aggregate tax benefit, will be accrued at the merger closing.

Change-in-control and supplemental executive retirement costs, a portion of which is nondeductible	$29,500
Employee severance and retention costs	2,100
Lease termination fees	6,000
Other costs, including contract termination fees and asset writedowns	2,000

Total merger-related costs	39,600
Tax benefits on deductible merger-related costs	4,680

Merger-related costs, net of tax benefits,	34,920
Transaction costs	23,575

Total	$58,495

(G)
Represents elimination of CB Bancshares equity accounts.

(H)
Represents value of Central Pacific common stock issued in merger transaction. For purposes of the pro forma financial statements, the value assigned to each of the 11.9 million shares of Central Pacific common stock issued in the merger of $25.85 was calculated based on the average closing price of Central Pacific common stock over a five-day trading period beginning on April 21, 2004, two trading days before the public announcement of the merger, and ending on April 27, 2004, two trading days after the public announcement of the merger.

(I)
Represents fair value of Central Pacific stock options issued in exchange for 175,542 outstanding CB Bancshares stock options, which represents 50% of outstanding CB Bancshares stock options. Central Pacific assumes that 50% of outstanding CB Bancshares stock options will be exercised prior to completion of the merger, and 50% will be rolled over into Central Pacific stock options. The fair value of each Central Pacific stock option issued of $29.92 was calculated using the Black-Scholes model with the following assumptions: weighted average exercise price of approximately $11.00; weighted average remaining life of 6.5 years; Central Pacific's closing stock price on April 22, 2004, the last trading day before the public announcement of the merger, of $26.85; dividend yield of 2.38%; a risk-free rate of return of approximately 3.75%; volatility of 28.58%; and immediate vesting of all Central Pacific stock options issued in exchange for CB Bancshares stock options.

(J)
Represents elimination of accumulated other comprehensive income related to the unrealized gain on CB Bancshares common stock owned by Central Pacific.

 Unaudited Pro Forma Condensed Combined
Statement of Income
For the Three Months Ended March 31, 2004

	Historical		Pro Forma
	Central Pacific	CB Bancshares	Adjustments		Combined
	(Dollars in thousands, except per share data)
Interest Income:
Interest and fees on loans	$21,291	$22,313	$—		$43,604
Interest and dividends on investment securities:
Taxable interest	5,081	3,784	(699	)(A)	8,166
Tax exempt interest	991	386			1,377
Dividends	217	314			531
Other interest income	32	6	(89	)(B)	(51)

Total interest income	27,612	26,803	(788)		53,627

Interest expense:
Interest on deposits	2,925	2,711			5,636
Interest on short term borrowings	36	542			578
Interest on long term debt	1,950	2,293	300	(C)	4,543

Total interest expense	4,911	5,546	300		10,757

Net interest income before provision for loan losses	22,701	21,257	(1,088)		42,870
Provision for loan losses	300	500			800

Net interest income after provision for loan losses	22,401	20,757	(1,088)		42,070
Other operating income:
Income from fiduciary activities	549	—			549
Service charges on deposit accounts	1,443	1,092			2,535
Other service charges and fees	1,251	1,634			2,885
Investment securities gains (losses)	—	2,353			2,353
Gains on sales of loans	139	1,066			1,205
Item processing fees	—	479			479
Other	529	821			1,350

Total other operating income	3,911	7,445	—		11,356

Other operating expense:
Salaries and employee benefits	8,206	7,975			16,181
Net occupancy	1,094	1,723			2,817
Equipment	568	573			1,141
Other	4,660	4,271	608	(D)	9,539

Total other operating expense	14,528	14,542	608		29,678

Income before income taxes	11,784	13,660	(1,696)		23,748
Income taxes	3,874	3,858	(435	)(E)	7,297

Net income	$7,910	$9,802	$(1,261)		$16,451

Per share data:
Basic earnings per share	$0.49	$2.27			$0.59
Diluted earnings per share	0.48	2.21			0.57
Cash dividends per share	0.16	0.36			0.16
Weighted average basic shares outstanding	16,080	4,311			27,934
Weighted average diluted shares outstanding	16,411	4,439			28,638

Notes to Unaudited Pro Forma Condensed Combined Statement of Income for the Three Months Ended March 31, 2004

(A)
Represents interest income foregone on investment securities maturities and sales at an assumed weighted average rate of 4.30%.

(B)
Represents interest income foregone on net cash used at an assumed weighted average rate of 1.25%.

(C)
Represents interest expense on trust preferred securities issued at an assumed weighted average rate of 4.00%.

(D)
Represents amortization of core deposit premium using a 10-year amortization period.

(E)
Represents tax effect of taxable and tax-deductible adjustments using an assumed effective tax rate of 40%.

 Unaudited Pro Forma Condensed Combined
Statement of Income
For the Year Ended December 31, 2003

	Historical		Pro Forma
	Central Pacific	CB Bancshares	Adjustments		Combined
	(Dollars in thousands, except per share data)
Interest Income:
Interest and fees on loans	$88,922	$85,635	$—		$174,557
Interest and dividends on investment securities:
Taxable interest	16,307	13,906	(2,795	)(A)	27,418
Tax exempt interest	3,841	1,546			5,387
Dividends	1,027	1,693			2,720
Other interest income	134	230	(362	)(B)	2

Total interest income	110,231	103,010	(3,157)		210,084

Interest expense:
Interest on deposits	14,380	11,135			25,515
Interest on short term borrowings	43	1,158			1,201
Interest on long term debt	5,755	11,123	1,200	(C)	18,078

Total interest expense	20,178	23,416	1,200		44,794

Net interest income before provision for loan losses	90,053	79,594	(4,357)		165,290
Provision for loan losses	700	7,180			7,880

Net interest income after provision for loan losses	89,353	72,414	(4,357)		157,410
Other operating income:
Income from fiduciary activities	1,793	—			1,793
Service charges on deposit accounts	4,551	4,559			9,110
Other service charges and fees	5,196	7,147			12,343
Investment securities gains (losses)	956	1,718			2,674
Gains on sales of loans	801	2,533			3,334
Item processing fees	—	1,866			1,866
Other	2,537	5,463			8,000

Total other operating income	15,834	23,286	—		39,120

Other operating expense:
Salaries and employee benefits	29,220	29,852			59,072
Net occupancy	4,198	6,639			10,837
Equipment	2,457	2,406			4,863
Merger-related costs	1,276	6,621			7,897
Other	18,427	19,409	2,297	(D)	40,133

Total other operating expense	55,578	64,927	2,297		122,802

Income before income taxes	49,609	30,773	(6,654)		73,728
Income taxes	15,669	10,025	(1,743	)(E)	23,951

Net income	$33,940	$20,748	$(4,911)		$49,777

Per share data:
Basic earnings per share	$2.12	$4.86			$1.79
Diluted earnings per share	2.07	4.72			1.74
Cash dividends declared	0.64	0.95			0.64
Weighted average basic shares outstanding	16,027	4,269			27,859
Weighted average diluted shares outstanding	16,397	4,392			28,615

Notes to Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2003

(A)
Represents interest income foregone on investment securities maturities and sales at an assumed weighted average rate of 4.30%.

(B)
Represents interest income foregone on net cash used at an assumed weighted average rate of 1.25%.

(C)
Represents interest expense on trust preferred securities issued at an assumed weighted average rate of 4.00%.

(D)
Represents amortization of core deposit premium using a 10-year amortization period.

(E)
Represents tax effect of taxable and tax-deductible adjustments using an assumed effective tax rate of 40%.

 CB BANCSHARES SPECIAL MEETING

General

        This joint proxy statement-prospectus is being furnished to CB Bancshares shareholders in connection with the solicitation of proxies by the CB Bancshares board of directors to be used at the special meeting of shareholders to be held on    •    , 2004 at    •    , Hawaii Standard Time, at     •    , and at any adjournment or postponement of that meeting. This joint proxy statement-prospectus and the enclosed form of proxy are being sent to CB Bancshares shareholders on or about    •    , 2004.

Purpose of the Meeting

        The purpose of the special meeting is to consider and vote on a proposal to approve the agreement and plan of merger, dated as of April 22, 2004, by and between Central Pacific and CB Bancshares, providing for the merger of CB Bancshares with and into Central Pacific with Central Pacific as the surviving corporation.

Record Date and Voting

        The CB Bancshares board of directors has fixed the close of business on    •    , 2004, as the record date for determining the holders of shares of CB Bancshares common stock entitled to receive notice of and to vote at the special meeting. Only holders of record of shares of CB Bancshares common stock at the close of business on that date will be entitled to vote at the special meeting and at any adjournment or postponement of that meeting. At the close of business on the record date, there were     •    shares of CB Bancshares common stock outstanding, held by approximately    •    holders of record.

        Each holder of shares of CB Bancshares common stock outstanding on the record date will be entitled to one vote for each share held of record upon each matter properly submitted at the special meeting and at any adjournment or postponement of that meeting. In order for CB Bancshares to satisfy its quorum requirements, the holders of at least a majority of the total number of outstanding shares of CB Bancshares common stock entitled to vote at the meeting must be present. You will be deemed to be present if you attend the meeting or if you submit a proxy card (including through the Internet or telephone) that is received at or prior to the meeting (and not revoked).

        If your proxy card is properly executed and received by CB Bancshares in time to be voted at the special meeting, the shares represented by your proxy card (including those given through the Internet or by telephone) will be voted in accordance with the instructions that you mark on your proxy card. If you execute your proxy but do not provide CB Bancshares with any instructions, your shares will be voted "FOR" the approval of the merger agreement.

        If your shares are held in "street name" by your broker or bank and you do not provide your broker or bank with instructions on how to vote your shares, your broker or bank will not be permitted to vote your shares, which will have the same effect as a vote against the merger. Therefore, it is important that you instruct your broker or bank how to vote your shares.

        The only matter that we expect to be presented at the special meeting is the approval of the merger agreement. If any other matters properly come before the special meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies on such matters in the manner determined by a majority of the members of the CB Bancshares board of directors.

Vote Required

        Approval of the merger agreement requires the affirmative vote of the holders of three-fourths of the outstanding shares of CB Bancshares common stock. Shares as to which the "abstain" box is selected on a proxy card will be counted as present for purposes of determining whether a quorum is present. The required vote of CB Bancshares shareholders on the merger is based upon the number of outstanding shares of CB Bancshares common stock, and not the number of shares that are actually voted. Accordingly, the failure to submit a proxy card or to vote in person at the special meeting or the abstention from voting by CB Bancshares shareholders will have the same effect as a vote "AGAINST" approval of the merger agreement.

        As of the record date:

  •
  CB Bancshares directors and executive officers and their affiliates owned and were entitled to vote approximately    •    shares of CB Bancshares common stock, including shares held through CB Bancshares' Employee Stock Option Plan, representing approximately    •    % of the outstanding shares of CB Bancshares common stock; and

  •
  Central Pacific directors and executive officers and their affiliates owned and were entitled to vote approximately    •    shares of CB Bancshares common stock, representing approximately    •    % of the outstanding shares of CB Bancshares common stock.

        CB Bancshares' largest shareholder, TON Finance, B.V., representing approximately 8.8% of CB Bancshares' outstanding shares, has entered into an agreement with CB Bancshares agreeing to vote those shares in a manner consistent with the recommendation of the CB Bancshares board of directors on all matters voted upon by CB Bancshares shareholders.

Revocability of Proxies

        The presence of a shareholder at the special meeting will not automatically revoke that shareholder's proxy. However, a shareholder may revoke a proxy at any time prior to its exercise by:

  •
  submitting a written revocation prior to the meeting to Caryn S. Morita, Corporate Secretary, CB Bancshares, Inc., 201 Merchant Street, Honolulu, Hawaii 96813;

  •
  submitting another proxy by telephone, via the Internet or by mail that is dated later than the original proxy; or

  •
  attending the special meeting and voting in person.

        If your shares are held by a broker or bank, you must follow the instructions on the form you receive from your broker or bank with respect to changing or revoking your proxy.

Voting Electronically or by Telephone

        CB Bancshares shareholders of record and many shareholders who hold their shares through a broker or bank will have the option to submit their proxy cards or voting instruction forms electronically through the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in CB Bancshares' stock records in your name or in the name of a broker, bank or other holder of record. If you hold your shares through a broker, bank or other holder of record, you should check your proxy card or voting instruction form forwarded by your broker, bank or other holder of record to see which options are available.

        CB Bancshares shareholders of record may submit their proxies:

  •
  through the Internet by visiting a website established for that purpose at http://    •    and following the instructions; or

  •
  by telephone by calling the toll-free number    •    in the United States, Puerto Rico or Canada on a touch-tone phone and following the recorded instructions; shareholders calling from another country may call    •    .

Solicitation of Proxies

        In addition to solicitation by mail, directors, officers and employees of CB Bancshares may solicit proxies for the special meeting from CB Bancshares shareholders personally or by telephone and other electronic means without additional remuneration for soliciting such proxies. We will also provide persons, firms, banks and corporations holding shares in their names or in the names of nominees, which in either case are beneficially owned by others, proxy materials for transmittal to such beneficial owners and will reimburse such record owners for their expenses in taking such actions.

        CB Bancshares and Central Pacific will share equally the expenses incurred in connection with the printing and mailing of this document.

Participants in the CB Bancshares Employee Stock Ownership Plan

        If you are a participant in the CB Bancshares Employee Stock Ownership Plan, you will have received with this joint proxy statement-prospectus a voting instruction form that reflects all of the shares that you may vote under this plan. Under the terms of this plan, the trustee or administrator votes all shares held by the plan, but each participant may direct the trustee or administrator regarding how to vote the shares of CB Bancshares common stock allocated to his or her plan account. If you own shares through this plan and do not vote, the plan trustee or administrator will vote the shares in accordance with the terms of the plan. Pursuant to the Employee Stock Ownership Plan, unallocated shares of CB Bancshares common stock will be voted by the plan's trustee as directed by the plan's committee. The deadline for returning your voting instruction form is    •    , 2004.

 CENTRAL PACIFIC SPECIAL MEETING

General

        This joint proxy statement-prospectus is being furnished to Central Pacific shareholders in connection with the solicitation of proxies by the Central Pacific board of directors to be used at the special meeting of shareholders to be held on    •    , 2004 at    •    , Hawaii Standard Time, at    •    , and at any adjournment or postponement of that meeting. This joint proxy statement-prospectus and the enclosed form of proxy are being sent to Central Pacific shareholders on or about    •    , 2004.

Purpose of the Meeting

        At the special meeting, Central Pacific's shareholders will consider and vote on: (i) a proposal to approve the merger agreement, (ii) a proposal to amend Central Pacific's articles of incorporation, (ii) a proposal to approve the 2004 Stock Compensation Plan, and (iv) a proposal to approve the 2004 Annual Executive Incentive Plan.

        Proposal to Approve the Merger Agreement.    At the special meeting Central Pacific shareholders will consider and vote on a proposal to approve the agreement and plan of merger, dated as of April 22, 2004, by and between Central Pacific and CB Bancshares, providing for the merger of CB Bancshares with and into Central Pacific, with Central Pacific as the surviving corporation. Information about the merger and the merger agreement is set forth in the sections of this document entitled "The Merger" and "The Merger Agreement".

        Proposal to Amend Articles.    At the special meeting, Central Pacific shareholders will also consider and vote on a proposal to amend Central Pacific's articles of incorporation to increase the number of shares of common stock Central Pacific is authorized to issue from 50,000,000 to 100,000,000. Central Pacific's board of directors believes this amendment is advisable in order to provide sufficient flexibility for Central Pacific to effect any future stock split or stock dividend or engage in future acquisitions. See "Proposal to Amend Articles of Incorporation of Central Pacific Financial Corp." beginning on page 92 for a more detailed discussion of the proposal.

        Proposal to Approve 2004 Stock Compensation Plan.    At the special meeting, Central Pacific shareholders will also consider and vote on a proposal to approve the 2004 Stock Compensation Plan. The purpose of the 2004 Stock Compensation Plan is to promote the success and enhance the value of Central Pacific by linking the interests of participants to those of Central Pacific's shareholders and by providing participants with incentive for outstanding performance. See "Proposal to Approve the Central Pacific Financial Corp. 2004 Stock Compensation Plan" beginning on page 93 for a more detailed discussion of the proposal.

        Proposal to Approve 2004 Annual Executive Incentive Plan.    At the special meeting, Central Pacific shareholders will also consider and vote on a proposal to approve the 2004 Annual Executive Incentive Plan. The intent of the Executive Plan is to reinforce the mission and corporate goals of Central Pacific and Central Pacific Bank. The Executive Plan is designed to help Central Pacific Bank attract, retain and motivate a talented executive team, whose performance contributes directly to serving Central Pacific Bank's customers and communities, sustains Central Pacific's strong financial performance and adds value for the shareholders. See "Proposal to Approve the Central Pacific Financial Corp. 2004 Annual Executive Incentive Plan" beginning on page 98 for a more detailed discussion of the proposal.

Record Date and Voting

        The Central Pacific board of directors has fixed the close of business on    •    , 2004, as the record date for determining the holders of shares of Central Pacific common stock entitled to receive notice of and to vote at the special meeting. Only holders of record of shares of Central Pacific common stock at the close of business on that date will be entitled to vote at the special meeting and at any adjournment or postponement of that meeting. At the close of business on the record date, there were     •    shares of Central Pacific common stock outstanding, held by approximately    •    holders of record.

        Each holder of shares of Central Pacific common stock outstanding on the record date will be entitled to one vote for each share held of record upon each matter properly submitted at the special meeting and at any adjournment or postponement of that meeting. In order for Central Pacific to satisfy its quorum requirements, the holders of at least a majority of the total number of outstanding shares of Central Pacific common stock entitled to vote at the meeting must be present. You will be deemed to be present if you attend the meeting or if you submit a proxy card (including through the Internet or telephone) that is received at or prior to the meeting (and not revoked).

        If your proxy card is properly executed and received by Central Pacific in time to be voted at the special meeting, the shares represented by your proxy card (including those given through the Internet or by telephone) will be voted in accordance with the instructions that you mark on your proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote "FOR" approval of the merger agreement, "FOR" approval of the amendment to Central Pacific's articles of incorporation, "FOR" approval of the 2004 Stock Compensation Plan and "FOR" approval of the 2004 Annual Executive Incentive Plan.

        If your shares are held in "street name" by your broker or bank and you do not provide your broker or bank with instructions on how to vote your shares, your broker or bank will not be permitted to vote your shares, which will have the same effect as a vote against the merger agreement and against the amendment to Central Pacific's articles of incorporation. Therefore, it is important that you instruct your broker or bank how to vote your shares.

        A broker non-vote will have no effect on the proposal to approve the 2004 Stock Compensation Plan and the proposal to approve the 2004 Annual Executive Incentive Plan.

        The matters that we expect to be presented at the special meeting are the approval of the merger agreement, the approval of the amendment to Central Pacific's articles of incorporation, the approval of the 2004 Stock Compensation Plan and the approval of the 2004 Annual Executive Incentive Plan. If any other matters properly come before the special meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies on such matters in the manner determined by a majority of the members of the Central Pacific board of directors.

Vote Required

        Approval of the merger agreement requires the affirmative vote, in person or by properly executed proxy, of the holders of at least three-fourths of the outstanding shares of Central Pacific common stock. The affirmative vote, in person or by properly executed proxy, of two-thirds of the shares of Central Pacific common stock outstanding on the record date, is required to approve the amendment to Central Pacific's articles of incorporation. The affirmative vote, by person or by properly executed proxy of a majority of the shares represented at the meeting, is required to approve the 2004 Stock Compensation Plan and approve the 2004 Annual Executive Incentive Plan.

        Shares as to which the "abstain" box is selected on a proxy card will be counted as present for purposes of determining whether a quorum is present. The required vote of Central Pacific shareholders on the approval of the merger agreement and on the amendment to the articles of incorporation is based upon the number of outstanding shares of Central Pacific common stock, and not the number of shares that are actually voted. Accordingly, the failure to submit a proxy card or to vote in person at the special meeting or the abstention from voting by Central Pacific shareholders will have the same effect as a vote "AGAINST" approval of the merger agreement and "AGAINST" the amendment to the articles of incorporation. It will have no effect on the proposal to approve the 2004 Stock Compensation Plan and the proposal to approve the 2004 Annual Executive Incentive Plan.

        As of the record date:

  •
  Central Pacific directors and executive officers and their affiliates owned and were entitled to vote approximately    •    shares of Central Pacific common stock, including shares held through Central Pacific's 401(k) Retirement Savings Plan, representing approximately    •    % of the outstanding shares of Central Pacific common stock; and

  •
  CB Bancshares directors and executive officers and their affiliates owned and were entitled to vote approximately    •    shares of Central Pacific common stock, representing approximately    •    % of the outstanding shares of Central Pacific common stock.

Revocability of Proxies

        The presence of a shareholder at the special meeting will not automatically revoke that shareholder's proxy. However, a shareholder may revoke a proxy at any time prior to its exercise by:

  •
  submitting a written revocation prior to the meeting to Glenn K. C. Ching, Corporate Secretary, Central Pacific Financial Corp., 220 South King Street, Honolulu, Hawaii 96813;

  •
  submitting another proxy by telephone, via the Internet or by mail that is dated later than the original proxy; or

  •
  attending the special meeting and voting in person.

        If your shares are held by a broker or bank, you must follow the instructions on the form you receive from your broker or bank with respect to changing or revoking your proxy.

Voting Electronically or by Telephone

        Central Pacific shareholders of record and many shareholders who hold their shares through a broker or bank will have the option to submit their proxy cards or voting instruction forms electronically through the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in Central Pacific's stock records in your name or in the name of a broker, bank or other holder of record. If you hold your shares through a broker, bank or other holder of record, you should check your proxy card or voting instruction form forwarded by your broker, bank or other holder of record to see which options are available.

        Central Pacific shareholders of record may submit their proxies:

  •
  through the Internet by visiting a website established for that purpose at http://     •    and following the instructions; or

  •
  by telephone by calling the toll-free number    •    in the United States, Puerto Rico or Canada on a touch-tone phone and following the recorded instructions; shareholders calling from another country may call    •    .

Solicitation of Proxies

        In addition to solicitation by mail, directors, officers and employees of Central Pacific may solicit proxies for the special meeting from Central Pacific shareholders personally or by telephone and other electronic means without additional remuneration for soliciting such proxies. We will also provide persons, firms, banks and corporations holding shares in their names or in the names of nominees, which in either case are beneficially owned by others, proxy materials for transmittal to such beneficial owners and will reimburse such record owners for their expenses in taking such actions. We have also made arrangements with D.F. King & Co., Inc., to assist us in soliciting proxies and have agreed to pay them $    •    , plus reasonable expenses, for these services.

        CB Bancshares and Central Pacific will share equally the expenses incurred in connection with the printing and mailing of this document.

Central Pacific Bank 401(k) Retirement Savings Plan Account Holders

        If you have shares of Central Pacific common stock allocated to your account under the Central Pacific 401(k), you will receive with this joint proxy statement-prospectus a separate voting instruction card for those shares. In accordance with the terms of the Central Pacific 401(k), the trustee, The Vanguard Group, will vote the shares held in the Central Pacific 401(k) trust. The trustee will vote the shares allocated to your account in accordance with your directions on the voting instruction card. As indicated in the instructions that will accompany the voting instruction card, individuals with accounts under the Central Pacific 401(k) should return their cards to:

  Management Information System
  60 Research Road
  Hingham, MA 02043

        ATTN: Joyce Pickel

        In order to permit sufficient time to tabulate voting instruction cards, an account holder's instructions must be received no later than    •    , 2004. Any voting instructions given by an account holder may be revoked at any time prior to the deadline described above by doing either of the following:

  •
  delivering a written notice to the trustee bearing a date later than the date of the first voting instruction card; or

  •
  signing and delivering a voting instruction card to the trustee relating to the same shares and bearing a later date than the date of the previous voting instruction card.

        In either case, delivery must occur no later than    •    , 2004. In accordance with the terms of the Central Pacific 401(k), shares of Central Pacific common stock in Central Pacific 401(k) accounts for which voting instructions have not been received or properly completed will be voted by the plan's trustee in the same proportion as those shares of Central Pacific common stock for which properly completed voting instructions have been received.

 THE MERGER

General

        The following section summarizes the material terms of the merger. All Central Pacific shareholders and CB Bancshares shareholders are urged to read the section of this joint proxy statement-prospectus entitled "The Merger Agreement" and to read the merger agreement carefully and in its entirety for a more complete description of the terms and conditions upon which the merger is to be effected.

        If the conditions to closing are satisfied or waived, then CB Bancshares will be merged with and into Central Pacific with Central Pacific as the surviving corporation.

Merger Consideration

        If the merger is completed, each share of CB Bancshares common stock issued and outstanding immediately before the effective time of the merger will automatically convert into the right to receive merger consideration having an intrinsic value, immediately prior to completion of the merger, equal to $20.00 plus 2.6752 multiplied by the average of the closing prices of Central Pacific common stock on the NYSE over the 10 consecutive trading day period ending on the trading day immediately prior to the closing date, which we refer to as the measuring price. We refer to the result of the foregoing calculation as the per share amount. Holders of shares of CB Bancshares may, in respect of each of their shares, elect to receive the per share amount either in cash or in shares of Central Pacific common stock, or indicate no preference as between cash or stock. CB Bancshares shareholders electing to receive the per share amount in Central Pacific common stock will receive, for each CB Bancshares share, a number of shares equal to the per share amount divided by the measuring price.

        The aggregate amount of cash to be paid by Central Pacific for shares of CB Bancshares, other than payments of cash in lieu of fractional shares, is limited to $20.00 multiplied by the number of shares of CB Bancshares outstanding immediately before the effective time of the merger, or the aggregate cash number. The aggregate number of shares of Central Pacific to be issued by Central Pacific for shares of CB Bancshares is limited to 2.6752 multiplied by the number of shares of CB Bancshares outstanding immediately before the effective time of the merger, or the aggregate stock number. To the extent that the total elections for cash or shares of Central Pacific common stock exceed the aggregate amounts of cash or stock to be paid by Central Pacific, then the exchange agent will allocate between cash and shares of Central Pacific common stock following the procedures described below under "—Allocation and Proration Procedures."

        The following table shows the cash per share or Central Pacific common stock per share that a CB Bancshares shareholder would be entitled to receive based on various measuring prices:

Central Pacific Measuring Price	Per Share Amount $20 + (2.6752 x measuring price)	Cash Consideration Per Share	Stock Consideration Per Share (per share amount÷ measuring price)
$22.00	$78.85	$78.85	3.5843 shares
$24.00	$84.20	$84.20	3.5085 shares
$26.00	$89.56	$89.56	3.4444 shares
$26.85	$91.83	$91.83	3.4201 shares
$28.00	$94.91	$94.91	3.3895 shares
$30.00	$100.26	$100.26	3.3419 shares
$32.00	$105.61	$105.61	3.3002 shares

Election Procedures

        Central Pacific has selected American Stock Transfer & Trust Company, which is the current transfer agent for Central Pacific, to serve as the exchange agent for purposes of effecting the election, allocation, and proration procedures. An election form will be sent to you in a separate mailing. If you do not exercise dissenters' rights, you must use the election form to make an election to receive, with respect to each CB Bancshares share held, either (1) Central Pacific common stock, or a stock election, or (2) cash, or a cash election. Shares of CB Bancshares common stock will be undesignated shares if you:

  •
  indicate no preference as to whether you receive cash or stock on your election form,

  •
  do not submit a properly completed election form in a timely fashion, or

  •
  revoke your election form prior to the deadline for submitting the election form and do not submit a revised election form.

        All elections must be made on an election form. To make an effective election with respect to shares of CB Bancshares common stock, you must deliver the following items to the exchange agent prior to the election deadline:

  •
  a properly completed letter of transmittal and election form,

  •
  your certificates for shares of CB Bancshares common stock or an appropriate guarantee of delivery, and

  •
  any other required documents described in the election form.

        You may change your election by submitting to the exchange agent a properly completed and signed revised letter of transmittal and election form and all required additional documents. To be effective, however, the exchange agent must receive these revised documents prior to the election deadline. If some, but not all, of the revised documents are received by the election deadline, the shares will be considered undesignated shares.

        You may revoke your prior valid election by written notice received by the exchange agent prior to the election deadline. You may also revoke a prior valid election by submitting a written withdrawal of your share certificates or of the notice of guaranteed delivery of your share certificates previously deposited with the exchange agent. Again, this written withdrawal must be received by the exchange agent before the election deadline.

        Do not return your certificates representing shares of CB Bancshares common stock with the enclosed proxy. The stock certificates should only be forwarded to the exchange agent with the letter of transmittal and election form.

        If you have a preference as to the form of consideration to be received for your shares of CB Bancshares common stock, you should make an election. Shares as to which an election is made will be given priority in allocating the merger consideration over shares for which an election is not received. None of Central Pacific, the board of directors of Central Pacific, CB Bancshares, or the board of directors of CB Bancshares makes any recommendation as to whether you should elect to receive cash or stock for each CB Bancshares share you hold. You must make your own decision with respect to making an election.

        Following the completion of the merger and upon surrender of all of the certificates representing shares of CB Bancshares common stock registered in your name, or a satisfactory indemnity if any of such certificates are lost, stolen or destroyed, together with a properly completed letter of transmittal, American Stock Transfer & Trust Company will mail to you the cash and/or Central Pacific common stock to which you are entitled, less the amount of any required withholding taxes. You will not receive interest on any cash.

        Not more than five business days after the completion of the merger, American Stock Transfer & Trust will mail to each shareholder who did not submit a letter of transmittal and election form a form of letter of transmittal for use in effecting the surrender of certificates representing shares of CB Bancshares common stock in exchange for the merger consideration.

        Declaration of dividends by Central Pacific after the completion of the merger will include dividends on all Central Pacific common stock issued in the merger, but no dividend or other distribution payable to the holders of record of Central Pacific common stock at or as of any time after the completion of the merger will be paid to holders of CB Bancshares common stock who receive Central Pacific common stock in the merger until they physically surrender all certificates as described above. After the completion of the merger, the stock transfer books of CB Bancshares will close, and there will be no transfers on the transfer books of CB Bancshares.

        CB Bancshares Employee Stock Ownership Plan participants will also receive an election form as to the consideration to be received in the merger. Shares held by those CB Bancshares Employee Stock Ownership Plan participants who do not make an election as to the type of consideration to be received in the merger will be deemed undesignated shares.

Allocation and Proration Procedures

        Each holder of shares of CB Bancshares issued and outstanding immediately before the effective time of the merger may, in respect of each of its shares, elect to receive the merger consideration either in cash or in shares of Central Pacific common stock, or indicate no preference as between cash or stock. To the extent that the total elections for cash would result in payments that do not equal the aggregate cash number, or the total elections for shares of Central Pacific common stock would result in the issuance of a number of shares that does not equal the aggregate stock number, then the exchange agent will allocate between cash and Central Pacific common stock following the procedures described below. Therefore, it is possible that you will not receive the exact form of merger consideration you elect to receive.

        Oversubscription of Cash Pool.    In the event that the aggregate amount of cash to be paid in respect of CB Bancshares shares for which a cash election is made, which we refer to as the cash election shares, exceeds the aggregate cash number, then:

  •
  all shares in respect of which stock elections have been made, which we refer to as the stock election shares, and all non-election shares will be converted into the right to receive stock consideration, and

  •
  all cash election shares will be converted into the right to receive stock consideration or cash consideration in the following manner:

  •
  the exchange agent will select from among the cash election shares, by a pro rata selection process, a sufficient number of shares, which we refer to as the stock designated shares, such that the aggregate cash amount that will be paid in the merger equals as closely as practicable the aggregate cash number, and all stock designated shares will be converted into the right to receive stock consideration; and

  •
  any cash election shares that are not stock designated shares will be converted into the right to receive cash consideration.

        Oversubscription of Stock Pool.    In the event that the aggregate number of shares of Central Pacific common stock to be issued in respect of stock election shares exceeds the aggregate stock number, then:

  •
  all cash election shares and all non-election shares will be converted into the right to receive cash consideration, and

  •
  all stock election shares will be converted into the right to receive stock consideration or cash consideration in the following manner:

  •
  the exchange agent will select from among the stock election shares, by a pro rata selection process, a sufficient number of shares, which we refer to as the cash designated shares, so that the aggregate number of shares of Central Pacific common stock to be issued in the merger equals as closely as practicable the aggregate stock number, and all cash designated shares will be converted into the right to receive cash consideration; and

  •
  any stock election shares that are not cash designated shares will be converted into the right to receive stock consideration.

        Undersubscription of Stock Pool and Cash Pool.    In the event that both (1) the aggregate number of shares of Central Pacific common stock to be issued in respect of stock election shares is lower than the aggregate stock number and (2) the aggregate cash to be paid in respect of cash election shares is lower than the aggregate cash number, then

  •
  all stock election shares will be converted into the right to receive stock consideration,

  •
  all cash election shares will be converted into the right to receive cash consideration and

  •
  non-election shares will be converted into the right to receive either cash consideration or stock consideration using such equitable proration process as will be mutually determined by Central Pacific and CB Bancshares so that the aggregate cash amount that will be paid in the merger equals as closely as practicable the aggregate cash number.

        Following are three examples of the proration of the merger consideration received by a CB Bancshares shareholder who owns 100 shares of CB Bancshares common stock and makes an election to have 50 shares converted into cash and 50 shares converted into Central Pacific common stock. The examples assume that:

  •
  the measuring price is $26.85;

  •
  the total number of shares of CB Bancshares common stock is 4,395,096; and

  •
  there are no dissenting or undesignated shares.

Example
1:  The number of cash election shares would result in payment of $87,901,920, which is equal to the aggregate cash number under these assumptions.

Example
2:  The number of cash election shares would result in payment of $100,000,000, an amount that is more than the aggregate cash number under these assumptions.

Example
3:  The number of cash election shares would result in payment of $80,000,000, an amount that is less than the aggregate cash number under these assumptions.

	Example 1	Example 2	Example 3
Cash Oversubscription Number	N/A	131,746	N/A
Stock Oversubscription Number	N/A	N/A	86,067
Aggregate Cash Election Shares	957,234	1,088,979	871,183
Aggregate Stock Election Shares	3,437,862	3,306,117	3,523,913
Number of shareholder's CB Bancshares shares converted into the right to receive cash	50	43.9510	51.2212
Number of shareholder's CB Bancshares shares converted into the right to receive Central Pacific common stock	50	56.0490	48.7788

        The table above does not reflect the fact that cash will be paid instead of fractional shares.

Ownership of Central Pacific Following the Merger

        Based on the average closing prices for Central Pacific's common stock for the five trading days prior to the announcement of the merger on April 23, 2004, existing CB Bancshares shareholders will own approximately 42% of the shares of Central Pacific common stock outstanding immediately after the merger.

Background of the Merger

        From time to time from 1999 to 2002, CB Bancshares and Central Pacific engaged in preliminary discussions regarding the possibility of a transaction between the two companies.

        On March 17, 2003, Central Pacific's financial advisors met with Mr. Ron Migita, President and Chief Executive Officer of CB Bancshares and Mr. Dean Hirata, CB Bancshares' Chief Financial Officer, and presented a proposal from Central Pacific to CB Bancshares for a merger between the two companies, for consideration of 1.8956 shares of Central Pacific common stock and $21.00 in cash for each share of CB Bancshares common stock. Shortly thereafter, Central Pacific sent CB Bancshares a letter dated March 17, 2003 reiterating the terms of its offer. On April 2, Mr. Clint Arnoldus, Chairman, President and Chief Executive Officer of Central Pacific, and Mr. Neal Kanda, Executive Vice President and Chief Financial Officer of Central Pacific Bank, met with Mr. Migita, Mr. Richard Lim, President and Chief Operating Officer of City Bank, and Mr. Warren Kunimoto, Executive Vice President of City Bank, to further discuss the terms of their proposal for a merger between Central Pacific and CB Bancshares.

        On April 15, 2003, Central Pacific sent CB Bancshares a new letter setting forth the terms of its offer to merge with CB Bancshares, which were substantially the same as the terms in its March offer, and on April 16, 2003 Central Pacific publicly announced that it had made an offer to CB Bancshares of 1.8956 shares of Central Pacific common stock plus $21.00 in cash per share of CB Bancshares common stock. Based on the closing price of Central Pacific's common stock on April 14, the offer had a value of $70 per CB Bancshares share, with 30% of the consideration consisting of cash and 70% consisting of Central Pacific common stock.

        On April 23, 2003, CB Bancshares' board of directors met and, among other things, CB Bancshares' senior management briefly reviewed the terms and conditions of Central Pacific's merger proposal with the board, but did not engage in a formal evaluation or analysis of the proposal.

        On April 28, 2003, Central Pacific filed a registration statement on Form S-4 for the purpose of registering stock that it anticipated it would issue in an exchange offer. It also filed an application and notice with the Federal Reserve Board for approval to acquire control of a majority of the outstanding shares of CB Bancshares common stock and filed an application to acquire control of CB Bancshares with the Hawaii Commissioner of Financial Institutions. Central Pacific also delivered to CB Bancshares an information statement required by Hawaii's control share acquisitions statute and a request to call a special meeting to vote on Central Pacific's proposed control share acquisition.

        On May 4, 2003, CB Bancshares' board of directors met with senior management and CB Bancshares' independent financial and legal advisors to consider and discuss Central Pacific's merger proposal and CB Bancshares' response. After careful consideration, the Board concluded that the Central Pacific proposal was inadequate and not in the best interests of CB Bancshares. CB Bancshares' board of directors authorized the issuance of a press release and delivery of a letter to Central Pacific communicating its determination, and on May 4, 2003, CB Bancshares announced that its board of directors had rejected Central Pacific's offer. On May 5, CB Bancshares called a special meeting of its shareholders for May 28 to consider and vote upon Central Pacific's proposed control share acquisition.

        On May 9, 2003, Central Pacific revised its original offer. The revised offer consisted of 1.6005 shares of Central Pacific's common stock and $22.27 in cash, with a value of $70.10 per CBBI share, based on the closing price of Central Pacific's common stock on May 8, with 35% of the consideration consisting of cash and 65% consisting of Central Pacific's common stock.

        On May 12, 2003, the board of directors of CB Bancshares met with senior management and CB Bancshares' independent financial and legal advisors to consider and discuss Central Pacific's revised proposal and CB Bancshares' response. After careful consideration, the board unanimously concluded that the revised proposal was inadequate and not in the best interests of CB Bancshares. On May 12, 2003, CB Bancshares announced that its board of directors had rejected Central Pacific's revised offer.

        On May 28, 2003, CB Bancshares held a special shareholders meeting for the purpose of voting on Central Pacific's proposal to acquire CB Bancshares shares under the Hawaii control share acquisitions statute. CB Bancshares shareholders did not approve Central Pacific's proposal.

        The Federal Reserve Board approved Central Pacific's application to acquire control of CB Bancshares, subject to certain restrictions, on December 15, 2003, and the U.S. Department of Justice confirmed that the proposed transaction would not have a significantly adverse effect on competition. On March 15, 2004, the Federal Reserve Board granted a three-month extension of its deadline for consummation of the transaction to June 15, 2004. On December 8 and 9, 2003, the Commissioner of Financial Institutions held an informational and comment proceeding on Central Pacific's application. On February 3, 2004, the Commissioner of Financial Institutions approved Central Pacific's application, subject to certain restrictions and the submission of a written report every 30 days detailing activities relating to the merger.

        On March 15, 2004, Central Pacific announced that it was increasing its offer to CB Bancshares to $22.27 in cash and 2.4 shares of Central Pacific common stock for each share of CB Bancshares common stock. The offer represented $87.26 per share based on Central Pacific's closing price of $27.08 on March 12, 2004. The offer letter also stated Central Pacific's desire to work with the CB Bancshares board to address corporate governance issues. Central Pacific announced that the offer would remain open until April 15.

        On March 20, 2004, CB Bancshares' board of directors met with CB Bancshares' financial and legal advisors and senior management to consider and discuss Central Pacific's revised offer. CB Bancshares' board of directors did not reach a determination about the revised offer, but authorized senior management and CB Bancshares' advisors to contact Central Pacific and Central Pacific's advisors to discuss the merger proposal.

        Following CB Bancshares' March 20 board meeting, there were preliminary discussions between managements of the two companies and between their advisors to discuss a possible framework under which discussions between the two parties could proceed. These discussions focused on key terms, including management and board of directors of the combined company and price, as well as certain financial information regarding costs associated with a possible transaction between the parties.

        On April 8, 2004, Central Pacific's board met to authorize continuing with discussions through its CEO, its financial advisors and its legal advisors. On April 8 and April 9, 2004, Central Pacific's legal advisors and CB Bancshares' financial advisors continued to discuss issues relating to board and management composition and transaction price. On April 8 and April 9, 2004, Central Pacific's board of directors met to discuss the status of discussions between Central Pacific and CB Bancshares and receive updates on the discussions from its legal and financial advisors. On April 9, 2004, CB Bancshares' board of directors met to discuss the status of discussions between Central Pacific and CB Bancshares and receive updates on the discussions from its legal and financial advisors.

        On April 12, 2004, the parties and their legal and financial advisors continued their preliminary discussions with respect to possible transaction terms that could provide a basis for further discussions between the parties. In these discussions, Central Pacific proposed, among other things, revising the per share consideration to be paid in the proposed transaction to $15.00 in cash plus 2.6547 shares of Central Pacific common stock, which had an implied value of $91.90 per share based on Central Pacific's closing stock price on April 12, 2004. On April 12, 2004, the CB Bancshares board of directors met with its legal and financial advisors to discuss and receive updates regarding the status of discussions between the parties.

        On April 13, 2004, CB Bancshares' financial advisors proposed terms to Central Pacific's financial advisors and legal advisors with respect to price and the composition of senior management and the board of directors of the combined company after the merger, including an increase of the merger consideration per share to $97.50, consisting of $20.00 in cash and 2.6752 shares of Central Pacific common stock based on the closing price of Central Pacific common stock on April 12, 2004, as a condition for moving forward with further discussions and preliminary due diligence. Later that day, Central Pacific's financial advisors and legal advisors presented those terms to Central Pacific's board of directors. After discussion of those terms, Central Pacific's board of directors authorized its advisors to discuss with CB Bancshares' advisors proposed revisions to some of the terms.

        Further discussions ensued between Central Pacific's financial advisors and CB Bancshares' financial advisors regarding price and the composition of the combined company's board and senior management. On April 14, 2004, CB Bancshares' Board met to discuss with its legal and financial advisors the status of the discussions between the parties.

        On April 14, 2004, Central Pacific and CB Bancshares executed a confidentiality agreement and exchanged due diligence request lists, and Central Pacific sent CB Bancshares a draft merger agreement. On April 15, 2004, the senior management of Central Pacific and CB Bancshares met in Honolulu, Hawaii to discuss various aspects of each party's business and to conduct preliminary due diligence. Also on April 15, 2004, Central Pacific publicly announced that it would pursue its efforts to merge with CB Bancshares for another week. Meetings between management of the two parties and their financial and legal advisors and due diligence continued through April 22, 2004. During these discussions, CB Bancshares sought an increase in the merger consideration to be paid by Central Pacific, and Central Pacific rejected the request.

        Central Pacific's board of directors met on April 19, 20 and 21, 2004, to discuss the status of negotiations and the terms being negotiated, including the composition of the board of directors after the merger and the proposed merger consideration per share of $20.00 and 2.6752 shares of Central Pacific common stock. CB Bancshares' board of directors met on April 21 to discuss the status of negotiations and the terms being negotiated, including the composition of the board of directors after the merger and the merger consideration.

        On April 22, 2004, Central Pacific's board of directors met to review the terms and conditions of the proposed merger agreement with CB Bancshares. At the meeting, Bear Stearns rendered its oral opinion (subsequently confirmed in writing) to the board of Central Pacific to the effect that, as of such date, based upon and subject to the assumptions, conditions, limitations and other matters set forth in its opinion, the merger consideration was fair to Central Pacific's shareholders from a financial point of view. Sullivan & Cromwell LLP reviewed with the board the key provisions of the merger agreement and related matters, including the proposed term sheets for various employment and consulting agreement with certain CB Bancshares executives and change in control payments to be made to certain CB Bancshares executives, and reviewed with the directors their fiduciary duties and responsibilities applicable to their decision to adopt the merger agreement and authorize the transactions contemplated by the agreement. Following careful consideration of the proposed merger agreement and the transactions contemplated by the merger agreement, and after discussion with its financial and legal advisors and consideration of the factors described under "—Central Pacific's Reasons for the Merger; Recommendation of the Central Pacific Board", Central Pacific's board, by a vote of 8 to 1, determined that the terms and provisions of the merger agreement negotiated with CB Bancshares were in the best interests of Central Pacific and its shareholders, adopted the merger agreement and authorized the transactions it contemplates, and resolved to recommend that its shareholders approve the merger agreement.

        On April 22, 2004, CB Bancshares' board of directors also held a special meeting. Senior management, together with CB Bancshares' financial and legal advisors, reviewed with the board of directors the terms of the proposed merger with Central Pacific. Senior management and Sandler O'Neill reviewed prior discussions regarding strategic alternatives, the efforts of Sandler O'Neill in soliciting other indications of interest in a possible transaction with CB Bancshares and the results of their due diligence review of Central Pacific. Senior management and Sandler O'Neill also reviewed with the board various key factors relating to the proposed merger, including financial information with respect to Central Pacific, as well as other factors discussed below under "—CB Bancshares' Reasons for the Merger; Recommendation of the Merger by the CB Bancshares Board of Directors."

        In addition, Sandler O'Neill discussed a range of matters, including the merger consideration, business and financial information regarding the two companies, historical stock price performance, valuation methodologies and analyses and the other matters set forth in "—Opinion of CB Bancshares' Financial Advisors." After this discussion, Sandler O'Neill rendered to the CB Bancshares board of directors its written opinion that, as of the date of the opinion and based upon and subject to the assumptions, qualifications and limitations described in its opinion, the merger consideration was fair, from a financial point of view, to holders of CB Bancshares common stock. Representatives of Skadden, Arps, Slate, Meagher & Flom LLP and Kobayashi, Sugita & Goda then discussed with the CB Bancshares board of directors the legal standards applicable to its decisions and actions with respect to the proposed transactions and reviewed the legal terms of the proposed merger and the related matters, including the change in control payments to be made to certain executives of CB Bancshares and the employment and consulting arrangements to be entered into between Central Pacific and certain executives of CB Bancshares.

        After further discussion, and taking into consideration the factors described under "—CB Bancshares' Reasons for the Merger; Recommendation of the CB Bancshares Board of Directors," the CB Bancshares board, with one director abstaining and one director absent, determined that the proposed merger with Central Pacific was in the best interests of CB Bancshares and its shareholders, the CB Bancshares board adopted the merger agreement and authorized the transactions contemplated by the agreement and resolved to recommend that its shareholders approve the merger agreement. Thereafter, the merger agreement was executed by Central Pacific and CB Bancshares.

        On April 23, 2004, Central Pacific and CB Bancshares issued a joint press release announcing the merger.

Central Pacific's Reasons for the Merger; Recommendation of the Central Pacific Board

        Central Pacific believes that the proposed combination of CB Bancshares and Central Pacific presents a unique opportunity to create a stronger locally based and locally managed bank for Hawaii. Compelling opportunities exist to better serve Central Pacific's community, customers, employees and shareholders. Specifically, Central Pacific believes that a combination of CB Bancshares and Central Pacific will result in:

  •
  an enhanced range of products and services, including expanded banking services and trust and wealth management services,

  •
  a more diversified loan portfolio, combining Central Pacific's strength in commercial real estate loans and CB Bancshares' volume in residential mortgages,

  •
  an expanded branch network and increased number of ATMs available to customers,

  •
  an increased financing capability in serving both existing and new commercial borrowers,

  •
  the delivery of banking services to underserved markets in Hawaii,

  •
  an institution that can do more to serve community and charitable needs,

  •
  the potential for revenue enhancements, cost savings and greater market and client penetration as a result of operational economies of scale, and

  •
  enhanced liquidity and increased market capitalization, thus benefiting our shareholders.

        Central Pacific believes that the combination of CB Bancshares and Central Pacific is in the best interest of Central Pacific and its shareholders. Accordingly, Central Pacific's board of directors adopted the merger agreement and authorized the transactions contemplated by the merger agreement. In reaching its decision, the board of directors consulted with Central Pacific's management, legal counsel and investment bankers. The board of directors of Central Pacific considered a number of factors, to which relative weights were not assigned, including the following:

  •
  the anticipated financial strength of the combined company and expanded choices, convenience and capacity for its customers,

  •
  the business, operations, financial condition and earnings of Central Pacific and CB Bancshares on an historical and a prospective basis and of the combined company on a pro forma basis, including the composition of loans and deposits held by each bank and the resulting entity and each company's historical stock performance,

  •
  the results of Central Pacific's due diligence review and the financial condition and prospects of Central Pacific and CB Bancshares, including but not limited to results of operations, capital levels maintained by each bank and asset quality,

  •
  Bear Stearns' financial analyses and presentations to the board and Bear Stearns' opinion as to the fairness, from a financial point of view, of the merger consideration to Central Pacific shareholders,

  •
  the anticipated accretion to Central Pacific's earnings as a result of the merger, assuming $7.8 million of after-tax synergies in 2005 and $11.7 million of fully phased-in after-tax synergies in 2006, core deposit intangibles of 3% of non-time deposits amortized over 10 years on a straight-line basis, the issuance of $20 million in trust preferred securities and purchase accounting merger adjustments, transaction expenses and restructuring charges.

  •
  Central Pacific's and CB Bancshares' familiarity with and review of the respective other company's business, operations, financial condition and earnings on an historical and a prospective basis,

  •
  the composition of the board and senior management after the merger,

  •
  the proposed employment or consulting arrangements with certain CB Bancshares executives and change in control payments triggered by existing agreements between CB Bancshares and certain of its executives,

  •
  interests of members of Central Pacific's management and board that are in addition to or different from their interests as Central Pacific shareholders,

  •
  the opportunity to compete more effectively in the banking industry in the State of Hawaii,

  •
  the then-current and prospective economic and regulatory environment, burdens and constraints affecting banking organizations and commercial banks such as Central Pacific and CB Bancshares and the changing competitive environment for banking services, including a challenging interest rate environment and the expectation that credit costs will remain high,

  •
  the consolidation and increasing competition in the banking and related industries, and the expectation that the combined company will have $4.2 billion in assets, potentially giving it greater access to financial, managerial and technological resources and making the combined company a more effective competitor in banking and related industries,

  •
  the complementary nature of the businesses of Central Pacific and CB Bancshares, which could potentially provide revenue enhancement opportunities for the combined company, based on such things as:

  •
  an increased ability to cross-sell a wider variety of banking products and services,

  •
  the opportunity to generate increased loan and fee income as a result of the higher lending limits available to the combined entity,

  •
  the opportunity to leverage certain expenses,

  •
  and the opportunity to achieve cost savings and operating efficiencies,

  •
  industry and economic conditions, such as a challenging interest rate environment, and the potential for slow economic growth and high expected credit costs,

  •
  the expanded menu of business and retail services, including a strong commercial real estate capability and trust and wealth management services, and the increased lending limits and resources we anticipate that the combined entity would offer,

  •
  the probable impact of the merger on the depositors, employees, customers, suppliers, creditors and communities served by Central Pacific and CB Bancshares through expanded commercial, consumer and retail banking products and services, and

  •
  the ability of the combined company after the merger to compete in relevant banking and non-banking markets.

        In making its determination, Central Pacific's board of directors did not ascribe any relative or specific weights to the factors that it considered. The foregoing discussion of the factors considered by the boards of directors is not intended to be exhaustive, but it does include the material factors considered by the board.

        There are numerous factors that could cause the combined company's results of operations, including, among other things, earnings per share, to increase or decrease after the merger. Therefore, we cannot assure you that the anticipated benefits of the combination of Central Pacific and CB Bancshares discussed in the previous paragraphs will happen. You should read "Risk Factors" on pages 19 through 22 and "Forward Looking Statements" on page 123 for a discussion of some of the other factors that could affect the combined company's future operations and financial condition.

        The Central Pacific board of directors determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are in the best interests of Central Pacific and its shareholders. Accordingly, the Central Pacific board adopted the merger agreement and recommends that Central Pacific shareholders vote "FOR" approval of the merger agreement.

Opinion of Central Pacific's Financial Advisor

        Bear, Stearns & Co. Inc. acted as financial advisor to Central Pacific in connection with the proposed merger and participated in certain of the negotiations leading to the merger agreement. Bear Stearns is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts and valuations for estate, corporate and other purposes. Bear Stearns was selected by Central Pacific's board of directors to render a fairness opinion because of its expertise and its reputation in investment banking and mergers and acquisitions and its familiarity with financial institutions and Central Pacific. Central Pacific and Bear Stearns have entered into a letter agreement, dated as of February 18, 2003, relating to the services to be provided by Bear Stearns in connection with the merger.

        At the April 22, 2004 meeting at which Central Pacific's board considered and approved the merger agreement, Bear Stearns delivered to the board its oral opinion (which was confirmed in a written opinion, dated as of April 22, 2004) that, as of such date, the merger consideration was fair to Central Pacific's shareholders from a financial point of view. The full text of the Bear Stearns opinion is attached as Annex C to this joint proxy statement-prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Bear Stearns in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. We urge Central Pacific shareholders to read the entire opinion carefully in connection with their consideration of the proposed merger.

        The Bear Stearns opinion speaks only as of the date of the opinion. The opinion was directed to the Central Pacific board and is directed only to the fairness of the merger consideration to Central Pacific shareholders from a financial point of view. The type and amount of consideration payable in the merger were determined through negotiations between Central Pacific and CB Bancshares and were approved by the Central Pacific board of directors. The Bear Stearns opinion does not address the underlying business decision of Central Pacific to engage in the merger or any other aspect of the merger and is not a recommendation to any Central Pacific shareholder as to how such shareholder should vote at the special meeting with respect to the merger or any other matter.

        In the course of performing its review and analyses for rendering its opinion, Bear Stearns:

  •
  reviewed a draft of the merger agreement, substantially in final form;

  •
  reviewed Central Pacific's and CB Bancshares' respective Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 2001 through 2003, their respective preliminary results for the quarter ended March 31, 2004 and their Reports on Form 8-K for the three years ended April 22, 2004;

  •
  reviewed certain operating and financial information relating to Central Pacific's business and prospects, including projections for the three years ended December 31, 2004 through 2006, all as prepared and provided to Bear Stearns by Central Pacific's management;

  •
  reviewed certain operating and financial information relating to CB Bancshares' business and prospects, including (i) projections for the five years ended December 31, 2004 through 2008, all as prepared and provided to Bear Stearns by CB Bancshares' management ("CB Bancshares Management Projections"), and (ii) projections and synergy estimates for the five years ended

    December 31, 2004 through 2008, all as prepared and provided to Bear Stearns by Central Pacific's management ("Central Pacific Projections for CB Bancshares");

  •
  met with certain members of CB Bancshares' senior management to discuss CB Bancshares' business, operations, historical and projected financial results and future prospects;

  •
  met with certain members of Central Pacific's senior management to discuss Central Pacific's and CB Bancshares' business, operations, historical and projected financial results and future prospects;

  •
  reviewed the historical prices, trading multiples and trading volumes of the common shares of Central Pacific and CB Bancshares;

  •
  reviewed publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to CB Bancshares;

  •
  reviewed the terms of recent mergers and acquisitions of companies which Bear Stearns deemed generally comparable to CB Bancshares and the merger;

  •
  performed discounted cash flow analyses based on Central Pacific Projections for CB Bancshares, including certain synergy estimates, furnished to Bear Stearns;

  •
  reviewed the pro forma financial results, financial condition and capitalization of Central Pacific giving effect to the merger; and

  •
  conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

        Bear Stearns relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided by Central Pacific and CB Bancshares, including, without limitation, projections and synergy estimates. With respect to the CB Bancshares Management Projections, Bear Stearns relied on representations that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of CB Bancshares as to the expected future performance of CB Bancshares. With respect to the Central Pacific Projections for CB Bancshares, Bear Stearns relied on representations that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Central Pacific as to the expected future performance of CB Bancshares, including, without limitation, the synergy estimates. Bear Stearns did not assume any responsibility for the independent verification of any such information or of the projections and synergy estimates provided to them, and Bear Stearns further relied upon the assurances of the senior management of Central Pacific and CB Bancshares that they were unaware of any facts that would make the information, projections and synergy estimates provided to Bear Stearns incomplete or misleading.

        In arriving at its opinion, Bear Stearns did not make an independent evaluation or appraisal of the assets or the liabilities (including any off-balance-sheet assets and liabilities, or any other assets or liabilities, contingent or otherwise) of Central Pacific or CB Bancshares or any of their subsidiaries, nor was Bear Stearns furnished with any such evaluations or appraisals. Accordingly, Bear Stearns did not make an independent evaluation of the adequacy of the allowance for loan losses of Central Pacific or CB Bancshares nor did Bear Stearns conduct a comprehensive review of the credit files relating to Central Pacific or CB Bancshares. As a result, Bear Stearns assumed, with the consent of Central Pacific, that the respective aggregate allowances for loan losses for both Central Pacific and CB Bancshares were adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

        Bear Stearns assumed that the merger would qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. Bear Stearns also assumed that the merger would be consummated in a timely manner and in accordance with the terms of the merger agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on Central Pacific or CB Bancshares.

        Bear Stearns did not express any opinion as to the price or range of prices at which the shares of Central Pacific common stock and CB Bancshares common stock may trade subsequent to the announcement of the merger or as to the price or range of prices at which the shares of Central Pacific common stock may trade subsequent to the consummation of the merger. Finally, with Central Pacific's consent, Bear Stearns relied upon the advice Central Pacific received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement.

        In rendering its April 22, 2004 opinion, Bear Stearns performed a variety of financial analyses. The following is a summary of the material analyses performed by Bear Stearns, but is not a complete description of all the analyses underlying Bear Stearns' opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Bear Stearns believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Bear Stearns' comparative analyses described below is identical to Central Pacific or CB Bancshares and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Central Pacific or CB Bancshares and the companies to which they are being compared.

        The earnings projections used and relied upon by Bear Stearns in its analyses were based upon internal financial projections for Central Pacific and the Central Pacific Projections for CB Bancshares furnished to Bear Stearns by Central Pacific's management. These financial projections and estimates and all projections of transaction costs, purchase accounting adjustments and expected synergies relating to the merger were reviewed with the senior managements of Central Pacific, and Bear Stearns assumed for purposes of its analyses that they reflected the best currently available estimates and judgments of such management of the future financial performance of Central Pacific and CB Bancshares, respectively, and that such performances would be achieved. In addition, Bear Stearns reviewed the CB Bancshares Management Projections with the senior management of CB Bancshares. Bear Stearns expressed no opinion as to such financial projections or the assumptions on which they were based. The financial projections for Central Pacific were prepared for internal purposes only and not with a view towards public disclosure. These projections, as well as the other estimates used by Bear Stearns in its analyses, were based on numerous variables and assumptions which are inherently uncertain and, accordingly, actual results could vary materially from those set forth in such projections.

        In performing its analyses, Bear Stearns also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Central Pacific, CB Bancshares and Bear Stearns. The analyses performed by Bear Stearns are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Bear Stearns prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the Central Pacific board at the board's April 22nd meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Bear Stearns' analyses do not necessarily reflect the value of Central Pacific's common stock or CB Bancshares' common stock or the prices at which Central Pacific's or CB Bancshares' common stock may be sold at any time.

        Summary of Proposal.    Bear Stearns reviewed the financial terms of the proposed transaction. Based upon the closing price of Central Pacific's common stock on April 20, 2004 of $26.36 and a valuation of the merger consideration of $20.00 in cash and 2.6752 shares of Central Pacific common stock, Bear Stearns calculated an implied transaction value of $90.52 per share. Based upon financial information for CB Bancshares, Bear Stearns calculated the following ratios:

Transaction Ratios

Price/Estimated 2004 earnings per share	14.1	x
Price/Estimated 2005 earnings per share	13.4	x
Price/ Estimated 2005 earnings per share including synergies	11.2	x
Price/Tangible book value per share	2.20	x
Core Deposit premium	22%

        For purposes of Bear Stearns' analyses, earnings per share were based on fully diluted earnings per share. Earnings for CB Bancshares were based on the Central Pacific Projections for CB Bancshares provided by Central Pacific management. Bear Stearns noted that the implied transaction value per share represented a 23.7% premium over the April 20, 2004 closing price of CB Bancshares' common stock.

        Comparable Company Analysis.    Bear Stearns used publicly available information to compare selected financial and market trading information for Central Pacific, CB Bancshares, and a group of financial institutions selected by Bear Stearns. The peer group consisted of Bank of Hawaii and the following publicly-traded banking institutions with total assets between $1.5 billion and $3 billion, tangible equity/tangible assets between 7% and 11%, and a return on average assets greater than or equal to 1%:

BancFirst Corporation	First Financial Bankshares, Inc.
S&T Bancorp, Inc.	Frontier Financial Corporation
TrustCo Bank Corp NY	PrivateBancorp, Inc.
Glacier Bancorp, Inc.	Tompkins Trustco, Inc.
Harleysville National Corporation	Community Banks, Inc.
Sterling Financial Corporation	Capital City Bank Group, Inc.
Sandy Spring Bancorp, Inc.	Sterling Bancorp
Simmons First National Corporation	Columbia Banking System, Inc.
City Holding Company	First Community Bancshares, Inc.
Midwest Banc Holdings, Inc.	First Busey Corporation

        Bear Stearns' analysis showed the following concerning the financial performance of CB Bancshares, Central Pacific and the peer group, as of December 31, 2003:

	CB Bancshares	Central Pacific	Peer Group Mean
Net Interest Margin	4.91%	4.53%	4.29%
Non-Interest Income/AEA	1.08%	0.76%	1.46%
Efficiency Ratio	60.33%	54.15%	56.38%
Return on Average Assets	1.47%	1.70%	1.43%
Return on Average Equity	16.54%	18.96%	15.46%
Loans/Deposits	106.7%	82.3%	79.1%
Core Deposits/Total Deposits	63.1%	67.0%	64.8%
Reserve/Loans	2.16%	1.72%	1.56%
NPAs/Assets	0.38%	0.17%	0.38%
NCOs/Average Loans	0.50%	0.01%	0.24%
Tangible Equity/Tangible Assets	8.89%	8.97%	8.40%

        Bear Stearns calculated the implied multiples of Central Pacific, Bank of Hawaii and the peer group and compared them with the implied multiples of the Central Pacific/CB Bancshares transaction, using pricing data as of April 20, 2004.

Comparable Company Analysis

					Peer Group
	CPF/CBBI Transaction		Central Pacific		Bank of Hawaii		Harmonic Mean		High		Low
Price/2004 estimated earnings per share	14.1	x	12.3	x	15.3	x	15.5	x	21.4	x	11.8	x
Price/2005 estimated earnings per share	13.4	x	11.1	x	13.8	x	14.1	x	18.8	x	11.4	x
Price/tangible book value per share	2.20	x	2.18	x	3.08	x	2.79	x	4.16	x	1.95	x

        Analysis of Selected Merger Transactions.    Bear Stearns performed selected precedent transactions analyses to assist Central Pacific's board of directors in valuing CB Bancshares based on transaction values expressed as multiples of various financial measures in selected merger transactions from April 11, 2002 through March 15, 2004 involving banks with transaction values between $150 million and $650 million and a return on average assets of greater than or equal to one percent. Bear Stearns reviewed the following 14 merger transactions:

Buyer/Target	Announcement Date
Umpqua Holdings Corp./Humboldt Bancorp	March 15, 2004
BMO Financial Group/New Lenox Holding Co.	February 4, 2004
Sky Financial Group Inc./Second Bancorp Inc.	January 8, 2004
Hanmi Financial Corp./Pacific Union Bank	December 22, 2003
Fulton Financial Corp./Resource Bankshares Corp.	August 25, 2003
PNC Financial Services Group/United National Bancorp	August 21, 2003
Wells Fargo & Co./Pacific Northwest Bancorp	May 19, 2003
Mercantile Bankshares Corp./F&M Bancorp	March 13, 2003
F.N.B. Corp./Charter Banking Corp.	February 3, 2003
Chittenden Corp./Granite State Bankshares Inc.	November 7, 2002
Fifth Third Bancorp/Franklin Financial Corp.	July 24, 2002
Umpqua Holdings Corp./Centennial Bancorp	July 23, 2002
Marshall & Ilsley Corp./Mississippi Valley Bancshares	June 17, 2002
Banknorth Group Inc./Bancorp Connecticut Inc.	April 11, 2002

        Bear Stearns calculated the following multiples for the selected precedent merger transactions in its analysis and compared them with the implied multiples of the Central Pacific/CB Bancshares Transaction:

	CPF/CBBI Transaction		Harmonic Mean		High		Low
Price/Current estimated EPS	14.1	x	17.6	x	23.8	x	15.4	x
Price/Tangible book value	2.20	x	3.03	x	5.06	x	2.34	x
Franchise premium/Core deposits	22%		25%		43%		18%

        Bear Stearns noted that none of the precedent transactions was identical to the merger of Central Pacific and CB Bancshares and that, accordingly, any analysis of the precedent transactions necessarily involved complex considerations and judgments concerning differences in industry and individual company dynamics, stock market valuation parameters, financial and operating characteristics and various other factors that would necessarily affect the transaction multiples in the merger as compared to the multiples for the precedent transactions.

        Discounted Cash Flow Analysis-Standalone.    Bear Stearns performed an analysis based on the estimated future stream of cash flows of CB Bancshares through December 31, 2008 under various circumstances, assuming that CB Bancshares performed in accordance with the Central Pacific Projections for CB Bancshares provided by Central Pacific management. Bear Stearns assumed that all equity in excess of a tangible equity/tangible assets ratio of 7% would be free cash flow. The terminal value of CB Bancshares was based on multiples of estimated 2009 net income. Bear Stearns applied terminal forward price/earnings multiples ranging from 10x to 13x and discount rates ranging from 11% to 13%. Using this analysis, Bear Stearns derived a range of implied equity values per share for CB Bancshares of $74.84 to $95.75, as illustrated by the chart below:

Implied Equity Value per Share for CB Bancshares-Standalone

	Discount Rate
Terminal Forward P/E Multiple
	11%	12%	13%
10x	$79.96	$77.34	$74.84
11x	85.22	82.39	79.69
12x	90.49	87.43	84.53
13x	95.75	92.48	89.37

        Synergy Discounted Cash Flow Analysis.    In addition, Bear Stearns performed a discounted cash flow analysis based on the estimated synergies and one-time merger-related costs through December 31, 2008 under various circumstances. The terminal value of the synergies was based on multiples of estimated 2009 synergies. Bear Stearns applied terminal forward price/earnings multiples ranging from 9x to 12x and discount rates ranging from 11% to 14%. Using this analysis, Bear Stearns derived a range of implied synergy value per share of $6.63 to $13.04.

Implied Synergy Value per Share

	Discount Rate
Terminal Forward P/E Multiple
	11%	12%	13%	14%
9x	$8.52	$7.86	$7.23	$6.63
10x	10.03	9.31	8.62	7.36
11x	11.54	10.75	10.00	9.29
12x	13.04	12.20	11.39	10.62

        In connection with its Discounted Cash Flow Analysis-Standalone and the Synergy Discounted Cash Flow Analysis, Bear Stearns considered and discussed with the Central Pacific board of directors how the present value analyses would be affected by changes in the underlying assumptions. Bear Stearns noted that the discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

        Pro Forma Merger Analysis.    Bear Stearns prepared illustrative pro forma analyses of the potential financial impact of the merger using earnings per share estimates of $2.35 in 2005 and $2.51 in 2006 for Central Pacific and earnings per share estimates of $6.78 in 2005 and $7.19 in 2006 for CB Bancshares. In addition, Bear Stearns assumed $7.8 million of after-tax synergies in 2005 and $11.7 million of fully phased-in after-tax synergies in 2006; core deposit intangibles of 3% of non-time deposits amortized over 10 years on a straight-line basis; additional trust preferred issuance of $20 million; and purchase accounting merger adjustments, transaction expenses and restructuring charges.

        For each of the years 2005 and 2006, Bear Stearns compared the projected earnings per share of Central Pacific, on a standalone basis, to the projected pro forma earnings per share of Central Pacific and CB Bancshares on a combined basis before one-time merger-related costs. Based on these analyses, the proposed transaction would be approximately 9% accretive to GAAP earnings in 2005 and 14% accretive to GAAP earnings in 2006 for Central Pacific.

        The analysis also indicated that the transaction would be accretive to book value per share and dilutive to tangible book value per share for Central Pacific. After taking into account certain after-tax restructuring charges and transaction expenses, the above-mentioned issuance of trust preferred and other purchase accounting and merger adjustments, Bear Stearns understands that Central Pacific would maintain well-capitalized regulatory capital ratios on a pro forma basis. For all the above analyses, the actual results achieved by Central Pacific following the merger will vary from the projected results, and the variations may be material. In such case, our conclusions might be different than those set forth herein.

        Contribution Analysis.    Bear Stearns reviewed the relative contributions to be made by Central Pacific and CB Bancshares to the combined institution based on certain balance sheet information as of March 31, 2004 and projected financial information of both companies. The percentage of pro forma shares owned was determined based on the stock portion of the merger consideration. The Pro Forma Ownership based on 100% stock consideration reflects what the ownership of the combined entity would have been if all of the merger consideration were issued in the form of stock (this calculation does not reflect the expected actual ownership of the combined entity). This analysis indicated that the implied contributions to the combined entity were as follows:

	Central Pacific	CB Bancshares
Gross loans	53%	47%
Deposits	59%	41%
Tangible common equity	53%	47%
Estimated 2005 net income	56%	44%
Estimated 2005 net income with synergies(1)	53%	47%
Estimated 2006 net income with synergies(1)	51%	49%
Pro Forma Ownership	58%	42%
Pro Forma Ownership based on 100% stock consideration	51%	49%

Note:    As of April 20, 2004.

(1)
Assumes 100 percent of synergies credited to CB Bancshares. Assumes $13,000,000 pre-tax synergies in 2005 and $19,500,000 in pre-tax synergies in 2006.

        Miscellaneous.    Central Pacific has agreed to pay Bear Stearns a transaction fee in connection with the merger based on the aggregate transaction value. The fee would be $3.65 million, of which approximately $700,000 has been paid and the balance of which is contingent, and payable, upon closing of the merger. Central Pacific has also agreed to reimburse certain of Bear Stearns' reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Bear Stearns and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

        Bear Stearns has been previously engaged by Central Pacific to provide certain investment banking and financial advisory services for which it received customary fees, including without limitation, services during 2003 in connection with Central Pacific's participation in two pooled trust preferred securities offerings, for which Central Pacific paid Bear Stearns customary fees. In the ordinary course of business, Bear Stearns and its affiliates may actively trade the equity and debt securities and/or bank debt of Central Pacific and/or CB Bancshares for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in such securities or bank debt.

CB Bancshares' Reasons for the Merger; Recommendation of the CB Bancshares Board

        The CB Bancshares board has determined that the merger is fair to, and in the best interests of, CB Bancshares and its shareholders. In adopting the merger agreement, the CB Bancshares board consulted with its financial advisor with respect to the financial aspects of the merger and fairness of the merger consideration to CB Bancshares shareholders from a financial point of view and with its legal counsel as to its legal duties and the terms of the merger agreement. In arriving at its determination, the CB Bancshares board of directors also considered a number of factors, including the following material factors:

  •
  the significant premium to the market value of CB Bancshares common stock provided by the merger consideration - based on the closing price of Central Pacific common stock on April 12, 2004 (the last trading date before CB Bancshares proposed the per share merger consideration) of $28.97, the implied value of the merger consideration of $97.50 per share on such date represented a premium of approximately 39% over the closing price of CB Bancshares common stock on such date, and based on the closing price of Central Pacific common stock on April 22, 2004, the implied value of the merger consideration represented a premium of approximately 34.9% and 34.0%, respectively over the closing price for CB Bancshares common stock on March 12, 2004 (the last trading day prior to Central Pacific's making its revised offer) and April 22, 2004 (the last trading day prior to the announcement of the merger),

  •
  the anticipation that the merger would be accretive to CB Bancshares' earnings per share estimates for 2005 and 2006 (based upon the assumptions provided by Central Pacific and reviewed with CB Bancshares and its financial advisors, including amortization of an estimated $25 million core deposit intangible over ten years, issuance of $20 million of trust preferred securities by Central Pacific, cost savings of $19.5 million pre-tax (66% phased-in for 2005 and 100% phased-in for 2006) and $50 million (after-tax) in estimated merger-related costs),

  •
  that the merger agreement provided for Mr. Migita of CB Bancshares to serve as non-executive Chairman of the combined company, Mr. Hirata of CB Bancshares to serve as Chief Financial Officer of the combined company, Mr. Weld of CB Bancshares to serve as Chief Credit Officer of the combined company, six current directors of CB Bancshares (including Mr. Migita) to be directors of the combined company, and for several current employees of CB Bancshares to enter into employment contracts with Central Pacific, which the CB Bancshares board considered to be of significant importance in assuring an effective and timely integration of the two companies' operations and significant participation in the board of directors and management of the combined company by members of CB Bancshares' board of directors and its senior management,

  •
  historical information concerning CB Bancshares' and Central Pacific's respective businesses, financial performance and condition, operations, management, competitive positions and stock performance and liquidity,

  •
  the results of the due diligence review of Central Pacific's businesses, operations and financial information,

  •
  the commitment by Central Pacific to maintain CB Bancshares' California loan production offices,

  •
  the financial analyses and presentations of CB Bancshares' financial advisor and its opinion that as of the date of the opinion, and based on and subject to the assumptions, qualifications and limitations described in such opinion, the merger consideration was fair, from a financial point of view, to CB Bancshares shareholders,

  •
  the terms and conditions of the merger agreement, including the fact that CB Bancshares shareholders will have the option to elect to receive the merger consideration in the form of cash or stock, subject to proration in the event of an oversubscription of the cash or stock consideration,

  •
  the fact that, in connection with the merger, the CB Bancshares board will adopt a broad-based severance pay plan for employees of CB Bancshares and that Central Pacific pledged that there would be no involuntary layoffs of employees in connection with the merger,

  •
  the CB Bancshares board's conclusion that no other potential acquirers or merger partners would be willing to engage in a business combination with CB Bancshares providing value comparable to the value provided in the merger,

  •
  the support for the merger expressed by many of CB Bancshares' largest shareholders,

  •
  the risks associated with CB Bancshares' ability to achieve on a stand-alone basis the shareholder value represented by the merger consideration even if its business goals and projected financial results are achieved,

  •
  the fact that the combined company will have a substantial market capitalization with a listing on the NYSE, which should provide improved share liquidity to CB Bancshares shareholders,

  •
  the likelihood that the merger will be completed on a timely basis, including the likelihood that the merger will receive all necessary regulatory approvals, and

  •
  the expectation that the merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

        CB Bancshares' board of directors also considered the potential risks of the merger, including the following:

  •
  the challenges of combining the operations of CB Bancshares and Central Pacific, particularly in light of the fact that the CB Bancshares merger will be the only significant acquisition completed by Central Pacific and its management team,

  •
  the fact that the merger consideration is fixed and the merger agreement is not subject to termination by CB Bancshares solely as a result of a change in the trading prices of Central Pacific's stock between signing of the merger agreement and closing, and the absence of any other price protection provisions in the merger agreement,

  •
  the risk that anticipated cost savings will not be achieved, and

  •
  the estimated $50 million (after-tax) in costs expected to be incurred to combine the operations of CB Bancshares and Central Pacific including the severance and change-in-control payments to be made to certain executives of CB Bancshares at the time of the completion of the merger.

        The foregoing discussion of the information and factors considered by the CB Bancshares board of directors is not exhaustive, but includes all material factors considered by the CB Bancshares board of directors. In view of the wide variety of factors considered by the CB Bancshares board of directors in connection with its evaluation of the merger and the complexity of such matters, the CB Bancshares board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The CB Bancshares board of directors conducted a discussion of the factors described above, including asking questions of CB Bancshares' management and CB Bancshares' legal and financial advisors, and reached a general consensus that the merger was in the best interests of CB Bancshares and CB Bancshares shareholders. In considering the factors described above, individual members of the CB Bancshares board of directors may have given different weights to different factors. It should be noted that this explanation of the CB Bancshares board's reasoning and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading "Forward Looking Statements" on page 123.

        The CB Bancshares board of directors determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are in the best interests of CB Bancshares and its shareholders. Accordingly, the CB Bancshares board of directors adopted the merger agreement and recommends that CB Bancshares shareholders vote "FOR" approval of the merger agreement.

Opinion of CB Bancshares' Financial Advisor

        By letter agreement dated April 22, 2003, CB Bancshares engaged Sandler O'Neill to provide financial advisory services to CB Bancshares' board of directors, including assisting CB Bancshares in evaluating the terms of Central Pacific's unsolicited proposal for a business combination of CB Bancshares and Central Pacific. By an amendment to the foregoing letter dated April 21, 2004, CB Bancshares retained Sandler O'Neill to act as its financial advisor in connection with a possible negotiated business combination with Central Pacific. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O'Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

        Sandler O'Neill acted as financial advisor to CB Bancshares in connection with the proposed merger and participated in certain of the negotiations leading to the merger agreement. At the April 22, 2004 meeting at which the CB Bancshares board considered and approved the merger agreement, Sandler O'Neill delivered to the board its opinion that, as of such date, the merger consideration was fair to CB Bancshares' shareholders from a financial point of view. Sandler O'Neill has confirmed its April  22, 2004 opinion by delivering to the board a written opinion dated the date of this joint proxy statement-prospectus. In rendering its updated opinion, Sandler O'Neill confirmed the appropriateness of its reliance on the analyses used to render its earlier opinion by reviewing the assumptions upon which their analyses were based, performing procedures to update certain of their analyses and reviewing the other factors considered in rendering its opinion. The full text of Sandler O'Neill's updated opinion is attached as Annex D to this joint proxy statement-prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O'Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. We urge CB

Bancshares shareholders to read the entire opinion carefully in connection with their consideration of the proposed merger.

        Sandler O'Neill's opinion speaks only as of the date of the opinion. The opinion was directed to the CB Bancshares board and is directed only to the fairness of the merger consideration to CB Bancshares shareholders from a financial point of view. It does not address the underlying business decision of CB Bancshares to engage in the merger or any other aspect of the merger and is not a recommendation to any CB Bancshares shareholder as to how such shareholder should vote at the special meeting with respect to the merger or any other matter or the form of consideration such shareholder should elect in the merger.

        In connection with rendering its April 22, 2004 opinion, Sandler O'Neill reviewed and considered, among other things:

  •
  the merger agreement,

  •
  certain publicly available financial statements and other historical financial information of CB Bancshares that Sandler O'Neill deemed relevant,

  •
  certain publicly available financial statements and other historical financial information of Central Pacific that Sandler O'Neill deemed relevant,

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  internal financial projections for CB Bancshares for each of the years ending December 31, 2004 through 2008 prepared by and reviewed with senior management of CB Bancshares,

  •
  internal financial projections for Central Pacific for the years ending December 31, 2004 through 2006 prepared by and reviewed with management of Central Pacific and the investor presentation dated March 15, 2004 filed by Central Pacific with the SEC on Form 425 on that date,

  •
  the pro forma financial impact of the merger on Central Pacific, based on assumptions relating to earnings projections, transaction expenses, purchase accounting adjustments and cost savings determined by the senior managements of Central Pacific and CB Bancshares and the expected issuance of approximately $20 million of trust preferred securities by Central Pacific,

  •
  the publicly reported historical price and trading activity for CB Bancshares' and Central Pacific's common stock, including a comparison of certain financial and stock market information for CB Bancshares and Central Pacific with comparable publicly available information for certain other publicly traded companies that Sandler O'Neill deemed relevant,

  •
  the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available,

  •
  the relative contributions of assets, liabilities, equity and earnings of CB Bancshares and Central Pacific to the resulting institution and the relative pro forma ownership of the shareholders of CB Bancshares and Central Pacific in the combined company,

  •
  the current market environment generally and the banking environment in particular, and

  •
  such other information, financial studies, analyses and investigations and financial, economic and market criteria as they considered relevant.

        Sandler O'Neill also discussed with certain members of senior management of CB Bancshares and Central Pacific their views of the strategic rationale for the merger as well as the business, financial condition, results of operations and prospects of their respective companies.

        In performing its reviews and analyses and in rendering its opinion, Sandler O'Neill assumed and relied upon the accuracy and completeness of all the financial information and other information that was available from public sources, that was provided to it by CB Bancshares or Central Pacific or their respective representatives or that was otherwise reviewed by it, and further relied on the assurances of senior management of CB Bancshares and Central Pacific that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. Sandler O'Neill was not asked to and did not independently verify any such information and they did not assume any responsibility or liability for the accuracy or completeness thereof. Sandler O'Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of CB Bancshares or Central Pacific or any of their respective subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals. Sandler O'Neill is not an expert in the evaluation of allowances for loan losses and it did not make an independent evaluation of the adequacy of the allowance for loan losses of CB Bancshares or Central Pacific, nor did it review any individual credit files relating to CB Bancshares or Central Pacific. With CB Bancshares' consent, Sandler O'Neill assumed that the respective allowances for loan losses for both CB Bancshares and Central Pacific were adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. Sandler O'Neill also assumed that there has been no material change in CB Bancshares' or Central Pacific's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to it.

        Sandler O'Neill assumed, in all respects material to its analysis, that CB Bancshares and Central Pacific will remain as going concerns for all periods relevant to its analyses, that all of the representations and warranties contained in the merger agreement and all related agreements were true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements, that the conditions precedent in such agreements are not waived and that the merger will qualify as a tax-free reorganization for federal income tax purposes. With CB Bancshares' consent, Sandler O'Neill relied upon the advice CB Bancshares received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement.

        Sandler O'Neill's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Events occurring after the date of the opinion could materially affect the opinion. Sandler O'Neill has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date thereof. Sandler O'Neill expressed no opinion as to what the value of Central Pacific's common stock will be when issued to CB Bancshares' shareholders pursuant to the merger agreement, or the prices at which CB Bancshares' or Central Pacific's common stock may trade at any time.

        In rendering its April 22, 2004 opinion, Sandler O'Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O'Neill, but is not a complete description of all the analyses underlying Sandler O'Neill's opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O'Neill's comparative analyses described below is identical to CB Bancshares or Central Pacific and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of CB Bancshares or Central Pacific and the companies to which they are being compared.

        The earnings projections used and relied upon by Sandler O'Neill for CB Bancshares and Central Pacific in its analyses were based upon internal financial projections for the respective companies prepared and furnished by the managements of CB Bancshares and Central Pacific. With respect to such financial projections and all projections of transaction costs, purchase accounting adjustments and expected cost savings relating to the merger, the managements of the respective institutions confirmed to Sandler O'Neill that they reflected the best currently available estimates and judgments of such managements of the future financial performance of CB Bancshares and Central Pacific, respectively, and Sandler O'Neill assumed for purposes of its analyses that such performances would be achieved. Sandler O'Neill expressed no opinion as to such financial projections or the assumptions on which they were based.

        In performing its analyses, Sandler O'Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of CB Bancshares, Central Pacific and Sandler O'Neill. The analyses performed by Sandler O'Neill are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Sandler O'Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the CB Bancshares board at the board's April 22nd meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O'Neill's analyses do not necessarily reflect the value of CB Bancshares' common stock or Central Pacific's common stock or the prices at which CB Bancshares' or Central Pacific's common stock may be sold at any time.

        Summary of Proposal.    Sandler O'Neill reviewed the financial terms of the proposed transaction. Based upon a per share price of $20.00 in cash plus 2.6752 shares of Central Pacific common stock for each share of CB Bancshares common stock, and Central Pacific's closing stock price of $26.85 on April 22, 2004, Sandler O'Neill calculated an implied transaction value of $91.83 per share. In addition, based upon financial information for CB Bancshares as of and for the twelve months ended March 31, 2004, Sandler O'Neill calculated the following transaction multiples, with pricing data as of April 22, 2004 (unless otherwise indicated) and based upon daily closing prices:

Transaction Multiples

	Central Pacific Price	Proposal Value	Price / Adj. LTM EPS(1)		Price / Est. '04 EPS(1)		Price / Stated TBV(2)	Core Deposit Premium	Premium to Market(3)
52 Week Low	$24.06	$84.37	12.5	x	13.0	x	204.7%	18.8%	23.1%
52 Week High	30.50	101.59	15.1		15.6		246.5	28.4	48.2
Trailing 1 Year Average	27.07	92.42	13.7		14.2		224.2	24.3	34.8
Trailing 3 Month Average	28.09	95.13	14.1		14.6		230.8	25.5	38.8
Trailing 1 Month Average	28.00	94.91	14.1		14.6		230.3	25.4	38.5
March 12, 2004 Closing Price	27.08	92.44	13.7		14.2		224.3	24.3	34.9
April 22, 2004 Closing Price	26.85	91.83	13.6		14.1		222.8	23.8	34.0

(1)
Excludes expenses incurred by CB Bancshares in connection with Central Pacific's unsolicited proposals.

(2)
Tangible book value per share of $41.22 at March 31, 2004 based on CB Bancshares data.

(3)
Based on CB Bancshares' price of $68.55 at closing on March 12, 2004.

        For purposes of Sandler O'Neill's analyses, earnings per share were based on fully diluted earnings per share. The aggregate transaction value was approximately $427 million based upon approximately 4.4 million shares of CB Bancshares common stock outstanding as of April 21, 2004 and the assumed exercise of options to purchase an aggregate of approximately 320,000 shares with a weighted average strike price of $37.56.

        Sandler O'Neill also reviewed the offers made by Central Pacific since April 2003 and compared the implied values of those offers and of the merger at selected Central Pacific stock prices between the 52-week high and 52-week low closing prices for Central Pacific's common stock as of April 22, 2004.

Effective Per Share Values of Central Pacific's Offers

	Central Pacific Stock Price	May 9, 2003 Offer: $22.27 cash / 1.6005 Central Pacific Shares	March 12, 2004 Offer: $22.27 cash / 2.4000 Central Pacific Shares	April 12, 2004 Offer: $15.00 cash / 2.6547 Central Pacific Shares	April 22, 2004 Offer: $20.00 cash / 2.6752 Central Pacific Shares
52 Week Low	$24.06 25.00 26.00	$60.78 62.28 63.88	$80.01 82.27 84.67	$78.87 81.37 84.02	$84.37 86.88 89.56
4/22/04 Close	26.85 27.00 28.00 29.00 30.00	65.24 65.48 67.08 68.68 70.29	86.71 87.07 89.47 91.87 94.27	86.28 86.68 89.33 91.99 94.64	91.83 92.23 94.91 97.58 100.26
52 Week High	30.50	71.09	95.47	95.97	101.59

        Stock Trading History.    Sandler O'Neill reviewed the reported closing per share market prices and volume of the common stock of each of CB Bancshares and Central Pacific for the one and three-year periods ended April 22, 2004, and compared the performance of the closing prices of CB Bancshares common stock and Central Pacific common stock, respectively, to the performance of the Standard & Poor's 500 Index, the Nasdaq Bank Index and Standard & Poor's Bank Index over the same periods.

        As set forth below, during the one-year and three-year periods ended April 22, 2004, CB Bancshares common stock outperformed Central Pacific common stock. During the one-year period ended April 22, 2004, CB Bancshares common stock outperformed the Standard & Poor's Bank Index but underperformed the other indices to which it was compared and Central Pacific common stock underperformed each of the indices to which it was compared. During the three-year period ended April 22, 2004, each of CB Bancshares common stock and Central Pacific common stock outperformed each of the indices to which it was compared.

Comparative Stock Performance

	Beginning Index Value April 21, 2003	Ending Index Value April 22, 2004
CB Bancshares	100.0%	121.70%
Nasdaq Bank Index	100.0	126.76
S&P Bank Index	100.0	121.63
S&P 500 Index	100.0	127.80
Central Pacific	100.0	110.49

	Beginning Index Value April 20, 2001	Ending Index Value April 22, 2004
CB Bancshares	100.0%	271.89%
Nasdaq Bank Index	100.0	150.79
S&P Bank Index	100.0	116.50
S&P 500 Index	100.0	91.71
Central Pacific	100.0	210.09

        Comparable Company Analysis.    Sandler O'Neill used publicly available information to compare selected financial and market trading information for CB Bancshares, Central Pacific and a group of regional commercial banks selected by Sandler O'Neill. This peer group consisted of the following publicly traded regional commercial banks with total assets between $1 billion and $2.3 billion:

Capital Corp. of the West	Heritage Commerce Corp.
Columbia Banking System Inc.	Mid-State Bancshares
First National Bank Alaska	TriCo Bancshares
Frontier Financial Corp.	West Coast Bancorp

        The analysis compared publicly available financial information for CB Bancshares and Central Pacific and the median data for the commercial banks in the Peer Group as of and for the twelve months ending March 31, 2004 (or in the case of five of the commercial banks, as of and for the twelve months ended December 31, 2003). The table below sets forth the comparative data with pricing data as of April 22, 2004.

CB Bancshares	Central Pacific	Peer Group Median
Total assets (in millions)	$1,873.5	$2,284.3	$1,714.2
Tangible equity/tangible assets	9.50%	8.91%	8.79%
Intangible assets/total equity	0.00%	0.00%	1.62%
Net loans/total assets	70.10%	63.99%	51.63%
Gross loans/total deposits	102.56%	82.35%	77.62%
Total borrowings/total assets	19.20%	8.15%	5.82%
Non-performing assets/total assets	0.25%	0.33%	0.40%
Loan loss reserve/gross loans	2.14%	1.67%	1.58%
Net interest margin	4.87%	4.52%	4.94%
Non-interest income/average assets	1.09%	0.68%	1.34%
Fees/Revenues	19.21%	14.34%	22.56%
Non-interest expense/average assets	3.27%	2.45%	3.51%
Efficiency ratio	57.56%	51.80%	62.96%
Return on average assets	1.68	%(1)	1.43%	1.26%
Return on average equity	18.33	%(1)	15.76%	14.04%
Dividend payout ratio	17.62%	31.53%	29.63%
Dividend yield	1.63%	2.38%	1.79%
EPS CAGR (1998 - 2003)	21.67%	23.04%	10.71%
Price/tangible book value per share	177.42%	212.25%	232.44%
Price/LTM earnings per share	10.83	x(1)	13.23	x	17.13	x
Price / 2004 Est. earnings per share	11.23	x(1)	12.49	x(2)	15.57	x
Price / 2005 Est. earnings per share	10.19	x	11.33	x(2)	13.82	x
Market Capitalization (in thousands)	$315,717	$431,317	$329,342

(1)
Excludes expenses incurred by CB Bancshares in connection with Central Pacific's unsolicited proposals.

(2)
Based upon I/B/E/S estimates.

        Analysis of Selected Merger Transactions.    Sandler O'Neill reviewed 139 acquisitions announced nationwide from January 1, 2003 through April 22, 2004 involving commercial banks as acquired institutions with transaction values greater than $15 million. Sandler O'Neill also reviewed 24 acquisitions announced during the same period involving commercial banks in the western region with transaction values greater than $15 million. Sandler O'Neill reviewed the multiples of transaction price at announcement to last twelve months' earnings per share, transaction price at announcement to estimated current year earnings per share, transaction price to book value per share, transaction price to tangible book value per share, tangible book premium to core deposits and premium to market price and computed high, low, mean and median multiples and premiums for the nationwide and western region transactions. The median multiples were applied to CB Bancshares' financial information as of and for the twelve months ended March 31, 2004. As illustrated in the following table, Sandler O'Neill derived an imputed range of values per share of CB Bancshares' common stock of $86.15 to $150.26 based upon the median multiples for nationwide commercial bank transactions and $82.61 to $129.74 based upon the median multiples for west coast commercial bank transactions. The implied transaction value of the merger as calculated by Sandler O'Neill as of April 22, 2004 was $91.83 per share.

Nationwide & Western Region Transaction Multiples

	Nationwide			Western Region
	Median Multiple		Implied Value	Median Multiple		Implied Value
Transaction price/LTM EPS	22.26	x	$150.26	19.22	x	$129.74
Transaction price/Estimated 2004 EPS(1)	19.19	x	$124.93	18.44	x	$120.04
Transaction price/Book value(2)	243.93%		$100.55	228.89%		$94.35
Transaction price/Tangible book value	258.31%		$106.48	247.46%		$102.00
Tangible book premium/Core deposits(3)	18.87%		$86.15	17.39%		$82.61
Premium to market(4)	30.46%		$89.43	26.70%		$86.85

(1)
2004 EPS excludes expenses incurred by CB Bancshares in connection with Central Pacific's unsolicited proposals.

(2)
Reflects CB Bancshares' stated book value and tangible book value of $41.22 per share.

(3)
Assumes 21.75% of total deposits are non-core deposits.

(4)
Based on CB Bancshares' March 12, 2004 closing price of $68.55.

        Discounted Dividend Stream and Terminal Value Analysis of CB Bancshares.    Sandler O'Neill performed an analysis that estimated the future stream of after-tax dividend flows of CB Bancshares through December 31, 2008 under various circumstances, assuming CB Bancshares' projected dividend stream and that CB Bancshares performed in accordance with the earnings projections reviewed with CB Bancshares' management. To approximate the terminal value of CB Bancshares common stock at December 31, 2008, Sandler O'Neill applied price/LTM earnings multiples ranging from 10x to 20x, price to projected earnings multiples ranging from 8x to 18x and multiples of tangible book value ranging from 150% to 300%. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 8% to 14% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of CB Bancshares common stock. As illustrated in the following tables, this analysis indicated an imputed range of values per share of CB Bancshares common stock of $57.84 to $140.04 when applying the price/LTM earnings multiples, $51.96 to $139.45 when applying price/projected earnings and $64.68 to $155.36 when applying multiples of tangible book value. Sandler O'Neill also considered and discussed with the CB Bancshares Board how the present value analyses would be affected by changes in the underlying assumptions, including variations with respect to net income. This sensitivity analyses showed that, when applying price/LTM earnings multiples in a range from 15% below management estimates to 15% above management estimates and an assumed discount rate of 10.4%, the imputed range of values per share was $57.98 to $144.31. The implied transaction value of the merger as calculated by Sandler O'Neill as of April 22, 2004 was $91.83 per share.

 Earnings Per Share Multiples

Multiples of Price / Last Twelve Months Earnings

Discount Rate	10x	12x	13x	14x	15x	16x	17x	18x	20x
8.0%	$73.95	$87.17	$93.78	$100.39	$106.99	$113.60	$120.21	$126.82	$140.04
9.0%	70.91	83.56	89.89	96.21	102.54	108.86	115.19	121.52	134.17
10.0%	68.02	80.14	86.20	92.25	98.31	104.37	110.42	116.48	128.59
11.0%	65.28	76.89	82.69	88.49	94.29	100.10	105.90	111.70	123.30
12.0%	62.68	73.80	79.36	84.92	90.48	96.04	101.60	107.16	118.28
13.0%	60.20	70.86	76.19	81.52	86.85	92.18	97.51	102.84	113.50
14.0%	57.84	68.07	73.18	78.29	83.40	88.51	93.63	98.74	108.96

Earnings Per Share Multiples

Multiples of Price / Projected Earnings

Discount Rate	8x	10x	11x	12x	13x	14x	15x	16x	18x
8.0%	$66.35	$80.97	$88.28	$95.59	$102.90	$110.21	$117.52	$124.83	$139.45
9.0%	63.63	77.62	84.62	91.62	98.62	105.61	112.61	119.61	133.60
10.0%	61.05	74.45	81.15	87.85	94.55	101.25	107.95	114.65	128.05
11.0%	58.60	71.44	77.86	84.28	90.69	97.11	103.53	109.95	122.78
12.0%	56.28	68.58	74.73	80.88	87.03	93.18	99.33	105.48	117.78
13.0%	54.06	65.86	71.75	77.65	83.54	89.44	95.34	101.23	113.03
14.0%	51.96	63.27	68.92	74.58	80.23	85.89	91.54	97.20	108.50

Tangible Book Value Per Share Multiples

Discount Rate	150.00%	162.50%	175.00%	225.00%	225.00%	250.00%	275.00%	287.50%	300.00%
8.0%	$82.75	$88.80	$94.85	$106.95	$119.05	$131.15	$143.25	$149.30	$155.36
9.0%	79.33	85.13	90.92	102.50	114.08	125.67	137.25	143.04	148.83
10.0%	76.10	81.64	87.19	98.28	109.37	120.46	131.55	137.10	142.65
11.0%	73.02	78.33	83.65	94.27	104.90	115.52	126.14	131.46	136.77
12.0%	70.10	75.19	80.28	90.46	100.64	110.83	121.01	126.10	131.19
13.0%	67.32	72.20	77.08	86.84	96.60	106.36	116.12	121.00	125.88
14.0%	64.68	69.36	74.04	83.40	92.76	102.12	111.48	116.16	120.84

        Discounted Dividend Stream and Terminal Value Analysis of Central Pacific.    Sandler O'Neill performed an analysis that estimated the future stream of after-tax dividend flows of Central Pacific through December 31, 2008 under various circumstances, assuming Central Pacific's projected dividend stream and that Central Pacific performed in accordance with the earnings projections reviewed with Central Pacific's management. For periods after 2006, Sandler O'Neill assumed an annual earnings per share growth rate of approximately 7%. To approximate the terminal value of Central Pacific common stock at December 31, 2008, Sandler O'Neill applied price/LTM earnings multiples ranging from 10x to 20x, price to projected earnings multiples ranging from 8x to 18x and multiples of tangible book value ranging from 150% to 300%. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 8% to 14% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Central Pacific common stock. As illustrated in the following tables, this analysis indicated an imputed range of values per share of Central Pacific common stock of $18.12 to $43.12 when applying the price/LTM earnings multiples, $15.95 to $41.83 when applying price/projected earnings multiples and $20.25 to $47.89 when applying multiples of tangible book value. Sandler O'Neill also considered and discussed with the CB Bancshares Board how the present value analyses would be affected by changes in the underlying assumptions, including variations with respect to net income. This sensitivity analyses showed that, when applying price/LTM earnings multiples, in a range from 15% below Central Pacific management estimates to 15% above Central Pacific management estimates and an assumed discount rate of 10.4%, the imputed range of values per share was $18.21 to $44.38. The closing price of Central Pacific common stock on April 22, 2004 was $26.85 per share.

Earnings Per Share Multiples

Multiples of Price / Last Twelve Months Earnings

Discount Rate	10x	12x	13x	14x	15x	16x	17x	18x	20x
8.0%	$23.08	$27.09	$29.09	$31.10	$33.10	$35.10	$37.11	$39.11	$43.12
9.0%	22.15	25.98	27.90	29.82	31.73	33.65	35.57	37.49	41.32
10.0%	21.26	24.93	26.76	28.60	30.44	32.27	34.11	35.95	39.62
11.0%	20.41	23.93	25.69	27.45	29.21	30.97	32.72	34.48	38.00
12.0%	19.61	22.98	24.67	26.35	28.04	29.72	31.41	33.09	36.46
13.0%	18.84	22.08	23.69	25.31	26.92	28.54	30.16	31.77	35.00
14.0%	18.12	21.22	22.77	24.32	25.87	27.42	28.97	30.52	33.62

Earnings Per Share Multiples

Multiples of Price / Projected Earnings

Discount Rate	8x	10x	11x	12x	13x	14x	15x	16x	18x
8.0%	$20.28	$24.59	$26.75	$28.90	$31.06	$33.21	$35.37	$37.52	$41.83
9.0%	19.47	23.59	25.65	27.72	29.78	31.84	33.90	35.97	40.09
10.0%	18.69	22.64	24.62	26.59	28.57	30.54	32.52	34.49	38.44
11.0%	17.96	21.74	23.63	25.52	27.41	29.31	31.20	33.09	36.87
12.0%	17.25	20.88	22.69	24.51	26.32	28.13	29.94	31.76	35.38
13.0%	16.59	20.06	21.80	23.54	25.28	27.02	28.75	30.49	33.97
14.0%	15.95	19.29	20.95	22.62	24.29	25.95	27.62	29.29	32.62

Tangible Book Value Per Share Multiples

Discount Rate	150.00%	162.50%	175.00%	200.00%	225.00%	250.00%	275.00%	287.50%	300.00%
8.0%	$25.83	$27.67	$29.51	$33.18	$36.86	$40.54	$44.21	$46.05	$47.89
9.0%	24.78	26.54	28.30	31.82	35.33	38.85	42.37	44.13	45.89
10.0%	23.78	25.47	27.15	30.52	33.89	37.26	40.62	42.31	43.99
11.0%	22.83	24.44	26.06	29.29	32.51	35.74	38.97	40.58	42.19
12.0%	21.93	23.47	25.02	28.11	31.21	34.30	37.39	38.94	40.48
13.0%	21.07	22.55	24.04	27.00	29.96	32.93	35.89	37.38	38.86
14.0%	20.25	21.68	23.10	25.94	28.78	31.63	34.47	35.89	37.31

        Sandler O'Neill noted that the discounted dividend stream and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

        Contribution Analysis.    Sandler O'Neill reviewed the relative contributions to be made by CB Bancshares and Central Pacific to the combined institution based on financial information of both companies as of or for the twelve-months ended March 31, 2004. The percentage of pro forma share ownership was determined using the exchange ratio of 2.6752, without any adjustment for the cash consideration to be paid in the merger. This analysis indicated that the implied contributions to the combined entity were as follows:

Contribution Analysis

	CB Bancshares	Central Pacific
Net loans	47.89%	52.11%
Total assets	45.06%	54.94%
Deposits	42.02%	57.98%
Tangible equity	46.65%	53.35%
Total equity	46.65%	53.35%
Last twelve months' net income(1)	46.93%	53.07%
Estimated 2004 net income(2)	44.80%	55.20%
Estimated 2005 net income	45.62%	54.38%
Pro forma ownership(3)	42.79%	57.21%

(1)
Excludes expenses incurred by CB Bancshares and Central Pacific related to Central Pacific's unsolicited proposals.

(2)
Excludes expenses related to Central Pacific's unsolicited proposals and a one-time securities gain from CB Bancshares' net income for 2004.

(3)
Reflects pro forma ownership for CB Bancshares based upon fully diluted shares of CB Bancshares and Central Pacific outstanding as of April 21, 2004 and shares to be issued as a result of the merger.

        Pro Forma Merger Analysis.    Sandler O'Neill analyzed certain potential pro forma effects of the merger, assuming the following: (1) an aggregate consideration consisting of $96.2 million in cash and 12,324,622 shares of Central Pacific common stock, (2) all outstanding options to purchase CB Bancshares common stock are exercised prior to consummation of the merger; (3) earnings per share projections for CB Bancshares and Central Pacific are consistent with internal projections as discussed with management of both companies, (4) purchase accounting adjustments, charges and transaction costs associated with the merger and cost savings determined by the senior managements of Central Pacific and CB Bancshares and (5) the issuance of approximately $20 million of trust preferred securities by Central Pacific. The analysis indicated that for the year ending December 31, 2005, the merger would be accretive to both CB Bancshares and Central Pacific's projected earnings per share and projected cash earnings per share. The analysis also indicated that at December 31, 2004 (the assumed closing date for the transaction), the merger would be dilutive to both CB Bancshares and Central Pacific's tangible book value per share.

        In connection with its analyses, Sandler O'Neill considered and discussed with the CB Bancshares Board how the pro forma analyses would be affected by changes in the underlying assumptions, including variations with respect to the growth rate of earnings per share of each company. Sandler O'Neill noted that the actual results achieved by the combined company may vary from projected results and the variations may be material.

        CB Bancshares has agreed to pay Sandler O'Neill a transaction fee in connection with the merger of approximately $    •    million (based on the closing price of Central Pacific's stock on May    •    , 2004), all of which is contingent and payable upon consummation of the merger. CB Bancshares has also paid Sandler O'Neill retainer fees of $1,050,000 in connection with its April 22, 2003 engagement letter and $350,000 for rendering its opinion, each of which will be credited against the transaction fee. CB Bancshares has also agreed to reimburse certain of Sandler O'Neill's reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

        In the ordinary course of its business as a broker-dealer, Sandler O'Neill may purchase securities from and sell securities to CB Bancshares and Central Pacific and their respective affiliates and may actively trade the debt and/or equity securities of CB Bancshares and Central Pacific and their respective affiliates for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Regulatory Approvals Required for the Merger

        The closing of the merger is conditioned upon the receipt and effectiveness of all approvals of regulatory authorities required for the merger and the expiration of all statutory waiting periods in connection with such approvals. Under the terms of the merger agreement, Central Pacific and CB Bancshares have agreed to use their reasonable best efforts to obtain all permits, consents, approvals and authorizations, or extensions thereof, necessary to consummate the merger.

        In order to complete the merger, we must first obtain the approval of the Federal Reserve Board and the Hawaii Commissioner of Financial Institutions. Central Pacific filed applications for approval to acquire control of CB Bancshares with the Federal Reserve Board and the Commissioner of Financial Institutions on April 28, 2003. The Federal Reserve Board approved Central Pacific's application, subject to certain conditions and limitations and on the basis of the information and terms provided to it, on December 15, 2004. The Commissioner of Financial Institutions approved Central Pacific's application, subject to certain conditions and limitations and on the basis of the information and terms provided to it, on February 3, 2004. Central Pacific has submitted further information with respect to the merger and the merger agreement to the Federal Reserve Board and the Commissioner of Financial Institutions and intends to submit an additional application with respect to the merger to the Commissioner of Financial Institutions. The Federal Reserve Board's approval order requires us to complete the merger by June 15, 2004. We expect to submit a request for an extension of that order.

Material United States Federal Income Tax Considerations of the Merger

        The following are the material United States federal income tax considerations of the merger generally applicable to CB Bancshares shareholders. The discussion is based on and subject to the Internal Revenue Code of 1986, as amended, or the Code, the regulations promulgated under the Code, existing interpretations (including rulings of the Internal Revenue Service, or IRS) and court decisions, all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of the discussion. This discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger and does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as rules relating to:

  •
  shareholders who are not United States persons,

  •
  financial institutions,

  •
  tax exempt organizations,

  •
  insurance companies,

  •
  dealers in securities or foreign currencies,

  •
  taxpayers that are required to use a mark-to-market method of accounting,

  •
  traders in securities that elect to use a mark-to-market method of accounting,

  •
  shareholders who acquired their shares of CB Bancshares common stock pursuant to the exercise of employee stock options or otherwise acquired shares as compensation,

  •
  shareholders who hold their shares of CB Bancshares common stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction,

  •
  shareholders who have a functional currency other than the U.S. dollar, and

  •
  shareholders who exercise dissenters' rights.

        This discussion assumes you hold your shares of CB Bancshares common stock as capital assets within the meaning of Section 1221 of the Code.

        It is intended that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. Central Pacific's and CB Bancshares' obligations to complete the merger are conditioned on, among other things, Central Pacific's receipt of an opinion from Sullivan & Cromwell LLP and CB Bancshares' receipt of an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, each dated the effective date, substantially to the effect that, on the basis of the facts, representations, covenants and assumptions set forth or referred to in the opinions that are consistent with the state of facts existing at such time, the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. The opinions of counsel will be based on the then-existing law, will assume the absence of changes in existing facts, will rely on customary assumptions and on representations and covenants contained in certificates executed by officers of Central Pacific and CB Bancshares. The opinions neither bind the IRS nor preclude the IRS from adopting a contrary position. Neither Central Pacific nor CB Bancshares intends to obtain a ruling from the IRS with respect to the tax consequences of the merger. The following discussion assumes that the opinions will be delivered and the merger will be treated accordingly.

        CB Bancshares Shareholders Who Receive Only Central Pacific Common Stock.    If you are a holder of CB Bancshares common stock, except as discussed below with respect to cash received in lieu of fractional shares, you will not recognize gain or loss for United States federal income tax purposes if you exchange your CB Bancshares common stock solely for Central Pacific common stock pursuant to the merger.

        CB Bancshares Shareholders Who Receive Both Central Pacific Common Stock and Cash.    If you are a holder of CB Bancshares common stock and you receive both Central Pacific common stock and cash (other than cash received in lieu of fractional shares) in exchange for your CB Bancshares common stock, you will recognize gain, but not loss, in an amount equal to the lesser of:

            (i)  the excess, if any, of the sum of the fair market value of the Central Pacific common stock and the amount of cash received pursuant to the merger over your tax basis in the shares of CB Bancshares common stock surrendered in the merger, and

           (ii)  the amount of cash that you received in the merger.

        For this purpose, gain or loss must be calculated separately for each identifiable block of shares surrendered in the merger, and a loss realized on one block of shares may not be used to offset a gain realized on another block of shares. Any recognized gain will be treated as capital gain unless the receipt of the cash has the effect of the distribution of a dividend for U.S. federal income tax purposes, in which case the gain will be treated as ordinary dividend income to the extent of your ratable share of accumulated earnings and profits (as calculated for United States federal income tax purposes). Any capital gain will be long-term capital gain if, as of the date of the exchange, your holding period in your CB Bancshares common stock is greater than one year. Long-term capital gain of an individual is generally subject to a maximum rate of 15%. Pursuant to recently enacted legislation, if you are an individual, then any dividend income will be subject to tax at long-term capital gains rates, provided that certain holding period and other requirements are satisfied.

        The stock redemption provisions of Section 302 of the Code apply in determining whether cash received by you in exchange for your CB Bancshares common stock has the effect of a distribution of a dividend under Section 356(a)(2) of the Code, which we call the "hypothetical redemption analysis". Under the hypothetical redemption analysis, you will be treated as if the portion of CB Bancshares common stock that you exchange for cash in the merger will instead be exchanged for Central Pacific common stock, which we call the "hypothetical shares", followed immediately by a redemption of the hypothetical shares by Central Pacific for cash. Under the principles of Section 302 of the Code, you will recognize capital gain rather than dividend income with respect to the cash received if the hypothetical redemption is "not essentially equivalent to a dividend" or is "substantially disproportionate" with respect to you. In applying the principles of Section 302, the constructive ownership rules of Section 318 of the Code will apply in comparing your ownership interest in Central Pacific both immediately after the merger (but before the hypothetical redemption) and after the hypothetical redemption.

        If you are a holder of CB Bancshares common stock, whether the hypothetical redemption by Central Pacific of the hypothetical shares for cash is "not essentially equivalent to a dividend" will depend on your particular circumstances. However, the hypothetical redemption must, in any event, result in a "meaningful reduction" in your percentage ownership of Central Pacific common stock. In determining whether the hypothetical redemption by Central Pacific results in a meaningful reduction in your percentage ownership of Central Pacific common stock, and therefore, does not have the effect of a distribution of a dividend, you should compare your interest in Central Pacific (including interests owned actually, hypothetically and constructively) immediately after the merger (but before the hypothetical redemption) to your interest in Central Pacific (including interests owned actually and constructively) after the hypothetical redemption. The IRS has indicated, in Revenue Ruling 76-385, that a shareholder in a publicly-held corporation whose relative stock interest in the corporation is minimal and who exercises no "control" over corporate affairs is generally treated as having had a meaningful reduction in his or her stock after a redemption transaction if his or her percentage stock ownership in the corporation has been reduced to any extent, taking into account the shareholder's actual and constructive ownership before and after the hypothetical redemption.

        If you are a holder of CB Bancshares common stock, the hypothetical redemption transaction would be "substantially disproportionate," and therefore, would not have the effect of a distribution of a dividend generally if the percentage of Central Pacific common stock actually and constructively owned by you immediately after the hypothetical redemption is less than 80% of the percentage of Central Pacific common stock actually, hypothetically and constructively owned by you immediately before the hypothetical redemption.

        You should consult your own tax advisor about the possibility that all or a portion of any cash received in exchange for CB Bancshares common stock will be treated as a dividend.

        CB Bancshares Shareholders Who Receive Only Cash.    If you are a holder of CB Bancshares common stock who exchanges all of your shares of CB Bancshares common stock for cash pursuant to the merger, you will generally recognize capital gain to the extent the amount of cash received in the merger exceeds your tax basis in the CB Bancshares common stock, or capital loss to the extent your tax basis in CB Bancshares common stock exceeds the amount of cash received in the exchange. Any capital gain or loss will be long-term capital gain or loss if you have held your shares of CB Bancshares common stock for more than one year at the time the merger is completed. Long-term capital gain of an individual is generally subject to a maximum rate of 15%. If, however, you constructively own shares of CB Bancshares common stock that are exchanged for shares of Central Pacific common stock in the merger or you own shares of Central Pacific common stock actually or constructively after the merger, the consequences to you may be similar to those described above under the heading "CB Bancshares Shareholders Who Receive Both Central Pacific Common Stock and Cash", except that the amount of consideration, if any, treated as a dividend may not be limited to the amount of your gain.

        Tax Basis and Holding Period.    The aggregate tax basis of the Central Pacific common stock you receive as a result of the merger will be the same as your aggregate tax basis in the CB Bancshares common stock you surrender in exchange for the Central Pacific common stock, decreased by the amount of cash received in the merger and increased by the amount of gain or dividend recognized in the merger. The holding period of the Central Pacific common stock you receive as a result of the exchange will include the holding period of the CB Bancshares common stock you exchange in the merger. If you have differing bases or holding periods in respect of your shares of CB Bancshares common stock, you should consult your tax advisor prior to the exchange with regard to identifying the bases or holding periods of the particular shares of Central Pacific common stock received in the merger.

        Cash Received in Lieu of Fractional Shares.    If you receive cash in the merger instead of a fractional share interest in Central Pacific common stock, you generally will be treated as having received the cash in redemption of the fractional share interest. You generally will recognize capital gain or loss on the deemed redemption in an amount equal to the difference between the amount of cash received and your tax basis allocable to such fractional share. Any capital gain or loss will be long-term capital gain or loss if you have held your shares of CB Bancshares common stock for more than one year at the time the merger is completed. Long-term capital gain of an individual is generally subject to a maximum rate of 15%.

        The foregoing discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences of the merger. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, the discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the merger.

Certain Interests of CB Bancshares' Directors and Executive Officers in the Merger

        Members of CB Bancshares' management and board of directors have interests in the merger that are in addition to or different from their financial interests as shareholders of CB Bancshares. The CB Bancshares' board was aware of these interests and considered them, among other matters, in adopting the merger agreement.

        Potential New Employment Arrangements.    Certain members of CB Bancshares' management are entitled to payments under their existing change of control agreements or supplemental executive retirement agreements with CB Bancshares, which were entered into between 1996 and 2002, except for the agreements of one newly hired executive which were entered into in 2003. Central Pacific has agreed to offer employment to the following CB Bancshares officers:

  •
  Ronald K. Migita, Chief Executive Officer and President of CB Bancshares, Vice Chairman and Chief Executive Officer of City Bank;

  •
  Richard C. Lim, Executive Vice President of CB Bancshares, President and Chief Operating Officer of City Bank;

  •
  Dean K. Hirata, Senior Vice President and Chief Financial Officer of CB Bancshares, Executive Vice President and Chief Financial Officer of City Bank;

  •
  Douglas R. Weld, Executive Vice President of City Bank; and

  •
  Warren Y. Kunimoto, Executive Vice President of City Bank.

        Central Pacific has also agreed to offer Lionel Y. Tokioka, Chairman of the Board of Directors of CB Bancshares, a role as a senior advisor to the board of directors of the combined company.

        Central Pacific has not agreed to the specific form of the agreements with each of these executives, but has instead fixed the most significant terms. We expect that definitive agreements will be entered into with each executive before the merger.

        Proposed Terms of Mr. Migita's Arrangement.    It is anticipated that Mr. Migita will serve as the non-executive Chairman of Central Pacific for a term of two years, beginning at the time of the merger. Under the proposed terms of the agreement, Mr. Migita will receive:

  •
  a change-in-control severance benefit calculated under the terms of his existing change in control agreement equal to about $2 million;

  •
  a lump sum payment of his retirement benefit calculated under his existing supplemental executive retirement agreement equal to about $900,000;

  •
  a lump sum payment of Mr. Migita's account balance under his existing executive deferred compensation agreement equal to about $600,000;

  •
  payment to cover Mr. Migita's excise tax liabilities (on an after-tax basis) under Section 4999 of the Internal Revenue Code with respect to the payments in the three bullets directly above and with respect to the anticipated accelerated vesting of his options pursuant to the merger agreement;

  •
  an annual base salary of $200,000 and ordinary course directors fees; and

  •
  participation in benefit plans and other fringe benefits on the same basis as similarly situated Central Pacific executives.

        Mr. Migita will waive his right under his existing change in control agreement to receive cash in return for his existing options. CB Bancshares will pay the amounts provided for in the first four bullets above at the time of the merger, so long as Mr. Migita agrees that these amounts will fully satisfy Mr. Migita's remaining rights under his existing change in control agreement, supplemental executive retirement agreement and executive deferred compensation agreement with CB Bancshares, except for the right to have the above-described excise tax liability payment re-calculated and completed in accordance with the final determination of any such excise tax. In connection with the merger, CB Bancshares will also make a payment of about $234,000 to a third party insurer to fund Mr. Migita's existing life insurance policy.

        Under the proposed terms, Central Pacific may terminate Mr. Migita's employment at any time, and Mr. Migita may resign at any time. If Central Pacific chooses to terminate Mr. Migita's employment for reasons other than "cause" or if Mr. Migita resigns for "good reason", Central Pacific will be required to pay to Mr. Migita his accrued but unpaid compensation, a lump-sum payment of salary for the remainder of the term, continued health and welfare benefits for the remainder of the term and accelerated vesting of all equity awards. Mr. Migita will be subject to a non-solicitation and non-competition requirement for the remainder of the term of the employment agreement.

        Proposed Terms of Mr. Lim's Employment Arrangement.    It is anticipated that Mr. Lim will serve as the Senior Vice President-Mortgage Banking of Central Pacific for a term of three years, beginning at the time of the merger. Under the terms of the agreement, Mr. Lim will receive:

  •
  a change-in-control severance benefit calculated under the terms of his existing change in control agreement equal to about $2 million;

  •
  a lump sum payment of his supplemental executive retirement benefit calculated under his existing supplemental executive retirement agreement equal to about $9.5 million;

  •
  payment to cover Mr. Lim's excise tax liabilities (on an after-tax basis) under Section 4999 of the Internal Revenue Code with respect to the payments in the two bullets directly above and with respect to the anticipated accelerated vesting of his options pursuant to the merger agreement;

  •
  an annual base salary of $150,000 with a target bonus of 30% of salary; and

  •
  participation in equity incentive, benefit plans and other fringe benefits on the same basis as similarly situated Central Pacific executives.

        Mr. Lim will waive his right under his existing change in control agreement to receive cash in return for his existing options. CB Bancshares will pay the amounts provided for in the first three bullets above at the time of the merger, so long as Mr. Lim agrees that these amounts will fully satisfy Mr. Lim's remaining rights under his existing change in control agreement and supplemental executive retirement agreement with CB Bancshares, except for the right to have the above-described excise tax liability payment re-calculated and completed in accordance with the final determination of any such excise tax. In connection with the merger, CB Bancshares will also make a payment of about $71,000 to a third party insurer to fund Mr. Lim's existing life insurance policy.

        Under the proposed terms, Central Pacific may terminate Mr. Lim's employment at any time, and Mr. Lim may resign at any time. If Central Pacific chooses to terminate Mr. Lim's employment for reasons other than "cause" or if Mr. Lim resigns for "good reason", Central Pacific will be required to pay to Mr. Lim a lump-sum payment equal to salary and target bonus for the "severance period", which is the shorter of two years or the remainder of the term of the employment agreement. In addition, Central Pacific will be required to pay Mr. Lim his accrued but unpaid compensation, a pro rata target bonus, continued health and welfare benefits for the remainder of the severance period and accelerated vesting of all equity awards.

        Proposed Terms of Mr. Hirata's Employment Arrangement.    It is anticipated that Mr. Hirata will serve as Executive Vice President and Chief Financial Officer of Central Pacific for a term of three years, beginning at the time of the merger. Under the proposed terms of the agreement, Mr. Hirata will receive:

  •
  an annual base salary of $200,000 with a minimum bonus target of 30% of salary; and

  •
  participation in equity incentive, benefit plans and other fringe benefits on the same basis as similarly situated executives of Central Pacific.

        Mr. Hirata will waive his right under his existing change in control agreement to receive cash in return for his existing options to the extent that the spread on such options exceeds $500,000. In connection with the merger, CB Bancshares will also make a payment of about $40,000 to a third party insurer to fund Mr. Hirata's existing life insurance policy.

        Under the proposed terms, Central Pacific may terminate Mr. Hirata's employment at any time, and Mr. Hirata may resign at any time. If Central Pacific chooses to terminate Mr. Hirata's employment for reasons other than "cause" or if Mr. Hirata resigns for "good reason", Central Pacific will be required to pay Mr. Hirata a lump-sum payment equal to the higher of (1) about $830,000, which is the severance contemplated under his existing change in control agreement with CB Bancshares, and (2) salary and target bonus for the "severance period", which is the shorter of two years or the remainder of the term of the employment agreement. In addition, Mr. Hirata will also be entitled to his accrued but unpaid compensation, a pro rata target bonus, continued health and welfare benefits for the remainder of the severance period, and accelerated vesting of all equity awards. In this circumstance, Mr. Hirata will be subject to a non-solicitation and non-competition requirement for the duration of his severance period. If Mr. Hirata terminates his employment without good reason or

Central Pacific terminates his employment for cause, Mr. Hirata will be subject to a non-solicitation and non-competition requirement for the remainder of the term of the employment agreement. If there is a change in control of the combined company after the merger, the term of the employment agreement and the severance period will both automatically extend to three years, and Mr. Hirata will be entitled to payments to cover any excise liabilities (on an after-tax basis) under Section 4999 of the Internal Revenue Code.

        On any termination of employment, whether or not during the term of the employment agreement and whether or not voluntary, Mr. Hirata will be entitled to receive the greater of (1) his supplemental executive retirement benefit calculated using the change in control provisions of his existing CB Bancshares supplemental executive retirement agreement but calculated as of the time of the merger, which will provide monthly payments of about $20,000, payable for 20 years, beginning when he turns 65, and (2) his benefit under such agreement without giving effect to the change in control provisions, but giving effect to the compensation earned during post-merger employment.

        If Mr. Hirata chooses not to accept employment with Central Pacific, at the time of the merger he will be entitled to receive the lump sum payment described above with respect to his existing CB Bancshares change in control agreement plus an amount cashing out his options pursuant to that agreement and to receive the monthly payments under his existing CB Bancshares supplemental executive retirement agreement described above. In any event, Mr. Hirata will be entitled to an additional payment to cover his excise tax liabilities (on an after-tax basis) under Section 4999 of the Internal Revenue Code with respect to any payments made or deemed to be made in connection with the merger (other than the payment to the insurer), so long as Mr. Hirata agrees that these amounts will fully satisfy his rights under his existing change in control agreement and supplemental executive retirement agreement with CB Bancshares except for the right to have the excise tax liability payment re-calculated and completed in accordance with the final determination of any such excise tax.

        Proposed Terms of Mr. Weld's Employment Arrangement.    It is anticipated that Mr. Weld will serve as Executive Vice President and Chief Credit Officer of Central Pacific for a term of three years, beginning at the time of the merger. Under the terms of the proposed agreement, Mr. Weld will receive:

  •
  an annual base salary of $195,000 with a minimum bonus target of 30% of salary; and

  •
  participation in equity incentive, benefit plans and other fringe benefits on the same basis as similarly situated executives of Central Pacific.

        Mr. Weld will waive his right under his existing change in control agreement to receive cash in return for his existing options.

        Under the proposed terms, Central Pacific may terminate Mr. Weld's employment at any time, and Mr. Weld may resign at any time. If Central Pacific chooses to terminate Mr. Weld's employment for reasons other than "cause" or if Mr. Weld resigns for "good reason", Central Pacific will be required to pay to Mr. Weld a lump-sum payment equal to the higher of (1) about $800,000, which is the severance contemplated under his existing CB Bancshares change in control agreement, and (2) salary and target bonus for the "severance period", which is the shorter of two years or the remainder of the term of the employment agreement. In addition, Mr. Weld will also be entitled to his accrued but unpaid compensation, a pro rata target bonus, continued health and welfare benefits for the remainder of the severance period and accelerated vesting of all equity awards. In this circumstance, Mr. Weld will be subject to a non-solicitation and non-competition requirement for the duration of his severance period. If Mr. Weld terminates his employment without good reason or Central Pacific terminates his employment for cause, Mr. Weld will be subject to a non-solicitation and non-competition requirement for the remainder of the term of the employment agreement. If there is a change of control of the combined company after the merger, the term of the employment agreement and the severance period will both automatically extend to three years, and Mr. Weld will be entitled under the proposed terms to payments to cover any excise tax liabilities (on an after-tax basis) under Section 4999 of the Internal Revenue Code.

        On any termination of employment, whether or not during the term of the employment agreement and whether or not voluntary, Mr. Weld will be entitled to receive the greater of (1) his supplemental executive retirement benefit calculated using the change in control provisions of his existing CB Bancshares supplemental executive retirement agreement, but calculated as of the time of the merger, which will provide monthly payments of about $7,400, payable for 20 years, beginning when he turns 65 and (2) his benefit under such agreement without giving effect to the change in control provisions, but giving effect to the compensation earned during post-merger employment.

        If Mr. Weld chooses not to accept employment with Central Pacific, at the time of the merger he will be entitled to receive the lump sum payment described above with respect to his existing CB Bancshares change in control agreement plus an amount cashing out his options pursuant to that agreement and to receive the monthly payments under his existing CB Bancshares supplemental executive retirement agreement described above. In any event, Mr. Weld will be entitled to an additional payment to cover his existing excise tax liabilities (on an after-tax basis) under Section 4999 of the Internal Revenue Code with respect to any payments made or deemed to be made in connection with the merger (other than the payment to the insurer), so long as Mr. Weld agrees that these amounts will fully satisfy his rights under his existing change in control agreement and supplemental executive retirement agreement with CB Bancshares except for the right to have the excise tax liability payment re-calculated and completed in accordance with the final determination of any such excise tax.

        Proposed Terms of Mr. Kunimoto's Employment Arrangement.    It is anticipated that Mr. Kunimoto will serve as Senior Vice President-Information Technology of Central Pacific for an initial term of three years beginning at time of the merger. Under the proposed terms of the agreement, Mr. Kunimoto will receive:

  •
  a change-in-control severance benefit calculated under the terms of his existing change in control agreement equal to about $672,000;

  •
  a retirement benefit under his existing supplemental retirement agreement, which will provide monthly payments of about $11,000, payable for 20 years, beginning when he turns 65;

  •
  payment to cover Mr. Kunimoto's excise tax liabilities (on an after-tax basis) under Section 4999 of the Internal Revenue Code with respect to the payments in the two bullets directly above and with respect to the anticipated accelerated vesting of his options pursuant to the merger agreement;

  •
  an annual base salary of $120,000 with a minimum bonus target of 30% of salary; and

  •
  participation in equity incentive, benefit plans and other fringe benefits on the same basis as similarly situated executives of Central Pacific.

        Mr. Kunimoto will waive his right under his existing change in control agreement to receive cash in return for his existing options. CB Bancshares will pay the amount provided for in the first and third bullets above at the time of the merger, and Central Pacific will pay the amounts provided for in the second bullet beginning when Mr. Kunimoto turns 65, so long as Mr. Kunimoto agrees that these amounts will fully satisfy Mr. Kunimoto's remaining rights under his existing change in control agreement and supplemental executive retirement agreement with CB Bancshares, except for the right to have the above-described excise tax liability payment re-calculated and completed in accordance with the final determination of any such excise tax. In connection with the merger, CB Bancshares will also make a payment of about $41,000 to a third party insurer to fund Mr. Kunimoto's existing life insurance policy.

        Under the proposed terms, Central Pacific may terminate Mr. Kunimoto's employment at any time, and Mr. Kunimoto may resign at any time. If Central Pacific chooses to terminate Mr. Kunimoto's employment for reasons other than "cause" or if Mr. Kunimoto resigns for "good reason", Central Pacific will be required to pay to Mr. Kunimoto a lump-sum payment equal to salary and target bonus for the "severance period", which is the shorter of two years or the remainder of the term of the employment agreement. In addition, Central Pacific will be required to pay Mr. Kunimoto his accrued but unpaid compensation, a pro rata target bonus, continued health and welfare benefits for the severance period and accelerated vesting of all equity awards.

        Proposed Terms of Mr. Tokioka's Arrangement.    It is anticipated that Mr. Tokioka will serve as a senior advisor to the board of directors of the combined company under a two-year consulting agreement, beginning at the time of the merger. Under the proposed terms of the agreement, Mr. Tokioka will receive:

  •
  an annual consulting retainer of $100,000, payable monthly in advance; and

  •
  perquisites such as office space and facilities and reimbursement of parking expenses.

        Central Pacific can terminate the consulting agreement for cause.

        Stock Options.    Under the terms of the merger agreement, the CB Bancshares board of directors may take action to accelerate the vesting of all unvested CB Bancshares options. In such event, approximately 99,465 options held by CB Bancshares executive officers to purchase shares of CB Bancshares common stock that were not previously exercisable will become exercisable. Central Pacific has agreed to assume all outstanding CB Bancshares stock options. At the time the merger is completed, each outstanding Central Pacific stock option will be converted into an option to purchase Central Pacific common shares on the same terms as in effect immediately prior to completion of the merger, except that the number of shares of Central Pacific common stock issuable upon the exercise of the options and the exercise price per share will be adjusted based on the merger stock consideration exchange ratio.

        Restricted Shares.    Under the Directors Stock Option Plan, shares of CB Bancshares stock which the directors acquire by exercise of their options are subject to restrictions on transfer. Upon shareholder approval of the merger those restrictions will lapse and cease to apply with respect to approximately 34,920 shares held by CB Bancshares non-employee directors.

        Directors and Officers Indemnification and Insurance.    Central Pacific has agreed to indemnify and hold harmless present and former directors or officers of CB Bancshares against any liability arising in whole or in part out of or pertaining to (1) the fact the person was a director, officer or employee of CB Bancshares or (2) the merger agreement or any of the transactions contemplated thereby.

        The merger agreement provides that, from and after the effective time of the merger, Central Pacific will maintain directors' and officers' liability insurance covering directors and officers of CB Bancshares for acts or omissions or alleged acts or omissions occurring before the merger becomes effective. Central Pacific may continue coverage under CB Bancshares' existing directors' and officers' liability insurance policy or may substitute policies with at least the same coverage and amounts with terms and conditions that are at least as advantageous as CB Bancshares' existing policy, subject to a maximum expenditure of 250% of the annual cost of coverage under CB Bancshares' policy as of the date of the merger agreement.

Certain Interests of Central Pacific's Directors and Executive Officers in the Merger

        Members of Central Pacific's management and board of directors have interests in the merger that are in addition to or different from their financial interests as shareholders of Central Pacific. The

Central Pacific board was aware of these interests and considered them, among other matters, in approving the merger agreement.

        Potential New Employment Agreements.    No member of Central Pacific's management is entitled to any payments as a result of the merger under his or her existing employment agreement. In the course of considering the merger, Central Pacific's board of directors considered the agreements CB Bancshares had with its management and the fact that Central Pacific, pursuant to the merger agreement, would offer new employment agreements to certain CB Bancshares' executives. The Central Pacific board wanted to ensure that its own management team, whose continued efforts are necessary during the interim period and important to a successful integration, was appropriately incentivized and equitably treated. Accordingly, the Central Pacific board reevaluated the existing arrangements that Central Pacific had with its management and determined to offer new employment agreements to the following officers:

  •
  Clint Arnoldus, Chairman of the Board of Directors, President and Chief Executive Officer of Central Pacific;

  •
  Neal K. Kanda, Vice President and Treasurer of Central Pacific;

  •
  Alwyn S. Chikamoto, Executive Vice President, Financial Services—Commercial Real Estate;

  •
  Blenn A. Fujimoto, Executive Vice President, Financial Services—Hawaii Market;

  •
  Craig H. Hashimoto, Executive Vice President, Human Resources and Organizational Development; and

  •
  Denis K. Isono, Executive Vice President, Operations and Services.

        Central Pacific has not agreed to the specific form of the agreement with each of these executives, but has instead fixed the most significant terms. We expect that definitive agreements will be entered into with each executive before the merger.

        Proposed Terms of Mr. Arnoldus' Arrangement.    It is anticipated that Mr. Arnoldus will serve as Chief Executive Officer of Central Pacific for an initial term of three years, beginning at the time of the merger. Beginning on the first anniversary of the commencement date, the term will automatically extend each day by one day (so that the remaining term will always be at least two years) until either Central Pacific or Mr. Arnoldus gives notice of non-renewal or until the end of the fiscal year during which Mr. Arnoldus' 65th birthday occurs. Under the proposed terms of his employment agreement, Mr. Arnoldus will receive:

  •
  an annual base salary of $600,000 with a minimum bonus target of 50% of base salary and a maximum bonus of 75% of base salary;

  •
  provided Mr. Arnoldus completes the merger, a special cash award of $1,080,000 for his efforts to accomplish the merger;

  •
  180,000 options which will vest over three years; the option grant is contingent on Central Pacific's shareholders approving the 2004 Stock Compensation Plan. Mr. Arnoldus will not receive any other equity awards until the third anniversary of the merger;

  •
  a supplemental retirement benefit under which Mr. Arnoldus will receive an annual retirement benefit commencing at age 65; and

  •
  participation in benefit plans and other fringe benefits on the same basis as similarly situated executives of Central Pacific.

        Under the proposed terms, Central Pacific may terminate Mr. Arnoldus' employment at any time and Mr. Arnoldus may resign at any time. If Central Pacific chooses to terminate Mr. Arnoldus'

employment for reasons other than "cause" or if Mr. Arnoldus resigns for "good reason", Central Pacific will be required to pay to Mr. Arnoldus a lump sum payment equal to twice his base salary and target bonus, and Mr. Arnoldus will become entitled to his supplemental retirement benefit. In addition, Central Pacific will be required to pay Mr. Arnoldus his accrued and unpaid compensation, a pro rata target bonus, continued health and welfare benefits for Mr. Arnoldus and his wife for life, accelerated vesting of all equity awards, relocation reimbursement and outplacement assistance. Mr. Arnoldus will be subject to a non-solicitation and non-competition requirement for period of two years following termination of employment.

        In the event of a change of control of the combined company after the merger, Mr. Arnoldus may voluntarily resign during the sixty-day period following the sixth month after the change of control date. In the event Mr. Arnoldus's employment is terminated in anticipation of or following a change of control, he will be entitled to the same benefits he would have received had he been terminated without cause or resigned for good reason except that his severance amount will be three times base salary and target bonus. He will also be entitled to payments to cover any excise tax liabilities (on an after-tax basis) under Section 4999 of the Internal Revenue Code with respect to his payments under the employment agreement.

        Proposed Terms of Mr. Kanda's Arrangement.    It is anticipated that Mr. Kanda will serve as President and Chief Operating Officer of Central Pacific for an initial term of two years, beginning at the time of the merger. Under the proposed terms of his employment agreement, Mr. Kanda will receive:

  •
  an annual base salary of $285,000 with a minimum bonus target of 40% of salary; and

  •
  participation in equity incentive plans, benefit plans and other fringe benefits on the same basis as similarly situated executives of Central Pacific.

        Under the proposed terms, Central Pacific may terminate Mr. Kanda's employment at anytime, and Mr. Kanda may resign at anytime. If Central Pacific chooses to terminate Mr. Kanda's employment for reasons other than "cause" or if Mr. Kanda resigns for "good reason", Central Pacific will be required to pay to Mr. Kanda a lump-sum payment equal to salary and target bonus for the "severance period", which is two years. In addition, Central Pacific will be required to pay Mr. Kanda his accrued but unpaid compensation, a pro rata target bonus, continued health and welfare benefits for the remainder of the severance period, accelerated vesting of equity awards and outplacement assistance. In this circumstance, Mr. Kanda will be subject to a non-solicitation and non-competition requirement for the duration of his severance period. If Mr. Kanda terminates his employment without good reason or Central Pacific terminates his employment for cause, Mr. Kanda will be subject to a non-solicitation and non-competition requirement for the remainder of the term of his employment agreement. Mr. Kanda would also be entitled to these severance benefits if Central Pacific does not agree to renew his employment on substantially similar terms after the end of his two-year term. If there is a change of control of the combined company after the merger, the term of the employment agreement and the severance period will both automatically extend to three years and Mr. Kanda will be entitled to payments to cover any excise tax liabilities (on an after-tax basis) under Section 4999 of the Internal Revenue Code with respect to his payments under the agreement.

        Proposed Terms of Other Executive Officers.    It is anticipated that the following officers of Central Pacific will serve in the positions listed below for a term of three years, beginning at the time of the merger:

  •
  Alwyn S. Chikamoto, Executive Vice-President, Financial Services—Commercial Real Estate;

  •
  Blenn A. Fujimoto, Executive Vice President, Financial Services—Hawaii Market;

  •
  Craig H. Hashimoto, Executive Vice President, Human Resources and Organizational Development; and

  •
  Denis K. Isono, Executive Vice President, Operations and Services.

        Under the proposed terms of their employment agreements, each of the officers listed above will receive:

  •
  continuation of their annual base salaries of $194,670 for Messrs. Chikamoto and Fujimoto, $189,000 for Mr. Hashimoto and $189,263 for Mr. Isono;

  •
  a minimum bonus target of 30% of salary; and

  •
  participation in equity incentive plans, benefit plans and other fringe benefits on the same basis as similarly situated executives of Central Pacific.

        Under the proposed terms, Central Pacific may terminate the employment of each of the officers listed above at any time, and each officer may resign at any time. If Central Pacific chooses to terminate the officer's employment for reasons other than "cause" or if the officer resigns for "good reason", Central Pacific will be required to pay the officer a lump sum payment equal to salary and target bonus for the "severance period", which is the shorter of two years or the remainder of the term of the employment agreement. In addition, Central Pacific will be required to pay the officer his accrued but unpaid compensation, a pro rata target bonus, continued health and welfare benefits for the severance period, accelerated vesting of all equity awards and outplacement assistance. In this circumstance, the officer will be subject to a non-solicitation and non-competition requirement for the duration of his severance period. If the officer terminates his employment without good reason or Central Pacific terminates his employment for cause, the officer will be subject to a non-solicitation and non-competition agreement for the remainder of the term of the employment agreement. If there is a change of control of the combined company after the merger, the term of the employment agreement and the severance period will both automatically extend to three years, and the officer will be entitled to payments to cover any excise tax liabilities (on an after-tax basis) under Section 4999 of the Internal Revenue Code with respect to his payments under the agreement.

        Special Executive Retention Bonus.    In recognition of the extraordinary efforts of Central Pacific's management team and to incentivize management to remain with Central Pacific after the merger, the Central Pacific board has approved a special retention bonus of $200,000 for each of Messrs. Chikamoto, Fujimoto, Hashimoto, Isono and Kanda. One half of the retention bonus will be paid on the merger closing date and the other half will be paid on the first anniversary of the merger closing date provided the executive is still in the employ of Central Pacific on such payment date.

Restrictions on Resales by Affiliates

        All shares of Central Pacific common stock received by CB Bancshares shareholders in the merger who are not affiliates of CB Bancshares prior to the merger will be freely transferable. However, shares of Central Pacific common stock received by persons who are deemed to be affiliates of CB Bancshares prior to the merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act of 1933, or Rule 144 promulgated under the Securities Act in the case of such persons who become affiliates of Central Pacific, or as otherwise permitted under the Securities Act. Persons deemed to be affiliates of CB Bancshares are those individuals or entities that control, are controlled by, or are under common control with, CB Bancshares. Affiliates generally include executive officers and directors of CB Bancshares as well as certain principal shareholders of CB Bancshares. This joint proxy statement-prospectus does not cover any resales of Central Pacific common stock received by affiliates of CB Bancshares in the merger.

Declaration and Payment of Dividends

        The merger agreement provides that, prior to the consummation of the merger, each of Central Pacific and CB Bancshares may continue to declare and pay regular quarterly dividends on its common stock at a rate equal to the rate paid by it during the first fiscal quarter of 2004, or $0.16 per share for Central Pacific and $0.36 per share for CB Bancshares. It is anticipated that both Central Pacific and CB Bancshares will continue to declare and pay regular quarterly dividends in these amounts each quarter until the merger is consummated.

No Fractional Shares

        Each CB Bancshares shareholder who would otherwise have been entitled to receive a fraction of a share of Central Pacific common stock will receive cash, without interest, in an amount equal to the fractional share interest multiplied by the average of the closing prices of Central Pacific common stock on the NYSE over the 10 consecutive trading day period ending on the trading day immediately prior to the closing date.

NYSE Listing

        Central Pacific's common stock is listed on the NYSE. Prior to the effective time, Central Pacific will make an application to list on the NYSE the common stock that Central Pacific will issue pursuant to the merger.

Accounting Treatment of the Merger

        The merger of Central Pacific and CB Bancshares will be accounted for using the "purchase" method of accounting under U.S. generally accepted accounting principles. CB Bancshares will be treated as the acquired corporation for such purposes. CB Bancshares' assets and liabilities will be adjusted to their estimated fair value on the closing date of the merger and combined with the historical book values of the assets and liabilities of Central Pacific. Applicable income tax effects of such adjustments will be included as a component of the combined entity's deferred tax asset or liability. The difference between the estimated fair value of the assets and liabilities (adjusted as discussed above) and the purchase price will be recorded as intangible assets, namely core deposits premiums and goodwill. For further information concerning the amount of intangible assets to be recorded in connection with the merger and any applicable amortization thereof, refer to the Notes to the Unaudited Pro Forma Condensed Combined Balance Sheets.

 THE MERGER AGREEMENT

        The following is a summary of certain provisions of the merger agreement. This summary is not a complete description of the terms and conditions of the merger agreement and is qualified in its entirety by reference to the full text of the merger agreement which is attached as Annex A to this joint proxy statement-prospectus and is incorporated in this joint proxy statement-prospectus by reference. All Central Pacific shareholders and CB Bancshares shareholders are urged to read the merger agreement carefully and in its entirety.

The Merger

        At the closing of the merger, CB Bancshares will merge with and into Central Pacific, with Central Pacific as the surviving corporation. The merger is intended to be treated as a reorganization under Section 368(a) of the Internal Revenue Code for United States federal income tax purposes.

Closing and Effective Time of the Merger

        The merger agreement provides that the closing will take place on the third business day after the satisfaction or waiver of the conditions to the merger contained in the merger agreement, other than those conditions that by their nature are to be fulfilled at the closing, but subject to the fulfillment or waiver of those conditions, unless some other time or date is agreed to by the parties. In connection with the closing, Central Pacific will file the articles of merger executed in accordance with the relevant provisions of Hawaii law, and the merger will become effective when the articles of merger are filed or at such later date as Central Pacific and CB Bancshares agree and specify in the articles of merger.

Consideration Paid in the Merger

        Each share of CB Bancshares issued and outstanding immediately before the effective time of the merger will automatically convert into the right to receive merger consideration having an intrinsic value, immediately prior to completion of the merger, equal to $20.00 plus 2.6752 multiplied by the average of the closing prices of Central Pacific common stock on the NYSE over the 10 consecutive trading day period ending on the trading day immediately prior to the closing date, which we refer to as the measuring price. We refer to the result of the foregoing calculation as the per share amount. Holders of shares of CB Bancshares may, in respect of each of their shares, elect to receive the per share amount either in cash or in shares of Central Pacific common stock, or indicate no preference as between cash or stock. CB Bancshares shareholders electing to receive the per share amount in Central Pacific common stock will receive, for each CB Bancshares share, a number of shares equal to the per share amount divided by the measuring price.

        The aggregate amount of cash to be paid by Central Pacific for shares of CB Bancshares, other than payments of cash in lieu of fractional shares, is limited to $20.00 multiplied by the number of shares of CB Bancshares outstanding immediately before the effective time of the merger, or the aggregate cash number. The aggregate number of shares of Central Pacific to be issued by Central Pacific for shares of CB Bancshares is limited to 2.6752 multiplied by the number of shares of CB Bancshares outstanding immediately before the effective time of the merger, or the aggregate stock number. To the extent that the total elections for cash or shares of Central Pacific common stock exceed the aggregate amounts of cash or shares of Central Pacific common stock to be paid by Central Pacific, then the exchange agent will allocate between cash and shares of Central Pacific common stock following the procedures described above under "The Merger—Allocation and Proration Procedures". For more information on the merger consideration and election procedures, see "The Merger—Merger Consideration" and "The Merger—Election Procedures".

No Fractional Shares

        Central Pacific will not issue any fractional shares. In lieu of receiving a fractional share, CB Bancshares shareholders will receive with respect to any fractional share cash in an amount equal to the fractional share interest multiplied by the measuring price.

Representations and Warranties

        Central Pacific and CB Bancshares each made a number of customary representations and warranties in the merger agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the merger.

        The representations given by Central Pacific and CB Bancshares cover the following topics, among others, as they relate to each party and its subsidiaries:

  •
  corporate organization and good standing of itself and its significant subsidiaries,

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  capitalization,

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  ownership of significant subsidiaries,

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  corporate power and authority,

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  adoption, approval and enforceability of the merger agreement,

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  consents and regulatory approvals necessary to complete the merger,

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  that the transactions contemplated by the merger will not result in a violation of its organizational documents, laws or contracts,

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  filings and reports with the SEC and financial statements,

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  undisclosed liabilities,

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  conduct of business in the ordinary and usual course consistent with past practice,

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  the absence of a material adverse effect with respect to its business, financial condition or result of operations,

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  compliance with the Sarbanes-Oxley Act of 2002 and the applicable listing and corporate governance rules and regulations of the New York Stock Exchange and the Nasdaq National Market, as the case may be,

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  disclosure controls and procedures and disclosure of any significant deficiencies in the design or operation of its internal control over financial reporting and fraud by individuals involved in internal control over financial reporting,

  •
  litigation,

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  compliance with banking regulations,

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  permits and compliance with laws and regulations,

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  material contracts and defaults thereunder,

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  employee benefit plans and employment agreements,

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  environmental matters and applicable laws,

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  taxes,

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  labor matters,

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  books and records,

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  the opinions of each of the company's financial advisor, and

  •
  the taking of all actions required in order to exempt the merger from the Hawaii control share acquisitions statute and other state anti-takeover laws and regulations.

CB Bancshares also made a representation and warranty that entering into the merger agreement and consummating the merger will not trigger the CB Bancshares rights agreements.

        Most of the representations and warranties of the parties will be deemed to be true and correct unless the totality of facts, circumstances or events inconsistent with the representations or warranties has had or is reasonably likely to have a material adverse effect to the financial condition, results of operations or business of the party making the representations and warranties or on the ability of the party to perform its obligations under the merger agreement or to consummate the merger. In determining whether a material adverse effect has occurred or is likely, the parties will disregard any effects resulting from (with respect to each of clause (1), (2) or (3), however, only if the effect of a change on it is not materially different from the effect on comparable U.S. banking or financial services organizations): (1) changes in banking and other laws of general applicability or changes in the interpretation thereof by governmental authorities, (2) changes in GAAP or regulatory accounting requirements applicable to U.S. banks and bank holding companies generally, (3) changes in prevailing interest rates or other general economic conditions affecting U.S. banks and bank holding companies generally, (4) the merger agreement and the transactions contemplated by the merger agreement or the announcement of those transactions, (5) actions or omissions of a party taken with the prior written consent of the other party or otherwise pursuant to its covenants set forth in the merger agreement, in contemplation of the transactions contemplated by the merger agreement, (6) to the extent consistent with GAAP, any modifications or changes to valuation policies or practices, or restructuring charges, in each case taken with the prior approval of the other party, in connection with the merger and (7) changes in national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation or personnel of the United States.

        The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read the article of the merger agreement entitled "Representations and Warranties".

Conduct of Business Prior to Completion of the Merger

        Each of Central Pacific and CB Bancshares agreed that until the earlier of the effective time or the termination of the merger agreement, or unless the other consents in writing, it will conduct its business in the ordinary and usual course and use reasonable best efforts to preserve intact its business organization and assets, maintain its rights, franchises and authorizations and maintain its existing relationships with customers, suppliers, employees and business associates and not take any action reasonably likely to materially impair its ability to perform its obligations under the merger agreement or consummate the merger.

        Each of Central Pacific and CB Bancshares also agreed that until the earlier of the effective time or the termination of the merger agreement, or unless the other consents in writing, it will conduct its business in compliance with specific restrictions relating to, among other things, the following:

  •
  changes to its business or operations,

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  the issuance, sale or other disposition of securities, other than pursuant to rights previously disclosed and outstanding on the date of the merger agreement,

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  the declaration or payment of dividends or other distributions other than regular quarterly dividends,

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  the modification of its capital stock structure through adjustments, splits, combinations, redemptions, reclassifications, repurchases or acquisitions,

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  the sale, transfer, mortgage, encumbrance or other disposition of any of its assets, deposits, business or properties other than in the ordinary course of business consistent with past practice and in one or more transactions that are not material to it and its subsidiaries,

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  the acquisition of the assets, business, deposits or properties of any other entity other than in the ordinary course of business consistent with past practice and in one or more transactions that are not material to it and its subsidiaries,

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  amending its or any of its significant subsidiaries' organizational documents,

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  any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory requirements,

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  taking or failing to take any action that would, or is reasonably likely to, prevent the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code for United States federal income tax purposes,

  •
  taking or failing to take any action that is reasonably likely to result in the conditions to the merger not being satisfied promptly,

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  the incurrence or guarantee of indebtedness for borrowed money or modification of any material indebtedness or other liability, in each case other than in the ordinary course of business consistent with past practice,

  •
  maintenance of insurance,

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  the settlement or compromise of any material claims or litigation other than in the ordinary course of business consistent with past practice, or

  •
  any changes to any of its benefit plans or increases in the compensation payable to employees, other than new grants and awards and increases occurring in the ordinary and usual course of business, including normal periodic performance reviews and related compensation and benefit increases.

        The agreements relating to the conduct of the businesses of Central Pacific and CB Bancshares in the merger agreement are complicated and not easily summarized. You are urged to carefully read the article of the merger agreement entitled "Conduct of Business Pending Merger".

Competing Acquisition Proposals; Recommendations to Shareholders

        CB Bancshares has agreed that it will not and will cause its subsidiaries and its and its subsidiaries' officers, directors, agents, advisors and affiliates not to, initiate, solicit, encourage or knowingly facilitate inquiries or proposals with respect to, engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with any person relating to a competing acquisition proposal or waive any provision of or amend the CB Bancshares rights agreements in respect of a competing acquisition proposal. An "acquisition proposal" is defined as (a) a tender or exchange offer that if consummated would result in any person beneficially owning 15% or more of the voting power of the company, (b) any proposal or offer for a merger, consolidation or other business combination with the company or any of its significant subsidiaries, or (c) any proposal or offer to acquire in any manner more than 15% of the voting power in, or more than 15% of the business, assets or deposits of, the company or any of its significant subsidiaries.

        If CB Bancshares receives an unsolicited bona fide written competing acquisition proposal and the CB Bancshares board of directors concludes in good faith that there is a reasonable likelihood that such competing acquisition proposal is or is likely to result in a superior proposal, then CB Bancshares is permitted under the terms of the merger agreement to furnish or cause to be furnished confidential and non-public information or data, provided the recipient executes a confidentiality agreement with respect to such information, and participate in negotiations or discussions to the extent that the CB Bancshares board of directors concludes in good faith, and based on advice of its outside counsel, that failure to take such actions would result in a violation of its fiduciary duties under applicable law. CB Bancshares has agreed to notify Central Pacific within one business day of any competing acquisition proposal, including the details of such competing acquisition proposal, and keep Central Pacific apprised of any related developments, discussions and negotiations with respect to such competing acquisition proposal on a current basis. A "superior proposal" is generally defined as a bona fide written competing acquisition proposal that the CB Bancshares board concludes in good faith is more favorable to CB Bancshares shareholders from a financial point of view than the merger.

        If the board of directors of either Central Pacific or CB Bancshares determines in good faith, after consultation with, and based on advice of, its counsel, that such board would be in violation of its fiduciary duties if it continued to recommend the merger to its shareholders, then such board, in submitting the plan of merger to its shareholders, may submit the plan of merger without recommendation and may communicate to its shareholders the basis for its lack of recommendation. If the CB Bancshares board has determined not to recommend the merger because it has received a competing acquisition proposal that it determines in good faith constitutes a superior proposal, it is required to give Central Pacific at least five business days to respond to the competing acquisition proposal before exercising its right to not recommend or withdraw its recommendation of the merger, and it is required to take into account any amendment or modification to the merger agreement proposed by Central Pacific within such five business day period.

Affiliate Agreements

        CB Bancshares has agreed to exercise its best efforts to obtain a letter of representations in the form attached as an exhibit to the merger agreement from certain individuals each of whom has been identified as an "affiliate" of CB Bancshares within the meaning of Rule 145 under the Securities Act. Central Pacific will not be required to maintain a registration statement for the purpose of resale of the shares of Central Pacific common stock to be held by such affiliates as a result of the merger.

Indemnification of and Insurance for Officers and Directors

        Central Pacific has agreed to indemnify and hold harmless, to the fullest extent permitted by law, the current and former directors and officers of CB Bancshares and its subsidiaries from any losses, claims, damages, liabilities, costs, expenses, judgments, fines or amounts paid in connection with any threatened or actual claims, actions, suits, proceedings or investigations. In addition, Central Pacific has agreed to provide the current directors and officers of CB Bancshares and its subsidiaries, for a period of six years after the closing of the merger, the directors' and officers' liability insurance policies currently maintained by CB Bancshares or a substitute policy with at least the same coverage and amounts containing terms and conditions that are no less advantageous to the directors and officers, provided that Central Pacific will not be required to spend on an annual basis more than 250% of CB Bancshares' current annual premiums on such insurance.

Treatment of CB Bancshares Stock Options

        All outstanding and unexercised employee and director options to purchase shares of CB Bancshares common stock will, at the effective time, cease to represent options to purchase CB Bancshares common stock and will be converted automatically into options to purchase Central Pacific common stock, and Central Pacific will assume each such option subject to its terms, including any acceleration in vesting that will occur as a consequence of the merger or by action taken by the CB Bancshares board of directors. Under the terms of the merger agreement, prior to the effective time, the CB Bancshares board of directors may take action to accelerate the vesting of all CB Bancshares options, and the CB Bancshares board intends to do so.

Employee Benefit Plans

        In general, the merger agreement provides that employees of CB Bancshares and its subsidiaries will be eligible to participate in the employee benefit plans of Central Pacific after the merger in substantially the same terms and conditions as other similarly situated employees of Central Pacific, and for purposes of eligibility and vesting (but not for purposes of benefit accrual) employees of CB Bancshares and its subsidiaries will be credited for service for CB Bancshares as if such service were for Central Pacific and to the same extent such service was credited under a comparable plan of CB Bancshares.

        Prior to the closing, CB Bancshares will adopt a severance pay plan which provides for severance pay for former CB Bancshares employees if such employee's employment with Central Pacific is terminated under certain conditions, or retention pay if the employee is demoted under certain conditions, within two years following the merger. Central Pacific has agreed to assume and honor the severance pay plan for at least two years following the closing.

        Central Pacific has agreed to offer employment agreements prior to the effective time to the following individuals: Dean K. Hirata, Warren Y. Kunimoto, Richard C. Lim, Ronald K. Migita, Caryn S. Morita, Yasunori Sato, and Douglas R. Weld and a consulting agreement to Lionel Tokioka. The proposed terms of the employment and consulting agreements are summarized in the section of this joint proxy statement-prospectus entitled "The Merger—Certain Interests of CB Bancshares' Directors and Executive Officers in the Merger".

Conditions to the Merger

        The respective obligation of each of Central Pacific and CB Bancshares to consummate the merger is subject to the fulfillment or waiver prior to the effective time of the following conditions:

  •
  the plan of merger having been approved by the shareholders of each of Central Pacific and CB Bancshares;

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  all requisite regulatory approvals having been obtained and remaining in full force and effect and all statutory waiting periods having expired;

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  no governmental authority of competent jurisdiction having enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits or makes illegal the consummation of the merger;

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  the registration statement registering the shares of Central Pacific common stock to be issued in the merger having become effective and remaining in effect under the Securities Act; and

  •
  the shares of Central Pacific common stock to be issued in the merger having been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

        The obligation of CB Bancshares to consummate the merger is subject to the fulfillment or waiver prior to the effective time of the following conditions:

  •
  the representations and warranties of Central Pacific being true and correct as of the date of the merger agreement and as of the closing date, unless the failure to be true would not have a material adverse effect on Central Pacific, and Central Pacific having delivered a certificate to such effect signed by the its chief executive officer and chief financial officer;

  •
  Central Pacific having performed in all material respects all obligations required to be performed by it under the merger agreement at or before the effective time, and Central Pacific having delivered a certificate to such effect signed by its chief executive officer and chief financial officer;

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  CB Bancshares having received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP substantially to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code for United States federal income tax purposes;

  •
  Central Pacific having adopted the amendment to its by-laws described below under "Amendment of Central Pacific Bylaws; Composition of the Board of Directors and Officers of Central Pacific Following the Merger" providing for 15 directors on the board of Central Pacific consisting of nine continuing Central Pacific directors and six continuing CB Bancshares directors, and such amendment remaining in full force and effect;

  •
  either CB Bancshares or Central Pacific having paid in full the claims of the CB Bancshares employees entitled to payments under their change in control and SERP agreements as described above under "The Merger—Certain Interests of CB Bancshares' Directors and Executive Officers in the Merger."

  •
  Central Pacific's board having adopted resolutions, and such resolutions remaining in full force and effect, electing to Central Pacific's board, effective upon the closing, six directors specified by CB Bancshares who are current directors of CB Bancshares and appointing as officers of Central Pacific, effective upon the closing, certain individuals who are current officers of CB Bancshares, as described below under "—Amendment of Central Pacific Bylaws; Composition of the Board of Directors and Officers of Central Pacific Following the Merger"; and

  •
  Central Pacific having entered into employment agreements with certain specified current employees of CB Bancshares, as described above under "The Merger—Certain Interests of CB Bancshares, Directors and Executive Officers in the Merger."

        The obligation of Central Pacific to consummate the merger is subject to the fulfillment or waiver prior to the effective time of the following conditions:

  •
  the representations and warranties of CB Bancshares being true and correct as of the date of the merger agreement and as of the closing date, unless the failure to be true would not have a material adverse effect on CB Bancshares, and CB Bancshares having delivered a certificate to such effect signed by its chief executive officer and chief financial officer;

  •
  CB Bancshares having performed in all material respects all obligations required to be performed by it under the merger agreement at or before the effective time, and CB Bancshares having delivered a certificate to such effect signed by its chief executive officer and chief financial officer; and

  •
  Central Pacific having received the opinion of Sullivan & Cromwell LLP substantially to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code for United States federal income tax purposes.

        The conditions to consummation of the merger contained in the merger agreement are complicated and not easily summarized. You are urged to carefully read the article of the merger agreement entitled "Conditions to the Merger".

Termination of the Merger Agreement

        The merger agreement may be terminated and the merger may be abandoned at any time before the effective time by either Central Pacific or CB Bancshares:

  •
  by mutual agreement of the parties;

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  by either party if any representation, warranty, covenant or agreement made by the other party has been breached or become untrue, and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice of such breach or condition is given by the other party, provided that a representation or warranty is not deemed to have been breached as a consequence of any fact or event unless such fact or event, individually or taken with other facts and events has had or is reasonably likely to have a material adverse effect;

  •
  by either party if the shareholders of either Central Pacific or CB Bancshares do not approve the merger;

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  by either party if the other party's board does not make and maintain a recommendation to such other party's shareholders that they approve the merger, recommends to such other party's shareholders a competing acquisition proposal or negotiates for more than five business days with a third party regarding a competing acquisition proposal;

  •
  by either party if the closing does not occur by the close of business on September 30, 2004, provided that such party's failure to comply with any provision of the merger agreement has not materially contributed to such delay; or

  •
  by either party if any required governmental approval is denied by final, nonappealable action, provided that such party's failure to comply with any provision of the merger agreement has not caused or materially contributed to such action.

        The rights of termination contained in the merger agreement are complicated and not easily summarized. You are urged to carefully read the article of the merger agreement entitled "Termination".

Termination Fee

        CB Bancshares has agreed to pay Central Pacific a termination fee equal to $12,520,000 in the event that:

  •
  a competing acquisition proposal is made to CB Bancshares or any of its shareholders, or an intent to make a competing acquisition proposal is publicly announced, and thereafter the merger agreement is terminated:

  •
  by either party for failure of the merger to be consummated by September 30, 2004 or failure of the CB Bancshares' shareholders to approve the merger; or

  •
  by Central Pacific for the CB Bancshares board's failing to make and maintain a recommendation to CB Bancshares' shareholders that they approve the merger, recommending to CB Bancshares' shareholders a competing acquisition proposal or negotiating for more than five business days with a third party regarding a competing acquisition proposal;

        and

  •
  within 18 months following termination of the merger agreement there is consummated any of the following:

  •
  the acquisition of all or a substantial portion of the assets or deposits of CB Bancshares;

    •
    the acquisition by any person of beneficial ownership (by merger, consolidation, share exchange or otherwise) of 25% or more of the outstanding voting stock of CB Bancshares; or

    •
    a merger, consolidation, business combination, liquidation, dissolution or similar transaction of or involving CB Bancshares, unless the CB Bancshares shareholders before such transaction hold at least 60% of the voting stock of the entity surviving such transaction and as a result of such transaction no person or group owns or controls 25% or more of the voting stock of the entity surviving such transaction.

The termination fee described above is due no later than two business days after the date of termination, provided that the termination fee is not payable unless and until CB Bancshares enters into an agreement for a transaction described above or such a transaction is consummated.

Expenses

        Each party will bear all expenses it incurs in connection with the merger and the merger agreement, except that each party will pay one-half of the costs incurred in connection with the registration statement, the joint proxy statement-prospectus and applications to governmental authorities and all listing, filing or registration fees.

Amendment of Central Pacific Bylaws; Composition of the Board of Directors and Officers of Central Pacific Following the Merger

        Prior to the effective time, Central Pacific is required to take all actions necessary to adopt an amendment to its bylaws and resolutions to provide that the Central Pacific board of directors will be expanded at the effective time to be composed of 15 directors divided into three classes of five directors each. Nine of the directors, three of whom will serve in each of the three classes, will be individuals who are current directors of Central Pacific and six of the directors, two of whom will serve in each of the three classes, will be individuals who are current directors of CB Bancshares. In addition, Ronald K. Migita will be the non-executive chairman of the board of Central Pacific following the merger.

        The merger agreement also requires that Central Pacific amend its bylaws prior to the effective time to include provisions requiring that:

  •
  until the third anniversary of the closing, the ratio of continuing Central Pacific directors to continuing CB Bancshares directors is fixed at nine to six for the entire Central Pacific board and three to two for each of the three staggered classes of directors;

  •
  vacancies created by the cessation of service by continuing Central Pacific or continuing CB Bancshares directors must be filled by nominees selected by a majority of the remaining continuing Central Pacific or continuing CB Bancshares directors, respectively;

  •
  removal of Ronald K. Migita from the position of chairman of the board of Central Pacific prior to the second anniversary of the closing will require the affirmative vote of at least 80% of the entire Central Pacific board; and

  •
  any change to the above-described bylaw provisions will require the affirmative vote of at least 80% of the entire Central Pacific board.

        "Continuing Central Pacific directors" means the directors of Central Pacific as of the closing who were directors of Central Pacific immediately prior to the effective time of the merger and any additional director who becomes a director of Central Pacific after the effective time of the merger who is nominated by a majority of the continuing Central Pacific directors.

        "Continuing CB Bancshares directors" means the directors of CB Bancshares as of the closing who were directors of CB Bancshares immediately prior to the effective time of the merger and any additional director who becomes a director of Central Pacific after the effective time of the merger who is nominated by a majority of the continuing CB Bancshares directors.

        The merger agreement also provides that Clint Arnoldus will continue to be the chief executive officer of Central Pacific following the merger, and that prior to the effective time, the Central Pacific board of directors will adopt resolutions electing certain individuals to certain specified positions as officers upon the completion of the merger, including the following individuals who will hold the position of executive vice president or higher:

Alwyn S. Chikamoto	Executive Vice President, Financial Services—Commercial Real Estate
Blenn A. Fujimoto	Executive Vice President, Financial Services—Hawaii Market
Craig H. Hashimoto	Executive Vice President, Human Resources and Organizational Development
Dean K. Hirata	Executive Vice President and Chief Financial Officer
Denis K. Isono	Executive Vice President, Operations and Services
Neal K. Kanda	President and Chief Operating Officer
Douglas R. Weld	Executive Vice President and Chief Credit Officer

 OPERATIONS AFTER THE MERGER

        Central Pacific Bank and City Bank operate branch offices throughout the State of Hawaii, a number of which are within close proximity to each other. We anticipate consolidating approximately ten branches of Central Pacific Bank or City Bank where the branches are nearby or adjacent. Branches of the combined entity will be evaluated for consolidation based on a variety of factors, including market opportunity, customer base, historical growth trends, transaction volume, financial performance, physical attributes, lease terms, proximity to other branches, Community Reinvestment Act service considerations and other relevant factors. Consistent with its commitment to the State of Hawaii, Central Pacific intends to allocate resources to open new branches for every branch it consolidates, and is looking to expand into geographic areas not currently served by either institution and to accelerate entrance into target areas in rural Oahu and on the Neighbor Islands.

        Central Pacific announced a commitment that there would be no involuntary layoffs of employees of either bank as a result of the merger. Central Pacific anticipates that attrition, Central Pacific's current hiring freeze, and retraining and reassigning employees to support its expansion plans will facilitate its implementation of that commitment.

 PROPOSAL TO AMEND ARTICLES OF INCORPORATION OF
CENTRAL PACIFIC FINANCIAL CORP.

        At the special meeting, Central Pacific shareholders will also consider and vote on a proposal to amend Central Pacific's articles of incorporation to increase the number of shares of common stock Central Pacific is authorized to issue from 50,000,000 to 100,000,000.

        Central Pacific presently is authorized to issue 50,000,000 shares of Central Pacific common stock. As of the record date,    •    shares of Central Pacific common stock were issued and outstanding. As of the record date, a total of    •    shares of Central Pacific common stock were available for delivery in the future in respect of awards that have been or are authorized to be made under stock-based compensation plans.

        Central Pacific's board of directors is recommending to its shareholders an amendment to Central Pacific's articles of incorporation to increase the number of authorized shares of Central Pacific common stock from 50,000,000 to 100,000,000. Central Pacific's board of directors believes this is necessary in order to provide sufficient flexibility for Central Pacific to effect any future stock split or stock dividend or engage in future acquisitions.

        All shares of Central Pacific common stock, including those now authorized and those that would be authorized by the proposed amendment to Central Pacific's articles of incorporation, are equal in rank and have the same voting, dividend and liquidation rights. Holders of Central Pacific common stock do not have preemptive rights.

        To effect the increase in authorized shares of Central Pacific common stock, it is proposed that Section 1 of Article IV of Central Pacific's restated articles of incorporation be replaced with the following language:

  "1.    The amount of authorized capital stock of the Corporation shall be ONE HUNDRED MILLION (100,000,000) shares of common stock, no par value per share, and ONE MILLION (1,000,000) shares of preferred stock, no par value per share. The Corporation shall have the privilege of subsequent extensions of its capital stock from time to time in the manner provided by law."

        The affirmative vote of the holders of two-thirds of the outstanding shares of Central Pacific common stock is required to approve the amendment to Central Pacific's articles of incorporation.

        The Central Pacific board of directors recommends that Central Pacific shareholders vote "FOR" the amendment to Central Pacific's articles of incorporation. Unless a contrary choice is specified, proxies solicited by the Central Pacific board of directors will be voted "FOR" the amendment.

 PROPOSAL TO APPROVE THE CENTRAL PACIFIC FINANCIAL CORP.
2004 STOCK COMPENSATION PLAN

        On May 12, 2004, upon the recommendation of Central Pacific's compensation committee, Central Pacific's board of directors unanimously approved the adoption of the Central Pacific Financial Corp. 2004 Stock Compensation Plan, or the 2004 Stock Plan, subject to approval by Central Pacific's shareholders at the special meeting.

        The 2004 Stock Plan is being submitted to shareholders for their approval to permit certain stock options and stock appreciation rights (or SARs), that may be granted thereunder to be considered "qualified performance-based compensation" under the provisions of Section 162(m) of the Code. Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid by a publicly traded corporation to certain "covered employees" unless it is "qualified performance-based compensation." Under current regulations interpreting Section 162(m), the grant by a committee of "outside directors" of at-the-money stock options and SARs under a shareholder approved plan that expressly limits the amount of such grants that can be made to any individual employee over a specified period of time is considered "qualified performance-based compensation." Notwithstanding the adoption of the 2004 Stock Plan and its submission to shareholders, Central Pacific reserves the right to pay its employees, including recipients of awards under the 2004 Stock Plan, amounts which may or may not be deductible under Section 162(m) or other provisions of the Code. In addition, the 2004 Stock Plan is being submitted to shareholders for their approval in accordance with the listing requirements of the NYSE, which require shareholder approval of equity-based compensation plans.

        The following summary of the material terms of the 2004 Stock Plan is qualified in its entirety by reference to the complete text of the 2004 Stock Plan, which is attached hereto as Annex E.

Overview

        The purpose of the 2004 Stock Plan is to promote the success and enhance the value of Central Pacific by linking the interests of participants to those of Central Pacific's shareholders and by providing participants with incentive for outstanding performance. Subject to the discretion of the committee that administers the plan, the 2004 Stock Plan provides for the award of incentive stock options (or ISOs), non-qualified stock options, SARs, restricted stock, restricted stock units, performance shares, performance units and stock-based awards. The 2004 Stock Plan shall be effective as of the date of shareholder approval of the 2004 Stock Plan. From and after such effective date, Central Pacific will make new awards only under this 2004 Stock Plan. All awards granted before the 2004 Stock Plan's effective date under any prior plan shall remain in full force and effect and shall continue to be governed by the terms of the applicable plan and related award agreement. Unless terminated sooner by action of Central Pacific, the 2004 Stock Plan shall terminate 10 years following its approval by shareholders.

Administration

        The 2004 Stock Plan shall be administered by the compensation committee of Central Pacific's board of directors. However, if a member of the compensation committee is not an "outside director" within the meaning of Section 162(m) of the Code or is not a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, the compensation committee may from time to time delegate some or all of its functions under the 2004 Stock Plan to a committee or subcommittee composed of members that meet the relevant requirements. The compensation committee will have the authority to interpret the terms and intent of the 2004 Stock Plan, determine who will receive awards and adopt rules, regulations and guidelines for the administration of the 2004 Stock Plan.

        The compensation committee may delegate to one or more of its members or officers of Central Pacific or to one or more agents or advisors such administrative duties as it may deem advisable.

Except with respect to awards to certain officers, directors or beneficial owners of more than 10% of Central Pacific securities, the compensation committee may by resolution authorize one or more officers of Central Pacific to designate who will receive awards and to determine the size of the award.

        All actions, interpretations and determinations made by the committee shall be final, conclusive and binding.

Amendment and Termination

        The compensation committee or the board of directors may alter, amend, modify, suspend or terminate the 2004 Stock Plan in whole or in part at any time; provided, however, that options may not be repriced, replaced or regranted through cancellation without prior shareholder approval and that an amendment may not adversely affect in a material way any outstanding award without the written consent of the participant. In addition, no amendment can be made without shareholder approval if shareholder approval is required by law, regulation or stock exchange rule.

Eligibility

        The compensation committee may grant awards to any employee, director, or independent contractor of Central Pacific or any of its subsidiaries or affiliates. As of April 30, 2004, approximately 506 officers, directors and employees would have been eligible to receive awards under the 2004 Stock Plan.

Shares Subject to the Plan; Other Limitations on Awards

        The total number of shares of common stock that may be delivered pursuant to awards granted under the 2004 Stock Plan is 1.5 million shares. The shares available to be delivered under the 2004 Stock Plan may be authorized and unissued shares or treasury shares. The maximum number of shares of common stock that may be delivered pursuant to stock-settled awards that are not stock options or SARs is 750,000 shares. The maximum aggregate number of shares of common stock that may be granted pursuant to any award in any one fiscal year to any one participant under the 2004 Stock Plan is 200,000 shares.

        If any award granted under the 2004 Stock Plan expires, is forfeited or cancelled, or otherwise terminates without the issuance of shares, the shares subject to such award will again be available for grant under the 2004 Stock Plan. In addition, if any award that is granted under the 2004 Stock Plan is settled in cash in lieu of shares or is exchanged with the compensation committee's permission for an award not involving shares, the shares subject to such award shall again be available for issuance under the 2004 Stock Plan. Further, if the option exercise price or tax withholding requirements with respect to an award are satisfied by tendering shares, or if an SAR is exercised, only the number of shares issued (net of the shares tendered) will be subtracted from the maximum number of shares available for awards under the 2004 Stock Plan.

        The maximum number of shares available to be delivered under the 2004 Stock Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional restricted stock, restricted stock units, performance shares or stock-based awards.

        The number of shares reserved and available for awards is subject to equitable adjustment at the discretion of the compensation committee in connection with any transaction or event that affects the common stock (including, but not limited to, a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, split up, spin-off, combination of shares, exchange of shares or other like change in capital structure) which may be required in order to prevent dilution or enlargement of rights.

Types of Awards

        Options granted under the 2004 Stock Plan may be either an option intended to be an ISO within the meaning of Section 422 of the Code or a non-qualified stock option. Options entitle the recipient to purchase shares of common stock at the exercise price specified in the award agreement. The committee at its discretion determines the number of option shares, term of the option (which shall not be more than 10 years from the date of grant), exercise price (which shall not be less than 100% of the fair market value of the underlying shares at the time of grant), vesting schedule and other terms and conditions. The compensation committee may impose restrictions, as it may deem advisable, on the shares acquired pursuant to the exercise of an option, including but not limited to requiring the recipient to hold shares acquired pursuant to exercise for a specified period of time.

        SARs entitle the recipient to receive amounts based upon the appreciation in the common stock over the exercise price specified in the award agreement. SARs may be either freestanding SARs or tandem SARs (which are granted in connection with an option grant and may be exercised for all or part of the shares subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option). The compensation committee at its discretion determines the number of SARs, term of the SARs (which shall not be more than 10 years from the date of grant), exercise price (which shall not be less than 100% of the fair market value of the underlying shares at the time of grant), vesting schedule, form of payment (in cash or equivalent value in shares), rights to dividend equivalents and other terms and conditions. The compensation committee may impose restrictions, as it may deem advisable, on the shares acquired pursuant to the exercise of an SAR, including but not limited to requiring the recipient to hold shares acquired pursuant to exercise for a specified period of time.

        Restricted stock is a stock grant that is registered in a recipient's name, but that is subject to certain transfer and/or forfeiture restrictions for a period of time as specified in the recipient's award agreement, and any other conditions and restrictions that the compensation committee may impose. A restricted stock unit is an unfunded, unsecured right to receive the value of a share of common stock at a future date, subject to any conditions and restrictions that the compensation committee may impose. The compensation committee at its discretion determines the number of shares of restricted stock or restricted stock units, applicable restrictions, term of the restriction period, voting rights during the restriction period (in the case of restricted stock only), rights to dividends (or dividend equivalents in the case of restricted stock units) during the restriction period, form of payment, any applicable purchase price, any applicable performance goals and other terms and conditions, including any holding requirements or sale restrictions placed on the shares upon vesting of such restricted stock or restricted stock units.

        A performance share is a hypothetical share unit with an initial value equal to the fair market value of a share of common stock as of the date of grant which entitles the recipient to a payout equal to the value and number of performance shares earned by the recipient over a specified performance period, determined by the extent to which the recipient achieves certain performance goals. A performance unit is a unit of value with an initial value as of the date of grant as may be established by the committee which entitles the recipient to a payout equal to the value and number of performance units earned by the recipient over a specified performance period, determined by the extent to which the recipient achieves certain performance goals. The compensation committee at its discretion determines the number and value of performance shares or performance units granted to a participant, term of the performance period, applicable performance goals, any applicable purchase price, rights to dividend equivalents during the performance period, form of payment, and other terms and conditions, including any holding requirements on the shares received pursuant to such award.

        The compensation committee may grant other types of stock-based awards in such amounts, and subject to such terms and conditions, that it may determine at its discretion. Such awards shall be valued on the value of a share, as determined by the compensation committee in its sole discretion and conditioned upon performance periods and goals, and may be payable in cash, shares or a combination of cash and shares as may be determined by the committee in its sole discretion. Stock-based awards may serve as the basis for formulating short-term or long-term, performance-based bonus arrangements. The compensation committee may impose restrictions, as it may deem advisable, on the shares acquired pursuant to the payout of stock-based awards.

Performance Measures

        As determined at the discretion of the compensation committee, the terms and conditions of awards under the 2004 Stock Plan may be conditioned upon the attainment of certain performance goals. In the case of awards that are intended to be "qualified performance-based compensation" to "covered employees", as both terms are defined in Section 162(m) of the Code, the performance measures are limited to one or more, separately or in combination, of the following performance measures: (a) earnings per share (actual or targeted growth); (b) net income after capital costs; (c) net income (before or after taxes), (d) return measures (including, but not limited to, return on assets, risk-adjusted return on capital or return on equity), (e) efficiency ratio, (f) full time equivalency control, (g) stock price (including, but not limited to, growth measures and total shareholder return), (h) noninterest income compared to net interest income ratio, (i) expense targets, (j) margins, (k) operating efficiency, (l) EVA®, (m) credit quality measures, (n) customer satisfaction, (o) loan growth, (p) deposit growth, (q) net interest margin, (r) fee income, (s) operating expense and (t) credit quality. In addition, the compensation committee may consider the following individual unit/production performance measures: cost per dollar loan growth; cost per dollar deposit growth; revenue per personnel; operating expense to group budget; service levels (group); and personal performance. The performance measures may apply to Central Pacific as a whole or any subsidiary, affiliate, or business unit of Central Pacific, as the committee deems appropriate in its sole discretion. The compensation committee has the authority to provide for accelerated vesting of any award based on the achievement of the specified performance goals. Awards that are designed to be considered "qualified performance-based compensation" that are held by "covered employees", as both terms are defined in Section 162(m) of the Code, may not be adjusted upward, but the committee may, in sole discretion, adjust awards downward. In the event that the compensation committee determines that it is advisable to grant awards that shall not constitute "qualified performance-based compensation", the committee may make such grants without satisfying the requirements of Section 162(m) of the Code.

Change In Control

        In the event of a "change in control" (within the meaning of the 2004 Stock Plan) of Central Pacific, unless otherwise determined by the compensation committee and provided under the award agreement: (a) options and SARs will immediately vest and, if the participant is terminated without "cause" (within the meaning of the 2004 Stock Plan) from employment within one year of the change in control, such options and SARs will be exercisable within one year of such termination (or, if lesser, the remaining term of the options and SARs); (b) restricted stock and restricted stock units will immediately vest and (c) performance shares and performance units, and other awards conditioned upon performance goals or restrictions, will be deemed to have been fully earned as of the effective date of the change in control and become payable, subject to proration based upon the length of time elapsed within the applicable performance period.

New Plan Benefits

        The amount of each participant's award for the 2004 fiscal year (which runs from January 1, 2004 through December 31, 2004) will be determined based on the discretion of the compensation committee and therefore cannot be calculated. As a result, we cannot determine the number or type of awards that will be granted under the 2004 Stock Plan to any participant for the 2004 fiscal year.

U.S. Federal Tax Implications of Option Awards and SARs

        The following is a brief description of the U.S. federal income tax consequences generally arising with respect to the grant of options or SARs.

        The grant of an option or SAR will create no tax consequences for the recipient or Central Pacific. A recipient will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option (other than an ISO) or SAR, the recipient generally will recognize ordinary income equal to the excess of the fair market value of the freely transferable and nonforfeitable shares (and/or cash or other property) acquired on the date of exercise over the exercise price.

        Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the recipient generally will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the date of exercise of the ISO over the exercise price, or (ii) the amount realized upon the disposition of the ISO shares over the exercise price. Otherwise, a recipient's disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) or SAR generally will result in short-term or long-term (which will always be the case for ISOs if the holding periods are met) capital gain or loss measured by the difference between the sale price and the recipient's tax basis in such shares (the tax basis in option shares generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the option).

        Central Pacific generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the recipient in connection with the exercise of an option or SAR. Central Pacific generally is not entitled to a tax deduction with respect to any amount that represents a capital gain to a recipient or that represents compensation in excess of $1 million paid to "covered employees" that is not "qualified performance-based compensation" under section 162(m) of the Code. Accordingly, Central Pacific will not be entitled to any tax deduction with respect to an ISO if the recipient holds the shares for the ISO holding periods prior to disposition of the shares and may not be entitled to any deduction with respect to certain options or SARs that may be exercised by "covered employees."

Board Recommendation

        Adoption of the 2004 Stock Plan, upon the recommendation of Central Pacific's compensation committee, was unanimously approved by Central Pacific's board of directors, subject to the receipt of shareholder approval. If the 2004 Stock Plan is not approved by shareholders, no grants will be made under the 2004 Stock Plan.

        Central Pacific's board of directors recommends a vote "FOR" the approval of the 2004 Stock Plan.

 PROPOSAL TO APPROVE THE CENTRAL PACIFIC FINANCIAL CORP.
2004 ANNUAL EXECUTIVE INCENTIVE PLAN

        On May 12, 2004, upon the recommendation of Central Pacific's Compensation Committee, Central Pacific's board of directors unanimously approved the adoption of the Central Pacific Financial Corp. 2004 Annual Executive Incentive Plan, or the Executive Plan, subject to approval by Central Pacific's shareholders.

        The Executive Plan is being submitted to shareholders for their approval so that payments of bonuses under the plan will constitute "qualified performance-based compensation" under the provisions of Section 162(m) of the Code, which, as discussed above, limits the deductibility of compensation in excess of $1 million paid by a publicly-traded corporation to certain "covered employees," unless the compensation is "qualified performance-based compensation".

        Under Treasury Regulations promulgated pursuant to Section 162(m) of the Code, at least three conditions must be satisfied in order for compensation to qualify as performance-based: (i) the compensation must be payable on account of the attainment of one or more pre-established, objective performance goals; (ii) the material terms of the compensation and the performance goals must be disclosed to and approved by shareholders before payment; and (iii) a committee of the board of directors that is comprised solely of two or more "outside directors" must certify that the performance goals have been satisfied before payment. In an effort to structure the compensation paid to covered employees so as to qualify as "performance-based compensation" under Section 162(m) of the Code, Central Pacific's board of directors adopted the Executive Plan, subject to shareholder approval at the Special Meeting. Notwithstanding the adoption of the Executive Plan and its submission to shareholders, Central Pacific reserves the right to pay its employees, including participants in the Executive Plan, other amounts which may or may not be deductible under Section 162(m) or other provisions of the Code.

        The following summary of the material terms of the Executive Plan is qualified in its entirety by reference to the complete text of the Executive Plan, which is attached hereto as Annex F.

Overview

        The intent of the Executive Plan is to reinforce the mission and corporate goals of Central Pacific. The Executive Plan is designed to help Central Pacific attract, retain and motivate a talented executive team, whose performance contributes directly to serving Central Pacific's customers and communities, sustains Central Pacific's strong financial performance and adds value for the shareholders.

Administration

        The Executive Plan will be administered by the compensation committee of Central Pacific's board of directors. However, if a member of the compensation committee is not an "outside director" within the meaning of Section 162(m) of the Code or is not a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, the compensation committee may from time to time delegate some or all of its functions under the 2004 Stock Plan to a committee or subcommittee composed of members that meet the relevant requirements. The committee, in its sole discretion, may delegate certain aspects of recordkeeping and administration to specified individuals.

        The committee has full authority to develop such rules, regulations, procedures and communications as it deems necessary or advisable to administer the Executive Plan and interpret its provisions.

        Any determination, decision, interpretation or other action of the compensation committee, after ratification by the board of directors, will be final and binding upon all participants and any person entitled to an award under the plan.

Amendment

        The committee, with ratification from the board of directors, may from time to time amend or terminate the Executive Plan without notification to plan participants.

Eligibility and Participation

        In order to be considered for participation in the Executive Plan, the individual must be a full-time, active status employee with the corporate title of Executive Vice President or above, no later than January 1 of the plan year. As of April 30, 2004, approximately 6 employees held the corporate title of Executive Vice President or higher. For each plan year, the CEO will recommend to the compensation committee the employees (by name and/or by class) who should participate in the Executive Plan for the Plan Year, and the compensation committee will approve the CEO's recommended list of participants (with such modifications as it determines) within the first 90 days of the plan year. All participants in this Executive Plan will become ineligible for participation in any other incentive bonus programs of Central Pacific.

Performance Period

        Unless otherwise determined by the compensation committee, performance will be evaluated over Central Pacific's plan year.

Performance Measures

        Awards will be calculated according to the following performance measures: (a) corporate performance objectives; and (b) individual unit/production objectives.

        Corporate Performance Objectives.    Corporate performance will be measured by one or more of the following targets selected by the committee: (a) earnings per share (actual or targeted growth), (b) net income after capital costs, (c) net income (before or after taxes), (d) return measures (including, but not limited to, return on assets, risk-adjusted return on capital, or return on equity), (e) efficiency ratio, (f) full-time equivalency control, (g) stock price (including, but not limited to, growth measures and total shareholder return), (h) non-interest income compared to net interest income ratio, (i) expense targets, (j) margins, (k) operating efficiency, (l) EVA®, (m) credit quality measures, (n) loan growth, (o) deposit growth, (p) net interest margin, (q) fee income, (r) operating expense, (s) credit quality and (t) customer satisfaction.

        The target corporate performance objectives will be established in writing by the compensation committee within the first 90 days of the plan year.

        Individual Unit/Production Performance Objectives.    The individual unit/production performance will be measured by one or more of the following targets selected by the compensation committee: cost per dollar loan growth, cost per dollar deposit growth, revenue per personnel, operating expense to group budget, service levels (group) and personal performance.

        The target individual unit/production performance objectives (if applicable) will be established by the compensation committee within the first 90 days of the plan year.

Target and Maximum Bonus

        Within the first 90 days of the plan year, the compensation committee will establish for each participant a target bonus and a maximum bonus for the plan year, each as expressed as a percentage of the participant's base salary. In all cases, the maximum bonus established by the compensation committee for any participant shall be less than or equal to the 100% of base salary, but there shall not be any expectation or requirement that the maximum bonus established by the compensation committee will be the full amount of the maximum bonus.

Actual Awards

        Each participant's actual award will be based upon the extent to which the applicable performance measures, as outlined below, are achieved (i.e., if 80% of the participant's target measures are achieved, the participant will receive 80% of the participant's target bonus), subject to the participant's achieved performance exceeding any minimum threshold established by the compensation committee. In no case will the actual award amount payable under the Executive Plan to any participant exceed 100% of the participant's base salary. The compensation committee has no discretion to increase any award amount payable under the Executive Plan but may reduce or eliminate the amount payable under any award in its discretion.

        The actual awards for the CEO and president will be based 100% on the attainment of corporate performance objectives. The actual awards for each executive vice president will be based 60% on the attainment of corporate performance objectives and 40% on the attainment of individual/unit objectives.

New Plan Benefits

        The amount of each participant's bonus for the upcoming plan year (which runs from January 1, 2005 through December 31, 2005) will be determined based on the corporate and unit/production measures described above. In addition, some awards will be subject to a discretionary percentage as described above, and all awards will be subject to the committee's right to reduce any participant's bonus by any amount in its sole discretion. Moreover, because the committee can reduce each participant's bonus determined under the Executive Plan's formula by any amount in its sole discretion, we cannot determine the amount that would have been paid to any person under the Executive Plan had it been in effect in the 2003 fiscal year. In this regard, if the Executive Plan had been in effect in the 2003 fiscal year, assuming that 100% of all applicable performance measures were met, the maximum bonus derived under the Executive Plan's formula for each "covered employee" as defined under Section 162(m) of the Code would have been $469,203. No bonuses were paid to our Named Executive Officers for the 2003 fiscal year.

Board Recommendation

        Adoption of the Executive Plan, upon the recommendation of Central Pacific's Compensation Committee, was unanimously approved by Central Pacific's board of directors, subject to the receipt of shareholder approval. If the Executive Plan is not approved by shareholders, no amounts will be payable under the Executive Plan.

        Central Pacific's board of directors recommends a vote "FOR" the approval of the Executive Plan.

 INFORMATION ABOUT CENTRAL PACIFIC AND CB BANCSHARES

Central Pacific

General

        Central Pacific is a Hawaii corporation, and a bank holding company registered under the Bank Holding Company Act of 1956, as amended, or the Bank Holding Company Act. Pursuant to a plan of reorganization and agreement of merger, it was organized on February 1, 1982 to serve as a holding company for its subsidiary, Central Pacific Bank. Central Pacific Bank was incorporated in its present form in the State of Hawaii on March 16, 1982 in connection with its holding company reorganization, and its predecessor entity was incorporated in the State of Hawaii on January 15, 1954. Central Pacific Bank's deposits are insured by the Federal Deposit Insurance Corporation, or FDIC, up to applicable limits. As a bank holding company, Central Pacific has the flexibility to directly or indirectly engage in certain bank related activities other than banking, subject to regulation by the Federal Reserve Board.

        Central Pacific also has three wholly owned subsidiaries, CPB Capital Trust I, CPB Capital Trust II and CPB Statutory Trust III, which were formed for the purpose of issuing trust preferred securities.

        Central Pacific Bank owns 100% of the outstanding stock of Central Business Club of Honolulu, Inc., whose principal business is the operation of a private food service facility. Central Pacific Bank also owns 99.8% and Central Pacific owns 0.2% of the outstanding common stock of CPB Real Estate, Inc., a real estate investment trust, which acquires, holds and manages stable, long-term real estate related assets including residential mortgage loans, commercial real estate loans and mortgage backed securities.

Central Pacific Bank

        Central Pacific Bank, a state-chartered bank, organized under the laws of the State of Hawaii in 1982, is a full service commercial bank that has 24 banking offices and 78 ATMs located throughout the State of Hawaii. Central Pacific Bank's administrative and main offices are located in Honolulu, and there are eighteen other branches on the Island of Oahu. In addition, Central Pacific Bank operates two branches on the Island of Maui, one branch on the Island of Kauai and two branches on the Island of Hawaii.

        With assets of $2.28 billion as of March 31, 2004, Central Pacific Bank is the third largest commercial bank in the State of Hawaii. Central Pacific Bank engages in a broad range of lending activities including the granting of commercial, consumer and real estate loans. Central Pacific Bank also offers a variety of deposit instruments, including personal and business checking and savings accounts, money market accounts and time certificates of deposit.

        Other products and services of Central Pacific Bank designed to serve the needs of businesses and individuals include non-deposit investment and life insurance services, Internet banking services, cash management services, travelers' checks, safe deposit boxes, international banking services, night depository facilities and wire transfer services. Central Pacific Bank's Wealth Management Division offers investment management, asset custody and general consultation and planning services.

        In order to compete with the other financial services providers in the State of Hawaii, Central Pacific Bank principally relies upon local promotional activities, personal relationships with its customers established by officers, directors and employees, and specialized services tailored to meet the needs of the communities served. Central Pacific Bank remains competitive with pricing and superior service levels.

        The principal office of Central Pacific is located at 220 South King Street, Honolulu, Hawaii 96813, and its telephone number is (808) 544-0500.

        Additional information concerning Central Pacific is included in the Central Pacific documents incorporated by reference in this joint proxy statement-prospectus. See "Where Can I Find More Information?" beginning on page 121.

CB Bancshares

General

        CB Bancshares is also a bank holding company registered under the Bank Holding Company Act and was incorporated in the State of Hawaii in 1980. As a bank holding company, CB Bancshares has the flexibility to directly or indirectly engage in certain bank-related activities other than banking, subject to regulation by the Federal Reserve Board. CB Bancshares has three wholly owned subsidiaries, City Bank and Datatronix Financial Services, Inc., which are discussed below, and O.R.E., Inc., which is inactive.

City Bank

        City Bank is a state-chartered bank which was organized under the laws of the State of Hawaii in 1959. City Bank is insured by the FDIC and provides full commercial banking services through 17 branches on the Island of Oahu, two branches on the Island of Hawaii, two branches on the Island of Maui and one branch on the Island of Kauai. These services include receiving demand, savings and time deposits; making commercial, real estate and consumer loans; financing leases and leasing activities; financing international trade activities; issuing letters of credit; handling domestic and foreign collections; selling travelers' checks and bank money orders; and renting safe deposit boxes.

        With assets of $1.90 billion as of March 31, 2004, City Bank is the fourth largest commercial bank in the State of Hawaii. City Bank's primary focus has been corporate lending to small to medium sized businesses.

Datatronix Financial Services, Inc.

        Datatronix Financial Services, Inc., a wholly owned subsidiary of City Bank, was incorporated in the State of Hawaii in June 2000 and opened for business on July 1, 2000. Datatronix offers item processing services to banks, thrifts, credit unions and other financial institutions in Hawaii and California. As of December 31, 2003, Datatronix had six customers, with City Bank as its primary customer.

        The principal office of CB Bancshares is located at 201 Merchant Street, Honolulu, Hawaii 96813, telephone number (808) 535-2500.

        Additional information concerning CB Bancshares is included in the CB Bancshares documents incorporated by reference in this joint proxy statement-prospectus. See "Where Can I Find More Information?" beginning on page 121.

REGULATION AND SUPERVISION

General

        Bank holding companies and banks are extensively regulated under both federal and state law. This regulation is intended primarily for the protection of depositors and the deposit insurance fund and not for the benefit of our shareholders. Set forth below is a summary description of the material laws and regulations which relate to our operations. The description is qualified in its entirety by reference to the applicable laws and regulations.

Central Pacific and CB Bancshares

        Central Pacific and CB Bancshares are registered bank holding companies, and subject to regulation under the Bank Holding Company Act. They are required to file with the Federal Reserve Board periodic reports and such additional information as the Federal Reserve Board may require. The Federal Reserve Board may conduct examinations of either company and its respective subsidiaries.

        Under Federal Reserve Board regulations, a bank holding company is required to serve as a source of financial and managerial strength to its subsidiary banks and may not conduct its operations in an unsafe or unsound manner. Central Pacific and CB Bancshares are also required by the Federal Reserve Board to maintain certain levels of capital.

        In addition, it is the Federal Reserve Board's policy that a bank holding company should stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity and should maintain the financial flexibility and capital raising capacity to obtain additional resources for assisting its subsidiary banks. A bank holding company's failure to meet its obligations to serve as a source of strength to its subsidiary banks will generally be considered by the Federal Reserve Board to be an unsafe and unsound banking practice or a violation of the Federal Reserve Board's regulations or both.

        The Federal Reserve Board may require Central Pacific or CB Bancshares to terminate an activity or terminate control of or liquidate or divest certain subsidiaries, affiliates or investments when the Federal Reserve Board believes the activity or the control of the subsidiary or affiliate constitutes a significant risk to the financial safety, soundness or stability of any of its banking subsidiaries. The Federal Reserve Board also has the authority to regulate provisions of certain bank holding company debt, including the authority to impose interest ceilings and reserve requirements on such debt. Under certain circumstances, Central Pacific and CB Bancshares must file written notice and obtain approval from the Federal Reserve Board prior to purchasing or redeeming their equity securities.

        Central Pacific and CB Bancshares are required to obtain the prior approval of the Federal Reserve Board for the acquisition of more than 5% of the outstanding shares of any class of voting securities or substantially all of the assets of any bank or bank holding company. Prior approval of the Federal Reserve Board is also required for the merger or consolidation of either company and another bank holding company.

        Central Pacific and CB Bancshares are prohibited by the Bank Holding Company Act, except in certain statutorily prescribed instances, from acquiring direct or indirect ownership or control of more than 5% of the outstanding voting shares of any company that is not a bank or bank holding company and from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or furnishing services to our subsidiaries. However, subject to the prior notice or approval of the Federal Reserve Board, either company may engage in any, or acquire shares of companies engaged in, activities that are deemed by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

        Each of Central Pacific and CB Bancshares is also a "financial institution holding company" within the meaning of Section 412:1-109 of the Hawaii Revised Statutes. As such, both companies are subject to examination by, and may be required to file reports with, the Commissioner of Financial Institutions.

Central Pacific Bank and City Bank

        Central Pacific Bank and City Bank, as Hawaii-chartered banks, are subject to primary supervision, periodic examination, and regulation by the Commissioner of Financial Institutions and the FDIC. Central Pacific Bank and City Bank are also subject to certain regulations promulgated by the Federal Reserve Board. If, as a result of an examination of either bank, the FDIC should determine that the financial condition, capital resources, asset quality, earnings prospects, management, liquidity, or other aspects of its operations are unsatisfactory or that it or its management is violating or has violated any law or regulation, various remedies are available to the FDIC. Such remedies include the power to enjoin "unsafe or unsound" practices, to require affirmative action to correct any conditions resulting from any violation or practice, to issue an administrative order that can be judicially enforced, to direct an increase in capital, to restrict its growth, to assess civil monetary penalties, to remove officers and directors, and ultimately to terminate its deposit insurance, which for a Hawaii-chartered bank would result in a revocation of its charter. The Commissioner of Financial Institutions separately has many of the same remedial powers.

Capital Standards

        The federal banking agencies have adopted risk-based minimum capital guidelines intended to provide a measure of capital that reflects the degree of risk associated with a banking organization's operations for both transactions reported on the balance sheet as assets and transactions which are recorded as off-balance sheet items. Under these guidelines, nominal dollar amounts of assets and credit equivalent amounts of off-balance sheet items are multiplied by one of several risk adjustment percentages, which range from 0% for assets with low credit risk (such as cash), to 100% for assets with relatively high credit risk.

        The guidelines require a minimum ratio of qualifying total capital to risk-adjusted assets of 8% and a minimum ratio of Tier 1 capital to risk-adjusted assets of 4%. In addition to the risk-based guidelines, federal banking regulators require banking organizations to maintain a minimum amount of Tier 1 capital to total assets, referred to as the leverage ratio. For a banking organization to qualify as "well-capitalized," the minimum leverage ratio of Tier 1 capital to total assets must be 5%. In addition to these uniform risk-based capital guidelines and leverage ratios that apply across the industry, the regulators have the discretion to set individual minimum capital requirements for specific institutions at rates significantly above the minimum guidelines and ratios.

        As of March 31, 2004, Central Pacific's and Central Pacific Bank's capital ratios exceeded the minimum thresholds for a "well-capitalized" institution. The following table sets forth actual and required capital ratios for Central Pacific and Central Pacific Bank as of March 31, 2004:

			Minimum required for capital adequacy purposes		Minimum required to be well capitalized
	Actual Amount
		Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
Central Pacific
As of March 31, 2004:
Tier 1 risk based capital	$262,892	15.52%	$67,736	4.00%	$101,604	6.00%
Total risk based capital	285,361	16.85	135,472	8.00	169,340	10.00
Leverage capital	262,892	11.93	88,134	4.00	110,168	5.00
Central Pacific Bank
As of March 31, 2004:
Tier 1 risk based capital	$198,067	11.85%	$66,873	4.00%	$100,310	6.00%
Total risk based capital	219,017	13.10	133,746	8.00	167,183	10.00
Leverage capital	198,067	9.06	87,445	4.00	109,306	5.00

        Below is a table setting forth the historical capital ratios of Central Pacific, Central Pacific Bank, CB Bancshares and City Bank as of March 31, 2004 and pro forma regulatory capital ratios as of March 31, 2004, which exceed the minimum thresholds for a "well-capitalized" institution:

	Risk-based ratios
As of March 31, 2004
	Tier I Capital	Total Capital	Leverage Ratio
Central Pacific	15.52%	16.85%	11.93%
Central Pacific Bank	11.85	13.10	9.06
CB Bancshares	11.30	12.56	9.33
City Bank	10.65	11.91	8.80
Pro Forma Combined	9.77	11.02	7.89
Minimum Required Ratio	4.00	8.00	4.00
"Well Capitalized" Minimum Ratio	6.00	10.00	5.00

 DESCRIPTION OF CENTRAL PACIFIC CAPITAL STOCK

        The following description of the terms of Central Pacific's common stock is not meant to be complete and is qualified by reference to Central Pacific's Articles of Incorporation, which is incorporated by reference in this joint proxy statement-prospectus. See "Where Can I Find More Information?" beginning on page 120.

        Central Pacific is authorized to issue 50,000,000 shares of common stock, no par value per share. As of April 22, 2004, 16,096,607 shares of Central Pacific's common stock were issued and outstanding. Central Pacific's outstanding shares of common stock are fully paid and nonassessable. One of the proposals on which Central Pacific's shareholders are being asked to vote is a proposal to amend Central Pacific's articles of incorporation to increase the number of authorized shares of common stock to 100,000,000.

        Central Pacific is authorized to issue 1,000,000 shares of preferred stock, no par value per share. As of April 22, 2004, no shares of Central Pacific's preferred stock were issued and outstanding.

        Dividend Rights.    Dividends may be paid on Central Pacific common stock and on any class of stock entitled to participate with the common stock as to dividends but only when and as declared by Central Pacific's board of directors.

        Voting Rights.    Each holder of Central Pacific common stock is entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of Central Pacific common stock are not entitled to cumulative voting rights for the election of directors.

        Liquidation Rights.    If Central Pacific liquidates, dissolves or winds up its business, holders of its common stock are entitled to receive all remaining assets available for distribution to shareholders after satisfaction of Central Pacific's liabilities and the preferential rights of any preferred stock that may be outstanding at that time.

        Preemption Right and Sinking Fund, Redemption or Conversion Provisions.    Holders of common stock have no preemptive rights to purchase, subscribe for or receive shares of any class, or series thereof, of stock of Central Pacific. The common stock is not entitled to any sinking fund, redemption or conversion provisions.

        Preferred Share Purchase Rights.    Pursuant to a Rights Agreement dated as of August 26, 1998, between Central Pacific and Mellon Investor Services LLC, as rights agent, Central Pacific's board of directors declared a dividend of one preferred share purchase right for each outstanding share of Central Pacific common stock on August 26, 1998. Central Pacific's preferred share purchase rights, when exercisable, entitle the registered holder to purchase from Central Pacific one two-thousandth of a share of Central Pacific's Series A Junior Participating Preferred Stock, no par value per share, at a price of $37.50 per one two-thousandth of a preferred share, subject to adjustment. These rights are attached to, and transferred with, all shares of Central Pacific's common stock outstanding until the distribution date described below. The rights will separate from the shares of Central Pacific common stock on the distribution date. The distribution date means the date which is the earlier to occur of:

  •
  10 days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding common shares;

  •
  10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding common shares; or

        Central Pacific may redeem the rights at the option of its board of directors for $0.02 per right, subject to adjustment, at any time prior to the earlier of the expiration of the rights or on the date that a person or persons acquire 15% of Central Pacific's voting power. Its board of directors may amend the rights at any time without shareholder approval, provided, however, that from and after the date that a person or persons acquire beneficial ownership of 15% or more of Central Pacific's outstanding common shares, the rights agreement shall not be amended in any manner that would adversely affect the holders of rights. Unless earlier redeemed, the rights will expire by their terms on August 26, 2008.

        See "Comparison of Rights of Holders of Central Pacific Common Stock and CB Bancshares Common Stock—Special Voting Requirements" for a description of provisions in Central Pacific's articles of incorporation regarding the shareholder vote needed to effect certain business combinations.

        Central Pacific's common stock is currently listed on the NYSE under the symbol "CPF".

 COMPARISON OF RIGHTS OF HOLDERS
OF CENTRAL PACIFIC COMMON STOCK AND
CB BANCSHARES COMMON STOCK

        Upon completion of the merger, many CB Bancshares shareholders will become shareholders of Central Pacific. Since both Central Pacific and CB Bancshares are Hawaii corporations, the rights of the shareholders of Central Pacific and CB Bancshares are governed by the applicable laws of the State of Hawaii, including the Hawaii Business Corporation Act, and by each company's respective articles of incorporation, as amended, and bylaws, as amended.

        The following summary discusses some of the material differences between the current rights of Central Pacific shareholders and CB Bancshares shareholders under the Central Pacific articles and Central Pacific bylaws and CB Bancshares articles and CB Bancshares bylaws. The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the Hawaii Business Corporation Act, Central Pacific articles, Central Pacific bylaws, CB Bancshares articles and CB Bancshares bylaws. Copies of the Central Pacific articles and Central Pacific bylaws and the CB Bancshares articles and CB Bancshares bylaws are incorporated by reference in Central Pacific's and CB Bancshares' Annual Reports on Form 10-K for the fiscal year ended December 31, 2003, which are incorporated by reference in this joint proxy statement-prospectus and will be sent to CB Bancshares shareholders upon request. See "Where Can I Find More Information?" beginning on page 120.

Corporate Governance

        Central Pacific.    The rights of Central Pacific shareholders are governed by Hawaii corporate law and the Central Pacific articles and Central Pacific bylaws.

        CB Bancshares.    The rights of CB Bancshares shareholders are governed by Hawaii corporate law and the CB Bancshares articles and CB Bancshares bylaws.

Authorized Capital Stock

        Central Pacific.    The authorized capital stock of Central Pacific currently consists of 51,000,000 shares of capital stock consisting of (i) 50,000,000 shares of common stock, no par value per share and (ii) 1,000,000 shares of preferred stock, no par value per share. At Central Pacific's special shareholders meeting, Central Pacific shareholders are being asked to approve an amendment to the Central Pacific articles to increase the number of authorized shares of common stock to 100,000,000 shares.

        CB Bancshares.    The authorized capital stock of CB Bancshares currently consists of 75,000,000 shares of capital stock consisting of (i) 50,000,000 shares of common stock, par value $1.00 per share and (ii) 25,000,000 shares of preferred stock, par value $1.00 per share.

Number, Classification and Election of Board of Directors

        The Hawaii Business Corporation Act provides that any shareholder may give written notice requesting that cumulative voting be used for the election of directors. The notice must be given to any officer of the corporation not less than 48 hours before the time fixed for holding a meeting of shareholders for the purpose of electing directors. Furthermore, an announcement of the giving of such notice must be made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of such shareholder. The right to have directors elected by cumulative voting as provided for in the Hawaii Business Corporation Act exists notwithstanding that such a cumulative voting provision is not included in the articles of incorporation or bylaws of a corporation; however, this right may be restricted, qualified, or eliminated by a provision of the articles of incorporation or bylaws of any corporation having a class of equity securities registered pursuant to the Exchange Act, which are either listed on a national securities exchange or traded over the counter on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System.

        Central Pacific.    The Central Pacific articles provide that the board of directors shall have not less than five members, at least one of whom shall be a resident of Hawaii, who shall be elected at the annual meeting of the Central Pacific shareholders, in the manner described in the Central Pacific bylaws. The Central Pacific bylaws provide that the board of directors is to be divided into three classes of directors, with each class of directors (consisting of three directors) to be elected for a term expiring at the third succeeding annual meeting of shareholders after such directors' election. The Central Pacific bylaws provide that the number of directors will be nine. Before the effective time of the merger, Central Pacific will amend its bylaws to provide that the number of directors will be 15 and that each of the board's three classes will be comprised of three directors that currently serve on Central Pacific's board and two directors that currently serve on CB Bancshares' board. The bylaws will also be amended to provide for maintenance of that ratio and nominating procedures in the event a director ceases to serve on the board. See "The Merger Agreement—Amendment of Central Pacific Bylaws; Composition of the Board of Directors and Officers of Central Pacific Following the Merger".

        The Central Pacific articles specifically eliminate the right to cumulative voting for the election of directors.

        CB Bancshares.    The CB Bancshares articles and CB Bancshares bylaws provide that the board of directors is to be divided into three classes of directors with each director elected for a term expiring at the third succeeding annual meeting of shareholders after his or her election. Pursuant to the CB Bancshares articles and CB Bancshares bylaws, each class shall consist, as nearly as possible, of one third of the total number of directors constituting the entire board and the total number of directors shall be not less than three nor more than twenty-five directors. The exact number of directors is determined from time to time by resolution adopted by affirmative vote of a majority of the entire board.

        Currently, the three classes of directors consist of the following: Class I consists of three (3) directors, Class II consists of four (4) directors and Class III consists of three (3) directors.

        The CB Bancshares bylaws specifically eliminate the right to cumulative voting as set forth in the Hawaii Business Corporation Act so long as CB Bancshares has a class of equity securities registered pursuant to the Exchange Act, which are either listed on a national securities exchange or traded over the counter on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System.

Removal of Directors

        The Hawaii Business Corporation Act provides that, unless the articles of incorporation of a company provide otherwise, shareholders may remove directors with or without cause.

        Central Pacific.    Central Pacific's articles are silent with respect to director removal. Under the Central Pacific bylaws, directors may be removed (a) for cause by the board of directors when a director has been declared of unsound mind by an order of court or convicted of a felony or (b) without cause at any annual meeting of the shareholders by the affirmative vote of the holders of not less than 80% of the shares of Central Pacific entitled to vote at the meeting.

        CB Bancshares.    Under CB Bancshares' articles, directors may be removed (a) with or without cause by an affirmative vote of the majority of the entire board of directors or (b) only for cause by the affirmative vote of the holders of a majority of all outstanding shares of CB Bancshares.

Newly Created Directorships and Vacancies

        The Hawaii Business Corporation Act provides that unless the articles of incorporation provide otherwise, if a vacancy occurs on a board of directors, including a vacancy resulting from an increase in the number of directors: (1) the shareholders may fill the vacancy; (2) the board of directors may fill the vacancy; or (3) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

        Central Pacific.    Central Pacific's articles state that any vacancies at any time occurring shall be filled by the shareholders or the directors or any thereof in such manner and for such terms as the bylaws may prescribe. The Central Pacific bylaws provide that any vacancies on the board caused by the death, resignation, disqualification or otherwise, of any director who was previously duly elected, may be filled by the remaining members of the board, though less than a quorum, and each person so elected shall be a director until his or her successor is elected by the shareholders. Vacancies resulting from an increase in the number of directors may be filled only by the members of the board.

        CB Bancshares.    CB Bancshares' articles provide that any vacancy on the board that results from an increase in the number of directors may be filled by a majority of the board then in office. Any other vacancy in the board may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Quorum of the Board

        The Hawaii Business Corporation Act provides that, unless the articles of incorporation or the bylaws provide otherwise, a quorum of a board of directors consists of (1) a majority of the fixed number of directors if the board has a fixed number of directors or (2) a majority of the number prescribed, or if no number is prescribed the number in office immediately before the meeting begins, if the corporation has a variable-range size board.

        Central Pacific.    The Central Pacific bylaws provide that a majority of all the directors of the board shall constitute a quorum.

        CB Bancshares.    The CB Bancshares bylaws provide that a majority of the entire board shall constitute a quorum to transact business, except that the remaining members of the board, although less than a quorum, may elect substitute directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board, unless the articles of incorporation or bylaws require the vote of a greater number of directors.

Voting

        Central Pacific.    Each share of Central Pacific common stock entitles the holder to one vote which may be voted in person or by proxy duly executed in writing.

        CB Bancshares.    Each share of CB Bancshares common stock entitles the holder to one vote which may be voted in person or by proxy duly executed in writing.

Annual Meetings of Shareholders

        The Hawaii Business Corporation Act provides that a corporation shall hold a meeting of shareholders annually at a time stated in or fixed in accordance with the bylaws.

        Central Pacific.    The Central Pacific bylaws provide that the annual meeting of shareholders shall be held at such time and place, and within four months after the close of Central Pacific's fiscal year, as determined by Central Pacific's president or its board of directors.

        CB Bancshares.    The CB Bancshares bylaws provide that the annual meeting of shareholders will be held on such day following the close of each calendar year as the board of directors shall designate.

Special Meetings of Shareholders

        The Hawaii Business Corporation Act provides that a corporation shall hold a special meeting of shareholders: (i) on call of its board of directors or the person or persons authorized to do so by the articles of incorporation or bylaws; or (ii) if the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders' meeting.

        Central Pacific.    The Central Pacific bylaws provide that special meetings of the shareholders may be called at any time by the president, the chairman of the board of directors or a majority of the board of directors. Such requests must state the purpose of the meeting and the business of the special meeting shall be confined to that stated in the notice.

        CB Bancshares.    The CB Bancshares bylaws provide that a special meeting of the shareholders may be called at any time by the chairman of the board or the president or the board of directors or by a shareholder or shareholders owning not less than twenty-five percent (25%) of the issued and outstanding capital stock.

Quorum of the Shareholders

        Central Pacific.    The Central Pacific bylaws provide that the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine; but in the case of a meeting called for the election of directors, those who attend the second adjournment of such meeting, although less than a quorum as described above, shall nevertheless constitute a quorum for the purpose of electing directors.

        CB Bancshares.    The CB Bancshares bylaws provide that a majority of the shares of stock issued, outstanding and entitled to vote, present in person or by proxy duly executed in writing shall constitute a quorum.

Shareholder Action by Written Consent

        Central Pacific.    The Central Pacific bylaws provide for action by unanimous written consent of the shareholders in lieu of a meeting.

        CB Bancshares.    The CB Bancshares articles and CB Bancshares bylaws are silent with respect to the ability of the shareholders to act by unanimous written consent in lieu of a meeting. The Hawaii Business Corporation Act provides that any action required or permitted to be taken at a meeting of the shareholders can be taken without a meeting if all shareholders entitled to vote on the action consent in writing to such action.

Special Voting Requirements

        The Hawaii Business Corporation Act provides that with respect to corporations incorporated before July 1, 1987, like Central Pacific and CB Bancshares, a plan of merger or share exchange must be approved by the affirmative vote of the holders of three-fourths of all the issued and outstanding shares having voting power, unless the articles are amended by a three-fourths vote to provide for a lesser proportion of shares.

        Central Pacific.    The Central Pacific articles provide that in addition to any affirmative vote required by law or the Central Pacific articles, holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class shall be required for certain business combinations (as set forth in the Central Pacific articles) unless such business combinations are approved by a majority of disinterested directors and meet certain price and procedural requirements (as set forth in the Central Pacific articles).

        CB Bancshares.    The CB Bancshares articles are silent regarding approval of plans of merger or share exchange.

Amendments of Articles of Incorporation

        The Hawaii Business Corporation Act provides that a corporation's board of directors may propose one or more amendments to the articles of incorporation for submission to the shareholders. For the amendment to be adopted: (a) the board of directors must recommend the amendment to the shareholders unless the board of directors determines that because of conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment; and (b) the shareholders entitled to vote on the amendment must approve the amendment in accordance with the following approval requirement, unless the Hawaii Business Corporation Act, the articles of incorporation, or the board of directors in accordance with the Hawaii Business Corporation Act require a greater vote or a vote by voting groups:

  •
  with respect to corporations incorporated before July 1, 1987, like Central Pacific and CB Bancshares, at such meeting a vote of the shareholders entitled to vote thereon shall be taken on the proposed amendment. The proposed amendment shall be adopted upon receiving the affirmative vote of the holders of two-thirds of the shares entitled to vote thereon. The articles of incorporation may be amended by a two-thirds vote to provide for a lesser proportion of shares, or of any class or series thereof, than two-thirds, in which case the articles of incorporation shall control; provided that the lesser proportion shall not be less than a majority.

        Central Pacific.    The Central Pacific articles do not specifically set forth the requirements for amending the Central Pacific articles, except in the case of an amendment to the provisions related to the special voting requirements for certain business combinations, in which case the affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding voting stock, voting together as a single class, shall be required to amend or repeal and adopt any provisions inconsistent with the provisions related to the special voting requirements for certain business combinations (notwithstanding the fact that a lesser percentage may be specified by law).

        CB Bancshares.    The CB Bancshares articles are silent regarding the requirements for amending the CB Bancshares articles.

Amendments of Bylaws

        The Hawaii Business Corporation Act provides that (a) a corporation's board of directors may amend or repeal the corporation's bylaws unless: (1) the articles of incorporation or the Hawaii Business Corporation Act reserve that power exclusively to the shareholders in whole or part; or (2) the shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw ; and (b) a corporation's shareholders may amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed by its board of directors.

        Central Pacific.    The Central Pacific bylaws provide that, subject to repeal or change at any regular meeting of the shareholders, or at any special meeting called for that purpose by the vote of the holders of eighty percent (80%) of the outstanding shares entitled to vote at such meeting, the power to alter, amend or repeal any bylaw or adopt new bylaws shall be vested in the board of directors.

        CB Bancshares.    The CB Bancshares bylaws provide that the CB Bancshares bylaws may be amended by a resolution adopted by the affirmative vote of a majority of the entire board, except when a greater vote is required by the bylaws, subject to repeal or change by action of the shareholders. The bylaws may be repealed or changed by action of the shareholders at a duly called and noticed annual or special meeting, if (1) one of the purposes set forth in the notice is to repeal or change the bylaws; (2) the proposed changes are set forth with specificity in the notice or proxy statement; (3) the proposal complies with other requirements of the bylaws; and (4) the proposal is approved by the shareholders at the meeting.

Rights Plans

        Central Pacific.    Central Pacific entered into a Rights Agreement, dated as of August 26, 1998, between Central Pacific and the Rights Agent, as amended. For more information, see "Description of Central Pacific Capital Stock" on page 106.

        CB Bancshares.    CB Bancshares entered into a Rights Agreement, dated as of March 16, 1989, between CB Bancshares and City Bank, as the rights agent, as amended by Amendment to Rights Agreement made as of June 21, 1989, Amendment No. 2 to Rights Agreement dated as of August 15, 1990, Amendment No. 3 to Rights Agreement dated as of February 17, 1993, Amendment No. 4 to Rights Agreement dated as of March 25, 1999, Amendment No. 5 to Rights Agreement dated as of May 28, 2003 and Amendment No. 6 to Rights Agreement dated as of July 23, 2003. The Rights Agreement and its amendments are filed as exhibits to Form 8-A and its amendments filed with the SEC by CB Bancshares on the following dates: April 24, 1989, July 11, 1989, August 26, 1990, March 25, 1999, May 30, 2003 and July 24, 2003.

        Pursuant to the 1989 Rights Agreement, on March 16, 1989, CB Bancshares' board declared a dividend of one right for each outstanding share, to the holders of record on March 27, 1989 and authorized and directed the issuance of one right with respect to each share that was outstanding on and became or will become outstanding after March 27, 1989 and before the earliest to occur of March 27, 2009, the date the rights are redeemed or the date the rights become exercisable and transferable.

        CB Bancshares entered into another Rights Agreement, dated as of July 23, 2003, between CB Bancshares and City Bank as the rights agent. Pursuant to the 2003 Rights Agreement, on July 23, 2003, CB Bancshares' board declared a dividend of one new right for each outstanding share, to the holders of record at the close of business on August 4, 2003.

        The following description of the 1989 Rights Agreement and the rights governed by it, or the old rights, and the 2003 Rights Agreement and the rights governed by it, or the new rights, is a summary of material terms of the Rights Agreements. However, the summary does not purport to be complete and is qualified in its entirety by reference to the 1989 Rights Agreement and the 2003 Rights Agreement.

        Each old right, when exercisable, would entitle the registered holder thereof to purchase from CB Bancshares one share of common stock at the purchase price, which is subject to adjustment. The old rights expire on March 27, 2009, unless the date is extended or unless the old rights are redeemed earlier. Each new right would initially entitle the registered holder thereof to purchase from CB

Bancshares one one hundredth of a share of Series A Junior Participating Preferred Stock at the purchase price, currently $225.00, which is subject to adjustment. The new rights expire on August 4, 2013, unless the date is extended or unless the new rights are redeemed or exchanged earlier.

Old Rights.

        The old rights are not exercisable and transferable separately from the shares until (i) 20 days following a public announcement that an acquiring person has obtained beneficial ownership of 20% or more of the outstanding shares of CB Bancshares common stock at any time prior to the close of business on August 4, 2003 or (ii) 20 days following the commencement of a tender offer or exchange offer that would result in the beneficial ownership by a person of 30% or more of such outstanding shares, as long as such commencement is on or before July 23, 2003. At any time prior to 20 days after the date of public announcement that a person or group of persons has become an acquiring person, CB Bancshares' board may redeem the old rights in whole, but not in part, at a price of $0.01 per right, if such redemption is approved by a majority of the disinterested directors.

        In the event that:

  •
  an acquiring person merges into or otherwise combines with CB Bancshares and CB Bancshares is the surviving corporation,

  •
  an acquiring person engages in one of a number of self dealing transactions specified in the 1989 Rights Agreement,

  •
  during such time as there is an acquiring person, an event occurs which results in such acquiring person's ownership interest being increased by more than 1%, or

  •
  a person or group becomes the beneficial owner of 50% or more of the shares of CB Bancshares, other than through a merger or consolidation,

each holder of an old right, other than an acquiring person whose rights shall become permanently null and void on the occurrence of such an event, shall have the right to receive, upon exercise of the old rights at a purchase price, subject to adjustment, equal to the purchase price, multiplied by the number of shares for which the old right was exercisable, that number of shares determined by dividing the exercise price by 50% of the current per share market price, resulting in the receipt of a number of shares having a market value of two times the exercise price of the old right.

New Rights.

        The new rights are not exercisable and transferable separately from the shares until (i) 10 days following a public announcement that an acquiring person has obtained beneficial ownership of 15% or more of the outstanding shares of CB Bancshares common stock on or after August 4, 2003 or (ii) 10 days following the commencement of a tender offer or exchange offer that would result in the beneficial ownership by a person of 15% or more of such outstanding shares. At any time prior to 10 days after the date of public announcement that a person or group of persons has become an acquiring person, CB Bancshares' board may redeem the new rights in whole, but not in part, at a price of $0.01 per right.

        If any person becomes an acquiring person, each holder of a new right other than an acquiring person, an affiliate or associate of an acquiring person, or a transferee of an acquiring person, whose new rights shall become permanently null and void on the occurrence of such an event, shall have the right to receive, upon exercise of the rights at a purchase price, subject to adjustment, equal to the purchase price, multiplied by the number of shares for which the right was exercisable, that number of shares determined by dividing the exercise price by 50% of the current per share market price, resulting in the receipt of a number of shares having a market value of two times the exercise price of the new right.

        At any time after any person becomes an acquiring person but before any person becomes the beneficial owner of 50% or more of CB Bancshares' outstanding common stock, CB Bancshares' board may exchange each outstanding and exercisable new right (which does not include new rights held by the acquiring person) for one share of common stock per new right or, in the discretion of CB Bancshares' board of directors, one one hundredth of a share of Series A Junior Participating Preferred stock per new right. The 1989 Rights Agreement does not contain any similar provision.

Effect of Merger or Sale of Assets to Acquiring Person

        If, after the rights are distributed (in the case of the 1989 Rights Agreement) or on or after the first date of public announcement by CB Bancshares that any person has become an acquiring person (in the case of the 2003 Rights Agreement):

  •
  CB Bancshares merges with or into an acquiring person and CB Bancshares is not the surviving corporation,

  •
  an acquiring person merges with or into CB Bancshares and CB Bancshares is the surviving corporation, but its shares are exchanged, or

  •
  50% or more of CB Bancshares' assets or earning power are sold to an acquiring person,

each holder of a right, except as otherwise provided in the applicable Rights Agreement, will thereafter have the right to receive, upon exercise of the rights at a purchase price equal to the purchase price, multiplied by the number of shares for which the right was exercisable, that number of shares of the acquiring corporation determined by dividing the exercise price by 50% of the current per share market price of the acquiring corporation's securities, resulting in the receipt of that number of shares of common stock of the acquiring corporation which at the time of such transaction will have a market value of two times the exercise price of the right. Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder of CB Bancshares, including, without limitation, the right to vote or to receive dividends.

        CB Bancshares has represented and warranted to Central Pacific that neither the old rights nor the new rights will become separable from the shares of CB Bancshares common stock or exercisable as a result of the execution of the merger agreement or the consummation of the merger.

 DISSENTERS' RIGHTS

Exercise of Dissenters' Rights

        Under the Hawaii Business Corporation Act, a CB Bancshares or Central Pacific shareholder who wishes to assert dissenters' rights must first do the following two things:

  •
  deliver to his or her corporation before the shareholder vote on the merger is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the merger is effectuated, and

  •
  not vote his or her shares in favor of the merger.

        A shareholder who does not satisfy these two requirements is not entitled to dissenters' rights.

Dissenters' Notice

        If the merger is authorized at the CB Bancshares and Central Pacific special meetings of shareholders, CB Bancshares and Central Pacific will deliver within ten days a written notice to all of their respective shareholders who satisfied the foregoing requirements. This notice will:

  •
  state where the payment demand must be sent and where and when certificates for certificated shares must be deposited,

  •
  inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received,

  •
  supply a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the terms of the merger and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date,

  •
  set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the foregoing notice is delivered, and

  •
  be accompanied by a copy of the dissenters' rights section of the Hawaii Business Corporation Act.

Shareholder Demand

        A dissenting shareholder must demand payment, certify whether the shareholder acquired beneficial ownership of his or her shares before the date set forth in the dissenter's notice, and deposit the shareholder's certificates in accordance with the terms of the notice. A shareholder who does this will retain all other rights of a shareholder until these rights are cancelled or modified by the merger. A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set forth in the dissenters' notice, is not entitled to payment for the shareholder's shares under the dissenters' rights section of the Hawaii Business Corporation Act.

        Except with respect to shares which were not acquired before the date set forth in the dissenters' notice, as soon as the merger is complete, or upon receipt of a payment demand, the corporation will pay each dissenter who complied with the foregoing shareholder demand requirements the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

        The payment must be accompanied by:

  •
  the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any,

  •
  a statement of the corporation's estimate of the fair value of the shares,

  •
  an explanation of how the interest was calculated,

  •
  a statement of the dissenter's right to demand payment in accordance with the procedures outlined below in the section entitled "—Judicial Appraisal", and

  •
  a copy of the dissenters' rights section of the Hawaii Business Corporation Act.

        If the merger is not completed within sixty days after the date set for demanding payment and depositing share certificates, the corporation will return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

        If the merger is completed after CB Bancshares or Central Pacific has returned deposited certificates and released any transfer restrictions on uncertificated shares, Central Pacific will send a new dissenters' notice and repeat the payment demand procedure described above.

        Central Pacific may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of his or her shares before the date set forth in the dissenters' notice.

        If Central Pacific elects to withhold payment for such shares, after the completion of the merger, it will estimate the fair value of the shares, plus accrued interest, and will pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. Central Pacific will send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment in accordance with the procedures outlined below in the section entitled "—Judicial Appraisal".

Judicial Appraisal

        A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate (less any payment previously made by the corporation), or reject the corporation's offer with respect to shares which were not acquired before the date set forth in the dissenters' notice and demand payment of the fair value of the dissenter's shares and interest due, if:

  •
  the dissenter believes that the amount paid or offered by the corporation is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated,

  •
  the corporation fails to make payment within sixty days after the date set for demanding payment, or

  •
  the merger is not completed and either CB Bancshares or Central Pacific, as the case may be, does not return all deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

        A dissenter waives its right to demand payment under these procedures unless the dissenter notifies the appropriate corporation of the dissenter's demand in writing within thirty days after the corporation made or offered payment for the dissenter's shares.

        If a demand for payment remains unsettled, the corporation will commence a proceeding in the circuit court within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it will pay each dissenter whose demand remains unsettled the amount demanded.

        The corporation will make all dissenters (whether or not residents of Hawaii) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

        The court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the question of fair value. Dissenters are entitled to the same discovery rights as parties in other civil proceedings.

        Each dissenter made a party to the proceeding is entitled to judgment:

  •
  for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or

  •
  for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment.

        The court will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under this section. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable.

EXPERTS

        The consolidated financial statements of Central Pacific (formerly CPB Inc.) and subsidiaries as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference in this joint proxy statement-prospectus in reliance upon the reports of KPMG LLP, independent auditors, incorporated by reference in this joint proxy statement-prospectus, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of CB Bancshares and its subsidiaries as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference in this joint proxy statement-prospectus in reliance upon the reports of KPMG LLP, independent auditors, incorporated by reference in this joint proxy statement-prospectus, and upon the authority of said firm as experts in accounting and auditing.

VALIDITY OF COMMON STOCK

        The validity of the shares of Central Pacific common stock offered pursuant to the merger and matters regarding the laws of Hawaii will be passed upon by McCorriston Miller Mukai MacKinnon LLP, Honolulu, Hawaii.

OTHER MATTERS

        As of the date of this joint proxy statement-prospectus, Central Pacific's board and CB Bancshares' board know of no matters that will be presented for consideration at either of their special meetings other than as described in this joint proxy statement-prospectus. If any other matters properly come before either of the Central Pacific or CB Bancshares special meetings, or any adjournments or postponements of these meetings, and are voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals that they name as proxies to vote the shares represented by these proxies as to any of these matters.

SHAREHOLDER PROPOSALS

  Central Pacific

        If the merger is completed, many CB Bancshares shareholders will become shareholders of Central Pacific. Shareholder proposals intended to be included in Central Pacific's proxy statement and voted on at Central Pacific's regularly scheduled 2005 annual meeting of shareholders must be received at Central Pacific's offices at 220 South King Street, Honolulu, Hawaii 96813, Attention: Corporate Secretary, by January 27, 2005. Applicable SEC rules and regulations govern the submission of shareholder proposals and Central Pacific's consideration of them for inclusion in next year's proxy statement and form of proxy.

        Central Pacific's bylaws contain procedures that shareholders must follow to present business at a meeting of shareholders if such business is not specified in the proxy statement. A shareholder may obtain a copy of these procedures from Central Pacific's Secretary. In addition to other applicable requirements, for business to be properly brought before the 2005 annual meeting of shareholders, a shareholder must give notice of the matter to be presented at the meeting in a proper written form to Central Pacific's Secretary. The Secretary must receive this written notice at the principal offices of Central Pacific not less than 90 calendar days nor more than 120 calendar days prior to the meeting. Shareholder proposals not made in accordance with these requirements may be disregarded by the chairperson of the meeting.

  CB Bancshares

        If the merger occurs, there will be no CB Bancshares annual meeting of shareholders next year. In that case, shareholder proposals must be submitted to Central Pacific's Corporate Secretary in accordance with the procedures described above. In case the merger is not completed, we include below information relevant to a regularly scheduled 2005 CB Bancshares annual meeting of shareholders. In order to be considered for inclusion in the proxy statement for CB Bancshares' 2005 annual meeting of shareholders if such a meeting is held, shareholder proposals would need to be received by the Secretary of CB Bancshares no later than November 26, 2004.

        CB Bancshares' bylaws contain procedures that shareholders must follow to present business at a meeting of shareholders if such business is not specified in the proxy statement. A shareholder may obtain a copy of these procedures from CB Bancshares' Secretary. In addition to other applicable requirements, for business to be properly brought before the 2005 annual meeting of shareholders, if it occurs, a shareholder must give notice of the matter to be presented at the meeting in proper written form to CB Bancshares' Secretary. The Secretary must receive the written notice not later than January 29, 2005 and not earlier than December 30, 2004; provided, however, that in the event that the 2005 annual meeting is called for a date that is not within thirty (30) days before or after April 29, 2005, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

WHERE CAN I FIND MORE INFORMATION?

        Central Pacific and CB Bancshares file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC's Public Reference Room:

Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

        You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800- SEC-0330.

        The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers like Central Pacific and CB Bancshares that file electronically with the SEC. The address of that site is http://www.sec.gov.

        Central Pacific filed a registration statement on Form S-4 with the SEC under the Securities Act to register the Central Pacific common stock to be issued in the merger. This joint proxy statement-prospectus is a part of that registration statement. As allowed by SEC rules, this joint proxy statement-prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. Shareholders may obtain copies of the Form S-4, and any amendments to it, in the manner described above.

        The SEC allows us to incorporate by reference information into this joint proxy statement-prospectus, which means that Central Pacific and CB Bancshares can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement-prospectus, except for any information superseded by information contained directly in this joint proxy statement-prospectus or in any subsequently filed document that is deemed to be incorporated by reference into this document. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement-prospectus.

        Information furnished under Item 9 or Item 12 of our current reports on Form 8-K is not incorporated by reference in this document. Central Pacific furnished information under Item 12 of its current reports on Form 8-K filed on January 27, 2004 and April 23, 2004, and CB Bancshares furnished information under Item 12 of its current reports on Form 8-K filed on January 23, 2004 and April 12, 2004.

        This joint proxy statement-prospectus incorporates by reference the documents listed below that Central Pacific and CB Bancshares have previously filed with the SEC. These documents contain important information about Central Pacific and CB Bancshares and their business, financial condition and results of operations.

The following documents filed by Central Pacific with the SEC are incorporated by reference:

  •
  Annual Report on Form 10-K, for the fiscal year ended December 31, 2003, filed on March 10, 2004;

  •
  Quarterly Report on Form 10-Q, for the quarter ended March 31, 2004, filed on May 7, 2004;

  •
  Current Reports on Form 8-K filed on February 4, 2004 and April 23, 2004;

  •
  The portions of the Proxy Statement for the Annual Meeting of Shareholders held on April 27, 2004, as filed on March 30, 2004 that have been incorporated by reference in the 2003 Central Pacific Form 10-K;

  •
  The description of Central Pacific's common stock set forth in Central Pacific's registration statement filed by Central Pacific pursuant to Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating the description; and

  •
  Registration Statement on Form 8-A for the rights issued under the Rights Agreement of Central Pacific adopted as of August 26, 1988, filed on September 16, 1998, as amended.

The following documents filed by CB Bancshares with the SEC are incorporated by reference:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 11, 2004;

  •
  Quarterly Report on Form 10-Q, for the quarter ended March 31, 2004, filed on May 10, 2004;

  •
  Current Report on Form 8-K filed on April 27, 2004;

  •
  The portions of the Proxy Statement for Annual Meeting of Shareholders held on April 29, 2004, as filed on March 25, 2004 that have been incorporated by reference in the 2003 CB Bancshares Form 10-K;

  •
  The description of CB Bancshares' common stock set forth in CB Bancshares' registration statement filed by CB Bancshares pursuant to Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating the description;

  •
  Registration Statement on Form 8-A for the rights issued under the Rights Agreement of CB Bancshares adopted as of March 16, 1989, as filed on April 24, 1989, and the Amendments 1, 2, 3, 4, 5 and 6 thereto as filed on July 11, 1989, August 26, 1990, March 25, 1999, March 25, 1999, May 30, 2003 and July 24, 2003, respectively; and

  •
  Registration Statement on Form 8-A for the rights issued under the Rights Agreement of CB Bancshares dated as of July 23, 2003, as filed on July 24, 2003.

        All documents filed by Central Pacific or CB Bancshares pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this joint proxy statement-prospectus to the date of the special shareholders meetings shall also be deemed to be incorporated in this joint proxy statement-prospectus by reference.

 FORWARD LOOKING STATEMENTS

        We have made forward-looking statements in this document, and in certain documents referred to in this document, that are subject to risks and uncertainty. Such statements include, but are not limited to, (1) statements about the benefits of the merger, including future financial and operating results, costs savings and accretion to reported and cash earnings that may be realized from such merger; (2) statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts; and (3) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and other similar expressions. These statements are based upon our current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

        The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward looking statements:

  •
  Central Pacific's business and CB Bancshares' business may not be integrated successfully or such integration may be more difficult, time consuming or costly than expected;

  •
  expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame;

  •
  revenues following the merger may be lower than expected;

  •
  deposit attrition, operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the merger;

  •
  the failure of Central Pacific shareholders or CB Bancshares shareholders to approve the merger;

  •
  competitive pressures among depository and other financial institutions may increase significantly and may have an effect on pricing, spending, third-party relationships and revenues;

  •
  the strength of the United States economy in general and the strength of the Hawaii economy may be different than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses;

  •
  changes in the U.S. legal and regulatory framework; and

  •
  adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's activities.

        Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

 ANNEX A

 AGREEMENT AND PLAN OF MERGER

dated April 22, 2004

between

CENTRAL PACIFIC FINANCIAL CORP.

and

CB BANCSHARES, INC.

i

6.06	ACQUISITION PROPOSALS	A-26
6.07	AFFILIATES; AFFILIATE LETTERS	A-26
6.08	TAKEOVER LAWS AND PROVISIONS	A-27
6.09	NYSE LISTING; NASDAQ DE-LISTING	A-27
6.10	REGULATORY APPLICATIONS	A-27
6.11	INDEMNIFICATION	A-27
6.12	BENEFIT PLANS	A-28
6.13	TAXATION	A-29
6.14	NOTIFICATION OF CERTAIN MATTERS	A-29
6.15	EXEMPTION FROM LIABILITY UNDER SECTION 16(B)	A-29
6.16	OTHER BENEFIT MATTERS	A-29
6.17	PENDING LITIGATION	A-30
6.18	TRANSITION TEAM	A-30
ARTICLE VII CONDITIONS TO THE MERGER
7.01	CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER	A-30
7.02	CONDITIONS TO CB BANCSHARES' OBLIGATION	A-31
7.03	CONDITIONS TO CENTRAL PACIFIC'S OBLIGATION	A-31
ARTICLE VIII TERMINATION
8.01	TERMINATION	A-32
8.02	EFFECT OF TERMINATION AND ABANDONMENT	A-33
ARTICLE IX MISCELLANEOUS
9.01	SURVIVAL	A-34
9.02	WAIVER; AMENDMENT	A-34
9.03	COUNTERPARTS	A-34
9.04	GOVERNING LAW	A-34
9.05	EXPENSES	A-34
9.06	NOTICES	A-34
9.07	ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES	A-35
9.08	SEVERABILITY	A-35
Exhibit A-1	Form of Affiliates Letter
Annex 1	Form of Amendment to Articles of Incorporation
Annex 2	Form of Amendments to By-laws
Annex 3	Former CB Bancshares Directors
Annex 4	Officers
Annex 5	Pro Rata Selection Process
Annex 6	CB Bancshares Affiliates
Annex 7	Pending Litigation

ii

        AGREEMENT AND PLAN OF MERGER, dated April 22, 2004 (this "Agreement"), between Central Pacific Financial Corp., a Hawaii corporation ("Central Pacific"), and CB Bancshares, Inc., a Hawaii corporation ("CB Bancshares").

RECITALS

        A.    The Proposed Transaction.    The parties intend to effect a strategic business combination through the merger of CB Bancshares with and into Central Pacific (the "Merger"), with Central Pacific the surviving corporation (the "Surviving Corporation").

        B.    Board Determinations.    The respective boards of directors of Central Pacific and CB Bancshares have each determined that the Merger and the other transactions contemplated hereby are in the best interests of their respective shareholders and, therefore, have approved the Merger, this Agreement and the plan of merger contained in this Agreement.

        C.    Intended Tax Treatment.    The parties intend the Merger to be treated as a reorganization under Section 368(a) of the Internal Revenue Code of 1986 (the "Code").

        NOW, THEREFORE, in consideration of the premises, and of the mutual representations, warranties, covenants and agreements contained in this Agreement, Central Pacific and CB Bancshares agree as follows:

ARTICLE I

Definitions; Interpretation; Construction

        1.01    Definitions.    This Agreement uses the following definitions:

          "Acquisition Proposal" means, with respect to either Central Pacific or CB Bancshares, (x) a tender or exchange offer that if consummated would result in any person beneficially owning 15% or more of the voting power in Central Pacific or CB Bancshares, as the case may be, (y) any proposal or offer for a merger, consolidation or other business combination involving Central Pacific or CB Bancshares, as the case may be, or any of their respective Significant Subsidiaries, or (z) any proposal or offer to acquire in any manner more than 15% of the voting power in, or more than 15% of the business, assets or deposits of, Central Pacific or CB Bancshares, as the case may be, or any of their respective Significant Subsidiaries, other than the transactions contemplated by this Agreement.

          "Acquisition Transaction" has the meaning assigned in Section 8.02(b).

          "Affiliates Letter" has the meaning assigned in Section 6.07.

          "Aggregate Cash Number" has the meaning assigned in Section 3.03(a).

          "Aggregate Stock Number" has the meaning assigned in Section 3.03(a).

          "Agreement" means this Agreement, as amended or modified from time to time in accordance with its terms.

          "Articles of Merger" has the meaning assigned in Section 2.03.

          "Benefit Plans" has the meaning assigned in Section 5.03(n).

          "Cash Consideration" has the meaning assigned in Section 3.01(a).

          "Cash Designated Shares" has the meaning assigned in Section 3.03(b).

          "Cash Election" has the meaning assigned in Section 3.03(b).

          "Cash Election Shares" has the meaning assigned in Section 3.03(b).

          "CB Bancshares" has the meaning assigned in the Preamble.

          "CB Bancshares Affiliate" has the meaning assigned in Section 6.07.

          "CB Bancshares Benefit Plans" means the Benefit Plans of CB Bancshares.

          "CB Bancshares Board" means the board of directors of CB Bancshares.

          "CB Bancshares Common Stock" means the common stock, par value $1.00 per share, of CB Bancshares.

          "CB Bancshares Insiders" means those officers and directors of CB Bancshares subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Section 16 Information.

          "CB Bancshares Meeting" has the meaning assigned in Section 6.02(a).

          "CB Bancshares Preferred Stock" means the preferred stock, par value $1.00 per share, of CB Bancshares.

          "CB Bancshares Rights" means the rights issued under the CB Bancshares Rights Agreements.

          "CB Bancshares Rights Agreements" means the Rights Agreement, dated as of July 23, 2003, between CB Bancshares and City Bank, as Rights Agent, and the Rights Agreement, dated as of March 16, 1989, between CB Bancshares and City Bank, as Rights Agent, as amended.

          "CB Bancshares Stock" means, collectively, the CB Bancshares Common Stock and the CB Bancshares Preferred Stock.

          "CB Bancshares Stock Option" has the meaning assigned in Section 3.06.

          "CB Bancshares Stock Plans" has the meaning assigned in Section 4.01(c).

          "CB Shares" means shares of CB Bancshares Common Stock.

          "Central Pacific" has the meaning assigned in the Preamble.

          "Central Pacific Articles" means the Restated Articles of Incorporation of Central Pacific, as amended, as in effect on the date hereof or as amended as provided herein, as the context requires.

          "Central Pacific Board" means the board of directors of Central Pacific.

          "Central Pacific By-Laws" means the Amended By-laws of Central Pacific, as in effect on the date hereof or as amended as provided herein, as the context requires.

          "Central Pacific Common Stock" means the common stock, no par value per share, of Central Pacific.

          "Central Pacific Meeting" has the meaning assigned in Section 6.02(a).

          "Central Pacific Preferred Stock" means the preferred stock, no par value per share, of Central Pacific.

          "Central Pacific Rights" means rights to purchase shares of Central Pacific Preferred Stock issued under the Central Pacific Rights Agreement.

          "Central Pacific Rights Agreement" means the Rights Agreement, dated as of August 26, 1998, between Central Pacific (formerly CPB Inc.) and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.), as Rights Agent.

          "Central Pacific Stock" means, collectively, the Central Pacific Common Stock and the Central Pacific Preferred Stock.

          "Central Pacific Stock Option" has the meaning assigned in Section 3.06.

          "Central Pacific Stock Plan" means the Central Pacific 1997 Stock Option Plan.

          "Certificate" means a certificate representing shares of Central Pacific Stock or CB Bancshares Stock, as the case may be.

          "Change of Control Payments" has the meaning assigned in Section 6.16(b).

          "Closing" has the meaning assigned in Section 2.02.

          "Closing Date" has the meaning assigned in Section 2.02.

          "Code" has the meaning assigned in the Recitals.

          "Commissioner" means the Commissioner of the Hawaii Division of Financial Institutions.

          "Company Reports" has the meaning assigned in Section 5.03(i).

          "Confidentiality Agreement" has the meaning assigned in Section 6.05(b).

          "Constituent Documents" means the articles or certificate of incorporation and by-laws of a corporation or banking organization, the certificate of partnership and partnership agreement of a general or limited partnership, the certificate of formation and limited liability company agreement of a limited liability company, the trust agreement of a trust and the comparable documents of other entities.

          "Department Director" means the Director of Commerce and Consumer Affairs of the State of Hawaii.

          "Disclosure Schedule" has the meaning assigned in Section 5.01.

          "Dissenting Shareholder" has the meaning assigned in Section 3.01(a).

          "Dissenting Shares" has the meaning assigned in Section 3.01(a).

          "Effective Time" has the meaning assigned in Section 2.03.

          "Election Deadline" has the meaning assigned in Section 3.03(b).

          "Employees" has the meaning assigned in Section 5.03(n).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" has the meaning assigned in Section 5.03(n).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Exchange Agent" has the meaning assigned in Section 3.03(b).

          "Exchange Fund" has the meaning assigned in Section 3.03(b).

          "Excluded Shares" has the meaning assigned in Section 3.01(a).

          "Form of Election" has the meaning assigned in Section 3.03(b).

          "Former CB Bancshares Directors" has the meaning assigned in Section 2.06(b).

          "Former Central Pacific Directors" has the meaning assigned in Section 2.06(b).

          "GAAP" means United States generally accepted accounting principles.

          "Governmental Authority" means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any industry self-regulatory authority.

          "HBCA" means the Hawaii Business Corporation Act, as amended.

          "HCSAS" means the Hawaii Control Share Acquisitions Statute as set forth in Chapter 414E of the Hawaii Revised Statutes.

          "Indemnified Party" has the meaning assigned in Section 6.11(a).

          "Insurance Amount" has the meaning assigned in Section 6.11(b).

          "Joint Proxy Statement" has the meaning assigned in Section 6.03(a).

          "Lapse Date" has the meaning assigned in Section 2.06(a).

          "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

          "Material Adverse Effect" means, with respect to Central Pacific or CB Bancshares, any effect that

            (a)   is material and adverse to the financial condition, results of operations or business of Central Pacific and its Subsidiaries, taken as a whole, or CB Bancshares and its Subsidiaries, taken as a whole, respectively, excluding (with respect to each of clause (1), (2) or (3), however, only if the effect of a change on it is not materially different from the effect on comparable U.S. banking or financial services organizations) the impact of (1) changes in banking and other laws of general applicability or changes in the interpretation thereof by Governmental Authorities, (2) changes in GAAP or regulatory accounting requirements applicable to U.S. banks and bank holding companies generally, (3) changes in prevailing interest rates or other general economic conditions affecting U.S. banks and bank holding companies generally, (4) this Agreement and the transactions contemplated hereby or the announcement thereof, (5) actions or omissions of a party to this Agreement taken with the prior written consent of the other party to this Agreement or otherwise pursuant to its covenants set forth herein, in contemplation of the transactions contemplated hereby, (6) to the extent consistent with GAAP, any modifications or changes to valuation policies or practices, or restructuring charges, in each case taken with the prior approval of the other party to this Agreement, in connection with the Merger and (7) changes in national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States; or

            (b)   would materially impair the ability of Central Pacific or CB Bancshares, respectively, to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

          "Measuring Price" means the average of the closing prices of Central Pacific Common Stock on the NYSE over the 10 consecutive trading day period ending on the trading day immediately prior to the Closing Date.

          "Merger" has the meaning assigned in the Recitals.

          "Merger Consideration" has the meaning assigned in Section 3.01(a).

          "NASDAQ" means the NASDAQ Stock Market.

          "Non-Election" has the meaning assigned in Section 3.03(b).

          "Non-Election Shares" has the meaning assigned in Section 3.03(b).

          "NYSE" means the New York Stock Exchange, Inc.

          "party" means Central Pacific or CB Bancshares.

          "PBGC" has the meaning assigned in Section 5.03(n).

          "Pension Plan" has the meaning assigned in Section 5.03(n).

          "person" is to be interpreted broadly to include any individual, savings association, bank, trust company, corporation, limited liability company, partnership, association, joint-stock company, business trust or unincorporated organization.

          "Plans" has the meaning assigned in Section 5.03(n).

          "Previously Disclosed" means information set forth by a party in the applicable paragraph of its Disclosure Schedule, or any other paragraph of its Disclosure Schedule (so long as it is reasonably clear from the context that the disclosure in such other paragraph of its Disclosure Schedule is also applicable to the section of this Agreement in question).

          "Registration Statement" has the meaning assigned in Section 6.03(a).

          "Regulatory Authorities" has the meaning assigned in Section 5.03(k).

          "Representatives" means, with respect to any person, such person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

        "Requisite Regulatory Approvals" has the meaning assigned in Section 6.10(a).

        "Rights" means, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any other person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such first person.

        "Sarbanes-Oxley Act" has the meaning set forth in Section 5.03(i).

        "SEC" means the United States Securities and Exchange Commission.

        "Section 16 Information" means information regarding the CB Bancshares Insiders, the number of shares of CB Bancshares Common Stock held or to be held by each such CB Bancshares Insider expected to be exchanged for Central Pacific Common Stock in the Merger, and the number and description of the options to purchase shares of CB Bancshares Common Stock held by each such CB Bancshares Insider and expected to be converted into options to purchase shares of Central Pacific Common Stock in connection with the Merger.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Stock Consideration" has the meaning assigned in Section 3.01(a).

        "Stock Designated Shares" has the meaning assigned in Section 3.03(b).

        "Stock Election" has the meaning assigned in Section 3.03(b).

        "Stock Election Shares" has the meaning assigned in Section 3.03(b).

        "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to those terms in Rule 1-02 of Regulation S-X promulgated by the SEC.

        "Superior Proposal" means a bona fide written Acquisition Proposal which the CB Bancshares Board concludes in good faith to be more favorable from a financial point of view to its shareholders than the Merger and the other transactions contemplated hereby, (1) after receiving the advice of its financial advisors (who shall be a nationally recognized investment banking firm), (2) after taking into account the likelihood of consummation of such transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and (3) after taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable law; provided that for purposes of the definition of "Superior Proposal", the references to "more than 15%" in the definition of Acquisition Proposal shall be deemed to be references to "a majority" and the definition of Acquisition Proposal shall only refer to a transaction involving CB Bancshares or City Bank (with or without any other Significant Subsidiaries).

        "Surviving Corporation" has the meaning assigned in the Recitals.

        "Takeover Laws" has the meaning assigned in Section 5.03(t).

        "Takeover Provisions" has the meaning assigned in Section 5.03(t).

        "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or similar charges, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Time.

        "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

        "Termination Fee" has the meaning assigned in Section 8.02(b).

        1.02    Interpretation.    (a) In this Agreement, except as context may otherwise require, references:

          (i)    to the Preamble, Recitals, Sections, Exhibits, Annexes or Schedules are to the Preamble to, a Recital or Section of, or Exhibit, Annex or Schedule to, this Agreement;

          (ii)   to this Agreement are to this Agreement, and the Annexes and Schedules to it, taken as a whole;

          (iii)  to any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms hereof); and to any section of any statute or regulation are to any successor to the section;

          (iv)  to any Governmental Authority include any successor to that Government Authority.

        (b)   The table of contents and article and section headings are for reference purposes only and do not limit or otherwise affect any of the substance of this Agreement.

        (c)   The words "include," "includes" or "including" are to be deemed followed by the words "without limitation."

        (d)   The words "herein", "hereof" or "hereunder", and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific Section.

        (e)   This Agreement is the product of negotiation by the parties, having the assistance of counsel and other advisors. The parties intend that this Agreement not be construed more strictly with regard to one party than with regard to the other.

        (f)    No provision of this Agreement is to be construed to require, directly or indirectly, any person to take any action, or omit to take any action, which action or omission would violate applicable law (whether statutory or common law), rule or regulation.

ARTICLE II

The Merger

        2.01    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, CB Bancshares will merge with and into Central Pacific at the Effective Time. At the Effective Time, the separate corporate existence of CB Bancshares will terminate. Central Pacific will be the Surviving Corporation and will continue its corporate existence under the laws of the State of Hawaii.

        2.02    Closing.    The closing of the Merger (the "Closing") will take place in the offices of Sullivan & Cromwell LLP, 1888 Century Park East, Los Angeles, California, at 12:00 p.m. on the third business day (unless the parties agree to another time or date) after satisfaction or waiver of the conditions set forth in Article VII, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions (the "Closing Date").

        2.03    Effective Time.    Subject to the provisions of this Agreement, in connection with the Closing, Central Pacific will duly execute and deliver articles of merger (the "Articles of Merger") to the Department Director for filing under § 414-315 of the HBCA. The parties will make all other filings or recordings required under the HBCA and the Merger will become effective when the Articles of Merger are filed in the office of the Department Director, or at such later date or time as Central Pacific and CB Bancshares agree and specify in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

        2.04    Effects of the Merger.    The Merger will have the effects prescribed by the HBCA and this Agreement.

        2.05    Articles of Incorporation and By-laws.    (a) The Central Pacific Articles, as in effect immediately before the Effective Time and amended as specified in Annex 1, will be the articles of incorporation of the Surviving Corporation as of the Effective Time.

        (b)   The Central Pacific By-Laws, as in effect immediately before the Effective Time and amended as specified in Annex 2, will be the by-laws of the Surviving Corporation as of the Effective Time.

        2.06    Corporate Governance.    (a)    Survival of Section 2.06.    Notwithstanding any other provision in this Agreement, the provisions of this Section 2.06 are intended to survive the Effective Time and remain continuously in effect for a period of three years from the Effective Time (the "Lapse Date"), at which time the provisions of this Section 2.06 terminate.

        (b)    Board of Directors of the Surviving Corporation.    Prior to the Effective Time, Central Pacific shall take all actions necessary to adopt the amendment to the Central Pacific By-laws set forth in Annex 2 hereof. At the Effective Time, the Surviving Corporation's board of directors will be expanded to comprise 15 directors, to consist of (x) the 9 directors of the Central Pacific Board ("Former Central Pacific Directors") and (y) any 6 current members of the CB Bancshares Board set forth on Annex 3 hereto ("Former CB Bancshares Directors"). Unless he earlier resigns or retires, the current President and Chief Executive Officer of CB Bancshares, Mr. Ronald Migita will be the non-executive Chairman of the Surviving Corporation's board of directors for a period of not less than two years from the Effective Time. At the Effective Time, each of the three classes of directors of the Surviving Corporation will be comprised of three Former Central Pacific Directors and two Former

CB Bancshares Directors. Mr. Migita will be a member of Class I. The members of the Surviving Corporation's board of directors as of the Effective Time will serve as directors until their respective successors are duly elected and qualified in accordance with the articles of incorporation of the Surviving Corporation, the by-laws of the Surviving Corporation and applicable law.

        (c)    Officers.    The Central Pacific Board will adopt resolutions prior to the Effective Time electing those persons set forth in Annex 4 to the positions described in Annex 4 as of the Effective Time.

        (d)    Headquarters.    The headquarters of the Surviving Corporation will be located at 220 South King Street, Honolulu, Hawaii.

ARTICLE III

Consideration; Exchange Procedures

        3.01    Effect on Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of CB Bancshares Stock or Central Pacific Stock:

          (a)    Merger Consideration.    Subject to the allocation and election procedures in Section 3.03, each CB Share issued and outstanding immediately prior to the Effective Time, together with the related CB Bancshares Right attached thereto, will be converted into the right to receive, at the election of the holder thereof as provided in Section 3.03, either (i) cash (the "Cash Consideration") in an amount equal to (x) 2.6752 multiplied by the Measuring Price plus (y) $20.00, or (ii) a number of fully paid and nonassessable shares of Central Pacific Common Stock (the "Stock Consideration" and together with the Cash Consideration, the "Merger Consideration") equal to the amount of the Cash Consideration divided by the Measuring Price, that number rounded to the fourth decimal place. All references in this Agreement to Central Pacific Common Stock to be issued pursuant to the Merger shall be deemed to include Central Pacific Rights pursuant to the Central Pacific Rights Agreement, except where the context requires otherwise. Certificates that represented CB Shares before the Effective Time will be deemed for all purposes to represent the right to receive the Merger Consideration and any dividends or other distributions pursuant to this Article III. Notwithstanding anything in this Section 3.01(a) to the contrary:

            (i)    each CB Share owned by Central Pacific (other than in a fiduciary or agency capacity or as a result of debts previously contracted) or held in CB Bancshares' treasury (the "Excluded Shares") will be cancelled and no consideration will be issued or paid in exchange therefor, and

            (ii)   any holder of CB Shares may elect to be paid the "fair value" of his or her CB Shares pursuant to the procedure set forth in Part XIV of the HBCA (such holder, a "Dissenting Shareholder", and the CB Shares held by such Dissenting Shareholder, the "Dissenting Shares"); provided that such Dissenting Shareholder follows the procedures and takes action in accordance with such Part of the HBCA. If any Dissenting Shareholder gives notice of intent to demand payment to CB Bancshares, CB Bancshares will promptly give Central Pacific notice thereof, and Central Pacific will have the right to direct all negotiations and proceedings with respect to any such demands. Neither CB Bancshares nor the Surviving Corporation will, except with the prior written consent of Central Pacific as to the determination of fair value, make any payment pursuant to § 414-356 of the HBCA or offer pursuant to § 414-358 of the HBCA. No Dissenting Shareholder shall be entitled to the Merger Consideration or any dividends or other distributions pursuant to this Article III. If any Dissenting Shareholder fails to perfect or effectively withdraws or loses the right to dissent, the CB Shares held by such Dissenting Shareholder will thereupon be treated as though such shares had been converted into CB Shares in respect of which a Non-Election is made.

          (b)    Central Pacific Stock.    Each share of Central Pacific Stock outstanding immediately prior to the Effective Time will remain outstanding.

        3.02    Rights as Shareholders; Stock Transfers.    At the Effective Time, holders of CB Shares will cease to be, and will have no rights as, shareholders of CB Bancshares, other than rights to (a) receive any then unpaid dividend or other distribution with respect to such CB Shares having a record date before the Effective Time and (b) receive the Merger Consideration provided under this Article III. After the Effective Time, there will be no transfers of CB Shares on the stock transfer books of CB Bancshares or the Surviving Corporation, and CB Shares presented to the Surviving Corporation for any reason will be cancelled and exchanged in accordance with this Article III.

        3.03    Allocation of Merger Consideration; Election Procedures.    (a)    Allocation.    Notwithstanding anything in this Agreement to the contrary, the aggregate amount of cash that Central Pacific will pay as Merger Consideration (the "Aggregate Cash Number") other than cash in lieu of fractional shares shall be equal to (w) the number of CB Shares issued and outstanding immediately prior to the Effective Time of the Merger multiplied by (x) $20.00. The aggregate number of shares of Central Pacific Common Stock that Central Pacific will issue as Merger Consideration (the "Aggregate Stock Number") shall be equal to (y) the number of CB Shares issued and outstanding immediately prior to the Effective Time of the Merger multiplied by (z) 2.6752.

        (b)    Election Procedures.    (i) At or prior to the Effective Time, Central Pacific shall deposit, or shall cause to be deposited, with an exchange agent selected by Central Pacific, with CB Bancshares' prior approval, which shall not be unreasonably withheld (the "Exchange Agent"), for the benefit of the holders of certificates formerly representing CB Shares, certificates representing shares of Central Pacific Common Stock and any cash and any dividends or other distributions with respect to the Central Pacific Common Stock to be issued or paid pursuant to Sections 3.01(a) and 3.04 in exchange for outstanding CB Shares upon due surrender of the Certificates pursuant to the provisions of this Article III (such cash and certificates for shares of Central Pacific Common Stock, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the "Exchange Fund").

           (ii)  Subject to allocation and proration in accordance with the provisions of this Section 3.03, each record holder of CB Shares (other than Excluded Shares) issued and outstanding immediately prior to the Election Deadline (as defined below) shall be entitled (A) to elect to receive in respect of each such Share (x) Cash Consideration (a "Cash Election") or (y) Stock Consideration (a "Stock Election"), or (B) to indicate that such record holder has no preference as to the receipt of Cash Consideration or Stock Consideration for such CB Shares (a "Non-Election").

          (iii)  Elections pursuant to Section 3.03(b)(ii) shall be made on a form and with such other provisions to be reasonably agreed upon by CB Bancshares and Central Pacific (a "Form of Election") to be provided by the Exchange Agent for that purpose to holders of record of CB Shares (other than holders of Excluded Shares), together with appropriate transmittal materials, at the time of mailing to holders of record of CB Shares of the Joint Proxy Statement (as defined in Section 6.03) in connection with the shareholders meetings referred to in Section 6.02. Elections shall be made by mailing to the Exchange Agent a duly completed Form of Election. To be effective, a Form of Election must be (x) properly completed, signed and submitted to the Exchange Agent at its designated office by 5:00 p.m. on the business day that is two trading days prior to the Closing Date (which date shall be publicly announced by Central Pacific as soon as practicable but in no event fewer than 14 days prior to the Closing Date) (the "Election Deadline") and (y) accompanied by the Certificate(s) representing the CB Shares as to which the election is being made (or by an appropriate guarantee of delivery of such Certificate(s) by a commercial bank or trust company in the United States or a member of a registered national security exchange or of the National Association of Securities Dealers, Inc., providedthat such Certificates are in fact delivered to the Exchange Agent within three trading days after the date of execution of such guarantee of delivery). Central Pacific shall use its reasonable best efforts, and CB Bancshares shall cooperate with Central Pacific, to make a Form of Election available to all persons who become holders of record of CB Shares (other than Excluded Shares) between the date of the mailing described in the first sentence of this Section 3.03(b)(iii) and the Election Deadline. Central Pacific shall determine, which authority it may delegate in whole or in part to the Exchange Agent, whether Forms of Election have been properly completed, signed and submitted or revoked. The decision of Central Pacific (or the Exchange Agent, as the case may be) in such matters shall be conclusive and binding unless manifestly unreasonable. Neither Central Pacific nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. A holder of CB Shares that does not submit an effective Form of Election prior to the Election Deadline shall be deemed to have made a Non-Election.

          (iv)  An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Any Certificate(s) representing CB Shares that have been submitted to the Exchange Agent in connection with an election shall be returned without charge to the holder thereof in the event such election is revoked as aforesaid and such holder requests in writing the return of such Certificate(s). Upon any such revocation, unless a duly completed Form of Election is thereafter submitted in accordance with paragraph (b)(iii) of this Section 3.03, such holder shall be deemed to have made a Non-Election as to those shares. In the event that this Agreement is terminated pursuant to the provisions hereof and any CB Shares have been transmitted to the Exchange Agent pursuant to the provisions hereof, such CB Shares shall promptly be returned without charge to the person submitting the same.

           (v)  In the event that the aggregate amount of cash to be paid in respect of CB Shares for which a Cash Election is made (the "Cash Election Shares") exceeds the Aggregate Cash Number, (A) all shares in respect of which Stock Elections have been made (the "Stock Election Shares") and all shares in respect of which Non-Elections have been made or are deemed to have been made pursuant to Section 3.01(a)(ii) and this Section 3.03 ("Non-Election Shares") shall be converted into the right to receive Stock Consideration, and (B) all Cash Election Shares shall be converted into the right to receive Stock Consideration or Cash Consideration in the following manner:

            (A)  the Exchange Agent shall select from among the Cash Election Shares, by a pro rata selection process as described in Annex 5, a sufficient number of shares ("Stock Designated Shares") such that the aggregate cash amount that will be paid in the Merger equals as closely as practicable the Aggregate Cash Number, and all Stock Designated Shares shall be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests); and

            (B)  any Cash Election Shares that are not Stock Designated Shares shall be converted into the right to receive Cash Consideration.

          (vi)  In the event that the aggregate number of shares of Central Pacific Common Stock to be issued in respect of Stock Election Shares exceeds the Aggregate Stock Number, (A) all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive Cash Consideration, and (B) all Stock Election Shares shall be converted into the right to receive Stock Consideration or Cash Consideration in the following manner:

            (A)  the Exchange Agent shall select from among the Stock Election Shares, by a pro rata selection process as described in Annex 5, a sufficient number of shares ("Cash Designated

    Shares") such that the aggregate number of shares of Central Pacific Common Stock to be issued in the Merger equals as closely as practicable the Aggregate Stock Number, and all Cash Designated Shares shall be converted into the right to receive Cash Consideration; and

            (B)  any Stock Election Shares that are not Cash Designated Shares shall be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests).

         (vii)  In the event that both (A) the aggregate number of shares of Central Pacific Common Stock to be issued in respect of Stock Election Shares is lower than the Aggregate Stock Number and (B) the aggregate cash to be paid in respect of Cash Election Shares is lower than the Aggregate Cash Number, then (1) all Stock Election Shares shall be converted into the right to receive Stock Consideration, (2) all Cash Election Shares shall be converted into the right to receive Cash Consideration and (3) Non-Election Shares shall be converted into the right to receive either Cash Consideration or Stock Consideration (using such equitable proration process as shall be mutually determined by Central Pacific and CB Bancshares) such that the aggregate cash amount that will be paid in the Merger equals as closely as practicable the Aggregate Cash Number.

        (viii)  The Exchange Agent, in consultation with Central Pacific and CB Bancshares, shall make all computations to give effect to this Section 3.03(b).

        (c)   As soon as practicable after the Effective Time, and in no event more than five business days thereafter, the Exchange Agent shall mail to each holder of record of CB Shares who theretofore has not submitted such holder's Certificate or Certificates with a Form of Election, a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. CB Bancshares shall have the right to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon. After completion of the allocation procedure set forth in Section 3.03(b) and upon surrender of a Certificate or Certificates for exchange and cancellation to the Exchange Agent, together with a properly executed letter of transmittal or Form of Election, as the case may be, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Central Pacific Common Stock which such holder of CB Shares became entitled to receive pursuant to the provisions hereof and/or (y) a check representing the aggregate Cash Consideration and/or the amount of cash in lieu of fractional shares, if any, which such holder became entitled to receive pursuant to the provisions hereof, and the Certificate or Certificates so surrendered shall forthwith be cancelled.

        (d)   No interest will be paid or accrued on the Cash Consideration, the cash in lieu of fractional shares or the unpaid dividends and distributions, if any, payable to holders of Certificates.

        (e)   Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Central Pacific Common Stock) that remains unclaimed by the former shareholders of CB Bancshares for 180 days after the Effective Time shall be delivered to Central Pacific. Any former shareholders of CB Bancshares who have not theretofore complied with this Article III shall thereafter look only to Central Pacific for delivery of any certificates for shares of Central Pacific Common Stock of such shareholders and payment of any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to Section 3.01(a) and Section 3.04 upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Central Pacific, CB Bancshares or the Exchange Agent will be liable to any former holder of CB Bancshares Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

        (f)    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Central Pacific, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Central Pacific Common Stock and any cash, unpaid dividends or other distributions that would be payable or deliverable in respect thereof pursuant to this Agreement had such lost, stolen or destroyed Certificate been surrendered.

        (g)   Notwithstanding any other provision hereof, no fractional shares of Central Pacific Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Central Pacific will pay to each holder of CB Bancshares Common Stock who would otherwise be entitled to a fractional share of Central Pacific Common Stock (after taking into account all Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the Measuring Price.

        (h)   Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any "affiliate" (as determined pursuant to Section 6.07) of CB Bancshares shall not be exchanged until Central Pacific has received a written agreement from such person as provided in Section 6.07 hereof.

        3.04    Distributions with Respect to Unexchanged CB Shares; Voting.    (a) All shares of Central Pacific Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Central Pacific in respect of Central Pacific Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of Central Pacific Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article III. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Central Pacific Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Central Pacific Common Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Central Pacific Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

        (b)   Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of Central Pacific shareholders the number of whole shares of Central Pacific Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

        3.05    Anti-Dilution Adjustments.    In the event that CB Bancshares changes the number of CB Shares or securities convertible or exchangeable into or exercisable for CB Shares, or Central Pacific changes the number of shares of Central Pacific Common Stock or securities convertible or exchangeable into or exercisable for shares of Central Pacific Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be proportionately and equitably adjusted to account for such change.

        3.06    Stock Options.    Subject to any contrary provision in a Change of Control Agreement or other individual agreement with an optionholder, at the Effective Time, all outstanding and unexercised employee and director options to purchase shares of CB Bancshares Common Stock (each, a "CB Bancshares Stock Option") will cease to represent options to purchase CB Bancshares Common Stock and will be converted automatically into options to purchase Central Pacific Common Stock (each, a

"Central Pacific Stock Option"), and Central Pacific will assume each CB Bancshares Stock Option subject to its terms, including any acceleration in vesting that will occur as a consequence of the Merger according to the instruments governing the CB Bancshares Stock Option and including any action to accelerate vesting taken prior to the Effective Time by the CB Bancshares Board (or committee duly authorized by the governing instruments); provided, however, that after the Effective Time:

            (i)  the number of shares of Central Pacific Common Stock purchasable upon exercise of each CB Bancshares Stock Option will be an amount, rounded to the nearest whole share, equal to the product of (1) the number of shares of CB Bancshares Common Stock that were purchasable under the CB Bancshares Stock Option immediately before the Effective Time and (2) the Stock Consideration; and

           (ii)  the per share exercise price for each CB Bancshares Stock Option will be an amount, rounded to the nearest cent, equal to (1) the per share exercise price of the CB Bancshares Stock Option in effect immediately before the Effective Time divided by (2) the Stock Consideration.

Notwithstanding the foregoing, each CB Bancshares Stock Option that is intended to be an "incentive stock option" (as defined in Section 422 of the Code) will be adjusted in accordance with the requirements of Section 424 of the Code. Accordingly, with respect to any incentive stock options, fractional shares will be rounded down to the nearest whole number of shares and, where necessary, the per share exercise price will be rounded up to the nearest cent. Before the Effective Time, Central Pacific will take all corporate action necessary to reserve for issuance a sufficient number of shares of Central Pacific Common Stock for delivery upon exercise of Central Pacific Stock Options in accordance with this Section 3.06. No later than 15 business days after the Effective Time, Central Pacific will file one or more appropriate registration statements (on Form S-3 or Form S-8 or any successor or other appropriate forms) with respect to the Central Pacific Common Stock underlying the Central Pacific Stock Options described in this Section 3.06.

ARTICLE IV

Conduct of Business Pending Merger

        4.01    Forebearances.    Central Pacific and CB Bancshares each agrees that from the date hereof until the Effective Time, except as expressly contemplated by this Agreement or as Previously Disclosed, without the prior written consent of the other party (which consent will not be unreasonably withheld or delayed), it will not, and will cause each of its Subsidiaries not to:

          (a)    Ordinary Course.    Conduct its business and the business of its Subsidiaries other than in the ordinary and usual course or fail to use reasonable best efforts to preserve intact their business organizations and assets and maintain their rights, franchises and authorizations and their existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to materially impair its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

          (b)    Operations.    Enter into any new material line of business or change its material lending, investment, underwriting, risk and asset liability management and other material banking, financial and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority.

          (c)    Capital Stock.    Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of its stock or Rights, including issuances of new shares of CB Bancshares Common Stock under CB Bancshares' Stock Compensation Plan and Director Stock Option Plan ("CB Bancshares Stock Plans").

          (d)    Dividends, Distributions and Repurchases.    (1) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of its stock (other than (A) dividends from its wholly owned Subsidiaries to it or another of its wholly owned Subsidiaries and (B) regular quarterly dividends on its common stock at a rate equal to the rate paid by it during the fiscal quarter immediately preceding the date hereof and, subject to Section 4.02, at the times consistent with past practice) or (2) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its stock (other than repurchases of common shares in the ordinary course of business to satisfy obligations under dividend reinvestment or employee benefit plans).

          (e)    Dispositions.    Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except for sales, transfers, mortgages, encumbrances or other dispositions or discontinuances in the ordinary course of business consistent with past practice and in a transaction that, together with other such transactions, is not material to it and its Subsidiaries, taken as a whole.

          (f)    Acquisitions.    Acquire (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity except in the ordinary course of business consistent with past practice and in a transaction that, together with other such transactions, is not material to it and its Subsidiaries, taken as a whole, and does not present a material risk that the Closing Date will be delayed or that the Requisite Regulatory Approvals will be more difficult to obtain.

          (g)    Constituent Documents.    Amend its Constituent Documents or the Constituent Documents (or similar governing documents) of any of its Significant Subsidiaries.

          (h)    Accounting Methods.    Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements.

          (i)    Adverse Actions.    (1) Take or cause to be taken, or omit to take or cause to be taken, any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (2) take or cause to be taken, or omit to take or cause to be taken, any action that is reasonably likely to result in any of the conditions to the Merger set forth in Article VII not being satisfied promptly, except as may be required by applicable law or regulation.

          (j)    Indebtedness.    Incur or guarantee any indebtedness for borrowed money or modify any material indebtedness or other liability, in each case other than in the ordinary course of business consistent with past practice.

          (k)    Insurance.    Fail to maintain insurance coverage in substantially the same amounts and types as currently maintained on the date hereof.

          (l)    Litigation.    Except in the ordinary course of business consistent with past practice, settle or compromise any claims or litigation which are material in terms of amount or precedent.

          (m)    Benefit Plans.    Except as Previously Disclosed, terminate, establish, adopt, enter into, amend or otherwise modify any Benefit Plan, or increase the salary, wage, bonus or other compensation of any employees except new grants and awards and increases occurring in the ordinary and usual course of business (which shall include normal periodic performance review and related compensation and benefit increases).

          (n)    Commitments.    Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

        4.02    Coordination of Dividends.    Until the Effective Time, Central Pacific and CB Bancshares will coordinate on the declaration of any dividends or other distributions with respect to Central Pacific Common Stock and CB Bancshares Common Stock and the related record dates and payment dates, it being intended that Central Pacific and CB Bancshares shareholders will not receive more than one dividend, or fail to receive one dividend, for any single calendar quarter on their shares of Central Pacific Common Stock or CB Bancshares Common Stock (including any shares of Central Pacific Common Stock received in exchange therefor in the Merger), as the case may be.

ARTICLE V

Representations and Warranties

        5.01    Disclosure Schedules.    On or before entry into this Agreement, each of Central Pacific and CB Bancshares delivered to the other party a schedule (respectively, each schedule a "Disclosure Schedule"), setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or to one or more of its covenants contained in Article IV or VI; provided, that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty will not be deemed an admission by a party that such item is material or was required to be disclosed therein.

        5.02    Standard.    For all purposes of this Agreement, no representation or warranty of CB Bancshares or Central Pacific contained in Section 5.03 (other than the representations and warranties contained in Section 5.03(b) and 5.03(c), which shall be true in all material respects) will be deemed untrue, and no party will be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 (read for this purpose without regard to any individual reference to "materiality" or "material adverse effect") has had or is reasonably likely to have a Material Adverse Effect with respect to CB Bancshares or Central Pacific, as the case may be.

        5.03    Representations and Warranties.    Except as Previously Disclosed, CB Bancshares hereby represents and warrants to Central Pacific, and Central Pacific hereby represents and warrants to CB Bancshares, to the extent applicable, and on behalf of each of its Significant Subsidiaries, as follows:

          (a)    Organization, Standing and Authority.    It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. It is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or assets or its conduct of business requires it to be so qualified. It has made available to the other party hereto a complete and correct copy of its articles of incorporation and bylaws, each as amended to the date hereof and as in full force and effect as of the date hereof.

          (b)    CB Bancshares Stock.    In the case of CB Bancshares:

            The authorized capital stock of CB Bancshares consists of 50,000,000 shares of CB Bancshares Common Stock and 25,000,000 shares of CB Bancshares Preferred Stock. As of the date of this Agreement, no more than 4,395,096 shares of CB Bancshares Common Stock and no shares of CB Bancshares Preferred Stock were outstanding. The outstanding shares of CB Bancshares Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date of this Agreement, no more than 309,510 shares of CB Bancshares Common Stock were subject to CB Bancshares Stock

    Options granted under CB Bancshares Stock Plans. As of the date of this Agreement, no more than 879,450 shares of CB Bancshares Common Stock were reserved for issuance under the CB Bancshares Stock Plans. Other than pursuant to the CB Bancshares Rights Agreements, there are no shares of CB Bancshares Preferred Stock reserved for issuance. Except as set forth above and pursuant to this Agreement, outstanding CB Bancshares Stock Options, the CB Bancshares Stock Plans and the CB Bancshares Rights Agreements, as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate CB Bancshares to issue or sell any shares of capital stock or other securities of CB Bancshares or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of CB Bancshares, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except as Previously Disclosed there are no agreements or understandings to which it is a party with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock of CB Bancshares. As of the date of this Agreement, CB Bancshares has no contractual obligations to redeem, repurchase or otherwise acquire, or to register with the SEC, any shares of CB Bancshares Stock.

          (c)    Central Pacific Stock.    In the case of Central Pacific:

            The authorized capital stock of Central Pacific consists of 50,000,000 shares of Central Pacific Common Stock and 1,000,000 shares of Central Pacific Preferred Stock. As of the date of this Agreement, no more than 16,096,607 shares of Central Pacific Common Stock and no shares of Central Pacific Preferred Stock were outstanding. The outstanding shares of Central Pacific Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date of this Agreement, no more than 779,264 shares of Central Pacific Common Stock were subject to Central Pacific Stock Options granted under the Central Pacific Stock Plan. As of the date of this Agreement, there were no more than 1,010,543 shares of Central Pacific Common Stock reserved for issuance under the Central Pacific Stock Plan. Other than pursuant to the Central Pacific Rights Agreement, there are no shares of CB Bancshares Preferred Stock reserved for issuance. Except as set forth above and pursuant to this Agreement, outstanding Central Pacific Stock Options, the Central Pacific Stock Plan and the Central Pacific Rights Agreement, as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate Central Pacific to issue or sell any shares of capital stock or other securities of Central Pacific or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of Central Pacific, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except as Previously Disclosed there are no agreements or understandings to which it is a party with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock of Central Pacific. As of the date of this Agreement, Central Pacific has no contractual obligations to redeem, repurchase or otherwise acquire, or to register with the SEC, any shares of Central Pacific Stock. The shares of Central Pacific Common Stock to be issued in the Merger, when so issued in accordance with this Agreement, will have been duly authorized and validly issued and will be fully paid and nonassessable and not subject to any, and not issued in violation of, preemptive rights.

          (d)    Significant Subsidiaries.    (1) (A) It owns, directly or indirectly, all the outstanding equity securities of each of its Significant Subsidiaries free and clear of any Liens, (B) no equity securities of any of its Significant Subsidiaries are or may become required to be issued (other than to it or its wholly owned Subsidiaries) by reason of any Right or otherwise, (C) there are no contracts, commitments, understandings or arrangements by which any of such Significant Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Significant Subsidiaries (other than to it or its wholly-owned Subsidiaries), (D) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (E) all the equity securities of each Significant Subsidiary held by it or its Subsidiaries have been duly authorized and are validly issued and outstanding, fully paid and nonassessable (except as provided in state laws relating to deficiency in capital stock of bank Subsidiaries). A true and complete list of its Significant Subsidiaries as of the date hereof is set forth in Section 5.03(d) of its Disclosure Schedule.

          (2)   Each of its Significant Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in all jurisdictions where its ownership or leasing of property or its conduct of business requires it to be so qualified.

          (e)    Power.    It and each of its Subsidiaries has the corporate (or comparable) power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and it has the corporate (or comparable) power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

          (f)    Authority.    Subject only to receipt of the affirmative vote of the holders of three-fourths of the outstanding shares of Central Pacific Common Stock or CB Bancshares Common Stock, as the case may be, to approve the plan of merger contained in this Agreement, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action on its part. This Agreement is its valid and legally binding obligation, enforceable in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

          (g)    Adoption and Approval.    Its board of directors adopted this Agreement and the plan of merger it contains and adopted resolutions recommending as of the date hereof to its shareholders approval of the plan of merger contained in this Agreement and any other matters required to be approved or adopted in order to effect the Merger and other transactions contemplated by this Agreement.

          (h)    Regulatory Approvals; No Defaults.    (1) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by it or any of its Subsidiaries in connection with the execution, delivery or performance by it of this Agreement or to consummate the Merger except for (A) filings of applications and notices with, receipt of approvals or nonobjections from, and expiration of the related waiting period required by foreign, federal and state banking authorities, including applications and notices under the Bank Holding Company Act of 1956 and an application to the Commissioner, (B) filing of the Registration Statement and Joint Proxy Statement with the SEC, and declaration by the SEC of the Registration Statement's effectiveness under the Securities Act, (C) receipt of the applicable shareholder approvals described in Section 5.03(f), (D) filing of the Articles of Merger and (E) such filings with applicable securities exchanges to obtain the authorizations for listing contemplated by this Agreement.

          (2)   Subject to receipt of the regulatory consents and approvals referred to in the preceding paragraph, and the expiration of related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien or any acceleration of remedies, penalty, increase in material benefit payable or right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of its Subsidiaries or to which it or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, its Constituent Documents or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (i)    Financial Reports and Regulatory Documents; Material Adverse Effect.    (1) Its Annual Reports on Form 10-K for the fiscal years ended December 31, 2002 and 2003, and all other reports, registration statements, definitive proxy statements or information statements filed by it or any of its Subsidiaries subsequent to December 31, 2001 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed (collectively, its "Company Reports") with the SEC as of the date filed, (A) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the statements of financial position contained in or incorporated by reference into any such Company Report (including the related notes and schedules) fairly presented in all material respects its financial position and that of its Subsidiaries as of the date of such statement, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such Company Reports (including any related notes and schedules thereto) fairly presented in all material respects, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of it and its Subsidiaries for the periods to which those statements relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, and subject to normal year-end audit adjustments and as permitted by Form 10-Q in the case of unaudited statements.

          (2)   Except as set forth in the Company Reports filed prior to the date hereof, since December 31, 2003, it and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

          (3)   Except as set forth in the Company Reports filed prior to the date hereof, since December 31, 2003, (A) it and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to it.

          (4)   It is in compliance in all material respects with (A) the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and (B) the applicable listing and corporate governance rules and regulations of the NYSE or NASDAQ, as the case may be. Except as permitted by the Exchange Act, including, without limitation, Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, neither it nor any of its Subsidiaries has made, arranged or modified (in any material way) personal loans to any executive officer or director of it or its Subsidiaries.

          (5)   It (A) has designed disclosure controls and procedures or caused such disclosure controls and procedures to be designed to ensure that material information relating to it, including its consolidated Subsidiaries, is made known to the management of it by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to its auditors and the audit committee of its board of directors (1) any significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect its ability to record, process, summarize and report financial information and (2) any fraud known to it, whether or not material, that involves management or other employees who have a significant role in its internal control over financial reporting. It has made available to the other party a summary of any such disclosure made to its auditors and audit committee since January 1, 2002.

          (j)    Litigation.    Except as Previously Disclosed or set forth in its Company Reports filed prior to the date hereof, there is no suit, action, investigation or proceeding pending or, to its knowledge, threatened against or affecting it or any of its Subsidiaries (and it is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, is (1) material to it and its Subsidiaries, taken as a whole, or (2) that is reasonably likely to prevent or delay it in any material respect from performing its obligations under, or consummating the transactions contemplated by, this Agreement.

          (k)    Regulatory Matters.    It is a bank holding company, as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended. Neither it nor any of its Subsidiaries is subject to, or has been advised that it is reasonably likely to become subject to, any written order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, or adopted any extraordinary board resolutions at the request of, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it or any of its Subsidiaries (collectively, the "Regulatory Authorities"). It knows of no reason relating to it that is reasonably likely to prevent or delay the parties from obtaining all Requisite Regulatory Approvals, or result in the imposition of a condition or conditions on such approval, or otherwise prevent or delay it in any material respect from performing its obligations under, or consummating the transactions contemplated by, this Agreement.

          (l)    Compliance with Laws.    It and each of its Subsidiaries:

            (1)   conducts its business in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices, and the Bank Secrecy Act;

            (2)   has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to its knowledge, no suspension or cancellation of any of them is threatened; and

            (3)   has received, since December 31, 2001, no written notification from any Governmental Authority (A) asserting that it or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization.

          (m)    Material Contracts; Defaults.    (1) Except for those agreements and other documents filed as exhibits to its Company Reports, neither it nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (A) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K, (B) that restricts the conduct of business by it or any of its Subsidiaries or its or their ability to compete in any line of business or its ability to consummate the transactions contemplated hereby on a timely basis or (C) with respect to employment of an officer, director or consultant.

          (2)   Neither it nor any of its Subsidiaries is in default under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (n)    Employee Benefit Plans.    (1) All material benefit and compensation plans, contracts, policies or arrangements covering its current employees or former employees and those of its Subsidiaries (its "Employees") and its current or former directors, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (its "Benefit Plans"), are Previously Disclosed. True and complete copies of all Benefit Plans, including, but not limited to, any trust instruments and insurance contracts and, with respect to any employee stock ownership plan, loan agreements forming a part of any Benefit Plans, and all amendments thereto, have been made available to the other party.

          (2)   All Benefit Plans, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering its Employees (its "Plans"), are in substantial compliance with ERISA, the Code and other applicable laws. Each of its Plans which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan"), and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001, and it is not aware of any circumstances reasonably likely to result in the loss of the qualification of such Plan under Section 401(a) of the Code. Each voluntary employees' beneficiary association within the meaning of Section 501(c)(9) of the Code has (i) received an opinion letter from the Internal Revenue Service recognizing its exempt status under Section 501(c)(9) of the Code and (ii) filed a timely notice with the Internal Revenue Service pursuant to Section 505(c) of the Code, and it is not aware of circumstances likely to result in the loss of the exempt status of such Plan under Section 501(c)(9) of the Code. There is no material pending or, to the knowledge of CB Bancshares or Central Pacific, as the case may be, threatened litigation relating to its Plans. Neither it nor any of its Subsidiaries has engaged in a transaction with respect to any of its Plans that, assuming the taxable period of such transaction expired as of the date hereof, could subject it or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material. Neither it nor its Subsidiaries has incurred or reasonably expects to incur a material tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA.

          (3)   No liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by it or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). None of it, any of its Subsidiaries or any of its ERISA Affiliates has contributed to a "multiemployer plan", within the meaning of Section 3(37) of ERISA, at any time during the six years immediately preceding the date hereof. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived or extended, other than pursuant to Pension Benefit Guaranty Corporation ("PBGC") Reg. Section 4043.66, has been required to be filed for any of its Pension Plans or by any of its ERISA Affiliates within the 12-month period ending on the date hereof or will be required to be filed solely as a result of the transactions contemplated by this Agreement.

          (4)   All contributions required to be made under the terms of any of its Benefit Plans have been timely made and all obligations in respect of any of its Plans have been properly accrued and reflected in the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date hereof. None of its Pension Plans or any single-employer plan of any of its ERISA Affiliates has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and none of its ERISA Affiliates has an outstanding funding waiver. It is not reasonably anticipated that required minimum contributions to any Pension Plan under Section 412 of the Code will be materially increased by application of Section 412(l) of the Code. Neither it nor any of its Subsidiaries has provided, or is required to provide, security to any of its Pension Plans or to any single-employer plan of any of its ERISA Affiliates pursuant to Section 401(a)(29) of the Code.

          (5)   Under each of its Pension Plans which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year.

          (6)   As of the date hereof, there is no material pending or, to its knowledge threatened, litigation relating to its Benefit Plans. Neither it nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan or collective bargaining agreement. It or its Subsidiaries may amend or terminate any such Benefit Plan at any time without incurring any liability thereunder other than in respect of claims incurred prior to such amendment or termination.

          (7)   There has been no amendment to, announcement by it or any of its subsidiaries relating to, or change in employee participation or coverage under, any Benefit Plan which would increase materially the expense of maintaining such Plan above the level of the expense incurred therefor for the most recent fiscal year. Neither its execution of this Agreement, the performance of its obligations hereunder, the consummation of the transactions contemplated by this Agreement, the termination of the employment of any of its employees within a specified time of the Effective Time nor shareholder approval of the transactions covered by this Agreement, will (x) limit its right (or the Surviving Corporation's right), in its sole discretion, to administer or amend in any respect or terminate any of its Benefit Plans or any related trust, (y) entitle any of its employees or any employees of its Subsidiaries to severance pay or any increase in severance pay, or (z) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of its Benefit Plans. To the best of CB Bancshares'

  knowledge, the documents previously provided to Central Pacific setting forth the "parachute payments" to "disqualified individuals" (as those terms are defined in Section 280G of the Code) accurately identify the individuals who would be considered disqualified individuals receiving parachute payments and accurately quantify the total amount of the parachute payments such individuals would receive.

          (o)    Environmental Matters.    To its knowledge, except as disclosed in its Company Reports filed prior to the date hereof or Previously Disclosed, any property currently owned or operated by it or any of its Subsidiaries (including in a fiduciary capacity): (i) is in substantial compliance with all applicable Environmental Laws; (ii) is not the subject of any pending written notice from any Governmental Authority alleging the violation of any applicable Environmental Law; (iii) is not currently subject to any court order, administrative order or decree arising under any Environmental Law; (iv) has not been used for the disposal of Hazardous Substances; and (v) has not had any emissions or discharges of Hazardous Substances except as permitted under applicable Environmental Law.

        As used herein, the term "Environmental Law" means any applicable law, regulation, code, license, judgment, order, decree, permit, or injunction from any Governmental Authority relating to: (A) the protection of the environment (including air, water, soil and natural resources) or (B) the handling, use, disposal, release or storage of any Hazardous Substance.

        As used herein, the term "Hazardous Substance" means any substance that is listed, defined, designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law including petroleum and any derivative or by-products thereof.

          (p)    Taxes.    (1) All material Tax Returns that are required to be filed (taking into account any extensions of time within which to file) by or with respect to it and its Subsidiaries have been duly and timely filed, and all such Tax Returns are complete and accurate in all material respects, (2) all material Taxes shown to be due on the Tax Returns referred to in clause (1) or that are otherwise due and payable have been paid in full, (3) all material Taxes that it or any of its Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party have been paid over to the proper Governmental Authority in a timely manner, to the extent due and payable, and (4) no extensions or waivers of statutes of limitation have been given by or requested with respect to any of its U.S. federal income taxes or those of its Subsidiaries that have not since been paid. It has made provision in accordance with GAAP, in the financial statements included in the Company Reports filed before the date hereof, for all Taxes not yet due that accrued on or before the end of the most recent period covered by its Company Reports filed before the date hereof. Neither it nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement or is or has been a member of an affiliated group filing consolidated or combined Tax Returns (other than a group over which it is or was the common parent). As of the date hereof, neither it nor any of its Subsidiaries has any reason to believe that any conditions exist that could reasonably be expected to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. No Liens for Taxes exist with respect to any of its assets or properties or those of its Subsidiaries, except for statutory Liens for Taxes not yet due and payable or that are being contested in good faith and reserved for in accordance with GAAP. Neither it nor any of its Subsidiaries has been a party to any distribution occurring during the last three years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied. It has made available to the other party true and correct copies of the U.S. federal income Tax Returns filed by it and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 2003.

          (q)    Labor Matters.    Neither it nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is it or any of its Subsidiaries the subject of any material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of its executive officers, threatened, nor has there been for the past five years, any labor strike, dispute, walk-out, work stoppage, organizational effort, slow-down or lockout involving it or any of its Subsidiaries.

          (r)    Books and Records.    Its books and records and those of its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

          (s)    Financial Advisors, Etc.    None of it, its Subsidiaries or any of their officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein, except that, in connection with this Agreement, Central Pacific has retained Bear, Stearns & Co. Inc., as its financial advisor and CB Bancshares has retained Sandler O'Neill & Partners, L.P., as its financial advisor, the respective engagement letters with which have been provided to the other party prior to the date hereof. As of the date hereof:

            (1)   CB Bancshares has received a written opinion of Sandler O'Neill & Partners, L.P., to the effect that the Merger Consideration is fair from a financial point of view to holders of CB Bancshares Common Stock.

            (2)   Central Pacific has received a written opinion of Bear, Stearns & Co. Inc., to the effect that the Merger Consideration is fair from a financial point of view to Central Pacific and holders of Central Pacific Common Stock.

          (t)    Takeover Laws and Provisions.    It has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws"), including the HCSAS and Chapter 417E of the Hawaii Revised Statutes. It has taken all action required to be taken by it in order to make this Agreement and the transactions contemplated hereby comply with, and this Agreement and the transactions contemplated hereby do comply with, the requirements of any Articles, Sections or provisions of its Constituent Documents concerning "business combination", "fair price", "voting requirement", "constituency requirement" or other related provisions (collectively, "Takeover Provisions").

          (u)    Rights Agreements.    As to CB Bancshares only, the CB Bancshares Rights will not separate from the CB Shares or become exercisable solely as a result of entering into this Agreement or consummation of the Merger and the other transactions contemplated hereby. As of the Effective Time, neither CB Bancshares nor Central Pacific will have any obligations under the Rights or the Rights Agreements solely as a result of consummation of the Merger in accordance with the terms set forth herein.

ARTICLE VI

Covenants

        6.01    Reasonable Best Efforts.    Subject to the terms and conditions of this Agreement, Central Pacific and CB Bancshares will use all reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby, and each will cooperate fully with, and furnish information to, the other party to that end.

        6.02    Shareholder Approvals.    (a) Each of Central Pacific and CB Bancshares will take, subject to and in accordance with applicable law and its respective Constituent Documents, all action necessary to convene a meeting of its shareholders (including any adjournment or postponement, the "Central Pacific Meeting" and the "CB Bancshares Meeting", respectively), as promptly as practicable, to consider and vote upon the plan of merger contained in this Agreement as well as any other matters required to be approved by such party's shareholders for consummation of the Merger.

        (b)   Each of the Central Pacific Board and the CB Bancshares Board shall recommend approval of the plan of merger contained in this Agreement and shall take all lawful action to solicit such approval; provided, however, if either the CB Bancshares Board or the Central Pacific Board, after consultation with (and based on the advice of) counsel, determines in good faith that it would result in a violation of its fiduciary duties under applicable law to continue to recommend the plan of merger set forth in this Agreement, then in submitting the plan of merger to its shareholders, such board of directors may, to the extent permitted by applicable Hawaii law, submit the plan of merger to its shareholders without recommendation (although the resolutions adopting this Agreement as of the date hereof, described in Section 6.02(a) may not be rescinded or amended), in which event such board of directors may communicate the basis for its lack of recommendation to the shareholders of Central Pacific or CB Bancshares, as the case may be, in the Joint Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law; provided that if the CB Bancshares Board has determined not to recommend approval of the plan of merger contained in this Agreement because it has received an Acquisition Proposal that it concludes in good faith constitutes a Superior Proposal and that continuing to recommend the plan of merger set forth in this Agreement would result in a violation of its fiduciary duties, the CB Bancshares Board may not take any actions under this sentence until after giving Central Pacific at least five business days to respond to such Acquisition Proposal (and after giving Central Pacific notice of the latest material terms, conditions and third party in the Acquisition Proposal) and then taking into account any amendment or modification to this Agreement proposed by Central Pacific within such five business day period.

        6.03    SEC Filings.    (a) Central Pacific and CB Bancshares will cooperate in ensuring that all filings required under SEC Rules 165, 425 and 14a-12 are timely and properly made. Central Pacific also will prepare an amendment to its registration statement on Form S-4 or other applicable form (the "Registration Statement") to be promptly filed by Central Pacific with the SEC in connection with the issuance of Central Pacific Common Stock in the Merger, and the parties will jointly prepare the joint proxy statement and prospectus and other proxy solicitation materials of Central Pacific and CB Bancshares constituting a part thereof (the "Joint Proxy Statement") and all related documents. The parties agree to cooperate, and to cause their Subsidiaries to cooperate, with the other party, its counsel and its accountants, in the preparation of the Registration Statement and the Joint Proxy Statement; and provided that both parties and their respective Subsidiaries have cooperated as required above, Central Pacific and CB Bancshares agree to file the Registration Statement, including the Joint Proxy Statement in preliminary form, with the SEC as promptly as reasonably practicable. Each of Central Pacific and CB Bancshares will use all reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Central Pacific also agrees to use all reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. CB Bancshares agrees to furnish to Central Pacific all information concerning CB Bancshares, its Subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

        (b)   Central Pacific and CB Bancshares each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (1) the

Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (2) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the Central Pacific Meeting or the CB Bancshares Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading. Central Pacific and CB Bancshares each further agrees that if it becomes aware that any information furnished by it would cause any of the statements in the Joint Proxy Statement or the Registration Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take appropriate steps to correct the Joint Proxy Statement or the Registration Statement.

        (c)   Central Pacific will advise CB Bancshares, promptly after Central Pacific receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Central Pacific Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

        6.04    Press Releases.    Central Pacific and CB Bancshares will consult with each other before issuing any press release or written shareholder communication with respect to the Merger or this Agreement and will not issue any such communication or make any such public statement without the prior consent of the other party, which will not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party (but after prior consultation, to the extent practicable in the circumstances), issue such communication or make such public statement as may be required by applicable law or securities exchange or NASDAQ rules. Central Pacific and CB Bancshares will cooperate to develop all public communications and make appropriate members of management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other party.

        6.05    Access; Information.    (a) Each of Central Pacific and CB Bancshares agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it will (and will cause its Subsidiaries to) afford the other party, and the other party's officers, employees, counsel, accountants and other authorized Representatives, such access during normal business hours throughout the period before the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties, personnel and such other information as such other party may reasonably request and, during such period, it will furnish promptly to such other party (1) a copy of each report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (2) all other information concerning the business, properties and personnel of it as the other may reasonably request. Neither party nor any of its Subsidiaries will be required to afford access or disclose information that would jeopardize attorney-client privilege, contravene any binding agreement with any third party or violate any law or regulation. The parties will make appropriate substitute arrangements in circumstances where the previous sentence applies.

        (b)   Each party agrees that it will hold any information furnished to it pursuant to this Section 6.05 in accordance with the Confidentiality Agreement dated April 14, 2004 between Central Pacific and CB Bancshares (the "Confidentiality Agreement").

        (c)   No investigation by either party of the business and affairs of the other party, pursuant to this Section 6.05 or otherwise, will affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

        6.06    Acquisition Proposals.    (a) CB Bancshares agrees that it will not, and will cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, initiate, solicit, encourage or knowingly facilitate inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any person relating to, any Acquisition Proposal or waive any provision of or amend the terms of the CB Bancshares Rights Agreements, in respect of an Acquisition Proposal; provided that in the event CB Bancshares receives an unsolicited bona fide written Acquisition Proposal and the CB Bancshares Board concludes in good faith that there is a reasonable likelihood that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal, CB Bancshares may, and may permit its Subsidiaries and its Subsidiaries' officers, directors, agents, advisors and affiliates to, furnish or cause to be furnished confidential or nonpublic information or data and participate in such negotiations or discussions to the extent that the CB Bancshares Board concludes in good faith (and based on the advice of its outside counsel) that failure to take such actions would result in a violation of its fiduciary duties under applicable law; provided that prior to providing any confidential or nonpublic information permitted to be provided pursuant to the foregoing proviso, it shall have entered into a confidentiality agreement with such third party on terms no less favorable to it than the Confidentiality Agreement. CB Bancshares will immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons other than Central Pacific with respect to any Acquisition Proposal and will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. CB Bancshares will promptly (within one business day) advise Central Pacific following receipt of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and will keep Central Pacific apprised of any related developments, discussions and negotiations (including the terms and conditions of the Acquisition Transaction) on a current basis.

        (b)   Nothing contained in this Agreement shall prevent CB Bancshares or the CB Bancshares Board from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal, provided that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.

        6.07    Affiliates; Affiliate Letters.    CB Bancshares shall exercise its best efforts to deliver or cause to be delivered to Central Pacific, prior to the date of the CB Bancshares Meeting, from each person who may be deemed to be an "affiliate" of CB Bancshares within the meaning of Rule 145 under the Securities Act and whose name is set forth on Annex 6 hereto (each, a "CB Bancshares Affiliate"), a letter substantially in the form attached as Exhibit A-1 (the "Affiliates Letter"). Central Pacific shall not be required to maintain the effectiveness of the Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Central Pacific Common Stock by such affiliates received in the Merger and Central Pacific may direct the Exchange Agent not to issue certificates representing Central Pacific Common Stock received by any such affiliate until Central Pacific has received from such person an Affiliates Letter. Central Pacific may issue certificates representing Central Pacific Common Stock received by such affiliates bearing the legend set forth in the Affiliate Letter.

        6.08    Takeover Laws and Provisions.    No party will take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them will take all necessary steps within its control to exempt (or ensure the continued exemption of) those transactions from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect. No party will take any action that would cause the transactions contemplated by this Agreement not to comply with any Takeover Provisions and each of them will take all necessary steps within its control to make those transactions comply with (or continue to comply with) the Takeover Provisions.

        6.09    NYSE Listing; NASDAQ De-listing.    Central Pacific will use all reasonable best efforts to cause the shares of Central Pacific Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable, and in any event before the Effective Time. The Surviving Corporation shall use its best efforts to cause the CB Bancshares Common Stock to be no longer quoted on the NASDAQ and de-registered under the Exchange Act as soon as practicable following the Effective Time.

        6.10    Regulatory Applications.    (a) Central Pacific and CB Bancshares and their respective Subsidiaries will cooperate and use all reasonable best efforts to prepare as promptly as possible all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations, or extensions thereof, of all third parties and Governmental Authorities necessary to consummate the Merger (the "Requisite Regulatory Approvals") and will make all necessary filings in respect of those Requisite Regulatory Approvals as soon as practicable. Each of Central Pacific and CB Bancshares will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Authority in connection with the Requisite Regulatory Approvals. In exercising the foregoing right, each of the parties will act reasonably and as promptly as practicable. Each party agrees that it shall use its reasonable best efforts to consult with the other party with respect to obtaining all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party appraised of the status of material matters relating to completion of the transactions contemplated hereby.

        (b)   Central Pacific and CB Bancshares will, upon request, furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries with or to any third party or Governmental Authority in connection with the transaction contemplated by this Agreement.

        6.11    Indemnification.    (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of CB Bancshares or any of its subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of the CB Bancshares or any of its subsidiaries or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, the Surviving Corporation shall indemnify and hold harmless, to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Central Pacific; provided, however, that (1) the Surviving Corporation shall have the right to assume the defense thereof and upon such assumption the Surviving Corporation shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Surviving Corporation, and the Surviving Corporation shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) the Surviving Corporation shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel and any necessary local counsel for all Indemnified Parties, (3) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed) and (4) the Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

        (b)   The Surviving Corporation shall cause the persons serving as officers and directors of CB Bancshares or its subsidiaries immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors' and officers' liability insurance policy maintained by CB Bancshares (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall the Surviving Corporation be required to expend on an annual basis more than 250% of the current amount expended by CB Bancshares on an annual basis (the "Insurance Amount") to maintain or procure such insurance coverage, and further provided that if the Surviving Corporation is unable to maintain or obtain the insurance called for by this Section 6.11(b), the Surviving Corporation shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

        (c)   Any Indemnified Party wishing to claim indemnification under Section 6.11(a), upon learning of any claim, action, suit, proceeding or investigation described above, will promptly notify Central Pacific; provided that failure so to notify will not affect the obligations of Central Pacific under Section 6.11(a) unless and to the extent that Central Pacific is actually and materially prejudiced as a consequence.

        (d)   If Central Pacific or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its assets to any other entity, then and in each case, Central Pacific will cause proper provision to be made so that the successors and assigns of Central Pacific will assume the obligations set forth in this Section 6.11.

        (e)   The provisions of this Section 6.11 are intended to be for the benefit of, and will be enforceable by, each Indemnified Party and his or her heirs and Representatives.

        6.12    Benefit Plans(b).    Except as otherwise provided in Section 6.16 hereof, following the Effective Time, the employees of CB Bancshares and its Subsidiaries will be eligible to participate in the employee benefit plans of the Surviving Corporation on substantially the same terms and conditions of similarly situated employees of the Surviving Corporation. The Surviving Corporation will cause such employee benefit plans to take into account for purposes of eligibility and vesting (but not for purposes of benefit accrual), service by employees of CB Bancshares and its Subsidiaries as if such service were with the Surviving Corporation, to the same extent such service was credited under a comparable plan of CB Bancshares.

        6.13    Taxation.    Neither party shall take or cause to be taken, or omit to take or cause to be taken, any action, whether before or after the Effective Time, that would or is reasonably likely to disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code. The parties shall use reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. Officers of Central Pacific and CB Bancshares shall execute and deliver to Skadden, Arps, Slate, Meagher & Flom LLP, counsel to CB Bancshares, and Sullivan & Cromwell LLP, counsel to Central Pacific, certificates containing appropriate representations and covenants at such time or times as may be reasonably requested by such law firms, including the effective date of the Registration Statement and the Closing Date, in connection with their respective deliveries of opinions with respect to the Tax treatment of the Merger.

        6.14    Notification of Certain Matters.    Central Pacific and CB Bancshares will give prompt notice to the other of any fact, event or circumstance known to it that (1) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (2) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article VII.

        6.15    Exemption from Liability Under Section 16(b).    Assuming that CB Bancshares delivers to Central Pacific the Section 16 Information in a timely and accurate manner before the Effective Time, the Central Pacific Board, or a committee of "non-employee directors" thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), will reasonably promptly thereafter and in any event before the Effective Time adopt a resolution providing that the receipt by the CB Bancshares Insiders who may become an officer or director of the Surviving Corporation of Central Pacific Common Stock in exchange for shares of CB Bancshares Common Stock, and of options to purchase shares of Central Pacific Common Stock upon conversion of options to purchase shares of CB Bancshares Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are approved by the Central Pacific Board or by such committee thereof, and are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act, such that any such receipt will be so exempt.

        6.16    Other Benefit Matters.    (a) The parties agree that, before the Effective Time, the CB Bancshares Board shall adopt the proposed CB Bancshares, Inc. Severance Pay Plan substantially in the form Previously Disclosed. Upon and after the Effective Time, Central Pacific shall assume and honor the Severance Pay Plan for a period of at least two years in accordance with its terms as they exist immediately prior to the Effective Time. During such two-year period, the employees of CB Bancshares and its Subsidiaries shall not participate in any severance plan of the Surviving Corporation.

        (b)   The parties agree that, at or immediately before the Effective Time, CB Bancshares shall have paid to the individuals Previously Disclosed the amounts Previously Disclosed as a cash settlement of the respective individuals' claims under their Change of Control Agreements and Supplemental Executive Retirement Agreements, as applicable, with the assumption for this purpose that qualifications for such payments have been met at the Effective Time (the "Change of Control Payments"); provided, however, that such payments shall be made subject to receipt by CB Bancshares of written acknowledgements (in form and substance reasonably satisfactory to CB Bancshares and Central Pacific) by such individuals of the full satisfaction of their rights under such agreements, other than any rights to a gross-up payment calculated in accordance with the final determination of any excise tax which may be imposed with respect to such amounts and any rights which one or more individuals may have effectively waived in writing before the Effective Time (for example, a right to an option cash-out).

        (c)   The parties agree that, before the Effective Time, CB Bancshares and Central Pacific shall have offered to enter into the proposed employment agreements Previously Disclosed with the individuals Previously Disclosed. For the avoidance of doubt, upon entry into such employment agreement by Central Pacific and the Previously Disclosed individual, the individual's Change of Control Agreement shall immediately terminate and be of no further force or effect (except to the extent otherwise provided in the applicable employment agreement). If any such Previously Disclosed individual does not enter into an employment agreement with Central Pacific, such individual's Change of Control Agreement and Supplemental Executive Retirement Agreement shall remain in full force and effect.

        (d)   The parties agree that, before the Effective Time, the CB Bancshares Board (or a committee duly authorized by the relevant governing instruments) may, in its discretion, take action to accelerate the vesting of CB Bancshares Options.

        6.17    Pending Litigation.    Central Pacific and CB Bancshares shall take all steps necessary to cause the lawsuits set forth in Annex 7 to be dismissed with prejudice without cost imposed on the other party as soon as reasonably practicable following the date hereof.

        6.18    Transition Team.    Promptly following the execution of this Agreement, Central Pacific and CB Bancshares shall work together to form a transition team consisting of an equal number of members of the senior management of each of Central Pacific and CB Bancshares. Prior to the Effective Time, such transition team shall oversee matters relating to the integration of the businesses and operations of the two companies in connection with the Merger.

ARTICLE VII

Conditions to the Merger

        7.01    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligation of each of Central Pacific and CB Bancshares to consummate the Merger is subject to the fulfillment or written waiver by Central Pacific and CB Bancshares before the Effective Time of each of the following conditions:

          (a)    Shareholder Approvals.    The plan of merger contained in this Agreement shall have been duly approved by the requisite vote of the shareholders of Central Pacific and CB Bancshares.

          (b)    Regulatory Approvals.    All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

          (c)    No Injunction.    No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Merger. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits or makes illegal the consummation of the Merger.

          (d)    Registration Statement.    The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn.

          (e)    Listing.    The shares of Central Pacific Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

        7.02    Conditions to CB Bancshares' Obligation.    CB Bancshares' obligation to consummate the Merger is also subject to the fulfillment or written waiver by CB Bancshares before the Effective Time of each of the following conditions:

          (a)    Central Pacific's Representations and Warranties.    Subject to Section 5.02, the representations and warranties of Central Pacific in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date in which case such representations and warranties will be true and correct as of such earlier date) as of the Closing Date as though made on and as of the Closing Date; and CB Bancshares shall have received a certificate, dated the Closing Date, signed on behalf of Central Pacific by the Chief Executive Officer and the Chief Financial Officer of Central Pacific to that effect.

          (b)    Performance of Central Pacific's Obligations.    Central Pacific shall have performed in all material respects all obligations required to be performed by it under this Agreement at or before the Effective Time; and CB Bancshares shall have received a certificate, dated the Closing Date, signed on behalf of Central Pacific by the Chief Executive Officer and the Chief Financial Officer of Central Pacific to that effect.

          (c)    Opinion of Tax Counsel.    CB Bancshares shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated the Closing Date and based on facts, representations and assumptions described in such opinion that are consistent with the state of facts existing at such time, substantially to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may require and rely upon representations and covenants, including those contained in certificates of officers of Central Pacific and CB Bancshares or others, reasonably satisfactory in form and substance to such counsel.

          (d)    By-law Amendment.    Central Pacific shall have taken all action necessary so that the amendment to the Central Pacific By-laws set forth in Annex 2 shall have been duly adopted by the Central Pacific Board no later than the Effective Time, which amendment shall remain in full force and effect.

          (e)    CIC Payments.    Either CB Bancshares or Central Pacific (if CB Bancshares shall not have made such payment) shall have paid the Change of Control Payments to the individuals Previously Disclosed.

          (f)    Appointment of Directors and Officers.    The Central Pacific Board shall have adopted resolutions, which resolutions shall remain in full force and effect, electing the Former CB Bancshares Directors to the Board of Directors in accordance with Section 2.06 and appointing those persons set forth in Annex 4 to the positions described in Annex 4, each as of the Effective Time.

          (g)    Employment Agreements.    Central Pacific shall have offered to the individuals Previously Disclosed employment agreements containing the terms Previously Disclosed.

        7.03    Conditions to Central Pacific's Obligation.    Central Pacific's obligation to consummate the Merger is also subject to the fulfillment, or written waiver by Central Pacific, before the Effective Time of each of the following conditions:

          (a)    CB Bancshares' Representations and Warranties.    Subject to Section 5.02, the representations and warranties of CB Bancshares in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date in which case such representations and warranties will be true and correct as of such earlier date) as of the Closing Date as though made on and as of the Closing Date; and Central Pacific shall have received a certificate, dated the Closing Date, signed on behalf of CB Bancshares by the Chief Executive Officer and the Chief Financial Officer of CB Bancshares to that effect.

          (b)    Performance of CB Bancshares' Obligations.    CB Bancshares shall have performed in all material respects all obligations required to be performed by it under this Agreement at or before the Effective Time; and Central Pacific shall have received a certificate, dated the Closing Date, signed on behalf of CB Bancshares by the Chief Executive Officer and the Chief Financial Officer of CB Bancshares to that effect.

          (c)    Opinion of Tax Counsel.    Central Pacific shall have received an opinion of Sullivan & Cromwell LLP, dated the Closing Date and based on facts, representations and assumptions described in such opinion that are consistent with the state of facts existing at such time, substantially to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Sullivan & Cromwell LLP may require and rely upon representations and covenants, including those contained in certificates of officers of Central Pacific and CB Bancshares or others, reasonably satisfactory in form and substance to such counsel.

ARTICLE VIII

Termination

        8.01    Termination.    This Agreement may be terminated, and the Merger may be abandoned, at any time before the Effective Time, by Central Pacific or CB Bancshares:

          (a)    Mutual Agreement.    With the mutual agreement of the other party.

          (b)    Breach.    If there has been a breach of any representation, warranty, covenant or agreement made by a party in this Agreement, or any such representation and warranty shall have become untrue, subject to the standard set forth in Section 5.02, after the date of this Agreement, and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by the other party to the breaching party; provided that (i) such breach would entitle the non-breaching party not to consummate the Merger under Article VII and (ii) the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein.

          (c)    Failure to Obtain Shareholder Approval.    If the approval of CB Bancshares' shareholders required by Section 7.01(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof or the approval of Central Pacific's shareholders required by Section 7.01(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, provided that the terminating party shall not be in material breach of its obligations under Section 6.02.

          (d)    Adverse Action.    If the other party's board of directors submits this Agreement (or the plan of merger contained herein) to its shareholders without a recommendation for approval or with special and materially adverse conditions on such approval; or such board of directors otherwise withdraws or materially and adversely modifies (or discloses its intention to withdraw or materially and adversely modify) its recommendation referred to in Section 6.02; or such board of directors recommends to its shareholders an Acquisition Proposal other than the Merger; or such board of directors negotiates or authorizes the conduct of negotiations (and five business days have elapsed without such negotiations being discontinued) with a third party (it being understood and agreed that "negotiate" shall not be deemed to include the provision of information to, or the request and receipt of information from, any person that submits an Acquisition Proposal or discussions regarding such information for the sole purpose of ascertaining the terms of such Acquisition Proposal and determining whether the board of directors will in fact engage in, or authorize, negotiations) regarding an Acquisition Proposal other than the Merger.

          (e)    Delay.    If the Effective Time has not occurred by the close of business on September 30, 2004; provided, however, that the right to terminate this Agreement under this Section 8.01(e) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or materially contributed to, the failure of the Effective Time to occur on or before such date.

          (f)    Denial of Regulatory Approval.    If the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement is denied by final, nonappealable action of such Governmental Authority; provided, however, that the right to terminate this Agreement under this Section 8.01(f) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or materially contributed to, such action.

        8.02    Effect of Termination and Abandonment.    (a)    If this Agreement is terminated and the Merger is abandoned, neither party will have any liability or further obligation under this Agreement, except that termination will not relieve a party from liability for any willful or deliberate breach by it of this Agreement and except that Section 6.05(b), this Section 8.02 and Article IX will survive termination of this Agreement.

        (b)   In the event that (i) an Acquisition Proposal shall have been made to CB Bancshares or any of its shareholders or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to CB Bancshares and thereafter this Agreement is terminated by either party pursuant to (x) Section 8.01(e) for failure of the Merger to be consummated by the date specified therein and such failure is the result of the knowing action or inaction of the non-terminating party or (y) Section 8.01(c) for failure to obtain CB Bancshares' shareholder approval or (ii) this Agreement is terminated by Central Pacific pursuant to Section 8.01(d), then CB Bancshares shall promptly, but in no event later than 2 business days after the date of such termination, pay a termination fee, representing liquidated damages, of $12,520,000 (the "Termination Fee"), by wire transfer of immediately available funds to an account specified by Central Pacific; provided, however, that no Termination Fee shall be payable to Central Pacific pursuant to clause (i) or (ii) of this paragraph (b) unless and until within 18 months following the termination of this Agreement, a transaction constituting an Acquisition Transaction is consummated or CB Bancshares enters into an agreement providing for an Acquisition Transaction. For purposes of this Agreement, the term "Acquisition Transaction" shall mean (i) the direct or indirect acquisition, purchase or assumption of all or a substantial portion of the assets or deposits of CB Bancshares, (ii) the acquisition by any person of direct or indirect beneficial ownership (including by way of merger, consolidation, share exchange or otherwise) of 25% or more of the outstanding shares of voting stock of CB Bancshares, or (iii) a merger, consolidation, business combination, liquidation, dissolution or similar transaction of or involving CB Bancshares, other than a merger, business combination or similar transaction if (x) the shareholders of CB Bancshares immediately before any such transaction own at least 60% of the voting stock of the entity surviving such transaction (or the parent thereof) immediately following such transaction, and (y) as a result of such transaction no person or group shall own or control 25% or more of the voting stock of the surviving entity (or parent thereof) immediately following the transaction.

        (c)   The parties acknowledge that the agreements contained in paragraph (b) above are an integral part of the transactions contemplated by this Agreement, and that without such agreements the parties would not have entered into this Agreement, and that such amounts do not constitute a penalty. If CB Bancshares fails to promptly pay Central Pacific the amounts due under paragraph (b) above within the time period specified therein, CB Bancshares shall pay all costs and expenses (including attorneys' fees) incurred by Central Pacific in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the publicly announced prime rate of JPMorgan Chase from the date such amounts were required to be paid.

ARTICLE IX

Miscellaneous

        9.01    Survival.    The representations, warranties, agreements and covenants contained in this Agreement will not survive the Effective Time, except for those agreements and covenants which by their terms apply in whole or in part after the Effective Time, including Section 2.06 (Corporate Governance), Article III (Consideration; Exchange Procedures), Sections 6.05(b) (Confidentiality Agreement), 6.11 (Indemnification), 6.16 (Other Benefit Matters) and this Article IX.

        9.02    Waiver; Amendment.    Before the Effective Time, any provision of this Agreement may be (a) waived by the party benefited by the provision, but only in writing, or (b) amended or modified at any time, but only by a written agreement executed in the same manner as this Agreement, except to the extent that any such amendment would violate Hawaii law or require resubmission of this Agreement or the plan of merger contained herein to the shareholders of Central Pacific or CB Bancshares.

        9.03    Counterparts.    This Agreement may be executed in one or more counterparts, each of which will be deemed to constitute an original.

        9.04    Governing Law.    This Agreement is governed by, and will be interpreted in accordance with, the laws of the State of Hawaii applicable to contracts made and to be performed entirely within that State.

        9.05    Expenses.    Each party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that Central Pacific and CB Bancshares will each bear and pay one-half of the following expenses: (a) the costs (excluding the fees and disbursements of counsel, financial advisors and accountants) incurred in connection with the preparation (including copying and printing and distributing) of the Registration Statement, the Joint Proxy Statement and applications to Governmental Authorities for the approval of the Merger and (b) all listing, filing or registration fees, including, without limitation, fees paid for filing the Registration Statement with the SEC and any other fees paid for filings with Governmental Authorities.

        9.06    Notices.    All notices, requests and other communications given or made under this Agreement must be in writing and will be deemed given when personally delivered, facsimile transmitted (with confirmation) or mailed by registered or certified mail (return receipt requested) to the persons and addresses set forth below or such other place as such party may specify by notice.

    If to Central Pacific, to:

    Central Pacific Financial Corp.
    220 South King Street
    Honolulu, Hawaii 96813
    Attention: Glenn K.C. Ching
    Facsimile: (808) 544-6835

    with a copy to:

    Sullivan & Cromwell LLP
    1888 Century Park East
    Los Angeles, California 90067
    Attention: Alison S. Ressler, Esq.
    Facsimile: (310) 712-8800

    If to CB Bancshares, to:

    CB Bancshares, Inc.
    201 Merchant Street
    Honolulu, Hawaii 96813
    Attention: Ronald K. Migita
    Facsimile: (808) 535-2518

    with a copy to:

    Skadden, Arps, Slate, Meagher & Flom LLP
    4 Times Square
    New York, New York 10036
    Attention: Fred B. White, III Esq.
    Facsimile: (212) 735-2000

        9.07    Entire Understanding; No Third Party Beneficiaries.    This Agreement represents the entire understanding of Central Pacific and CB Bancshares regarding the transactions contemplated hereby and supersede any and all other oral or written agreements previously made or purported to be made, other than the Confidentiality Agreement, which will survive the execution and delivery of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied on by any party in entering into this Agreement. Except for Section 6.11, which is intended to benefit the Indemnified Parties to the extent stated, and except for Section 6.16, nothing expressed or implied in this Agreement is intended to confer any rights, remedies, obligations or liabilities upon any person other than Central Pacific and CB Bancshares.

        9.08    Severability.    If any provision of this Agreement or the application thereof to any person (including, without limitation, the officers and directors of Central Pacific or CB Bancshares) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

[THE NEXT PAGE IS A SIGNATURE PAGE]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

CENTRAL PACIFIC FINANCIAL CORP.
By:	/s/ CLINT ARNOLDUS
	Name:	Clint Arnoldus
	Title:	Chairman, President and Chief Executive Officer
CB BANCSHARES, INC.
By:	/s/ RONALD K. MIGITA
	Name:	Ronald K. Migita
	Title:	President and Chief Executive Officer

 Exhibit A-1

Central Pacific Financial Corp.
220 South King Street
Honolulu, HI 96813

Ladies and Gentlemen:

        I have been advised that I may be deemed to be an "affiliate" of CB Bancshares, Inc. (the "Company"), as that term is defined for purposes of Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). I understand that pursuant to the terms of the Agreement and Plan of Merger, dated April 22, 2004 (as amended from time to time, the "Agreement"), between the Company and Central Pacific Financial Corp. ("Central Pacific"), the Company plans to merge with and into Central Pacific (the "Merger"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

        I further understand that as a result of the Merger, I may receive shares of common stock of Central Pacific ("Central Pacific Common Stock") in exchange for shares of common stock of the Company ("Company Common Stock") or as a result of the exercise of CB Bancshares Stock Options or similar Rights (as each term is defined in the Agreement).

        I have carefully read this letter and reviewed the Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of Central Pacific Common Stock and Company Common Stock, to the extent I felt necessary, with my counsel or counsel for the Company.

        I represent, warrant and covenant with and to Central Pacific that in the event I receive any Central Pacific Common Stock as a result of the Merger:

  1.
  I will not make any sale, transfer, or other disposition of such Central Pacific Common Stock unless (a) such sale, transfer or other disposition has been registered under the Securities Act, (b) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act, or (c) in the opinion of counsel in form and substance reasonably satisfactory to Central Pacific, or under a "no-action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act.

  2.
  I understand that, except as provided in Section 3.06 of the Agreement, Central Pacific is under no obligation to register the sale, transfer or other disposition of shares of Central Pacific Common Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available, except the obligation to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, as more fully described below.

  3.
  I understand that stop transfer instructions will be given to Central Pacific's transfer agent with respect to the shares of Central Pacific Common Stock issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

    "The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement between the registered holder hereof and Central Pacific Financial Corp., a copy of which agreement is on file at the principal offices of Central Pacific Financial Corp."

        It is understood and agreed that this letter agreement shall terminate and be of no further force and effect if the Agreement is terminated in accordance with its terms. I understand and agree that the legend set forth in paragraph (3) above will be removed by delivery of substitute certificates without such legend and all stop transfer instructions shall be lifted if I deliver to Central Pacific (a) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Central Pacific, to the effect that such legend is not required for purposes of the Securities Act, or (b) evidence or representations reasonably satisfactory to Central Pacific that Central Pacific Common Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d).

        By its acceptance hereof, Central Pacific agrees, for a period of two years after the Effective Time (as defined in the Agreement), that it, as the Surviving Corporation, will file on a timely basis all reports required to be filed by it pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 144(c) promulgated under the Securities Act are satisfied and the resale provisions of Rule 145(d)(1) and (2) promulgated under the Securities Act are therefore available to me in the event I desire to transfer any Central Pacific Common Stock issued to me in the Merger.

        By signing this letter agreement, without limiting or abrogating the agreements that I have made as set forth above, I do not admit that I am an "affiliate" of the Company within the meaning of the Securities Act or the rules and regulations promulgated thereunder, and I do not waive any right that I may have to object to any assertion that I am an affiliate.

        This letter agreement shall be governed by and construed in accordance with the laws of the State of Hawaii. This letter agreement shall terminate if and when the Agreement is terminated according to its terms.

Very truly yours,

Name:

Accepted this    •    day of    •    , 2004

CENTRAL PACIFIC FINANCIAL CORP.
By:
Name:
Title:

A-1-2

ANNEX B

PART XIV.    DISSENTERS' RIGHTS
HAWAII BUSINESS CORPORATION ACT

A.    Right to Dissent and Obtain Payment for Shares

  §414-341.    Definitions.

        As used in this part:

  "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

  "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

  "Dissenter" means a shareholder who is entitled to dissent from corporate action under sections 414-342 and who exercises that right when and in the manner required by sections 414-351 to 414-359.

  "Fair value," with respect to a dissenters' shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

  "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

  "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

  "Shareholder" means the record shareholder or the beneficial shareholder.

  §414-342.    Right to dissent.

  (a)
  A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

  (1)
  Consummation of a plan of merger to which the corporation is a party:

  (A)
  If shareholder approval is required for the merger by section 414-313 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

  (B)
  If the corporation is a subsidiary that is merged with its parent under section 414-314;

  (2)
  Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

  (3)
  Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

    (4)
    An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

    (A)
    Alters or abolishes a preferential right of the shares;

    (B)
    Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

    (C)
    Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

    (D)
    Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

    (E)
    Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 414-74;

    (5)
    Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares; or

    (6)
    Consummation of a plan of conversion to which the corporation is the converting entity, if the shareholder is entitled to vote on the plan.

  (b)
  A shareholder entitled to dissent and obtain payment for the shareholder's shares under this part may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

  §414-343.    Dissent by nominees and beneficial owners.

  (a)
  A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and the partial dissenters' other shares were registered in the names of different shareholders.

  (b)
  A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

  (1)
  The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

  (2)
  The beneficial shareholder does so with respect to all shares of which the beneficial shareholder is the beneficial shareholder or over which the beneficial shareholder has power to direct the vote.

B.    Procedure for Exercise of Dissenters' Rights.

  §414-351.    Notice of dissenters' rights.

  (a)
  If proposed corporate action creating dissenters' rights under section 414-342 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this part and be accompanied by a copy of this part.

  (b)
  If corporate action creating dissenters' rights under section 414-342 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in sections 414-353.

  §414-352.    Notice of intent to demand payment.

  (a)
  If proposed corporate action creating dissenters' rights under section 414-342 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

  (1)
  Must deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and

  (2)
  Must not vote the shareholder's shares in favor of the proposed action.

  (b)
  A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder's shares under this part.

  §414-353.    Dissenters' notice.

  (a)
  If proposed corporate action creating dissenters' rights under section 414-342 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 414-352.

  (b)
  The dissenters' notice must be sent no later than ten days after the corporate action was taken, and must:

  (1)
  State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

  (2)
  Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

  (3)
  Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

  (4)
  Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered; and

  (5)
  Be accompanied by a copy of this part.

  §414-354.    Duty to demand payment.

  (a)
  A shareholder sent a dissenters' notice described in sections 414-353 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to sections 414-353(b)(3), and deposit the shareholder's certificates in accordance with the terms of the notice.

  (b)
  The shareholder who demands payment and deposits the shareholder's share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

  (c)
  A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this part.

  §414-355.    Share restrictions.

  (a)
  The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 414-357.

  (b)
  The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

  §414-356.    Payment.

  (a)
  Except as provided in section 414-358, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 414-354 the amount the corporation estimates to be the fair value of the dissenters' shares, plus accrued interest.

  (b)
  The payment must be accompanied by:

  (1)
  The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

  (2)
  A statement of the corporation's estimate of the fair value of the shares;

  (3)
  An explanation of how the interest was calculated;

  (4)
  A statement of the dissenters' right to demand payment under section 414-359; and

  (5)
  A copy of this part.

  §414-357.    Failure to take action.

  (a)
  If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

  (b)
  If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under sections 414-353 and repeat the payment demand procedure.

  §414-358.    After acquired shares.

  (a)
  A corporation may elect to withhold payment required by section 414-356 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

  (b)
  To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenters' demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment under section 414-359.

  §414-359.    Procedure if shareholder is dissatisfied with payment or offer.

  (a)
  A dissenter may notify the corporation in writing of the dissenters' own estimate of the fair value of the dissenters' shares and amount of interest due, and demand payment of the dissenters' estimate (less any payment under section 414-356), or reject the corporation's offer under section 414-358 and demand payment of the fair value of the dissenters' shares and interest due, if:

  (1)
  The dissenter believes that the amount paid under section 414-356 or offered under section 414-358 is less than the fair value of the dissenters' shares or that the interest due is incorrectly calculated;

  (2)
  The corporation fails to make payment under section 414-356 within sixty days after the date set for demanding payment; or

  (3)
  The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

  (b)
  A dissenter waives the dissenters' right to demand payment under this section unless the dissenter notifies the corporation of the dissenters' demand in writing under subsection (a) within thirty days after the corporation made or offered payment for the dissenters' shares.

C.    Judicial Appraisal of Shares.

  §414-371.    Court action.

  (a)
  If a demand for payment under section 414-359 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

  (b)
  The corporation shall commence the proceeding in the circuit court. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

  (c)
  The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

  (d)
  The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

  (e)
  Each dissenter made a party to the proceeding is entitled to judgment:

  (1)
  For the amount, if any, by which the court finds the fair value of the dissenters' shares, plus interest, exceeds the amount paid by the corporation; or

  (2)
  For the fair value, plus accrued interest, of the dissenters' after acquired shares for which the corporation elected to withhold payment under section 414-358.

  §414-372.    Court costs and counsel fees.

  (a)
  The court in an appraisal proceeding commenced under section 414-371 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 414-359.

  (b)
  The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

  (1)
  Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 414-351 to 414-359; or

  (2)
  Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

  (c)
  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

 ANNEX C

[Bear, Stearns & Co. Inc. Letterhead]

As of April 22, 2004

Board of Directors
Central Pacific Financial Corp.
220 South King Street
Honolulu, Hawaii 96813

Ladies and Gentlemen:

        We understand that Central Pacific Financial Corp. ("CPF") entered into an Agreement and Plan of Merger dated April 23, 2004 (the "Agreement") between CPF and CB Bancshares, Inc. ("CBBI"), pursuant to which (i) CBBI will be merged with and into CPF (the "Merger") and (ii) each share of common stock, par value of $1.00 per share, of CBBI ("CBBI Common Stock") issued and outstanding, subject to certain exceptions, will be converted into the right to receive, at the election of the shareholder thereof, either (A) cash (the "Cash Consideration") in an amount equal to 2.6752 multiplied by the average closing price of the CPF common stock on the New York Stock Exchange over the 10 consecutive trading day period ending on the trading day immediately prior to the Closing Date (as such date is determined under the Agreement) (the "Measuring Price"), plus $20.00, or (B) a number of fully paid and nonassessable shares of CPF common stock, no par value per share (the "CPF Common Stock"), equal to the amount of the Cash Consideration divided by the Measuring Price, that number rounded to the fourth decimal place (such number of shares, the "Stock Consideration" and, together with the Cash Consideration, the "Merger Consideration"); provided, however, that the maximum amount of cash that CPF will pay as Merger Consideration, other than cash in lieu of fractional shares, shall be equal to the number of shares of CBBI common stock issued and outstanding immediately prior to the Effective Time of the Merger (as such time is determined under the Agreement) multiplied by $20.00; and the maximum number of shares of CPF common stock that CPF will issue as Merger Consideration shall be equal to the number of shares of CBBI common stock issued and outstanding immediately prior to the Effective Time of the Merger multiplied by 2.6752.

        You have asked us to render our opinion as to whether the Merger Consideration is fair, from a financial point of view, to the shareholders of CPF.

        In the course of performing our review and analyses for rendering this opinion, we have:

  •
  reviewed the draft dated April 22, 2004 of the Agreement, which we understand is substantially in final form;

  •
  reviewed CPF's and CBBI's respective Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 2001 through 2003, their respective preliminary results for the quarter ended March 31, 2004 and their Reports on Form 8-K for the three years ended the date hereof;

  •
  reviewed certain operating and financial information relating to CPF's business and prospects, including projections for the three years ended December 31, 2004 through 2006, all as prepared and provided to us by CPF's management;

  •
  reviewed certain operating and financial information relating to CBBI's business and prospects, including (i) projections for the five years ended December 31, 2004 through 2008, all as prepared and provided to us by CBBI's management ("CBBI Management Projections"), and (ii) projections and synergy estimates for the five years ended December 31, 2004 through 2008, all as prepared and provided to us by CPF's management ("CPF Projections for CBBI");

  •
  met with certain members of CBBI's senior management to discuss CBBI's business, operations, historical and projected financial results and future prospects;

  •
  met with certain members of CPF's senior management to discuss CPF's and CBBI's business, operations, historical and projected financial results and future prospects;

  •
  reviewed the historical prices, trading multiples and trading volumes of the CPF Common Stock and the CBBI Common Stock;

  •
  reviewed publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to CBBI;

  •
  reviewed the terms of recent mergers and acquisitions of companies which we deemed generally comparable to CBBI and the Merger;

  •
  performed discounted cash flow analyses based on CPF Projections for CBBI, including certain synergy estimates, furnished to us;

  •
  reviewed the pro forma financial results, financial condition and capitalization of CPF giving effect to the Merger; and

  •
  conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

        We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to us by CPF and CBBI, including, without limitation, the projections and synergy estimates. With respect to the CBBI Management Projections, we have relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of CBBI as to the expected future performance of CBBI. With respect to the CPF Projections for CBBI, we have relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of CPF as to the expected future performance of CBBI, including the synergy estimates. We have not assumed any responsibility for the independent verification of any such information or of the projections and synergy estimates provided to us, and we have further relied upon the assurances of the senior management of CPF and CBBI that they are unaware of any facts that would make the information, projections and synergy estimates provided to us incomplete or misleading.

        In arriving at our opinion, we did not make an independent evaluation or appraisal of the assets or the liabilities (including any off-balance sheet assets and liabilities or any other assets or liabilities, contingent or otherwise) of CPF or CBBI or any of their subsidiaries, nor have we been furnished with any such evaluations or appraisals. Accordingly, we did not make an independent evaluation of the adequacy of the allowance for loan losses of CPF or CBBI nor have we conducted a comprehensive review of the credit files relating to CPF or CBBI. As a result, we have assumed, with your consent, that the respective aggregate allowances for loan losses for both CPF and CBBI are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

        We have assumed that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. We have assumed that the Merger will be consummated in a timely manner and in accordance with the terms of the Agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on CPF or CBBI.

        We do not express any opinion as to the price or range of prices at which the shares of CPF common stock and CBBI common stock may trade subsequent to the announcement of the Merger or as to the price or range of prices at which the shares of CPF common stock may trade subsequent to the consummation of the Merger.

        We have acted as a financial advisor to CPF in connection with the Merger and will receive a customary fee for such services, a substantial portion of which is contingent on successful

C-2

consummation of the Merger. We have been previously engaged by CPF to provide certain investment banking and financial advisory services for which we have received customary fees, including without limitation, services in connection with CPF's participation in two pooled trust preferred securities offerings. In the ordinary course of business, Bear Stearns and its affiliates may actively trade the equity and debt securities and/or bank debt of CPF and/or CBBI for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities or bank debt.

        It is understood that this letter is intended for the benefit and use of the Board of Directors of CPF and does not constitute a recommendation to the Board of Directors of CPF or any holders of CPF common stock as to how to vote in connection with the Merger. This opinion does not address CPF's underlying business decision to pursue the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for CPF, the financing of the Merger or the effects of any other transaction in which CPF might engage. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any joint proxy statement-prospectus to be distributed to the holders of CPF common stock in connection with the Merger. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

        Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the shareholders of CPF.

Very truly yours,

BEAR, STEARNS & CO. INC.

By:	/s/ NEIL B. MORGANBESSER
Senior Managing Director

C-3

 ANNEX D

    •    , 2004

Board of Directors
CB Bancshares, Inc.
201 Merchant Street
Honolulu, Hawaii 96813

Gentlemen:

        CB Bancshares, Inc. ("CBBI") and Central Pacific Financial Corp. ("CPF") have entered into an Agreement and Plan of Merger, dated as of April 22, 2004 (the "Agreement"), pursuant to which CBBI will merge with and into CPF (the "Merger"). Under the terms of the Agreement, upon consummation of the Merger, each share of CBBI common stock, par value $1.00 per share, issued and outstanding immediately prior to the Merger (together with the rights attached thereto issued pursuant to the Rights Agreement, dated as of July 23, 2003, between CBBI and City Bank, as Rights Agent, and the Rights Agreement, dated as of March 16, 1989, between CBBI and City Bank, as Rights Agent, as amended, the "CBBI Shares"), other than certain shares specified in the Agreement, will be converted into the right to receive, at the election of the holder thereof, either (a) cash in an amount equal to $20.00 plus the product of the CPF Measuring Price (as defined below) multiplied by 2.6752 (the "Cash Consideration"), or (b) a number of shares of CPF common stock, no par value, as shall be equal to the quotient obtained by dividing the Cash Consideration by the CPF Measuring Price (together with the rights to be attached thereto pursuant to the Rights Agreement, dated as of August 26, 1998, between CPF and Mellon Investor Services LLC, as Rights Agent, the "Stock Consideration," and, together with the Cash Consideration, the "Merger Consideration"), subject to the election and proration procedures set forth in the Agreement which provide generally, among other things, that the aggregate Cash Consideration (exclusive of any payment of cash in lieu of fractional shares) shall be equal to the number of CBBI shares outstanding immediately prior to the Merger multiplied by $20.00 and the aggregate Stock Consideration shall be equal to the number of CBBI shares outstanding immediately prior to the Merger multiplied by 2.6752. The "CPF Measuring Price" shall be the average of the closing prices of CPF common stock on the New York Stock Exchange for the ten consecutive trading day period ending on the trading day immediately prior to the closing date of the Merger. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of CBBI Shares.

        Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) certain publicly available financial statements and other historical financial information of CBBI that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of CPF that we deemed relevant; (iv) internal financial projections for CBBI for each of the years ending December 31, 2004 through 2008 prepared by and reviewed with senior management of CBBI; (v) internal financial projections for CPF for the years ending December 31, 2004 through 2006 prepared by and reviewed with management of CPF and the investor presentation dated March 15, 2004 filed by CPF with the Securities and Exchange Commission on Form 425 on that date; (vi) the pro forma financial impact of the Merger on CPF, based on assumptions relating to earnings projections, transaction expenses, purchase accounting adjustments and cost savings determined by the senior managements of CPF and CBBI and the expected issuance of approximately $20 million of trust preferred securities by CPF; (vii) the publicly reported historical price and trading activity for CBBI's and CPF's common stock, including a comparison of certain financial and stock market information for CBBI and CPF with comparable publicly available information for certain other publicly traded companies that we deemed relevant; (viii) the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available; (ix) the relative contributions of assets, liabilities, equity and earnings of CBBI and CPF to the resulting institution and the relative pro forma ownership of the shareholders of CBBI and CPF in the combined company; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of the senior managements of CBBI and CPF their views of the strategic rationale for the Merger as well as the business, financial condition, results of operations and prospects of their respective companies.

        In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by CBBI or CPF or their respective representatives or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of management of CBBI and CPF that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of CBBI or CPF or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of CBBI or CPF nor have we reviewed any individual credit files relating to CBBI or CPF. We have assumed, with your consent, that the respective allowances for loan losses for both CBBI and CPF are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. With respect to the internal financial projections for CBBI and CPF and all projections of transaction costs, purchase accounting adjustments and expected cost savings prepared by and/or reviewed with the managements of CBBI and CPF and used by Sandler O'Neill in its analyses, the managements of CBBI and CPF confirmed to Sandler O'Neill that they reflected the best currently available estimates and judgments of the respective managements of the respective future financial performances of CBBI and CPF and we assumed for purposes of our analyses that such performances would be achieved. We express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in CBBI's or CPF's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us.

        We have assumed in all respects material to our analysis that CBBI and CPF will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements, that the conditions precedent in the agreements are not waived and that the Merger will qualify as a tax-free reorganization for federal income tax purposes. Finally, with your consent, we have relied upon the advice CBBI has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement.

        Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of CPF's common stock will be when issued to CBBI's shareholders pursuant to the Agreement or the prices at which CBBI's or CPF's common stock may trade at any time.

D-2

        We have acted as CBBI's financial advisor in connection with the Merger and will receive a transaction fee for our services, contingent upon consummation of the Merger. We have also received a fee for rendering this opinion and retainer fees in the aggregate amount of $1,050,000, all of which will be credited against the transaction fee. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to CBBI and CPF and their affiliates. We may also actively trade the debt or equity securities of CBBI and CPF or their affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        Our opinion is directed to the Board of Directors of CBBI in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of CBBI as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger or the form of consideration such shareholder should elect in the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to holders of CBBI Shares and does not address any other aspect of the Merger, the underlying business decision of CBBI to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for CBBI or the effect of any other transaction in which CBBI might engage. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an annex to the joint proxy statement-prospectus of CBBI and CPF dated the date hereof and to the references to this opinion therein.

        Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Merger Consideration to be received by the holders of CBBI Shares is fair to such shareholders from a financial point of view.

Very truly yours,

D-3

 ANNEX E

Central Pacific Financial Corp.
2004 Stock Compensation Plan

 Central Pacific Financial Corp.
2004 Stock Compensation Plan

Article 1. Establishment, Purpose, and Duration

        1.1    Establishment of the Plan.    Central Pacific Financial Corp., a Hawaii corporation (hereinafter referred to as the "Company"), establishes an incentive compensation plan to be known as the Central Pacific Financial Corp. 2004 Stock Compensation Plan (hereinafter referred to as the "Plan"), as set forth in this document.

        The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights ("SARs"), Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Stock-Based Awards.

        The Plan shall become effective upon shareholder approval of the Plan (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

        1.2    Purpose of the Plan.    The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the Participants to those of the Company's shareholders, and by providing Participants with an incentive for outstanding performance.

        The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

        1.3    Duration of the Plan.    Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) the adoption of the Plan by the Board, and (b) the Effective Date.

        1.4    Awards under Prior Option Plans.    From and after the Effective Date, the Company will make new Awards only under this Plan. For the avoidance of doubt, all awards granted before the Effective Date under any prior plan shall remain in full force and effect and shall continue to be governed by the terms of the applicable plan and related award agreement.

Article 2. Definitions

        Whenever used in the Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

  2.1
  "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

  2.2
  "Award" means, individually or collectively, a grant under this Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Stock-Based Awards.

  2.3
  "Award Agreement" means either (i) an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a statement issued by the Company to a Participant describing the terms and provisions of such Award.

  2.4
  "Beneficial Owner or Beneficial Ownership" shall have the meaning ascribed to such term in rule 13d-3 of the General Rules and Regulations under the Exchange Act.

  2.5
  "Board" or "Board of Directors" means the Board of Directors of the Company.

  2.6
  "Cause" means:

  (a)
  Gross negligence or gross neglect of duties;

  (b)
  Commission of a felony or of a gross misdemeanor involving moral turpitude; or

  (c)
  Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the person's employment in service and resulting in an adverse effect on the Company.

  2.7
  "Change in Control" shall mean any of the following:

  (a)
  Individuals who, on the date of adoption of this Plan, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

  (b)
  Any "person" (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d 3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c)); or

  (c)
  The consummation of a merger, consolidation, statutory share exchange, sale of all or substantially all of the Company's assets, a plan of liquidation or dissolution of the Company or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Business Transaction"), unless immediately following such Business Transaction: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Transaction (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Transaction (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Transaction), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Transaction, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Transaction were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Transaction (any Business Transaction which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction").

  Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

  2.8
  "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

  2.9
  "Committee" Compensation Committee of the Board. However, if a member of the Compensation Committee is not an "outside director" within the meaning of Section 162(m) of the Code or is not a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, the Compensation Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed members that meet the relevant requirements. The term "Committee" includes any such committee or subcommittee, to the extent of the Compensation Committee's delegation.

  2.10
  "Company" means Central Pacific Financial Corp., a Hawaii corporation, and any successor thereto as provided in Article 18 herein.

  2.11
  "Covered Employee" means a Participant who is a "covered employee," as defined in Section 162(m) of the Code and the regulations promulgated under Section 162(m) of the Code, or any successor statute.

  2.12
  "Director" means any individual who is a member of the Board of Directors of the Company and/or its Subsidiaries.

  2.13
  "Employee" means any employee of the Company, its Affiliates, and/or its Subsidiaries. Directors who are not otherwise employed by the Company, its Affiliates, and/or its Subsidiaries shall not be considered Employees under this Plan.

  Individuals described in the first sentence of this definition who are foreign nationals or are employed outside of the United States, or both, are considered to be Employees and may be granted Awards on the terms and conditions set forth in the Plan, or on such other terms and conditions as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan

  2.14
  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

  2.15
  "Fair Market Value" or "FMV" means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange ("NYSE") or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition of FMV shall be specified in the Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, or settlement or payout of an Award. If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan, the Committee shall have the ability to determine an Award's FMV based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

  2.16
  "Fiscal Year" means the year commencing on January 1 and ending December 31 or other time period as approved by the Board.

  2.17
  "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

  2.18
  "Full Value Award" means an Award other than in the form of an ISO, NQSO, or SAR and which is settled by the issuance of Shares.

  2.19
  "Grant Price" means the price at which a SAR may be exercised by a Participant, as determined by the Committee and set forth in Section 7.1 herein.

  2.20
  "Incentive Stock Option" or "ISO" means an Option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.

  2.21
  "Independent Contractor" means an individual providing services to the Company, its Affiliates, and/or its Subsidiaries, other than a Director who is not also an Employee of the Company, its Affiliates, and/or its Subsidiaries. Such Independent Contractor shall be eligible to participate in the Plan as selected by the Committee in accordance with Article 5. Notwithstanding any other provision in the Plan to the contrary, the following shall apply in the case of an Independent Contractor who is allowed to participate in the Plan: (a) with respect to any reference in this Plan to the working relationship between such Independent Contractor and the Company, its Affiliates, and/or its Subsidiaries, the term "service" shall apply as may be appropriate in lieu of the term "employment" or "employ"; (b) no such Independent Contractor shall be eligible for a grant of an ISO; and (c) the exercise period and vesting of an Award following such Independent Contractor's termination from service shall be specified and governed under the terms and conditions of the Award as may be determined by the Committee and set forth in the Independent Contractor's Award Agreement related to such Award.

  2.22
  "Insider" shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

  2.23
  "Nonqualified Stock Option" or "NQSO" means an Option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option or that otherwise does not meet such requirements.

  2.24
  "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

  2.25
  "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

  2.26
  "Participant" means an Employee, Director or Independent Contractor who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

  2.27
  "Performance-Based Compensation" means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

  2.28
  "Performance Measures" means measures as described in Article 11 on which the performance goals are based and which are approved by the Company's shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

  2.29
  "Performance Period" means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

  2.30
  "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

  2.31
  "Performance Unit" means an Award granted to a Participant, as described in Article 9 herein.

  2.32
  "Period of Restriction" means the period when Awards are subject to forfeiture based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Committee, at its discretion.

  2.33
  "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

  2.34
  "Restricted Stock" means an Award of Shares granted to a Participant pursuant to Article 8 herein.

  2.35
  "Restricted Stock Unit" means an Award granted to a Participant pursuant to Article 8 herein.

  2.36
  "Shares" or "Stock" means the Shares of common stock of the Company.

  2.37
  "Stock Appreciation Right" or "SAR" means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

  2.38
  "Stock-Based Award" means an Award granted pursuant to the terms of Section 10.2 herein.

  2.39
  "Subsidiary" means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns at least fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

  2.40
  "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled) or an SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR.

Article 3. Administration

        3.1    General.    The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, and other persons, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, and all other interested parties.

        3.2    Authority of the Committee.    The Committee shall have full and exclusive discretionary power and authority to interpret the terms and the intent of the Plan and to determine eligibility for Awards and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 16, adopting modifications and amendments, or subplans to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries in which the Company, its Affiliates, and/or its Subsidiaries operate.

        3.3    Delegation.    The Committee may delegate to one or more of its members or to one or more officers of the Company, its Affiliates and/or its Subsidiaries, or to one or more agents or advisors such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Except with respect to Awards to Insiders, the Committee may (to the extent permitted by applicable law), by resolution, authorize one or more officers of the Company to do one or both of the following: (a) designate officers, Employees, or Independent Contractors of the Company, its Affiliates, and/or its Subsidiaries to be recipients of Awards; and (b) determine the size of the Award; provided, however, that the resolution providing such authorization sets forth the total number of Awards such officer or officers may grant.

Article 4. Shares Subject to the Plan and Maximum Awards

        4.1    Number of Shares Available for Awards.    Subject to adjustment as provided in this Article 4, the number of Shares which may be delivered pursuant to Awards granted under the Plan (the "Share Authorization") shall be 1,500,000 Shares. The maximum aggregate number of Shares that may be granted pursuant to any Award granted in any one Fiscal Year to any one Participant shall be 200,000 Shares. The maximum number of Shares that may be issued for Full Value Awards shall be limited to 50% of the Share Authorization. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee's permission for Awards not involving Shares, shall be available again for grant under the Plan. Moreover, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

        4.2    Adjustments in Authorized Shares.    In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, Stock dividend, Stock split, reverse Stock split, split up, spin-off, or other distribution of Stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants' rights under the Plan, shall substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Award Limits, and other value determinations applicable to outstanding Awards.

        Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

        Subject to the provisions of Article 15 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution, conversion or termination of Awards under this Plan in connection with any merger, consolidation, acquisition of property or Stock, or reorganization, upon such terms and conditions as it may deem appropriate. Additionally, the Committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution, conversion or termination, all without further action by the Company's shareholders.

Article 5. Eligibility and Participation

        5.1    Eligibility.    Individuals eligible to participate in the Plan include all Employees, Directors, and Independent Contractors.

        5.2    Actual Participation.    Subject to the provisions of the Plan, the Committee may from time to time, select from all eligible Employees, Directors, and Independent Contractors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options

        6.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, provided that ISOs shall not be granted to Non-Employee Directors and Independent Contractors.

        6.2    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

        6.3    Option Price.    The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement. The Option Price shall be at least one hundred percent (100%) of the FMV of the Shares on the date of grant.

        6.4    Duration of Options.    Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

        6.5    Exercise of Options.    Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

        6.6    Payment.    Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

        The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price

(provided, if required to maintain favorable accounting treatment for the Options granted, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved by the Committee in its sole discretion at the time of grant and as set forth in the Award Agreement.

        The Committee also may allow cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

        Subject to Section 6.7 and any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, Share certificates or evidence of book entry Shares, in an appropriate amount based upon the number of Shares purchased under the Option(s).

        Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

        6.7    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

        6.8    Termination of Employment.    Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

        6.9    Transferability of Options.

          (a)    Incentive Stock Options.    No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

          (b)    Nonqualified Stock Options.    Except as otherwise provided in a Participant's Award Agreement or otherwise at any time by the Committee, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant's Award Agreement or otherwise at any time by the Committee, or unless the Board or the Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

        6.10    Notification of Disqualifying Disposition.    The Participant will notify the Company upon the disposition of Shares issued pursuant to the exercise of an ISO. The Company will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

 Article 7. Stock Appreciation Rights

        7.1    Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

        Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

        The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The SAR Grant Price must be at least one hundred percent (100%) of the FMV of the Shares on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

        7.2    SAR Agreement.    Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

        7.3    Term of SAR.    The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

        7.4    Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

        7.5.    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

        Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.

        7.6    Payment of SAR Amount.    Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

    (a)
    The difference between the FMV of a Share on the date of exercise over the Grant Price; by

    (b)
    The number of Shares with respect to which the SAR is exercised.

        At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee at its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the SAR.

        7.7    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        7.8    Nontransferability of SARs.    Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant's Award Agreement or otherwise unless the Board or the Committee decides to permit further transferability, all SARs granted to a Participant under this Article 7 shall be exercisable during his or her lifetime only by such Participant.

        7.9    Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

        8.1    Grant of Restricted Stock or Restricted Stock Units.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts, as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

        8.2    Restricted Stock or Restricted Stock Unit Agreement.    Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

        8.3    Transferability.    Except as provided in this Article 8, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

        8.4    Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable federal or state securities laws, or any holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

        To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

        Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

        8.5    Certificate Legend.    In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following:

          "The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Central Pacific Financial Corp.'s 2004 Stock Compensation Plan, and in the associated Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from the Central Pacific Financial Corp."

        8.6    Voting Rights.    To the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

        8.7    Dividends and Dividend Equivalents.    During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to Restricted Stock or dividend equivalents with respect to Restricted Stock Units while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units and such dividends or dividend equivalents may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee.

        8.8    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        8.9    Section 83(b) Election.    The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Shares and Performance Units

        9.1    Grant of Performance Shares and Performance Units.    Subject to the terms of the Plan, Performance Shares and/or Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

        9.2    Value of Performance Shares and Performance Units.    Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares/Performance Units that will be paid out to the Participant.

        9.3    Earning of Performance Shares and Performance Units.    Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Performance Units shall be entitled to receive payout on the value and number of Performance Shares/Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Notwithstanding the foregoing, the Company has the ability to require the Participant to hold the Shares received pursuant to such Award for a specified period of time.

        9.4    Form and Timing of Payment of Performance Shares and Performance Units.    Payment of earned Performance Shares/Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares/Performance Units as soon as practicable after the end of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

        9.5    Dividend Equivalents.    At the discretion of the Committee, Participants holding Performance Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

        9.6    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares and/or Performance Units following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares or Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        9.7    Nontransferability.    Except as otherwise provided in a Participant's Award Agreement, Performance Shares/Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 10. Stock-Based Awards

        10.1    Stock-Based Awards.    The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

        10.2    Value of Stock-Based Awards.    Each Stock-Based Award shall have a value based on the value of a Share, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

        10.3    Earning of Stock-Based Awards.    Subject to the terms of this Plan, the holder of Stock-Based Awards shall be entitled to receive payout on the number and value of Stock-Based Awards earned by the Participant, to be determined as a function of the extent to which applicable performance goals, if any, have been achieved.

        10.4    Form and Timing of Payment of Stock-Based Awards.    Payment of earned Stock-Based Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Stock-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate FMV equal to the value of the earned Stock-Based Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

        10.5    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Stock-Based Awards following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        10.6    Nontransferability.    Except as otherwise provided in a Participant's Award Agreement, Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

        10.7    Dividend Equivalents.    At the discretion of the Committee, Participants holding Stock-Based Awards may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

Article 11. Performance Measures

        Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

  (a)
  Earnings per share (actual or targeted growth);

  (b)
  Net income after capital costs;

  (c)
  Net income (before or after taxes);

  (d)
  Return measures (including, but not limited to, return on assets, risk-adjusted return on capital, or return on equity);

  (e)
  Efficiency ratio;

  (f)
  Full-time equivalency control;

  (g)
  Stock price (including, but not limited to, growth measures and total shareholder return);

  (h)
  Noninterest income compared to net interest income ratio;

  (i)
  Expense targets;

  (j)
  Margins;

  (k)
  Operating efficiency;

  (l)
  EVA®;

  (m)
  Credit quality measures;

  (n)
  Customer satisfaction;

  (o)
  Loan growth;

  (p)
  Deposit growth;

  (q)
  Net interest margin;

  (r)
  Fee income;

  (s)
  Operating expense; and

  (t)
  Credit quality.

        In addition to the foregoing, the Committee may consider the following individual unit/production Performance Measures; cost per dollar loan growth; cost per dollar deposit growth; revenue per personnel; operating expense to group budget; service levels (group); and personal performance.

        Any Performance Measure(s) may be used to measure the performance of the Company as a whole or any business unit of the Company or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

        The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) reorganization or restructuring programs; (e) extraordinary or nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

        Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward.

        In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

Article 12. Beneficiary Designation

        A Participant's "beneficiary" is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant's death. A Participant may designate a beneficiary or change a previous beneficiary designation at any time by using forms and following procedures approved by the Committee for that purpose. If no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant's death the beneficiary shall be the Participant's estate.

        Notwithstanding the provisions above, the Committee may in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 12, or both. If the Committee suspends the process of designating beneficiaries on forms and in accordance with procedures it has approved pursuant to this Article 12, the determination of who is a Participant's beneficiary shall be made under the Participant's will and applicable state law.

Article 13. Deferrals and Share Settlements

        Notwithstanding any other provision under the Plan, the Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, or with respect to the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, or Stock-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 14. Rights of Employees and Independent Contractors

        14.1    Employment.    Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant's employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company, its Affiliates, and/or its Subsidiaries.

        Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company, its Affiliates, and/or its Subsidiaries for severance payments.

        For purposes of the Plan, transfer of employment of a Participant between the Company, its Affiliates, and/or its Subsidiaries shall not be deemed a termination of employment. Additionally, the Committee shall have the ability to stipulate in a Participant's Award Agreement that a transfer to a company that is spun-off from the Company shall not be deemed a termination of employment with the Company for purposes of the Plan until the Participant's employment is terminated with the spun-off company.

        14.2    Participation.    No Employee or Independent Contractor shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

        14.3    Rights as a Shareholder.    A Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 15. Change in Control

        Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement

(which may include a modification to the definition of a Change in Control as determined by the Committee):

  (a)
  Any and all Options and SARs granted hereunder shall become immediately exercisable; additionally, if a Participant's employment is terminated for any other reason except Cause within twelve (12) months of such Change in Control, the Participant shall have until the earlier of: (i) twelve (12) months following such termination date; or (ii) the expiration of the Option or SAR term, to exercise any such Option or SAR;

  (b)
  Any Period of Restriction for Restricted Stock and Restricted Stock Units granted hereunder that have not previously vested shall end, and such Restricted Stock and Restricted Stock Units shall become fully vested;

  (c)
  The target payout opportunities attainable under all outstanding Awards under the Plan which are subject to achievement of any of the Performance Measures specified in Article 11, or any other performance conditions or restrictions that the Committee has made the Award contingent upon, shall be deemed to have been fully earned as of the effective date of the Change in Control.

  (i)
  The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants a pro rata number of Shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period, if any, that has elapsed prior to the Change in Control. The Committee has the authority to pay all or any portion of the value of the Shares in cash.

  (ii)
  Awards denominated in cash shall be paid pro rata to Participants with the proration determined as a function of the length of time within the Performance Period, if any, that has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

  (d)
  Subject to Article 16, herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

Article 16. Amendment, Modification, Suspension, and Termination

        16.1    Amendment, Modification, Suspension, and Termination.    The Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part. Notwithstanding anything herein to the contrary, without the prior approval of the Company's shareholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option. No amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

        16.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

        16.3    Awards Previously Granted.    Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 17. Withholding

        17.1    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant's FICA obligation), required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan.

        17.2    Share Withholding.    With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of Awards granted hereunder, the Company may require or Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a FMV of a Share on the date the tax is to be determined equal to the tax that could be imposed on the transaction, provided that if required by the accounting rules and regulations to maintain favorable accounting treatment for the Awards, the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 18. Successors

        All obligations of the Company under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 19. General Provisions

        19.1    Forfeiture Events.    The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for Cause, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

        19.2    Legend.    The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

        19.3    Delivery of Title.    The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

    (a)
    Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

    (b)
    Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

        19.4    Investment Representations.    The Committee may require each Participant receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

        19.5    Employees Based Outside of the United States.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Independent Contractors, the Committee, in its sole discretion, shall have the power and authority to:

    (a)
    Determine which Affiliates and Subsidiaries shall be covered by the Plan;

    (b)
    Determine which Employees and Independent Contractors outside the United States are eligible to participate in the Plan;

    (c)
    Modify the terms and conditions of any Award granted to Employees or Independent Contractors outside the United States to comply with applicable foreign laws;

    (d)
    Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 19.5 by the Committee shall be attached to this Plan document as appendices; and

    (e)
    Take any action, before or after an Award is made that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

        Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

        19.6    Uncertificated Shares.    To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

        19.7    Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Affiliates, and/or its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company, its Affiliates, and/or its Subsidiaries and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company, its Affiliates, and/or its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to ERISA.

        19.8    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

        19.9    Retirement and Welfare Plans.    The Awards under this Plans will not be included as "compensation" for purposes of computing benefits payable to any Participant under the Company's retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant's benefit.

 Article 20. Legal Construction

        20.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

        20.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        20.3    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan.

        The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        20.4    Securities Law Compliance.    The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national or foreign securities laws, stock exchange, or automated quotation system. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        20.5    Governing Law.    The Plan and each Award Agreement shall be governed by the laws of the State of Hawaii, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Hawaii, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

 ANNEX F

Central Pacific Financial Corp.
2004 Annual Executive Incentive Plan

Purpose:

        The purpose of this plan is to reinforce the mission and corporate goals of Central Pacific Financial Corp. and its subsidiaries. The plan is designed to help the Company attract, retain and motivate a talented executive team. This team's performance, both as a team and as individuals, contributes directly to serving the Company's customers and communities, sustaining the Company's strong financial performance, and adding value for the shareholders.

Definitions:

        The following terms will have the indicated meanings throughout this document. Whenever appropriate, words used in the singular may include the plural and vice-versa.

        "Base Salary" means the annual base salary (excluding, for the avoidance of doubt, any bonus, commission payments or other extra cash compensation on an annualized basis) paid to the Participant on the last day of the Plan Year. For example, a Participant who is paid a monthly salary of $10,000 as of the last day of the Plan Year will have an annualized base salary of $120,000 for purposes of calculating any annual incentive payment under the Plan.

        "Board" means the Board of Directors of Central Pacific Financial Corp.

        "CEO" means the Chief Executive Officer of Central Pacific Financial Corp.

        "Company" means Central Pacific Financial Corp. and its subsidiaries.

        "Committee" means the Compensation Committee of the Board. However, if a member of the Compensation Committee is not an "outside director" within the meaning of Section 162(m) of the Code or is not a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, the Compensation Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements. The term "Committee" includes any such committee or subcommittee, to the extent of the Compensation Committee's delegation.

        "Covered Employee" means a Participant who is a "covered employee" as defined in Section 162(m) of the Internal Revenue Code and the regulations promulgated under Section 162(m) of the Internal Revenue Code, or any successor statute.

        "Participant" means the individual in a given position who is selected to participate in this Plan in accordance with the terms of the Plan.

        "Plan" means this 2004 Annual Executive Incentive Plan.

        "Plan Year" means Central Pacific Financial Corp.'s fiscal year, unless otherwise determined by the Committee or the Board.

Administration:

        The Plan will be administered by the Committee. The Committee may, in its sole discretion, delegate certain aspects of recordkeeping and administration to specified individuals.

        The Committee is given full authority to develop such rules, regulations, procedures and communications as it deems necessary or advisable to administer the Plan and interpret its provisions. Any determination, decision, interpretation or other action of the Committee, after ratification by the Board, will be considered final and binding upon all Participants and any person claiming entitlement to an award under the Plan.

Participation:

        In order to be considered for participation in the Plan, an employee of the Company must have been placed on full-time active status with the corporate title of Executive Vice President or above, no later than January 1st of the Plan Year. For each Plan Year, the CEO will recommend to the Committee the employees (by name and/or by class) who should participate in the Plan for that Plan Year and the Committee will approve the CEO's recommended list of the Participants (with such modifications as it determines) within the first 90 days of the Plan Year.

        The selected Participants will be notified in writing by April 30th of the Plan Year. This communication will notify Participants of their participation and the target percentages of their incentive.

        A Participant must receive at least a "Meets Expectations" performance appraisal rating during the Plan Year in order to receive any payment under the Plan. Any exceptions from this provision must be recommended by the CEO and approved by the Committee.

        Participants in this Plan are ineligible for participation in any other Company annual incentive cash bonus programs for the applicable Plan Year.

Performance Period:

        Unless otherwise determined by the Committee the term over which performance shall be evaluated shall be the Plan Year.

Actual Awards:

        Actual awards will be calculated according to the following performance measures: (a) corporate performance objectives, and (b) individual unit/production objectives. The weight each measure is accorded for the applicable Participant is set forth on the table below.

        Corporate Performance Objectives.    Corporate performance will be measured by one or more of the following targets selected by the Committee:

  •
  Earnings per share (actual or targeted growth);

  •
  Net income after capital costs;

  •
  Net income (before or after taxes);

  •
  Return measures (including, but not limited to, return on assets, risk-adjusted return on capital, or return on equity);

  •
  Efficiency ratio;

  •
  Full-time equivalency control;

  •
  Stock price (including, but not limited to, growth measures and total shareholder return);

  •
  Non-interest income compared to net interest income ratio;

  •
  Expense targets;

  •
  Margins;

  •
  Operating efficiency;

  •
  EVA®;

  •
  Credit quality measures;

  •
  Customer satisfaction;

  •
  Loan growth;

  •
  Deposit growth;

  •
  Net interest margin;

  •
  Fee income;

  •
  Operating expense; and

  •
  Credit quality.

        The target performance objectives will be established in writing by the Committee within the first 90 days of the Plan Year.

        Individual Unit/Production Performance Objectives.    The individual unit/production performance will be measured by one or more of the following targets selected by the Committee: cost per dollar loan growth; cost per dollar deposit growth; revenue per personnel; operating expense to group budget and service levels (group); and personal performance.

        The target performance objectives (if applicable) will be established by the Committee within the first 90 days of the Plan Year.

        Target Bonus and Maximum Bonus.    Within the first 90 days of the Plan Year, the Committee will establish for each Participant a target bonus and a maximum bonus for the Plan Year, each as expressed as a percentage of the Participant's Base Salary. In all cases, the maximum bonus established by the Committee for any participant shall be less than or equal to the maximum bonus specified in the table below, but there shall not be any expectation or requirement that the maximum bonus established by the Committee will be the full amount of the maximum bonus specified in the table.

        Participant Payout.    Each Participant's actual award will be based upon the extent to which the applicable performance measures, as outlined in the table below, are achieved (i.e., if 80% of the Participant's target measures are achieved, the Participant will receive 80% of the Participant's target bonus), subject to the Participant's achieved performance exceeding any minimum threshold established by the Committee. In no case will the actual award amount payable under the Plan to any Participant exceed the maximum bonus established for the Participant by the Committee (in accordance with the table below). The Committee has no discretion to increase any award amount payable under the Plan but may reduce or eliminate the amount payable under any award in its discretion (for any reason or no reason). Payment of any award amounts will be made after audited financial statements are made available, but no later than April 1 of the year following the Plan Year.

Performance Measure Weighting and Maximum Bonus

	Groups
Measures
	CEO	President	EVP
Corporate Performance Weighting	100%	100%	60%
Individual Unit/Production Objectives (KPI) Weighting	0%	0%	40%
Total	100%	100%	100%
Maximum Bonus as a % of Base Salary	100%	100%	100%

Termination of Employment:

        The Participant must remain actively employed by the Company on the last day of the designated Plan Year to be considered eligible for any potential payment under this Plan and must remain actively employed by the Company on the date the award is paid. Any exceptions to this provision must be approved by the Committee, in its sole discretion.

Non-Transferability of Award:

        An award, or potential award, granted under this Plan shall not be assignable or transferable by the Participant other than by will or the laws of descent and distribution.

No Right to Employment:

        This Plan does not constitute a contract between the Company and its employees. Neither establishing this Plan nor taking any action as a result of the Plan shall be construed as giving any employee the right to be retained by the Company for any period of time, or to be employed in any particular position, at any particular rate of pay, or to provide any other job-related benefits.

Plan is Unfunded:

        All payments to be made under the Plan shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.

Amendment or Termination of Plan:

        The Committee, with ratification from the Board, may from time to time or at any time amend or terminate the Plan without notice to Participants.

 PART II. INFORMATION NOT REQUIRED IN PROXY STATEMENT

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 414-242 of the Hawaii Business Corporation Act provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if:

  •
  the individual conducted himself or herself in good faith and the individual reasonably believed: (i) in the case of conduct in the individual's official capacity, that the individual's conduct was in the best interests of the corporation; and (ii) in all other cases, that the individual's conduct was at least not opposed to the best interests of the corporation; and

  •
  in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful; or

  •
  the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

        To the extent that a director is wholly successful in the defense of any proceeding to which the director was a party because the director was a director of the corporation, the corporation is required by Section 414-243 of the Hawaii Business Corporation Act to indemnify such director for reasonable expenses incurred thereby.

        Under Section 414-244 of the Hawaii Business Corporation Act, a corporation, before final disposition of a proceeding, may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because the director is a director of the corporation if the director delivers certain written affirmations and certain undertakings. Under certain circumstances, under Section 414-245 of the Hawaii Business Corporation Act, a director may apply for and obtain indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

        Further, under Section 414-246 of the Hawaii Business Corporation Act, indemnification may be made only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because a director has met the applicable standard, with such determination to be made:

  •
  by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or who do not have a familial, financial, professional or employment relationship with the director whose indemnification is the subject of the decision being made, which relationship would reasonably be expected to influence the director's judgment when voting on the decision being made;

  •
  by special legal counsel; or

  •
  by a majority vote of the shareholders.

        Under Section 414-247 of the Hawaii Business Corporation Act, a corporation may indemnify and advance expenses to an officer who is a party to a proceeding because the officer is an officer of the corporation:

  •
  to the same extent as a director; and

  •
  if the person is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or liability arising out of conduct that constitutes: (i) receipt by the officer of a financial benefit to which the officer is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; or (iii) an intentional violation of criminal law.

        The above-described provision applies to an officer who is also a director if the basis on which officer is made a party to the proceeding is an act or omission solely as an officer. Further, an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 414-243 of the Hawaii Business Corporation Act and may apply to a court under Section 414-245 of the Hawaii Business Corporation Act for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses.

        The Hawaii Business Corporation Act also provides that a corporation may include indemnification provisions in its articles of incorporation that are broader than the foregoing provisions. The restated articles of incorporation of Central Pacific, as amended, do not address the matter of indemnification of directors and officers; however, the provisions of the amended bylaws of Central Pacific relating to indemnification of directors and officers are substantially the same as the provisions of the Hawaii Business Corporation Act described above as related to the corporations obligations and authority to indemnify its directors and officers.

        Central Pacific has purchased insurance on behalf of any person who is or was a director, officer, employee or agent of Central Pacific, or is or was serving at the request of Central Pacific as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him in any such capacity, or arising out of his or her status as such, whether or not Central Pacific would have the power to indemnify him or her against such liability under the provisions of the Amended Bylaws of Central Pacific.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)   Exhibits:

Exhibit No.	Document
2.1	Agreement and Plan of Merger, dated as of April 22, 2004, by and between Central Pacific Financial Corp. and CB Bancshares (included as Annex A to the joint proxy statement-prospectus in Part I of this Registration Statement)
3.1	Restated Articles of Incorporation of Registrant, as amended(1)
3.2	Amended Bylaws of Registrant(2)
3.3	Amendment to Articles of Incorporation, dated April 22, 2003(3)
4.1	Rights Agreement, dated as of August 26, 1998, between Registrant and the Rights Agent(4)
*5.1	Opinion of McCorriston Miller Mukai MacKinnon LLP regarding the validity of the securities being registered
*8.1	Opinion of Sullivan & Cromwell LLP regarding certain tax matters
10.1
Agreement for Sale and Purchase of Partnership Interests, dated June 25, 2001, by and among Kajima Development Corporation, Sumitomo Corporation, Sumitomo Corporation of America, as Sellers, the Registrant as Purchaser, and CPB Properties, Inc.(5)
10.2	Termination of Share Purchase Agreement, dated as of October 22, 2001, by and between the Registrant and The Sumitomo Bank, Limited(5)
10.3
Plan of Merger of Central Pacific Properties, Inc. with and into the Registrant and Articles of Merger as filed with the State of Hawaii Department of Commerce and Consumer Affairs on October 29, 2001, effective at 4:59 p.m. on October 31, 2001(5)

10.4
Certificate of Cancellation of Limited Partnership for CKSS Associates, as filed with the State of Hawaii Department of Commerce and Consumer Affairs on October 29, 2001, effective at 5:00 p.m. on October 31, 2001(5)
10.5	Split Dollar Life Insurance Plan(6)(10)
10.6	Central Pacific Bank and Subsidiaries 2000 Annual Executive Incentive Plan(10)(12)
10.7	Central Pacific Bank Supplemental Executive Retirement Plan(8)(10)
10.8	The Registrant's 1986 Stock Option Plan, as amended(7)(10)
10.9	The Registrant's 1997 Stock Option Plan, as amended(8)(10)
10.10	License and Service Agreement, dated July 30, 1997, by and between Registrant and Fiserv Solutions, Inc.(9)
10.11	The Registrant's Directors Deferred Compensation Plan(10)(13)
10.12	Supplemental Retirement Agreement, dated February 28, 2002, by and between the Registrant and Naoaki Shibuya(10)(11)
10.13	Supplemental Retirement Agreement, dated June 28, 2002, by and between the Registrant and Joichi Saito(2)(10)
10.14	Executive Employment Agreement, dated January 1, 2003, by and between the Registrant and Clinton L. Arnoldus(2)(10)
10.15	Executive Employment Agreement, dated January 1, 2003, by and between the Registrant and Neal K. Kanda(2)(10)
10.16	Executive Employment Agreement, dated January 1, 2003, by and between the Registrant and Sherri Y. Yim(2)(10)
10.17	Executive Employment Agreement, dated January 1, 2003, by and between the Registrant and Denis K. Isono(2)(10)
10.18	Executive Employment Agreement, dated January 1, 2003, by and between the Registrant and Blenn A. Fujimoto(2)(10)
10.19	Executive Employment Agreement, dated January 1, 2003, by and between the Registrant and Alwyn S. Chikamoto(2)(10)
10.20	Executive Employment Agreement, dated January 1, 2003, by and between the Registrant and Craig H. Hashimoto(2)(10)
21	Subsidiaries of Registrant(14)
23.1	Consent of KPMG LLP (with respect to Central Pacific Financial Corp.)
23.2	Consent of KPMG LLP (with respect to CB Bancshares, Inc.)
*23.3	Consent of McCorriston Miller Mukai MacKinnon LLP (included in Exhibit 5.1)
*23.4	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1)
24.1	Power of Attorney (see signature page to Form S-4 Registration Statement filed on April 28, 2003)
24.2	Power of Attorney for Richard J. Blangiardi and Alice F. Guild(15)
24.3	Power of Attorney for B. Jeannie Hedberg(16)
*99.1	Form of Proxy of Central Pacific Financial Corp.

*99.2	Form of Proxy of CB Bancshares, Inc.
*99.3	Form of Letter of Transmittal and Election Form
99.4	Consent of Bear, Stearns & Co. Inc.
99.5	Consent of Sandler O'Neill & Partners, L.P.

*
To be filed by amendment to this Form S-4.

(1)
Filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission on March 30, 1998.

(2)
Filed as Exhibits 3.2, 10.13, 10.14, 10.15, 10.16, 10.17, 10.18, 10.19 and 10.20 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on March 14, 2003.

(3)
Filed as Exhibit 3.3 to Form S-4 Registration No. 333-104783, filed with the Securities and Exchange Commission on April 28, 2003.

(4)
Filed as an Exhibit to Registrant's Registration Statement on Form 8-A, filed by Registrant on September 16, 1998.

(5)
Filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission on March 28, 2002.

(6)
Filed as Exhibit 10.16 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, filed with the Securities and Exchange Commission on March 27, 1992.

(7)
Filed as Exhibit 28.1 to the Registrant's Registration Statement on Form S-8 Registration No. 33-11462, filed with the Securities and Exchange Commission on January 22, 1987, which is incorporated herein by this reference.

(8)
Filed as Exhibits 10.8 and 10.9 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission on March 28, 1997.

(9)
Filed as Exhibit 10.11 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Securities and Exchange Commission on March 30, 1999.

(10)
Denotes management contract or compensation plan or arrangement.

(11)
Filed as Exhibit 10 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Securities and Exchange Commission on May 10, 2002.

(12)
Filed as Exhibit 10.8 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on March 30, 2001.

(13)
Filed as Exhibit 10.12 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on March 30, 2001.

(14)
Filed as Exhibit 21 to Registrant's Annual Report on Form 10-K for the Fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission on March 20, 2004.

(15)
Filed as 24.2 to Amendment No. 3 to Form S-4 Registration No. 333-104783, filed with the Securities and Exchange Commission on July 17, 2003.

(16)
Filed as Exhibit 24.3 to Amendment No. 4 to Form S-4 Registration No. 333-104783, filed with the Securities and Exchange Commission on September 5, 2003.

(b)
None.

(c)
None.

ITEM 22. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (a)(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first -class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (d)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (e)   That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (f)    That every prospectus: (i) that is filed pursuant to paragraph (E) immediately preceding; or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, or the Securities Act, the registrant has duly caused this Amendment No. 6 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Honolulu, State of Hawaii, on May 19, 2004.

Central Pacific Financial Corp. (Registrant)
By:	/s/ CLINT ARNOLDUS Clint Arnoldus
Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Amendment No. 6 to the registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CLINT ARNOLDUS Clint Arnoldus	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer), Director	May 19, 2004
/s/ NEAL K. KANDA Neal K. Kanda	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 19, 2004
* Richard J. Blangiardi	Director	May 19, 2004
/s/ CHRISTINE CAMP FRIEDMAN Christine Camp Friedman	Director	May 19, 2004
* Alice F. Guild	Director	May 19, 2004
* B. Jeannie Hedberg	Director	May 19, 2004
* Dennis I. Hirota, Ph.D.	Director	May 19, 2004
* Clayton K. Honbo	Director	May 19, 2004
* Paul Kosasa	Director	May 19, 2004
* Gilbert J. Matsumoto	Director	May 19, 2004
* By:	/s/ CLINT ARNOLDUS Clint Arnoldus Attorney-in-fact

 EXHIBIT INDEX

Exhibit No.	Document
2.1	Agreement and Plan of Merger, dated as of April 22, 2004, by and between Central Pacific Financial Corp. and CB Bancshares (included as Annex A to the joint proxy statement-prospectus in Part I of this Registration Statement)
3.1	Restated Articles of Incorporation of Registrant, as amended(1)
3.2	Amended Bylaws of Registrant(2)
3.3	Amendment to Articles of Incorporation, dated April 22, 2003(3)
4.1	Rights Agreement, dated as of August 26, 1998, between Registrant and the Rights Agent(4)
*5.1	Opinion of McCorriston Miller Mukai MacKinnon LLP regarding the validity of the securities being registered
*8.1	Opinion of Sullivan & Cromwell, LLP regarding certain tax matters
10.1
Agreement for Sale and Purchase of Partnership Interests, dated June 25, 2001, by and among Kajima Development Corporation, Sumitomo Corporation, Sumitomo Corporation of America, as Sellers, the Registrant as Purchaser, and CPB Properties, Inc.(5)
10.2	Termination of Share Purchase Agreement, dated as of October 22, 2001, by and between the Registrant and The Sumitomo Bank, Limited(5)
10.3
Plan of Merger of Central Pacific Properties, Inc. with and into the Registrant and Articles of Merger as filed with the State of Hawaii Department of Commerce and Consumer Affairs on October 29, 2001, effective at 4:59 p.m. on October 31, 2001(5)
10.4
Certificate of Cancellation of Limited Partnership for CKSS Associates, as filed with the State of Hawaii Department of Commerce and Consumer Affairs on October 29, 2001, effective at 5:00 p.m. on October 31, 2001(5)
10.5	Split Dollar Life Insurance Plan(6)(10)
10.6	Central Pacific Bank and Subsidiaries 2000 Annual Executive Incentive Plan(10)(12)
10.7	Central Pacific Bank Supplemental Executive Retirement Plan(8)(10)
10.8	The Registrant's 1986 Stock Option Plan, as amended(7)(10)
10.9	The Registrant's 1997 Stock Option Plan, as amended(8)(10)
10.10	License and Service Agreement, dated July 30, 1997, by and between Registrant and Fiserv Solutions, Inc.(9)
10.11	The Registrant's Directors Deferred Compensation Plan(10)(13)
10.12	Supplemental Retirement Agreement, dated February 28, 2002, by and between the Registrant and Naoaki Shibuya(10)(11)
10.13	Supplemental Retirement Agreement, dated June 28, 2002, by and between the Registrant and Joichi Saito(2)(10)
10.14	Executive Employment Agreement, dated January 1, 2003, by and between the Registrant and Clinton L. Arnoldus(2)(10)
10.15	Executive Employment Agreement, dated January 1, 2003, by and between the Registrant and Neal K. Kanda(2)(10)
10.16	Executive Employment Agreement, dated January 1, 2003, by and between the Registrant and Sherri Y. Yim(2)(10)

10.17	Executive Employment Agreement, dated January 1, 2003, by and between the Registrant and Denis K. Isono(2)(10)
10.18	Executive Employment Agreement, dated January 1, 2003, by and between the Registrant and Blenn A. Fujimoto(2)(10)
10.19	Executive Employment Agreement, dated January 1, 2003, by and between the Registrant and Alwyn S. Chikamoto(2)(10)
10.20	Executive Employment Agreement, dated January 1, 2003, by and between the Registrant and Craig H. Hashimoto(2)(10)
21	Subsidiaries of Registrant(14)
23.1	Consent of KPMG LLP (with respect to Central Pacific Financial Corp.)
23.2	Consent of KPMG LLP (with respect to CB Bancshares, Inc.)
*23.3	Consent of McCorriston Miller Mukai MacKinnon LLP (included in Exhibit 5.1)
*23.4	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1)
24.1	Power of Attorney (see signature page to Form S-4 Registration Statement filed on April 28, 2003)
24.2	Power of Attorney for Richard J. Blangiardi and Alice F. Guild(15)
24.3	Power of Attorney for B. Jeannie Hedberg(16)
*99.1	Form of Proxy of Central Pacific Financial Corp.
*99.2	Form of Proxy of CB Bancshares, Inc.
*99.3	Form of Letter of Transmittal and Election Form
99.4	Consent of Bear, Stearns & Co. Inc.
99.5	Consent of Sandler O'Neill & Partners, L.P.

*
To be filed by amendment to this Form S-4.

(1)
Filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission on March 30, 1998.

(2)
Filed as Exhibits 3.2, 10.13, 10.14, 10.15, 10.16, 10.17, 10.18, 10.19 and 10.20 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on March 14, 2003.

(3)
Filed as Exhibit 3.3 to Form S-4 Registration No. 333-104783, filed with the Securities and Exchange Commission on April 28, 2003.

(4)
Filed as an Exhibit to Registrant's Registration Statement on Form 8-A filed by Registrant on September 16, 1998.

(5)
Filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission on March 28, 2002.

(6)
Filed as Exhibit 10.16 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, filed with the Securities and Exchange Commission on March 27, 1992.

(7)
Filed as Exhibit 28.1 to the Registrant's Registration Statement on Form S-8 Registration No. 33-11462, filed with the Securities and Exchange Commission on January 22, 1987, which is incorporated herein by this reference.

(8)
Filed as Exhibits 10.8 and 10.9 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission on March 28, 1997.

(9)
Filed as Exhibit 10.11 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Securities and Exchange Commission on March 30, 1999.

(10)
Denotes management contract or compensation plan or arrangement.

(11)
Filed as Exhibit 10 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Securities and Exchange Commission on May 10, 2002.

(12)
Filed as Exhibit 10.8 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on March 30, 2001.

(13)
Filed as Exhibit 10.12 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on March 30, 2001.

(14)
Filed as Exhibit 21 to Registrant's Annual Report on Form 10-K for the Fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission on March 20, 2004.

(15)
Filed as Exhibits 8.1 and 24.2 to Amendment No. 3 to Form S-4 Registration No. 333-104783, filed with the Securities and Exchange Commission on July 17, 2003.

(16)
Filed as Exhibit 24.3 to Amendment No. 4 to Form S-4 Registration No. 333-104783, filed with the Securities and Exchange Commission on September 5, 2003.

QuickLinks

ADDITIONAL INFORMATION
TABLE OF CONTENTS
QUESTIONS AND ANSWERS
SUMMARY
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Selected Unaudited Pro Forma Condensed Combined Financial Information (Dollars in thousands, except per share data)
SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION Central Pacific Financial Corp.
Selected Consolidated Financial Information (Dollars in thousands, except per share data)
CB Bancshares, Inc.
Selected Consolidated Financial Information (Dollars in thousands, except per share data)
COMPARATIVE PER SHARE DATA
MARKET PRICE DATA AND DIVIDEND INFORMATION
RISK FACTORS
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Balance Sheet As of March 31, 2004
Unaudited Pro Forma Condensed Combined Statement of Income For the Three Months Ended March 31, 2004
Unaudited Pro Forma Condensed Combined Statement of Income For the Year Ended December 31, 2003
CB BANCSHARES SPECIAL MEETING
CENTRAL PACIFIC SPECIAL MEETING
THE MERGER
Transaction Multiples
Effective Per Share Values of Central Pacific's Offers
Comparative Stock Performance
Nationwide & Western Region Transaction Multiples
Earnings Per Share Multiples Multiples of Price / Last Twelve Months Earnings
Earnings Per Share Multiples Multiples of Price / Projected Earnings
Tangible Book Value Per Share Multiples
Earnings Per Share Multiples Multiples of Price / Last Twelve Months Earnings
Earnings Per Share Multiples Multiples of Price / Projected Earnings
Tangible Book Value Per Share Multiples
Contribution Analysis
THE MERGER AGREEMENT
OPERATIONS AFTER THE MERGER
PROPOSAL TO AMEND ARTICLES OF INCORPORATION OF CENTRAL PACIFIC FINANCIAL CORP.
PROPOSAL TO APPROVE THE CENTRAL PACIFIC FINANCIAL CORP. 2004 STOCK COMPENSATION PLAN
PROPOSAL TO APPROVE THE CENTRAL PACIFIC FINANCIAL CORP. 2004 ANNUAL EXECUTIVE INCENTIVE PLAN
INFORMATION ABOUT CENTRAL PACIFIC AND CB BANCSHARES
REGULATION AND SUPERVISION
DESCRIPTION OF CENTRAL PACIFIC CAPITAL STOCK
COMPARISON OF RIGHTS OF HOLDERS OF CENTRAL PACIFIC COMMON STOCK AND CB BANCSHARES COMMON STOCK
DISSENTERS' RIGHTS
EXPERTS
VALIDITY OF COMMON STOCK
OTHER MATTERS
SHAREHOLDER PROPOSALS
WHERE CAN I FIND MORE INFORMATION?
FORWARD LOOKING STATEMENTS
  ANNEX A
AGREEMENT AND PLAN OF MERGER
TABLE OF CONTENTS
RECITALS
ARTICLE I Definitions; Interpretation; Construction
ARTICLE II The Merger
ARTICLE III Consideration; Exchange Procedures
ARTICLE IV Conduct of Business Pending Merger
ARTICLE V Representations and Warranties
ARTICLE VI Covenants
ARTICLE VII Conditions to the Merger
ARTICLE VIII Termination
ARTICLE IX Miscellaneous
Exhibit A-1
  ANNEX B
PART XIV. DISSENTERS' RIGHTS HAWAII BUSINESS CORPORATION ACT
  ANNEX C
  ANNEX D
  ANNEX E
Central Pacific Financial Corp. 2004 Stock Compensation Plan
Contents
Central Pacific Financial Corp. 2004 Stock Compensation Plan
Article 1. Establishment, Purpose, and Duration
Article 2. Definitions
Article 3. Administration
Article 4. Shares Subject to the Plan and Maximum Awards
Article 5. Eligibility and Participation
Article 6. Stock Options
Article 7. Stock Appreciation Rights
Article 8. Restricted Stock and Restricted Stock Units
Article 9. Performance Shares and Performance Units
Article 10. Stock-Based Awards
Article 11. Performance Measures
Article 12. Beneficiary Designation
Article 13. Deferrals and Share Settlements
Article 14. Rights of Employees and Independent Contractors
Article 15. Change in Control
Article 16. Amendment, Modification, Suspension, and Termination
Article 17. Withholding
Article 18. Successors
Article 19. General Provisions
Article 20. Legal Construction
  ANNEX F
Central Pacific Financial Corp. 2004 Annual Executive Incentive Plan
PART II. INFORMATION NOT REQUIRED IN PROXY STATEMENT
  ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
  ITEM 22. UNDERTAKINGS.
SIGNATURES
EXHIBIT INDEX